UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
VITRIA TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share, of Vitria Technology, Inc.

(2)	Aggregate number of securities to which transaction applies:
24,442,129 shares of Common Stock outstanding and owned by stockholders other than treasury shares and other than shares owned by the parties identified on Schedule A to the merger agreement described in this proxy statement, and includes the anticipated issuance of 41,279 shares of Common Stock pursuant to options granted under Vitria Technology’s 1999 Equity Incentive Plan and the 1998 Executive Incentive Plan prior to the closing of the transaction with exercise prices at or below $2.75 that are eligible to be cashed out in the merger.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
The filing fee was determined based upon the sum of (A) 24,442,129 shares of Common Stock multiplied by $2.75 per share and (B) options to purchase 41,279 shares of Common Stock with exercise prices at or below $2.75 multiplied by $0.22 per share (which is the difference between $2.75 and the weighted average exercise price per share). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying $0.000107 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction: $67,111,418

(5)	Total fee paid: $ 7,181
☐	Fee paid previously with preliminary materials.

☑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY COPY — SUBJECT TO COMPLETION

VITRIA TECHNOLOGY, INC.
945 Stewart Drive
Sunnyvale, California 94085
(408) 212-2700

Dear Stockholder:

We invite you to attend a special meeting of stockholders of Vitria Technology, Inc. (“Vitria”) to be held at Vitria’s offices at 945 Stewart Drive, Sunnyvale California 94085, at 10:00 a.m., local time, on          , 2006 (the “Special Meeting”). Holders of record of Vitria common stock at the close of business on          , 2006 will be entitled to vote at the Special Meeting or any adjournment or postponement of the Special Meeting.

At the Special Meeting, we will ask you to adopt the Agreement and Plan of Merger, dated as of September 20, 2006, among Innovation Technology Group, Inc. (“Innovation Technology”), ITG Acquisition, Inc., a wholly owned subsidiary of Innovation Technology (“Merger Sub”), and Vitria (the “merger agreement”). As a result of the merger contemplated by the merger agreement (the “merger”), Vitria will become a wholly owned subsidiary of Innovation Technology. This is a “going-private” transaction. Innovation Technology is a corporation wholly owned by JoMei Chang, Ph.D., a member of the Board of Directors of Vitria, and M. Dale Skeen, Ph.D., a member of the Board of Directors of Vitria and the current Chief Executive Officer of Vitria. Merger Sub is a wholly owned subsidiary of Innovation Technology. Dr. Chang and Dr. Skeen (each individually), Drs. Chang and Skeen as joint tenants and Skeen/Chang Investments, L.P., of which Dr. Skeen and Dr. Chang are general partners, collectively own approximately 32.9% of the outstanding shares of Vitria common stock as of September 30, 2006.

We are also asking you to expressly grant the authority to vote your shares to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement.

If the merger is completed, you will be entitled to receive $2.75 in cash, without interest, for each share of Vitria common stock that you own, and you will have no ongoing ownership interest in the continuing business of Vitria. We cannot complete the merger unless all of the conditions to closing are satisfied, including the adoption of the merger agreement by holders of a majority of the outstanding shares of Vitria common stock.

A strategic committee of our board of directors composed entirely of independent directors (the “Strategic Committee”) reviewed and considered the terms and conditions of the proposed merger. The Strategic Committee determined that the merger and the merger agreement are substantively and procedurally fair to, and in the best interests of, Vitria’s stockholders other than Vitria, the Parent Group and holders of Appraisal Shares and recommended that our board of directors approve the merger agreement and the transactions contemplated thereby, including the merger, and that our board of directors recommend that Vitria’s stockholders vote to adopt the merger agreement. Our board of directors then determined that the merger and the merger agreement are procedurally and substantively fair to, and in the best interests of, Vitria and its stockholders other than Vitria, the Parent Group and holders of Vitria common stock that exercise and perfect their appraisal rights, declared the merger agreement and the merger to be advisable and recommended that Vitria’s stockholders vote to adopt the merger agreement.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE ADOPTION OF THE MERGER AGREEMENT.
YOUR VOTE IS IMPORTANT.

In the materials accompanying this letter, you will find a Notice of Special Meeting of Stockholders, a proxy statement relating to the actions to be taken by our stockholders at the Special Meeting and a proxy card. Included in the proxy statement is the opinion of the Strategic Committee’s financial advisor, Jefferies Broadview, a division of Jefferies & Company, Inc., relating to the fairness, from a financial point of view, of the consideration provided for in the merger. The proxy statement includes other important information about the merger agreement and the proposed merger. We encourage you to read the entire proxy statement (including its annexes) carefully.

All of our stockholders are cordially invited to attend the special meeting in person. Whether or not you plan to attend the Special Meeting, however, please complete, sign, date and return your proxy card in the enclosed envelope or appoint a proxy over the Internet or by telephone as instructed in these materials. It is important that your shares be represented and voted at the Special Meeting. If you attend the Special Meeting, you may vote in person as you wish, even though you have previously returned your proxy card or appointed a proxy over the Internet or by telephone.

On behalf of our board of directors, I thank you for your support and urge you to vote “FOR” the adoption of the merger agreement.

Sincerely,

Michael D. Perry
Secretary

          , 2006

PRELIMINARY COPY — SUBJECT TO COMPLETION

VITRIA TECHNOLOGY, INC.
945 Stewart Drive
Sunnyvale, California 94085
(408) 212-2700

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON          , 2006

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of Vitria Technology, Inc., a Delaware corporation (“Vitria”), that will be held at Vitria’s offices at 945 Stewart Drive, Sunnyvale California 94085, at 10:00 a.m., local time, on          , 2006 (the “Special Meeting”), for the following purposes:

1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 20, 2006 (the “merger agreement”), among Innovation Technology Group, Inc. (“Innovation Technology”), ITG Acquisition, Inc., a wholly owned subsidiary of Innovation Technology (“Merger Sub”), and Vitria; and

2. To vote to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption of the merger agreement.

A strategic committee of our board of directors composed entirely of independent directors (the “Strategic Committee”) reviewed and considered the terms and conditions of the merger contemplated by the merger agreement (the “merger”). The Strategic Committee determined that the merger and the merger agreement are substantively and procedurally fair to, and in the best interests of, Vitria’s stockholders other than Vitria, the Parent Group and holders of Appraisal Shares and recommended that our board of directors approve the merger agreement and the transactions contemplated thereby, including the merger, and that our board of directors recommend that Vitria’s stockholders vote to adopt the merger agreement. Our board of directors then determined that the merger and the merger agreement are procedurally and substantively fair to, and in the best interests of, Vitria and its stockholders other than Vitria, the Parent Group and any Vitria shareholders who exercise and perfect their appraisal rights, declared the merger agreement and the merger to be advisable and recommended that Vitria’s stockholders vote to adopt the merger agreement. This item of business to be submitted to a vote of the stockholders at the Special Meeting is more fully described in the attached proxy statement, which we urge you to read carefully. Our board of directors also recommends that you expressly grant the authority to vote your shares to adjourn the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement. No other business may be transacted at the Special Meeting.

Stockholders of record at the close of business on          , 2006, the record date, are entitled to notice of and to vote at the Special Meeting and any adjournment or postponement of the meeting. All stockholders are cordially invited to attend the Special Meeting in person. Adoption of the merger agreement will require the affirmative vote of the holders of a majority of the shares of Vitria common stock outstanding as of the record date.

Vitria stockholders will have the right to demand appraisal of their shares of common stock and obtain payment in cash for the fair value of their shares of common stock, but only if they submit a written demand for an appraisal before the vote is taken on the merger agreement and comply with the applicable provisions of Delaware law. A copy of the Delaware statutory provisions relating to appraisal rights is attached as Annex C to the attached proxy statement, and a summary of these provisions can be found under “Special Factors — Appraisal Rights” in the attached proxy statement.

You should not send any certificates representing shares of Vitria common stock with your proxy card. Upon closing of the merger, you will be sent instructions regarding the procedure to exchange your stock certificates for the cash merger consideration.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE ADOPTION OF THE MERGER AGREEMENT AND, IF NECESSARY, TO ADJOURN THE SPECIAL MEETING FOR THE PURPOSES OF OBTAINING ADDITIONAL PROXIES TO VOTE IN FAVOR OF ADOPTING THE MERGER AGREEMENT.
YOUR VOTE IS IMPORTANT.

Your vote is very important, regardless of the number of shares you own. Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return the enclosed proxy card, or appoint a proxy over the Internet or by telephone as instructed in these materials, to ensure that your shares will be represented at the Special Meeting if you are unable to attend. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote in favor of adoption of the merger agreement and, if necessary, to adjourn the special meeting for the purposes of obtaining additional proxies to vote in favor of adopting the merger agreement. If you fail to return your proxy card or if you fail to appoint a proxy over the Internet or by telephone, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote against adoption of the merger agreement and the adjournment of the special meeting for the purposes of obtaining additional proxies to vote in favor of adoption of the merger agreement. If you do attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person. If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Special Meeting.

No person has been authorized to give any information or to make any representations other than those set forth in the proxy statement in connection with the solicitation of proxies made hereby, and, if given or made, such information must not be relied upon as having been authorized by Vitria or any other person.

By Order of the Board of Directors

Michael D. Perry
Secretary

Sunnyvale, California
The proxy statement is dated          , 2006, and is first being mailed to stockholders of Vitria on or about          , 2006.

THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

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SUMMARY TERM SHEET

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To fully understand the merger contemplated by the merger agreement, dated as of September 20, 2006, among Innovation Technology, Merger Sub and Vitria, and for a more complete description of the legal terms of the merger agreement, you should read carefully this entire proxy statement, including the annexes. See “Other Matters — Where You Can Find More Information” (page 60). We have included page references in parentheses to direct you to a more complete description of the topics presented in this summary. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the merger.

Vitria Technology, Inc. (page 9)

Vitria provides business process integration software and services for corporations in telecommunications, manufacturing, healthcare and insurance, finance and other industries.

Innovation Technology Group, Inc. and ITG Acquisition, Inc. (page 9)

Innovation Technology is a corporation wholly owned by JoMei Chang, Ph.D., a member of the Board of Directors of Vitria, and M. Dale Skeen, Ph.D., a member of the Board of Directors of Vitria and the current Chief Executive Officer of Vitria. Merger Sub is a wholly owned subsidiary of Innovation Technology. Neither Innovation Technology nor Merger Sub have engaged in any business activity other than in connection with its formation and the proposed merger.

The Merger (page 39)

Under the merger agreement, Merger Sub will merge with and into Vitria. After the merger, Innovation Technology will own all of our outstanding stock. Stockholders not exercising appraisal rights will receive cash in the merger in exchange for their shares of Vitria common stock.

Going-Private Transaction (page 9)

This is a “going-private” transaction. Innovation Technology is a corporation wholly owned by JoMei Chang, Ph.D., a member of the Board of Directors of Vitria, and M. Dale Skeen, Ph.D., a member of the Board of Directors of Vitria and the current Chief Executive Officer of Vitria. Merger Sub is a wholly owned subsidiary of Innovation Technology. Dr. Chang and Dr. Skeen (each individually), Drs. Chang and Skeen as joint tenants and Skeen/Chang Investments, L.P., of which Dr. Skeen and Dr. Chang are general partners (collectively, the “Parent Group”), collectively own approximately 32.9% of the outstanding shares of Vitria common stock as of September 30, 2006. If the merger is completed, Vitria will cease to be a publicly-traded company and will be indirectly wholly owned by Dr. Chang and Dr. Skeen. You will no longer have any interest in Vitria’s future earnings or growth. Following consummation of the merger, the registration of Vitria’s common stock and our reporting obligations with respect to our common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated upon application to the Securities and Exchange Commission (the “SEC”). In addition, upon completion of the proposed merger, shares of our common stock will no longer be listed on any stock exchange or quotation system, including the NASDAQ Global Market.

Merger Consideration (page 39)

If the merger is completed, each outstanding share of Vitria common stock, other than shares held by Vitria, Innovation Technology, members of the Parent Group and stockholders who perfect their appraisal rights, will be converted into the right to receive $2.75 in cash, without interest and subject to any applicable withholding taxes. After the merger is completed, unless you dissent and seek appraisal of the fair value of your shares, you will have the right to receive the merger consideration, but you will no longer have any rights as a Vitria stockholder.

Treatment of Stock Options and Restricted Stock Awards (page 41)

Each stock option to acquire Vitria common stock outstanding at the effective time of the merger, whether or not then vested or exercisable, will be accelerated in accordance with the terms of our stock option plans (subject to any contrary terms of lesser acceleration specifically provided for in the terms of the grant documents related to a particular stock option) and canceled. In consideration of such cancellation, Vitria will pay to the holder of each such canceled stock option, as soon as practicable after the effective time, a cash payment equal to the product of (1) the excess of $2.75 over the per share exercise price of such stock option, multiplied by (2) the aggregate number of shares of common stock then subject to such stock option, taking into account the acceleration provided for under the terms of our stock option plans and related grant documents. Each grant of restricted Vitria common stock outstanding at the effective time of the merger not then vested shall be cancelled and substituted with a right to receive future cash payments which shall equal, on a per share basis, $2.75. Such future cash payments shall be payable pursuant to the same vesting schedule and terms as were applicable to such restricted shares immediately prior to the effective time of the merger. The vesting of such restricted shares will not be accelerated solely as a result of the merger, and such vesting will only be subject to acceleration to the extent that such acceleration is expressly required by the applicable restricted stock purchase agreement or other similar agreement related to a particular stock grant.

Market Price (page 54)

Our common stock is listed on the NASDAQ Global Market under the ticker symbol “VITR.” On September 20, 2006, the last full trading day prior to the public announcement of the proposed merger, Vitria common stock closed at $2.81 per share. On          , 2006, the last full trading day prior to the date of this proxy statement, Vitria common stock closed at $           per share. The average of the ten day trading prices ending on September 20, 2006, for shares of Vitria Common Stock is $2.63 per share. The average of the thirty day trading prices ending on September 20, 2006, for shares of Vitria Common Stock is $2.65 per share. Our stock price can fluctuate broadly even over short periods of time. It is impossible to predict the actual price of our stock immediately prior to the effective time of the merger.

Position of Vitria as to the Fairness of the Merger (page 16)

The Strategic Committee determined that the merger and the merger agreement are substantively and procedurally fair to, and in the best interests of, Vitria’s stockholders and recommended that our board of directors approve the merger agreement and the transactions contemplated thereby, including the merger, and that our board of directors recommend that Vitria’s stockholders vote to adopt the merger agreement. Our board of directors then determined that the merger and the merger agreement are procedurally and substantively fair to, and in the best interests of, Vitria and its stockholders other than Vitria, Innovation Technology and members of the Parent Group, declared the merger agreement and the merger to be advisable and recommended that Vitria’s stockholders vote to adopt the merger agreement.

Opinion of Financial Advisor as to the Fairness of the Merger (page 18)

On September 20, 2006, Jefferies Broadview, a division of Jefferies & Company, Inc. (“Jefferies Broadview”), financial advisor to the Strategic Committee, delivered its oral opinion, subsequently confirmed in writing, that, as of September 20, 2006, based upon and subject to certain assumptions and limitations described in the Jefferies Broadview opinion, the right to receive the merger consideration was fair, from a financial point of view, to the holders of Vitria’s common stock other than Vitria, Innovation Technology, members of the Parent Group and any of their respective direct or indirect subsidiaries, the Chang Family Trust and holders of the Appraisal Shares (as defined in the merger agreement). Jefferies Broadview also consented to the opinion being shown to our full board of directors. The full text of that opinion, which sets forth the assumptions made, matters considered and limitations on the respective reviews undertaken by Jefferies Broadview in connection with its opinion, is attached as Annex B to this proxy statement. Jefferies Broadview provided its opinion for the information and assistance of the Strategic Committee in connection with its consideration of the merger. The opinion of Jefferies Broadview is not a recommendation as to how any stockholder should vote or act with respect to any aspect of the merger. We urge you to read the opinion carefully and in its entirety.

Recommendation to Vitria Stockholders (page 18)

Our board of directors recommends that you vote “FOR” adoption of the merger agreement.

Position of Innovation Technology, Merger Sub and Parent Group as to the Fairness of the Merger (page 26)

Based on their beliefs regarding the reasonableness of the conclusions and analyses of the Special Committee and our board of directors and in view of, among other things, the strategic process undertaken by the Special Committee and our board of directors, which did not result in a transaction that would reasonably be likely to yield merger consideration of at least $2.75 per share to Vitria stockholders, Innovation Technology, Merger Sub and the Parent Group believe that the terms and conditions of the merger are substantively and procedurally fair to the Vitria stockholders other than Vitria, Innovation Technology and members of the Parent Group. The rules of the SEC require Innovation Technology, Merger Sub and the Parent Group to express their belief as to the fairness of the merger to unaffiliated stockholders of Vitria. None of Innovation Technology, Merger Sub or the Parent Group makes any recommendation as to whether any Vitria stockholder should adopt the merger agreement. As the acquiring parties in the merger, Innovation Technology, Merger Sub and the Parent Group are not objective in their views with regard to the fairness of the merger.

Voting Agreements (page 28)

Concurrently with the execution of the merger agreement, the Parent Group entered into voting agreements pursuant to which the Parent Group has agreed to, among other things, vote in favor of the adoption of the merger agreement. In addition, Dr. Chang and Dr. Skeen have agreed to use their best efforts to cause Innovation Technology and Merger Sub to perform their respective obligations under the merger agreement, including using their best efforts to provide Innovation Technology with sufficient cash resources to pay the merger consideration pursuant to the merger agreement, in each case so long as the merger agreement is not terminated in accordance with its terms. The Parent Group collectively own approximately 32.9% of the outstanding shares of Vitria common stock as of September 30, 2006.

Financing (page 28)

Vitria and Innovation Technology expect the aggregate merger consideration payable to Vitria stockholders, other than Vitria, Innovation Technology and members of the Parent Group, to be approximately $68,000,000, assuming none of Vitria’s stockholders choose to exercise and perfect any appraisal rights. The merger consideration will be paid by Innovation Technology, which will be funded from Dr Chang’s and Dr. Skeen’s personal funds, and existing funds of Vitria, although Dr. Chang, Dr. Skeen or Innovation Technology may incur short- or long-term debt to facilitate payment of the merger consideration. Dr. Chang and Dr. Skeen are currently in discussions with potential lenders regarding such potential arrangements. To date, no such arrangements have been established. The merger is not subject to any condition related to financing.

Interests of Our Directors and Executive Officers in the Merger (page 30)

In considering the recommendation of the Strategic Committee and our board of directors in favor of adoption of the merger agreement, you should be aware that there are provisions of the merger agreement and the merger that will result in certain benefits to our directors and executive officers, including the acceleration of stock options and continuation of certain indemnification and insurance arrangements.

Appraisal Rights (page 32)

If you do not wish to accept the $2.75 per share merger consideration in the merger, you have the right under Delaware law to have your shares appraised by the Delaware Chancery Court. This “right of appraisal” is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, among other things, (1) you must NOT vote in favor of adoption of the merger agreement, (2) you must make a written demand for appraisal in compliance with Delaware law BEFORE the vote on the merger agreement and (3) you must hold shares of Vitria common stock on the date of making the demand for appraisal and continuously hold such shares through the effective time of the merger. The fair value of your shares of Vitria common stock as determined in accordance with Delaware law may be more or less than, or the same as, the merger consideration to be paid to non-dissenting stockholders in the merger. Merely voting against adoption of the merger agreement will not preserve your right of appraisal under Delaware law. Annex C to this proxy statement contains a copy of the Delaware statute relating to stockholders’ right of appraisal. Failure to follow all of the steps required by this statute will result in the loss of your appraisal rights.

Material United States Federal Income Tax Consequences (page 34)

The merger will be taxable for U.S. federal income tax purposes. Generally, this means that Vitria stockholders, other than Vitria, Innovation Technology and members of the Parent Group, will recognize a taxable gain or loss equal to the difference between the cash you receive in the merger and your adjusted tax basis in your shares. Tax matters can be complicated and the tax consequences of the merger to you will depend on the facts of your own situation. You should consult your own tax advisor to understand fully the tax consequences of the merger to you.

Regulatory Matters (page 36)

The merger of Vitria with Merger Sub and the conversion of shares of Vitria common stock into the right to receive the merger consideration are not subject to the provisions of the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

The Special Meeting of Vitria Stockholders (page 36)

Time, Date and Place.  The Special Meeting will be held to consider and vote upon the proposal to adopt the merger agreement and, if necessary, to vote to adjourn the Special Meeting for the purpose of soliciting additional proxies to vote in favor of adoption of the merger agreement, at our offices at 945 Stewart Drive, Sunnyvale, California 94085, at 10:00 a.m., local time, on           2006.

Record Date and Voting Power.  You are entitled to vote at the Special Meeting if you owned shares of Vitria common stock at the close of business on           2006, the record date for the Special Meeting. You will have one vote at the Special Meeting for each share of Vitria common stock you owned at the close of business on the record date. There are           shares of Vitria common stock entitled to be voted at the Special Meeting.

Procedure for Voting.  To vote, you can either (1) complete, sign, date and return the enclosed proxy card, (2) appoint a proxy over the Internet or by telephone or (3) attend the Special Meeting and vote in person. If your shares are held in “street name” by your broker, bank or other nominee, you should instruct your broker to vote your shares by following the instructions provided by your broker. Your broker will not vote your shares without instruction from you. Failure to instruct your broker to vote your shares will have the same effect as a vote “against” adoption of the merger agreement.

Required Vote.  The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Vitria common stock at the close of business on the record date. The proposal to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption of the merger agreement, requires the approval of the holders of a majority of the shares of Vitria common stock present, in person or by proxy, at the Special Meeting (excluding abstentions).

The Merger Agreement. (page 39)

Limitation on Considering Other Takeover Proposals.  We have agreed, prior to the merger becoming effective or being terminated in accordance with its terms, to certain limitations specified in the merger agreement on our ability to take action with respect to other acquisition transactions.

Conditions to the Merger.  The obligations of both Innovation Technology and Vitria to complete the merger are subject to the satisfaction of specified conditions set forth in the merger agreement.

Termination of the Merger Agreement.  Innovation Technology and Vitria can terminate the merger agreement under specified circumstances set forth in the merger agreement.

Termination Fee.  The merger agreement requires us to pay Innovation Technology a termination fee in the amount of $2,800,000 if the merger agreement is terminated under certain circumstances involving an alternative takeover proposal and to reimburse Innovation Technology for its expenses, in an amount up to $500,000 if the merger agreement is terminated as a result of a failure of our stockholders to adopt the merger agreement and certain conditions are satisfied.

QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:	What will happen to Vitria as a result of the merger?

A:	If the merger is completed, we will become a wholly owned subsidiary of Innovation Technology. Vitria will cease to be a publicly-traded company and will become wholly owned by Innovation Technology, which is currently wholly owned by Dr. Chang and Dr. Skeen and is expected to be wholly owned by the Parent Group immediately prior to the merger. You will no longer have any interest in our future earnings or growth. Following consummation of the merger, the registration of Vitria’s common stock and our reporting obligations with respect to our common stock under the Exchange Act will be terminated upon application to the SEC. In addition, upon completion of the proposed merger, shares of our common stock will no longer be listed on any stock exchange or quotation system, including the NASDAQ Global Market.

Q:	What will happen to my shares of Vitria common stock after the merger?

A:	Upon completion of the merger, each outstanding share of Vitria common stock, other than shares held by Vitria, Innovation Technology, members of the Parent Group and holders of the Appraisal Shares will automatically be canceled and will be converted into the right to receive $2.75 in cash, without interest, subject to any applicable withholding taxes.

Q:	Will I own any shares of Vitria common stock or Innovation Technology common stock after the merger?

A:	No. You will be paid cash for your shares of Vitria common stock. Our stockholders will not have the option to receive Innovation Technology common stock in exchange for their shares instead of cash.

Q:	What happens to Vitria stock options in the merger?

A:	All stock options will vest in full upon completion of the merger, and each vested Vitria stock option that is then outstanding, other than those held by members of the Parent Group, will be automatically converted into an amount in cash equal to, for each share of common stock of Vitria underlying such option, the excess (if any) of $2.75 over the exercise price per share of such option, without interest and subject to any applicable withholding taxes.

Q:	What happens to Vitria restricted stock in the merger?

A:	All shares of restricted Vitria common stock outstanding at the effective time of the merger not then vested shall be cancelled and substituted with a right to receive future cash payments which shall equal, on a per share basis, $2.75. Such future cash payments shall be payable pursuant to the same vesting schedule and terms as were applicable to such restricted shares immediately prior to the effective time of the merger. The vesting of such restricted shares will not be accelerated solely as a result of the merger, and such vesting will only be subject to acceleration to the extent that such acceleration is expressly required by the applicable restricted stock purchase agreement or other similar agreement related to a particular stock grant.

Q:	Will the merger be taxable to me?

A:	Generally, yes. For U.S. federal income tax purposes, generally Vitria stockholders, other than Vitria, Innovation Technology and members of the Parent Group will recognize a taxable gain or loss as a result of the merger measured by the difference, if any, between $2.75 per share and your adjusted tax basis in that share. This gain or loss will be a long-term capital gain or loss if you have held your Vitria shares more than one year as of the effective time of the merger.

Q:	Does our board of directors recommend adoption of the merger agreement?

A:	Yes. Our board of directors recommends that our stockholders adopt the merger agreement.

Q:	What vote of the stockholders is required to adopt the merger agreement?

A:	To adopt the merger agreement, stockholders of record as of , 2006 holding a majority of the outstanding shares of Vitria common stock must vote “for” the adoption of the merger agreement. There are shares of Vitria common stock entitled to be voted at the Special Meeting.

Q:	How do Vitria directors and executive officers intend to vote?

A:	As of , 2006, the record date, the directors and executive officers of Vitria held and are entitled to vote, in the aggregate, shares of our common stock representing approximately % of the outstanding shares. We believe our directors and executive officers intend to vote all of their shares of our common stock FOR the approval and adoption of the merger agreement. In addition, each member of the Parent Group, who collectively own approximately 32.9% of the outstanding shares of Vitria common stock as of September 30, 2006, have entered into voting agreements pursuant to which they have agreed, among other things, to vote in favor of the adoption of the merger agreement.

Q:	Am I entitled to appraisal rights?

A:	Yes. Under Delaware law, you have the right to seek appraisal of the fair value of your shares as determined by the Delaware Court of Chancery if the merger is completed, but only if you submit a written demand for an appraisal before the vote on the merger agreement, do not vote in favor of adopting the merger agreement and comply with the Delaware law procedures explained in this proxy statement.

Q:	What is the date, time and location of the special meeting?

A:	The Special Meeting will be held at Vitria’s offices at 945 Stewart Drive, Sunnyvale California 94085, at 10:00 a.m., local time, on , 2006.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes, and consider how the merger affects you. Then mail your completed, dated and signed proxy card in the enclosed return envelope or appoint a proxy over the Internet or by telephone as soon as possible so that your shares can be voted at the Special Meeting.

Q:	What happens if I do not return a proxy card?

A:	The failure to return your proxy card (or to appoint a proxy over the Internet or by telephone or to vote in person) will have the same effect as voting against adoption of the merger agreement.

Q:	How are votes counted?

A:	For the proposal relating to the adoption of the merger agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will not count as votes cast on the proposal relating to adoption of the merger agreement, but will count for the purpose of determining whether a quorum is present. As a result, if you “ABSTAIN,” it has the same effect as if you vote “AGAINST” the adoption of the merger agreement. For a proposal to adjourn or postpone the meeting, if necessary or appropriate, to solicit additional proxies, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will not count as votes cast on a proposal to adjourn or postpone the special meeting, if necessary or appropriate, to solicit additional proxies, but will count for the purpose of determining whether a quorum is present. If you “ABSTAIN,” it will have no effect on a proposal to adjourn or postpone the special meeting. If you sign and return your proxy and do not indicate how you want to vote, your proxy will be voted “FOR” the proposal to adopt the merger agreement, and “FOR” a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies. If you hold your shares in “street name,” follow the instructions from your broker on how to vote your shares. Please do NOT send in your share certificates with your proxy.

Q:	May I vote in person?

A:	Yes. You may vote in person at the meeting, rather than signing and returning your proxy card, if you own shares in your own name. However, we encourage you to return your signed proxy card to ensure that your shares are voted. You may also vote in person at the Special Meeting if your shares are held in “street name” through a broker or bank provided that you bring a legal proxy from your broker or bank and present it at the Special Meeting. You may also be asked to present photo identification for admittance.

Q:	May I appoint a proxy over the Internet or by telephone?

A:	Yes. You may appoint a proxy over the Internet or by telephone by following the instructions included in these materials.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote at any time before the shares reflected on your proxy card are voted at the Special Meeting. You can do this in one of four ways. First, you can send a written, dated notice to our corporate secretary stating that you would like to revoke your proxy. Second, you can complete, sign, date and submit a new proxy card. Third, you can submit a subsequent proxy over the Internet or by telephone. Fourth, you can attend the meeting and vote in person. Your attendance alone will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow the directions received from your broker to change your instructions.

Q:	If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:	Your broker will not vote your shares without instructions from you. You should instruct your broker to vote your shares, following the procedure provided by your broker. Without instructions, your shares will not be voted, which will have the same effect as voting against adoption of the merger agreement.

Q:	Should I send in my stock certificates now?

A:	No. After the merger is completed, you will receive written instructions for exchanging your shares of Vitria common stock for the merger consideration of $2.75 in cash, without interest, for each share of Vitria common stock.

Q:	When do you expect the merger to be completed?

A:	We are working toward completing the merger as quickly as possible, but we can not predict the exact timing. We currently expect the merger to be completed by early 2007. In addition to obtaining stockholder approval, all other closing conditions must be satisfied or waived. However, we cannot assure you that all conditions to the merger will be satisfied or, if satisfied, the date by which they will be satisfied.

Q:	When will I receive the merger consideration for my shares of Vitria common stock?

A:	After the merger is completed, you will receive written instructions, including a letter of transmittal, that explain how to exchange your shares for the $2.75 per share merger consideration. When you properly return and complete the required documentation described in the written instructions, you will promptly receive from the paying agent a payment of the merger consideration for your shares.

Q:	Where can I find more information about the companies?

A:	Vitria files reports and other information with the SEC. Some of these reports and this other information are attached as annexes hereto. Innovation Technology, Merger Sub, JoMei Chang, Ph.D. and M. Dale Skeen, Ph.D. are also required to file information with the SEC in connection with their ownership interest or potential ownership interest in Vitria. You may read and copy this information at the SEC’s public reference facilities. Please call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the SEC’s website maintained at www.sec.gov. You can also request copies of the documents we file with the SEC from us. See “Where You Can Find More Information” beginning on page 60.

Q:	Who can help answer my questions?

A:	If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger, including the procedures for voting your shares, you should contact us, as follows:

Vitria Technology, Inc.
Investor Relations
945 Stewart Drive
Sunnyvale, California 94085
Telephone: (408) 212-2700

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this proxy statement relating to the closing of the merger and other future events are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including risks relating to receiving the approval of a majority of our outstanding shares, satisfying other conditions to the closing of the merger and other matters.

For a detailed discussion of these and other risk factors, please refer to our filings with the SEC on Forms 10-K, 10-Q and 8-K. You can obtain copies of our Forms 10-K, 10-Q and 8-K and other filings for free at the Investors section of our website at www.vitria.com, at the SEC website at www.sec.gov or from commercial document retrieval services.

We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

THE COMPANIES

Vitria Technology, Inc.

Vitria provides business process integration software and services for corporations in telecommunications, manufacturing, healthcare and insurance, finance and other industries.

Innovation Technology Group, Inc.

Innovation Technology is a corporation wholly owned by Dr. Chang and Dr. Skeen. Innovation Technology has not engaged in any business activity other than in connection with its formation and the proposed merger.

ITG Acquisition, Inc.

Merger Sub is a wholly owned subsidiary of Innovation Technology. Merger Sub has not engaged in any business activity other than in connection with its formation and the proposed merger.

SPECIAL FACTORS

The discussion of the merger and the merger agreement contained in this statement summarizes the material terms of the merger. Although we believe that the description covers the material terms of the merger and the merger agreement, this summary may not contain all of the information that is important to you. We urge you to read this proxy statement, the merger agreement, a copy of which is attached to this proxy statement as Annex A, and the other documents referred to herein (including the annexes) carefully for a more complete understanding of the merger.

Past Contacts, Transactions, Negotiations and Agreements

Transactions with Qilinsoft LLC

In December 2003, Vitria sold its interest in its China operations to QilinSoft LLC (formerly referred to as ChiLin LLC). QilinSoft is owned and controlled by Dr. Chang and Dr. Skeen. At the time of the sale, Vitria and QilinSoft also entered into a license agreement whereby QilinSoft received a royalty-bearing license to distribute Vitria products in China. In addition, Vitria and QilinSoft have entered into a development agreement pursuant to which QilinSoft will perform development work and other fee-bearing services for Vitria. In November 2004, Vitria and QilinSoft entered into a two year marketing agreement governing the marketing and sales relationship between the parties.

In April 2004, Dr. Chang and Dr. Skeen entered into a confirmation agreement with Vitria confirming the nature of their involvement and/or investment in QilinSoft including obligations with respect to non-solicitation and hiring of Vitria employees and non-competition with Vitria. In July 2004, Vitria and QilinSoft entered into a professional services agreement pursuant to which QilinSoft may order professional services from Vitria.

During 2005, in accordance with the license agreement referred to above, Vitria recorded royalty revenue of $200,000 from QilinSoft, which was included in license revenue in Vitria’s statements of operations. During the nine month period ended September 30, 2006, Vitria recorded royalty license income of $201,763 from QilinSoft. During 2005, Vitria incurred charges of $2,055,008 for development work performed by QilinSoft, under the development agreement, which was recorded in research and development expense. During the nine month period ended September 30, 2006, Vitria incurred charges of $2,060,944 for development work performed by QilinSoft, under the development agreement. As of September 30, 2006 QilinSoft owed us nothing for marketing-related fees. As of September 30, 2006, Vitria owed QilinSoft $255,041 for development work QilinSoft performed for Vitria in the third quarter of 2006.

Vitria’s agreements with QilinSoft were approved by an independent committee of the board of directors.

Background of the Merger

As a regular part of our business, from time to time we have considered opportunities to expand and strengthen our technology, products, research and development capabilities and distribution channels, including opportunities through strategic acquisitions, business combinations, investments, licenses, development agreements and joint ventures. This includes consideration of whether it would be in the best interests of Vitria and our stockholders to continue as a separate company and expand through organic growth, acquisitions or a combination of the two, or to combine with or be acquired by another company.

Formation and Authority of a Strategic Committee to Lead the Strategic Process

On November 3, 2005, our board of directors held a meeting that was also attended by a representative of Cooley Godward Kronish LLP (“Cooley”), outside counsel to Vitria. The representative of Cooley made a presentation regarding, and discussed with our board of directors, the fiduciary duties of our board of directors with respect to various strategic alternatives being contemplated by the board of directors. Following that discussion, our board of directors unanimously adopted resolutions to create a strategic committee of independent board members (the “Strategic Committee”) consisting of J. Alberto Yépez, Dennis P. Wolf and Harry Van Wickle to review, evaluate, investigate and negotiate the terms and conditions of possible transactions involving a change of control of Vitria and to make reports and recommendations to our entire board of directors regarding any possible transaction (it being understood that any decision to authorize Vitria to enter into any possible transaction was reserved to our entire board of directors). Our board of directors also, among other things, authorized and empowered the Strategic Committee to utilize and retain legal and financial advisors as the Strategic Committee deemed necessary, appropriate or advisable. The Strategic Committee subsequently retained Jefferies Broadview to provide financial advisory services in connection with the exploration and evaluation of opportunities for Vitria to combine with or be acquired by another company and retained Richards, Layton & Finger, P.A. (“Richards Layton”) as its legal advisor.

Preliminary Discussions and Implementation of a Strategic Process

Throughout the period from November 23, 2005 to September 20, 2006, the Strategic Committee met frequently, holding a total of 36 meetings, including, without limitation, the meetings described below, to discuss the process by which Vitria would explore and evaluate strategic alternatives, including opportunities for Vitria to combine with or be acquired by another company (the “Strategic Process”).

In consultation with the Strategic Committee and Vitria’s management, during January and early February 2006, Jefferies Broadview developed a list of approximately 57 potential buyers to be approached during the Strategic Process. The list was divided into three groups of potential buyers based on perceived likelihood of interest in participating in the Strategic Process. Jefferies Broadview also developed a list of direct competitors of Vitria that were not to be approached initially. The Strategic Committee approved the list of potential buyers on February 15, 2006 and authorized Jefferies Broadview to begin contacting the first group of approximately 21 potential buyers.

At various times thereafter, the Strategic Committee authorized Jefferies Broadview to expand the list of potential buyers to be contacted by Jefferies Broadview.

During the period from February 16, 2006 to July 28, 2006, Jefferies Broadview made initial contact with 59 potential buyers to discuss a potential acquisition of or combination with Vitria. At various times during the period from February 16, 2006 through September 20, 2006, representatives of Jefferies Broadview, members of Vitria management and, for certain of the meetings, a member of the Strategic Committee, met with 17 of those parties regarding potential acquisition transactions. During that period, Vitria also negotiated and entered into non-disclosure agreements with 20 of those prospective buyers, pursuant to which Vitria and the other party each agreed to customary restrictions on the disclosure and use of confidential information. In addition, at various times during that period, following the execution of a non-disclosure agreement by such prospective buyers, representatives of Vitria and representatives of Jefferies Broadview provided information, and had discussions, regarding Vitria and its business to and with such parties, including, without limitation, the meetings described below.

Following authorization from the Strategic Committee on April 20, 2006, 13 potential buyers who had expressed a desire to engage in further discussions regarding a possible transaction with Vitria were informed that the following process (the “Bid Process”) had been established:

•	each participant in the Bid Process should provide a written, preliminary and non-binding indication of interest to Jefferies Broadview by May 3, 2006, which deadline was subsequently extended to May 10, 2006 to accommodate certain of the potential bidders;

•	following evaluation of the indications of interest, the Strategic Committee would select participants to proceed in the process;

•	those participants invited to proceed would be provided the opportunity to conduct further due diligence and meet with Vitria’s management; and

•	those participants asked to proceed would be provided with the same draft merger agreement terms with no valuation specified by Vitria and would be asked to provide a revised and marked draft of the merger agreement with their final bid by a specified date.

Jefferies Broadview continued to contact other potential buyers outside of those participating in the Bid Process.

At a meeting of our board of directors on May 5, 2006, at which representatives of Jefferies Broadview and Cooley, as well as Michael Perry, Vitria’s Chief Financial Officer, were present, the board of directors discussed that status of discussions with potential bidders and materials provided to the committee by Jefferies Broadview. Jefferies Broadview also reviewed the extensive efforts involved in the Strategic Process and reported to the board of directors that it felt that the process had resulted in a very complete review of the potential buyers for Vitria and the likely terms of such a transaction. The board of directors also discussed Vitria’s financial model and the going forward strategy for Vitria. It was agreed that Mr. Perry would continue an analysis of the future operating plan and cash expenditure plan for presentation to the board of directors.

Also on May 5, 2006, our board of directors held a meeting at which a representative of Cooley and members of management were also present, during which an update on the Strategic Process was given and it was agreed that a future operating plan would be provided to the board. By May 10, 2006, 11 of the 13 potential bidders had informed Jefferies Broadview that they would not be making bids.

On May 11, 2006, Entity A, which was first contacted by Jefferies Broadview about the potential transaction in late March 2006, signed a non-disclosure agreement on April 7, 2006 and had its first meeting with Vitria and its representatives on April 18, 2006, submitted a written proposal in which Entity B would be a joint buyer (as Entity A was the lead bidder, Entity A and Entity B are collectively referred to hereafter as “Entity A”) contemplating the acquisition of Vitria in a cash transaction at $3.23 per share, subject to certain assumptions regarding the number of shares outstanding, Vitria having $55.1 million in cash and cash equivalents available at the closing of the proposed transaction to finance the transaction and having a fully funded balance sheet at the time of the closing of the proposed transaction, with a dollar-for-dollar adjustment in the purchase price to the extent cash on Vitria’s balance sheet at closing is below $55.1 million in cash and cash equivalents. Entity A estimated that the balance sheet adjustment would result in a per share price of $3.02.

At a Strategic Committee meeting on May 12, 2006, at which representatives of Jefferies Broadview and Cooley, as well as Mr. Perry, were present, the Strategic Committee discussed the status of the Strategic Process, including a review of the 54 potential buyers that had been contacted by Jefferies Broadview to date and the terms of Entity A’s proposal.

Also on May 12, 2006, our board of directors held a meeting, at which representatives of Jefferies Broadview and Cooley, as well as Mr. Perry, were present, during which the board was given an update on the status of the Strategic Process, including a review of the 54 potential buyers that had been contacted by Jefferies Broadview to date and the terms of Entity A’s proposal.

At the direction of the Special Committee, Jefferies Broadview communicated to Entity A that the committee’s view that Entity A’s proposal would result in a bid price potentially under $3.00 per share, which would be insufficient.

On May 16, 2006, Entity A informed Jefferies Broadview that it was revising its bid to $3.10 in cash per share, subject to certain assumptions regarding the number of shares outstanding, Vitria having $50 million available at the closing of the proposed transaction to finance the transaction and having a fully funded balance sheet at the time of the closing of the proposed transaction, with a dollar-for-dollar adjustment in the purchase price to the extent cash on Vitria’s balance sheet at closing is below $50 million. Entity A estimated that Vitria might fall short of that cash target at the closing of the proposed transaction by up to $5 million or approximately $0.15 per share.

On May 19, 2006, the Strategic Committee held a meeting, at which representatives of Jefferies Broadview and Cooley were present, during which the Strategic Committee discussed the status of the Strategic Process and Entity A’s revised bid. The Strategic Committee authorized Jefferies Broadview to continue discussions with Entity A on the terms discussed at the meeting. The Strategic Committee also reviewed various scenarios for operating Vitria through December 31, 2007 and determined that management should be instructed to continue to develop an appropriate stand-alone operating plan for Vitria, to be presented to the board of directors.

On May 23, 2006, our board of directors held a meeting, at which representatives of Jefferies Broadview, Richards Layton and Cooley, as well as Mr. Perry, were present, during which the board was given an update by Jefferies Broadview on the status of the Strategic Process, including an update on the terms of Entity A’s revised proposal.

On May 31, 2006, the Strategic Committee held a meeting, at which representatives of Cooley and Richards Layton were present, during which the Strategic Committee discussed the status of the Strategic Process. After the representative from Cooley departed the meeting, the representative from Richards Layton made a presentation regarding, and discussed with the Strategic Committee, the fiduciary duties of the Strategic Committee with respect to various strategic alternatives being contemplated by the committee.

On June 12, 2006, Jefferies Broadview delivered a letter to Entity A informing it of the timing and procedures for submitting a final bid, including a June 26, 2006 deadline for submitting a final bid, including comments on the draft merger agreement to be provided to Entity A on June 13, 2006.

Between June 12, 2006 and July 19, 2006, representatives of Jefferies Broadview and members of Vitria’s management engaged in discussions with representatives of Entity A regarding the restructuring that Vitria was planning to undertake regardless of whether it entered into a change of control transaction.

On July 19, 2006, Entity A presented a revised oral offer to Jefferies Broadview of $2.72 in cash per share.

Following the Strategic Committee’s review of the revised offer at its meeting on July 21, 2006, at which representatives from Jefferies Broadview and Cooley were present, Jefferies Broadview conveyed to Entity A that its revised proposed price was insufficient.

On July 28, 2006, Entity A submitted a revised letter of intent with a revised price of $2.78 in cash per share, subject to a dollar for dollar adjustment in the purchase price if cash and cash equivalents were below $55.1 million at the closing of the transaction, which Jefferies Broadview estimated would result in a price of approximately $2.66 or less, based on Vitria’s management’s estimate of its working capital as of September 30, 2006. The letter of intent also specified that Entity A would require that Vitria enter into a agreement to negotiate exclusively with Entity A for a 20 business day period and contemplated that management of Vitria who continued with Vitria following the closing might have an equity stake in Vitria following the closing.

Following the submission of this letter of intent, representatives of Jefferies Broadview continued discussions with Entity A to encourage Entity A to increase its proposed bid price.

On August 1, 2006, Entity A submitted another revised letter of intent reflecting a price of $2.84 in cash per share, subject to Vitria having $52 million in cash and cash equivalents at the closing of the proposed transaction, and other conditions, and requiring exclusivity for 15 business days, to be extended by another five business days if the parties were working in good faith towards a closing.

On August 1, 2006, the Strategic Committee held a meeting, also attended by representatives of Jefferies Broadview, Richards Layton and Cooley, at which the Strategic Committee approved Vitria entering into an agreement providing for exclusive negotiations with Entity A in light of the fact that no other potential bidder had submitted a bid and the Special Committee did not expect that any other bid would be submitted.

Between August 1, 2006 and August 3, 2006, representatives of Vitria and Entity A negotiated the terms of an exclusivity agreement between the parties and a letter of intent regarding the proposed transaction to be delivered by Entity A; on August 3, 2006 the parties signed the exclusivity agreement (the “Exclusivity Agreement”), which provided that, subject to fiduciary exceptions in the event of an offer that was more favorable to Vitria’s stockholders than the bid from Entity A, Vitria would negotiate exclusively with Entity A for a period of 15 business days, to be to be extended by another five business days if the parties were working in good faith towards the signing of a definitive agreement and Entity A also submitted a letter of intent contemplating the acquisition of Vitria for $2.84 per share in cash, subject to Vitria having $52 million in cash and cash equivalents at the closing of the proposed transaction, as adjusted for any cash outlays relating to restructuring expenses approved by Entity A.

On August 11, 2006, our board of directors held a meeting, at which a representative of Cooley, as well as Mr. Perry, were present, during which the board was given an update on the status of the Strategic Process, including an update on the terms of Entity A’s revised proposal. In addition, the board approved a plan designed to reduce Vitria’s cost structure by between 20% and 25%, as described in a report on Form 8-K filed by Vitria on August 15, 2006.

On August 14, 2006, Dr. Chang delivered to the Strategic Committee a proposal to acquire Vitria for $3.00 in cash per share, subject to Vitria having $52 million in cash, cash equivalents and short term investments at the closing of the proposed transaction, as adjusted for any cash outlays relating to restructuring expenses.

At a meeting of the Strategic Committee on August 14, 2006, at which representatives of Jefferies Broadview, Richards Layton and Cooley were also in attendance, the Strategic Committee determined that, subject to receipt of further information regarding Dr. Chang’s ability to finance her proposed transaction, Dr. Chang’s proposal was superior to the proposal from Entity A. The Strategic Committee also instructed Jefferies Broadview to obtain further information from Dr. Chang regarding the sources of financing for her proposal and to seek improvement in the terms of the proposal. On the evening of August 14, 2006, Dr. Chang orally provided Jefferies Broadview with an overview of the sources of financing for the transaction and orally revised her proposal to $3.00 in cash per share, subject to Vitria having $50 million in cash, cash equivalents and short term investments at the closing of the proposed transaction, as adjusted for any cash outlays relating to restructuring expenses.

Between August 15, 2006 and September 20, 2006, the Strategic Committee held 14 meetings to discuss the Strategic Process, including, among others, the meetings described below.

On August 15, 2006, Cooley, on behalf of the Strategic Committee, and pursuant to the Exclusivity Agreement, notified Entity A that Vitria had received an acquisition proposal contemplating an acquisition of Vitria for $3.00 per share in cash but did not disclose the identity of the bidder.

Also on August 15, 2006, at the direction of the Strategic Committee, Jefferies Broadview sent a letter to Dr. Chang proposing, among other things, that Dr. Chang revise her proposal to remove the $50 million cash adjustment, increase the per share price to $3.15 and indicate that the definitive agreement providing for the proposed transaction would contain limited closing conditions and termination rights.

On August 16, 2006, Dr. Chang submitted a revised written proposal reflecting the terms conveyed to Jefferies Broadview on August 14, 2006 and an overview of her ability to finance the transaction.

Also on August 16, 2006, a representative of Fenwick and West LLP (“Fenwick”), counsel to Dr. Chang, sent a draft merger agreement to representatives of Cooley.

The Strategic Committee held two meetings on August 16, 2006, at which representatives of Jefferies Broadview, Richards Layton and Cooley were present, during which the committee discussed Dr. Chang’s proposal and how to conduct a process with both Dr. Chang and Entity A. At the Strategic Committee’s direction, following the first meeting, Jefferies Broadview communicated to Entity A the terms of Dr. Chang’s offer, her identity, the fact that the Strategic Committee had determined that Dr. Chang’s proposal was more favorable to Vitria’s stockholders than Entity A’s proposal and therefore was obligated under its fiduciary duties to pursue discussions with Dr. Chang, and that the Strategic Committee desired to continue discussions and negotiations with Entity A. Following that communication from Jefferies Broadview, a representative of Entity A contacted a member of the Strategic Committee and indicated that Entity A might be willing to consider continuing discussions and possibly making a higher proposal but would need to consider the matter further. The representative from Entity A further advised the member of the Strategic Committee that Entity A was suspending its diligence review and would not be providing comments on the draft merger agreement previously provided to it. Following the second committee call, Jefferies Broadview communicated to Entity A that the Strategic Committee would be willing to try to structure a process satisfactory to Entity A that would keep both Entity A and Dr. Chang involved in the process. Entity A indicated that it would consider how it wanted to proceed in the matter and would contact Jefferies Broadview following its determination as to how it would proceed.

On August 17, 2006, a representative of Entity A informed Jefferies Broadview that it was concerned about making a bid that would not be supported by Dr. Chang given her position as a significant stockholder and that Entity A would be having discussions with her to further understand her requirements for supporting a transaction with Entity A, including her equity participation in Vitria following the closing.

From August 18, 2006 through September 20, 2006, representatives of Richards Layton, Cooley and Jefferies Broadview, on behalf of the Strategic Committee, and representatives of Fenwick and Dr. Chang, on behalf of the Parent Group engaged in discussions and negotiations regarding the terms of a potential transaction both through phone calls and meetings and through exchanging comments on the merger agreement and related documents.

On August 18, 2006, a representative of Entity A informed Jefferies Broadview that Entity A would not be making a revised proposal or continuing discussions as it was not prepared to enter into a transaction with Vitria Technology without having an agreement with Dr. Chang to vote her shares in favor of such transaction and, according to the representative of Entity A, Entity A did not believe that Dr. Chang would provide such support on terms acceptable to Entity A. Later on August 18, 2006, the Strategic Committee held a meeting, at which representatives of Jefferies Broadview, Richards Layton and Cooley were present, during which the committee discussed the status of discussions with Dr. Chang and Entity A. The Strategic Committee also discussed the possibility of terminating the Strategic Process and pursuing a strategy of implementing a stand-alone business plan, which the Strategic Committee had discussed periodically since beginning the Strategic Process. The Strategic Committee instructed Jefferies Broadview to communicate to Entity A that the Strategic Committee was still interested in discussing a potential transaction with Entity A and that the Strategic Committee and its advisors believed that it would be possible to consummate a transaction without Dr. Chang’s support.

Following the August 18, 2006 meeting, the Strategic Committee was advised by both Entity A and Dr. Chang that they were having discussions regarding whether Dr. Chang would be willing to support a bid made by Entity A, the possible terms of Dr. Chang’s equity participation in Vitria following the closing, and the possibility of a bid made jointly by Dr. Chang and Entity A.

On August 24, 2006, the Strategic Committee approved the formation of Innovation Technology Group, Inc. and its making of an offer to Vitria.

On August 29, 2006, a representative of Entity A informed Jefferies Broadview that it would re-engage in its evaluation of Vitria and work together with Dr. Chang on a possible transaction. The representative from Entity A asked to be allowed two-weeks to complete its due diligence review. Also on August 29, 2006, Dr. Chang indicated

to Jefferies Broadview that she would not be prepared to enter into a transaction with Vitria until Entity A had completed its diligence review.

On August 31, 2006, a representative of Entity A informed Jefferies Broadview that it would submit a revised proposal of $3.00 per share in cash but with a balance sheet adjustment and that it would require a two-week exclusive negotiating period.

Between August 31, 2006 and September 7, 2006, representatives and advisors of Vitria and Entity A discussed and negotiated the terms of a new exclusivity agreement (the “Second Exclusivity Agreement”) pursuant to which Vitria would negotiate exclusively with Entity A through September 15, 2006. On August 30, 2006, the Strategic Committee approved entering into the Second Exclusivity Agreement with Entity A, which was then entered into on September 7, 2006. Also on September 7, 2006, Entity A submitted a revised written proposal contemplating a transaction at $3.00 in cash per share, subject to Vitria having $50 million in cash, cash equivalents and short term investments at the closing of the proposed transaction.

Between September 7, 2006 and September 12, 2006, Entity A engaged in extensive diligence, including customer calls, review of financial models, and sought to obtain financing for the proposed transaction.

On September 12, 2006, Entity A withdrew its bid, citing the results of its due diligence review, its analysis of the financial model and its inability to obtain financing for the transaction.

Following a meeting of the Strategic Committee on September 12, 2006, at which representatives of Jefferies Broadview, Richards Layton and Cooley were present and during which the committee discussed the reasons for Entity A’s withdrawal and the low likelihood that Entity A would reconsider its position at a lower price, Jefferies Broadview requested that Entity A sign a letter terminating the Second Exclusivity Agreement. Entity A executed and returned the termination letter on September 13, 2006.

On September 13, 2006, discussions with Dr. Chang resumed. On September 15, 2006, Dr. Chang proposed two options to Jefferies Broadview: (1) a transaction at $2.84 in cash per share subject to adjustment if cash and cash equivalents at closing were less than $52 million or (2) a transaction at $2.70 in cash per share, not subject to adjustment. Jefferies Broadview continued to discuss this proposal with Dr. Chang and on September 16, 2006, Dr. Chang revised the second option to be a transaction at $2.75 in cash per share, not subject to adjustment.

On September 16, 2006, the Strategic Committee held a meeting, at which representatives of Jefferies Broadview and Cooley were present. A representative of Richards Layton had shared his views on the proposal with a representative of Cooley in advance of the meeting to be shared with the committee on the call. After determining that the likely ultimate price of a deal at $2.84 per share subject to adjustment would be less than $2.75, the Strategic Committee instructed Jefferies Broadview to continue to negotiate with Dr. Chang, attempt to obtain a deal at $2.78 without an adjustment and to obtain further evidence regarding Dr. Chang’s ability to finance the proposed transaction. The Strategic Committee also instructed the legal advisors to finalize the documentation for the transaction by September 20, 2006 in advance of the next Strategic Committee meeting with the goal of signing a transaction with Dr. Chang on September 20, 2006.

On September 18, 2006, Dr. Chang informed Jefferies Broadview that she could not increase her price above $2.75 without a cash-based purchase price adjustment mechanism.

On the evening of September 19, 2006, the Strategic Committee held a meeting, at which representatives of Jefferies Broadview, Richards Layton and Cooley were present, during which the Strategic Committee discussed the status of the proposed transaction as well as the recent increase in Vitria’s stock price.

On September 20, 2006, the Strategic Committee held a meeting, at which representatives of Jefferies Broadview, Richards Layton and Cooley were present as well as Mr. Perry, during which the Strategic Committee received an update on the status of the proposed transaction. During the meeting, a representative of Cooley presented a summary of the terms of the merger agreement and related agreements. Jefferies Broadview made a financial presentation regarding the proposed transaction. The Strategic Committee then met in a separate session with Richards Layton. Following that session, representatives of Cooley and Jefferies Broadview rejoined the meeting. Jefferies Broadview then provided the Strategic Committee with its oral opinion (subsequently confirmed in writing) that, based upon and subject to various qualifications and limitations, as of the date of such opinion, the merger consideration was fair, from a financial point of view, to the holders of Vitria common stock, other than Vitria, Innovation Technology and members of the Parent Group and any of their respective direct or indirect subsidiaries, the Chang Family Trust and holders of the Appraisal Shares. With the benefit of that presentation and advice, the Strategic Committee, having deliberated regarding the terms of the proposed acquisition, determined that the merger and the merger agreement are substantively and procedurally fair to, and in the best interests of, Vitria’s stockholders (other than Vitria, Innovation Technology and the members of the Parent Group) and recommended that our board of directors approve the merger agreement and the transactions contemplated thereby, including the merger and the voting agreements and that our board of directors recommend that Vitria’s stockholders vote to adopt the merger agreement. Following that resolution, Dr. Skeen then joined the meeting and a board meeting was convened with Dr. Chang the only member of the board of directors not in attendance. Following the Strategic Committee’s recommendation to our board of directors, our board of directors, by unanimous vote of those directors in attendance, determined that the merger and the merger agreement are substantively and procedurally fair to, and in the best interests of, Vitria and its stockholders (other than Vitria, Innovation Technology and the members of the Parent Group), declared the merger agreement and the merger to be advisable and recommended that Vitria’s stockholders vote to adopt the merger agreement.

The merger agreement and related documents were finalized and executed on September 20, 2006. Before the opening of the market on September 21, 2006, the parties jointly announced the execution of the merger agreement.

Reasons for the Merger of Vitria and Recommendation of the Board of Directors

Reasons for the Recommendation of the Strategic Committee

In considering the merger with Innovation Technology, the Strategic Committee consulted with Jefferies Broadview regarding the financial aspects of the merger and sought and received Jefferies Broadview’s written opinion that, based upon and subject to various qualifications and limitations, as of the date of such opinion, the merger consideration was fair, from a financial point of view, to the holders of Vitria common stock, other than Vitria, Innovation Technology and members of the Parent Group and any of their respective direct or indirect subsidiaries, the Chang Family Trust and holders of the Appraisal Shares, which opinion is described below under “Special Factors — Opinion of Financial Advisor To Vitria’s Strategic Committee.” The Strategic Committee also consulted with representatives of Richards Layton, outside counsel to the Strategic Committee and with representatives of Cooley, outside counsel to Vitria, regarding the fiduciary duties of the members of the Strategic Committee and our board of directors, legal due diligence matters and the terms of the merger agreement and related agreements. Based on these consultations and opinions, and the factors discussed below, the Strategic Committee determined that the merger and the merger agreement are substantively and procedurally fair to, and in the best interests of, Vitria’s stockholders (other than Vitria, Innovation Technology and the members of the Parent Group) and recommended that our board of directors approve the merger agreement and the transactions contemplated thereby, including the merger, and the voting agreements and that our board of directors recommend that Vitria’s stockholders vote to adopt the merger agreement.

In the course of reaching that determination and recommendation, the Strategic Committee considered a number of potentially positive factors in its deliberations, including the following:

•	the belief that, having engaged in a lengthy process during which nearly 60 potential buyers were approached but where only one made a bid that was not withdrawn, we obtained the highest price per share that was reasonably available from any potential acquirer;

•	the fact that the merger consideration is all cash, which provides certainty of value to our stockholders;

•	the likelihood that the merger would be consummated, the absence of any financing condition to Innovation Technology’s obligation to complete the merger, the voting agreements from Drs. Chang and Skeen in which they commit to use their best efforts to cause Innovation Technology and Merger Sub to perform their respective obligations under the merger agreement, including using their best efforts to provide Innovation Technology with sufficient cash resources to pay the merger consideration pursuant to the merger agreement, and the Strategic Committee’s belief, based on information provided by Dr. Chang, that Drs. Chang and Skeen have sufficient financial resources to do so;

•	the business, market and execution risks associated with remaining independent and successfully implementing a stand-alone strategy given the highly competitive nature of the software industry, our relatively small size and resources as compared to our competitors, and other factors;

•	the financial analyses of Jefferies Broadview presented to the Strategic Committee on September 20, 2006, including, without limitation, analyses regarding current and historical market prices, prices paid in comparable acquisitions, valuations implied by multiples of certain measures of financial performance and forecasted financial results, valuations of comparable companies, and the opinion of Jefferies Broadview delivered to the Strategic Committee, that, based upon and subject to various qualifications and limitations, as of September 20, 2006, the merger consideration was fair, from a financial point of view, to the holders of Vitria common stock, other than Vitria, Innovation Technology and members of the Parent Group and any of their respective direct or indirect subsidiaries, the Chang Family Trust and holders of the Appraisal Shares (the full text of the written opinion setting forth the assumptions made, matters considered and limitations in connection with the opinion attached to this proxy statement as Annex B, which stockholders are urged to read in its entirety);

•	the fact that the merger consideration of $2.75 per share is a 5%, 3.8% and 1.5% premium to the average share price of our common stock for the 20 trading days ended September 19, 2006 ($2.62), the 30 trading days ended September 19, 2006 ($2.65), and the 60 trading days ended September 19, 2006 ($2.71), respectively;

•	the fact that our board of directors, acting on the recommendation of the Strategic Committee, in the exercise of its fiduciary duties in accordance with the merger agreement, can authorize Vitria’s management to provide information to and engage in negotiations with a third party following receipt of a bona fide written unsolicited proposal or offer that our board of directors (or any committee thereof) determines in good faith is reasonably likely to lead to a superior proposal in the manner provided in the merger agreement, subject to specified conditions;

•	the fact that our board of directors, acting on the recommendation of the Strategic Committee, in the exercise of its fiduciary duties in accordance with the merger agreement, can terminate the merger agreement following receipt of a bona fide written superior proposal in the manner provided in the merger agreement, subject to specified conditions, including the payment of a $2,800,000 termination fee; and

•	the fact that the merger would be subject to the approval of our stockholders and the availability of appraisal rights to our stockholders.

The Strategic Committee also considered a number of potentially countervailing factors in its deliberations concerning the merger, including the following:

•	that we will no longer exist as an independent company and our stockholders will no longer participate in our growth or from any future increase in the value of Vitria or from any synergies that may be created by the merger;

•	that, under the terms of the merger agreement, we cannot solicit other acquisition proposals and we must pay or cause to be paid to Innovation Technology a termination fee of $2,800,000 in cash or reimburse Innovation Technology for its expenses in connection with the merger agreement and proposed transactions, up to a maximum of $500,000, if the merger agreement is terminated under certain circumstances specified in the merger agreement, including if we exercise our right to terminate the merger agreement, which may deter others from proposing an alternative transaction that may be more advantageous to our stockholders;

•	the fact that any gains from an all-cash transaction would be taxable to our stockholders for U.S. federal income tax purposes;

•	that, under the terms of the merger agreement, we agreed that we will carry on our business in the ordinary course of business consistent with past practice and, subject to specified exceptions, that we will not take a number of actions related to the conduct of our business without the prior consent of Innovation Technology (which cannot be unreasonably withheld or delayed in certain circumstances specified in the merger agreement);

•	the fact that Innovation Technology did not have sufficient funds to consummate the merger as of the date of the merger agreement (although the Strategic Committee believed, based on information provided by Dr. Chang, that Drs. Chang and Skeen had sufficient resources to consummate the merger, and the Voting Agreement was in place as of such date requiring that they use their best efforts of provide Innovation Technology with sufficient cash resources to consummate the merger); and

•	that if the merger does not close, our officers and other employees will have expended extensive efforts attempting to complete the transaction and will have experienced significant distractions from their work during the pendency of the transaction and we will have incurred substantial transaction costs in connection with the transaction and such costs will harm our operating results;

•	that while the merger is subject to the approval by majority vote of all of our stockholders, it is not subject to “majority of minority” approval, that is, it is not subject to approval by a majority vote of stockholders who are not members of the Parent Group or Innovation Technology; and

•	the $2.75 per share price was lower than the closing price of $2.81 on September 20, 2006, the last closing price prior to the Strategic Committee’s recommendation of the proposed transaction.

The Strategic Committee also considered the interests of our directors and executive officers in the merger which existed as of the time of the Strategic Committee’s determination and recommendation, which are described below under “Special Factors — Interests of Our Directors and Executive Officers in the Merger.”

The preceding discussion is not meant to be an exhaustive description of the information and factors considered by the Strategic Committee but is believed to address the material information and factors considered. In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, the Strategic Committee did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to the various factors considered in reaching its determination. In considering the factors described above, individual members of the Strategic Committee may have given different weight to different factors.

After its consideration of the preceding factors and deliberations, the Strategic Committee determined that the merger and the merger agreement are substantively and procedurally fair to, and in the best interests of, Vitria’s stockholders and recommended that our board of directors approve the merger agreement and the transactions contemplated thereby, including the merger, and the voting agreements and that our board of directors recommend that Vitria’s stockholders vote to adopt the merger agreement.

Reasons for the Recommendation of the Board of Directors

In considering the merger with Innovation Technology, our board of directors received the recommendation of the Strategic Committee as described above and was informed that the Strategic Committee had received the fairness opinion of Jefferies Broadview as described above but had not received the financial analyses of Jefferies Broadview presented to the Strategic Committee on September 20, 2006. Our board of directors then determined that the merger and the merger agreement are procedurally and substantively fair to, and in the best interests of, Vitria and its stockholders (other than Vitria, Innovation Technology and the members of the Parent Group), declared the merger agreement and the merger to be advisable and recommended that Vitria’s stockholders vote to adopt the merger agreement.

Opinion of the Financial Advisor To Vitria’s Strategic Committee

Pursuant to a letter agreement dated as of January 16, 2006, the Strategic Committee of Vitria’s Board of Directors engaged Jefferies Broadview, a division of Jefferies & Company, Inc., to act as its financial advisor. The Strategic Committee selected Jefferies Broadview based on its reputation and experience in providing investment banking services, including merger and acquisition advisory services, to information technology, communications and media companies. For the purpose of this description of the Jefferies Broadview opinion, “Shareholders” means all holders of Vitria common stock other than Vitria, Innovation Technology and members of the Parent Group and any of their respective direct or indirect subsidiaries, the Chang Family Trust and holders of the Appraisal Shares. At the meeting of the Strategic Committee on September 20, 2006, Jefferies Broadview rendered its oral opinion, subsequently confirmed in writing, that, as of September 20, 2006, based upon and subject to certain assumptions and limitations described in the Jefferies Broadview opinion, the right to receive $2.75 per share in cash, was fair, from a financial point of view, to the Shareholders.

Jefferies Broadview’s opinion, which describes the assumptions made, matters considered and limitations on the review undertaken by Jefferies Broadview, is attached Annex B to this proxy statement. Vitria stockholders are urged to, and should, read the Jefferies Broadview opinion carefully and in its entirety. Jefferies Broadview’s opinion was directed solely to the Strategic Committee and addresses only the fairness from a financial point of view of the $2.75 per share in cash to be received by the Shareholders. The Jefferies Broadview opinion does not address any other aspect of the transaction and does not constitute a recommendation to any Vitria stockholder or any other person as to how to vote or act with respect to the merger. The summary of the Jefferies Broadview opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

In connection with rendering its opinion, Jefferies Broadview, among other things:

•	reviewed the terms of the merger agreement in the form of the draft dated September 19, 2006 furnished to Jefferies Broadview by Vitria’s legal counsel, which, for the purposes of the Jefferies Broadview opinion, Jefferies Broadview assumed, with the Strategic Committee’s permission, to be identical in all material respects to the merger agreement that was executed;

•	reviewed Vitria’s annual report on Form 10-K for the fiscal year ended December 31, 2005, including the audited financial statements included therein and Vitria’s quarterly reports on Form 10-Q for the periods ended March 31, 2006 and June 30, 2006, including the unaudited financial statements included therein;

•	reviewed certain internal financial and operating information for Vitria, including quarterly financial projections for the fiscal years ending December 31, 2006 and December 31, 2007, prepared and furnished to Jefferies Broadview by Vitria’s management;

•	participated in discussions with Vitria’s management concerning the operations, business strategy, current financial performance, and prospects for Vitria;

•	discussed with Vitria’s management its view of the strategic rationale for the merger;

•	reviewed the recent reported closing prices and trading activity for Vitria common stock;

•	compared certain aspects of Vitria’s financial performance with those of public companies Jefferies Broadview deemed comparable;

•	analyzed available information, both public and private, concerning other mergers and acquisitions Jefferies Broadview believed to be comparable in whole or in part to the merger;

•	assisted in negotiations and discussions related to the merger among Vitria, Innovation Technology, and their respective financial and legal advisors; and

•	conducted other financial studies, analyses and investigations as Jefferies Broadview deemed appropriate for purposes of the Jefferies Broadview opinion.

In rendering its opinion, Jefferies Broadview relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all the financial and other information (including without limitation the representations and warranties contained in the merger agreement) that was publicly available or furnished to Jefferies Broadview by Vitria or its advisors. The Jefferies Broadview opinion was expressly conditioned upon such information (whether written or oral) being accurate, complete and fair in all respects. Jefferies Broadview further relied upon the assurance of management of Vitria that they were unaware of any facts that would make the information provided to Jefferies Broadview incomplete or misleading in any respect.

Jefferies Broadview’s analyses were based, among other things, on the financial projections and estimates of future revenues of Vitria furnished by Vitria’s management. With respect to such financial projections, Jefferies Broadview noted in its opinion that projecting future results of any company is inherently subject to uncertainty. Jefferies Broadview expressed no opinion as to such financial projections or the assumptions on which they were based. In addition, in rendering the Jefferies Broadview opinion, Jefferies Broadview assumed with the

Strategic Committee’s permission that such financial projections were reasonably prepared and reflected the best currently available estimates and good faith judgments of the management of Vitria as to the future performance of Vitria, and that such financial projections and the assumptions derived therefrom provided a reasonable basis for the Jefferies Broadview opinion.

Jefferies Broadview also assumed, with the Strategic Committee’s permission, that (i) in all respects material to Jefferies Broadview’s analyses that the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger would be satisfied without waiver thereof, (ii) in the course of obtaining the regulatory and third party approvals, consents, and releases necessary for consummation of the merger, no modification, delay, limitation, restriction or condition would be imposed that would have a material adverse effect on the merger and (iii) that the merger would be consummated in accordance with applicable laws and regulations and the terms of the merger agreement as set forth in the September 19, 2006 draft thereof, without waiver, amendment or modification of any material term, condition or agreement. Jefferies Broadview was not asked to offer any opinion as to the material terms of the merger agreement (other than the $2.75 per share in cash to the extent specified in the Jefferies Broadview opinion). Jefferies Broadview’s opinion did not address the relative merits of the merger as compared to other business strategies that might have been available to Vitria, nor did it address the underlying business decision of Vitria to proceed with the merger. Jefferies Broadview did not make or take into account any independent appraisal or valuation of any of Vitria’s assets or liabilities, contingent or otherwise. Jefferies Broadview made no independent investigation of any legal or accounting matters affecting Vitria or the Shareholders, and Jefferies Broadview assumed the correctness of all legal and accounting advice given to Vitria, its board of directors, the Strategic Committee and the Shareholders, including, without limitation, advice as to the legal, accounting and tax consequences of the merger. Jefferies Broadview expressed no view as to the federal, state or local tax consequences of the merger.

For purposes of the Jefferies Broadview opinion, Jefferies Broadview assumed that Vitria was not currently involved in any material transaction other than the merger, other than publicly announced transactions and those activities undertaken in the ordinary course of conducting its business. Jefferies Broadview’s opinion was based upon market, economic, financial, and other conditions as they existed and could be evaluated as of the date of the Jefferies Broadview opinion. Jefferies Broadview further noted that although subsequent developments may affect the Jefferies Broadview opinion, Jefferies Broadview had no obligation to update, revise or reaffirm the Jefferies Broadview opinion.

The following is a brief summary of the material sources of information and valuation methodologies employed by Jefferies Broadview in rendering its opinion. These analyses were presented to the Strategic Committee at its meeting on September 20, 2006. This summary includes the financial analyses used by Jefferies Broadview and deemed by it to be material, but does not purport to be a complete description of the analyses performed by Jefferies Broadview in arriving at its opinion. Except as otherwise expressly noted below, Jefferies Broadview did not explicitly assign any relative weights to the various factors and analyses considered. This summary of financial analyses includes information presented in tabular format. In order to fully understand the financial analyses used by Jefferies Broadview, the tables must be read together with the text associated with each corresponding summary. The tables alone do not constitute a complete description of the financial analyses performed.

Vitria Stock Performance Analysis

Jefferies Broadview examined the daily historical volume and trading prices of Vitria common stock. The 20-day, 30-day, 60-day, 180-day average trading prices of Vitria common stock were $2.62, $2.65, $2.71, and $2.79 respectively. Jefferies Broadview also compared the recent stock performance of Vitria with that of the NASDAQ Composite Index and an index constructed by Jefferies Broadview (the “Vitria Comparable Index”). The Vitria Comparable Index was comprised of public companies that Jefferies Broadview deemed to be comparable to Vitria. Jefferies Broadview selected six public company comparables categorized as enterprise software companies, with Trailing Twelve Month (“TTM”) Revenues (“TTM Revenue”) greater than $20 million, TTM Revenue growth less than -10% and TTM Earnings Before Interest and Taxes (“EBIT”) Margin less than -10%. The Vitria Comparable Index consists of the following companies: I-Many, Inc.; Critical Path, Inc.; Supportsoft, Inc.; The SCO Group, Inc.; Trintech Group plc.; and Selectica, Inc.

Public Company Comparables Analysis

Jefferies Broadview considered ratios of share price and market capitalization, adjusted for cash and debt when appropriate, to selected historical and projected operating metrics in order to derive multiples placed on a company in a particular market segment. In order to perform this analysis, Jefferies Broadview compared financial information of Vitria with publicly available information for the companies included in the Vitria Comparable Index. For this analysis, as well as other analyses, Jefferies Broadview examined publicly available information, as well as a range of estimates based on equity research analyst reports.

The following table presents, as of September 19, 2006, the median multiples and the range of multiples for the Vitria Comparable Index of Total Enterprise Value (“TEV”), which is defined as equity market capitalization plus total debt minus cash and cash equivalents, divided by selected operating metrics:

	Median		Range
	Multiple		of Multiples

TTM TEV/License Revenue	1.38	x	1.01x - 8.18	x
Projected 12/31/06 TEV/License Revenue	1.74	x	1.01x - 3.89	x
TTM TEV/Revenue	1.18	x	0.18x - 2.86	x
Projected 12/31/06 TEV/Revenue	0.51	x	0.19x - 1.48	x

The following table presents, as of September 19, 2006, the median implied per-share values and the range of implied per-share values for Vitria common stock, calculated by using the multiples shown above and the appropriate Vitria metric. For analyses employing Vitria’s TTM financials, Jefferies Broadview utilized figures for the TTM ended June 30, 2006, as reported by Vitria in its Form 10-Q for such period.

	Median	Range of
	Implied Value	Implied Values

TTM TEV/License Revenue	$2.01	$1.90 - $4.18
Projected 12/31/06 TEV/License Revenue	$2.11	$1.89 - $2.78
TTM TEV/Revenue	$3.18	$1.82 - $5.47
Projected 12/31/06 TEV/Revenue	$2.23	$1.81 - $3.47

No company included in the Vitria Comparable Index is identical to Vitria. In evaluating such comparables, Jefferies Broadview made numerous assumptions with respect to the enterprise software industry’s performance and general economic conditions, many of which are beyond the control of Vitria. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable company data.

Transaction Comparables Analysis

Jefferies Broadview considered ratios of equity purchase price, adjusted for the seller’s cash and debt when appropriate, to selected historical operating metrics in order to indicate the value strategic and financial acquirers have been willing to pay for companies in a particular market segment. In order to perform this analysis, Jefferies Broadview reviewed a number of transactions, including those involving companies deemed by Jefferies Broadview to be comparable to Vitria based on financial performance, market focus, business model and size. Jefferies Broadview reviewed three comparable merger and acquisition (“M&A”) transactions announced from January 1, 2004 to September 19, 2006 involving sellers in the enterprise software industry with TTM Revenue between $20 million and $100 million, negative TTM Revenue growth and TTM EBIT Margin less than-10% from a financial point of view, including each transaction’s: Adjusted Price (“Adjusted Price” defined as Equity Price plus debt minus cash); seller TTM Revenue; seller TTM Revenue growth; seller TTM EBIT Margin; and Adjusted Price/TTM Revenue ratio. These transactions were selected from Jefferies Broadview’s proprietary database of published and confidential M&A transactions in the information technology, communications and media industries and were selected among comparable transactions where seller TTM Revenue, seller TTM

Revenue Growth, seller EBIT Margin data, and Adjusted Price/TTM Revenue ratio were publicly available. These transactions consisted of the acquisitions of:

•	E.Piphany, Inc. by SSA Global Technologies, Inc.;

•	WatchGuard Technologies, Inc. by Francisco Partners; and

•	Blue Martini Software, Inc. by Multi-Channel Holdings, Inc. (Golden Gate Capital).

The following table presents, as of September 19, 2006, the median multiple and the range of multiples of Adjusted Price divided by the seller’s TTM revenue for the transactions listed above:

	Median		Range
	Multiple		of Multiples

Adjusted Price/TTM Revenue	1.03	x	0.76 x - 1.17	x

The following table presents, as of September 19, 2006, the median implied per-share value and the range of implied per-share values of Vitria common stock, calculated by multiplying the multiples shown above by the appropriate Vitria operating metric:

	Median	Range of
	Implied Value	Implied Values

Adjusted Price/TTM Revenue	$2.98	$2.60 - $3.17

No transaction utilized as a comparable in the transaction comparables analysis is identical to the merger. In evaluating the comparable transactions, Jefferies Broadview made numerous assumptions with respect to the software industry’s performance and general economic conditions, many of which are beyond the control of Vitria. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.

Transaction Premiums Paid Analysis

Jefferies Broadview considered the premiums paid above a seller’s share price in order to determine the additional value that strategic and financial acquirers, when compared to public stockholders, are willing to pay for companies in a particular market segment. In order to perform this analysis, Jefferies Broadview reviewed 26 comparable M&A transactions, other than equity investments and divestitures, involving publicly traded North American enterprise software sellers from January 1, 2004 to September 19, 2006 with equity consideration between $50 million and $250 million. Transactions were selected from Jefferies Broadview’s proprietary database of published and confidential M&A transactions in the information technology, communications and media industries. These transactions consisted of the acquisitions of:

•	Nuance Communications, Inc. by ScanSoft, Inc;

•	Sanchez Computer Associates, Inc. by Fidelity National Financial, Inc.;

•	MDSI Mobile Data Solutions, Inc. by Vista Equity Partners;

•	Novadigm, Inc. by Hewlett-Packard Company;

•	Plumtree Software, Inc. by BEA Systems, Inc.;

•	Blue Martini Software, Inc. by Multi-Channel Holdings, Inc. (Golden Gate Capital);

•	AD OPT Technologies, Inc. by Kronos, Inc.;

•	NEON Systems, Inc. by Progress Software Corporation;

•	Portal Software, Inc. by Oracle Corporation;

•	Marimba, Inc. by BMC Software, Inc.;

•	Extended Systems, Inc. by Sybase, Inc.;

•	Visual Networks, Inc. by Fluke Electronics Corporation (Danaher Corporation);

•	Financial Models Company, Inc. by SS&C Technologies, Inc.;

•	Embarcadero Technologies, Inc. by Thoma Cressey Equity Partners;

•	Speedware Corporation Inc. by Activant Solutions, Inc.;

•	Datastream Systems, Inc. by Infor Global Solutions AG;

•	Segue Software, Inc. by Borland Software Corporation;

•	Vastera, Inc. by JPMorgan Chase & Company;

•	QRS Corporation by Inovis International, Inc.;

•	Manugistics Group, Inc. by JDA Software Group, Inc.;

•	BindView Development Corporation by Symantec Corporation;

•	Apropos Technology, Inc. by Enghouse Systems Ltd. (Syntellect, Inc.);

•	Centra Software, Inc. by Saba Software, Inc.;

•	Onyx Software, Inc. by Made2Manage Systems (Battery Ventures & Thoma Cressey Equity Partners);

•	WatchGuard Technologies, Inc. by Francisco Partners; and

•	Optika Inc. by Stellent, Inc.

The following table presents, as of September 19, 2006, the median premium and the range of premiums (discounts) for these transactions, calculated by dividing:

(1) the offer price per share minus the closing share price of the seller’s common stock 20 trading days or one trading day prior to the public announcement of the transaction, by

(2) the closing share price of the seller’s common stock 20 trading days or one trading day prior to the public announcement of the transaction:

		Range of
	Median	Premiums
	Premium	(Discounts)

Premium Paid to Seller’s Share Price One Trading Day Prior to Announcement	25.3%	1.3% -81.7%
Premium (Discount) Paid to Seller’s Share Price 20 Trading Days Prior to Announcement	36.1%	(8.6)% - 106.4%

The following table presents, as of September 19, 2006, the median implied value and the range of implied values of Vitria common stock, calculated by using the premiums shown above and the share price of Vitria common stock 20 trading days and one trading day prior to announcement of the merger:

	Median	Range of
	Implied Value	Implied Values

Premium Paid to Vitria’s Share Price One Trading Day Prior to Announcement	$3.48	$2.82 -$5.05
Premium Paid to Vitria’s Share Price 20 Trading Days Prior to Announcement	$3.51	$2.36 -$5.32

No transaction utilized as a comparable in the transaction comparables analysis is identical to the merger. In evaluating the comparable transactions, Jefferies Broadview made numerous assumptions with respect to the software industry’s performance and general economic conditions, many of which are beyond the control of Vitria. Mathematical analysis, such as determining the average, median or range, is not in itself a meaningful method of using comparable transaction data.

Present Value of Future Potential Share Price Analysis Based On Revenue

Jefferies Broadview calculated the present value of the future potential share price of shares of Vitria common stock using revenue projections provided by Vitria management for the twelve months ending December 31, 2007. The implied share price calculated using the median TTM TEV/Revenue for the companies included in the Vitria Comparable Index, Vitria revenue for the twelve months ending December 31, 2007 and discounted based on the Capital Asset Pricing Model using the median capital-structure adjusted beta for the companies included in the Vitria Comparable Index is $2.35.

The analysis implies the following medians and ranges for per share value:

	Implied	Range of
	Median Value	Implied Values

Projected 12/31/07 TTM Revenue	$2.35	$1.88 - $2.71

Consideration Of The Discounted Cash Flow Valuation Methodology

While discounted cash flow analysis is a commonly used valuation methodology, Jefferies Broadview did not employ such an analysis for the purposes of the Jefferies Broadview opinion. Discounted cash flow analysis is most appropriate for companies that exhibit relatively steady or somewhat predictable streams of future cash flow. For a company such as Vitria, with very limited intermediate and long-term visibility, a preponderance of the value in a valuation based on discounted cash flow will be in the terminal value of the entity, which is extremely sensitive to assumptions about the sustainable long-term growth rate of Vitria. Given management’s inability to develop reliable long-term forecasts and the uncertainty in forecasting the product mix, operating performance, future cash flows and sustainable long-term growth rate for Vitria, Jefferies Broadview considered a discounted cash flow analysis inappropriate for valuing Vitria.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Jefferies Broadview considered the results of all of its analyses as a whole and, except as expressly noted above, did not attribute any particular weight to any analysis or factor considered by it. Furthermore, Jefferies Broadview believes that selecting any portion of its analysis, without considering all analyses, would create an incomplete view of the process underlying its opinion.

In performing its analyses, Jefferies Broadview made numerous assumptions with respect to industry performance and general business and economic conditions and other matters, many of which are beyond the control of Vitria. The analyses performed by Jefferies Broadview are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Jefferies Broadview made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all such analyses. The foregoing summary does not purport to be a complete description of the analyses performed by Jefferies Broadview. Additionally, analyses relating to the value of businesses or securities are not appraisals. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. The merger consideration and other terms of the merger agreement were determined through negotiations between Vitria and Innovation Technology, and were approved by the Strategic Committee subsequent to the determinations and recommendation of Vitria’s board of directors. Jefferies Broadview did not recommend any specific consideration to the Strategic Committee or that any specific consideration constituted the only appropriate consideration with respect to the merger agreement and the transactions contemplated thereby, including the merger. In addition, Jefferies Broadview’s opinion and presentation to the Strategic Committee was one of many factors taken into consideration by the Strategic Committee in making its decision to approve and adopt the merger agreement and approve the transactions contemplated thereby, including the merger. Consequently, the Jefferies Broadview analyses as described above should not be viewed as determinative of the opinion of the board of directors with respect to the value of Vitria or whether the board of directors would have been willing to agree to different consideration.

Based upon and subject to the foregoing qualifications and limitations and those set forth below, Jefferies Broadview was of the opinion that, as of September 20, 2006, the $2.75 per share in cash to be received by the Shareholders pursuant to the merger agreement, was fair, from a financial point of view, to the Shareholders.

Jefferies Broadview acted as financial advisor to the Strategic Committee, received a customary fee from Vitria upon delivery of its opinion and will receive an additional customary fee upon the successful conclusion of the merger. In addition, Vitria has agreed to indemnify Jefferies Broadview and its affiliates and related parties in connection with its engagement, including liabilities under the federal securities laws, and to reimburse certain of their expenses. Jefferies Broadview was not requested to provide, or to identify potential sources of, financing to Vitria or to explore strategic alternatives other than a sale of Vitria. Except as set forth in the preceding sentence, no limitations were imposed on Jefferies Broadview by the Strategic Committee with respect to the investigations made or procedures followed by Jefferies Broadview in rendering its opinion. In the ordinary course of their businesses, Jefferies and its affiliates may publish research reports regarding the securities of Vitria and its affiliates or affiliates of Innovation Technology, may actively trade or hold such securities for their own accounts and for the accounts of their customers and, accordingly, may at any time hold long or short positions in those securities.

Purposes and Reasons for the Merger of Innovation Technology and the Parent Group

Innovation Technology and the Parent Group intend to effect the merger to acquire all of the outstanding shares of common stock of Vitria not already owned by Innovation Technology and the Parent Group. The merger will allow Dr. Chang and Dr. Skeen to take Vitria private to continue developing Vitria’s products. Innovation Technology and the Parent Group regard the acquisition of Vitria as an attractive investment opportunity because they believe that Vitria’s future business prospects can be improved by operating as a private company under the direction of Dr. Chang and Dr. Skeen. Innovation Technology and the Parent Group have decided to pursue the proposed merger at this time and believe that it is best for Vitria to operate as a privately-held company for several reasons.

Innovation Technology and the Parent Group believe that the Vitria’s products, products in development and intellectual property has value that was not reflected in the initial interest from third parties identified in the strategic process undertaken by the Strategic Committee and our board of directors and is not reflected in the trading price of our common stock, and would not be realized in a liquidation. Innovation Technology and the Parent Group are willing to forego the current return that they might receive in an immediate sale or liquidation in exchange for Vitria’s long-term business prospects, which are subject to substantial risks and uncertainties including Vitria’s ability to achieve the strategic goals set for it by Innovation Technology and the Parent Group.

Innovation Technology and the Parent group also believe that as a private company, Vitria could operate more efficiently and effectively. Operating as a public company entails substantial expense, which have been significantly increased by requirements arising from the Sarbanes-Oxley Act of 2002. By eliminating Vitria’s cost attributable solely to its status as a public company, including related legal and insurance costs, the costs of accounting, auditing and internal controls, the cost of annual meetings, the cost of preparing, printing and mailing annual reports and proxy statements, the expense of a transfer agent and the cost of investor relations activities, Innovation Technology and the Parent Group expect to reduce Vitria’s expenses by over $1.0 million in the first full fiscal year following the merger. Innovation Technology and the Parent Group believe that other improvements to Vitria’s cost structure and strategic direction could be achieved, free of the market pressures imposed on a publicly traded company with regard to operating results. In addition, Innovation Technology and the Parent Group considered what they believed were competitive advantages of Vitria no longer being a public company, including less transparency to competitors and greater access to capital resources to capitalize on market opportunities, if any.

Innovation Technology and the Parent Group also considered the following negative factors:

•	as a result of the merger and related transactions, Innovation Technology and the Parent Group’s investment in Vitria will become an illiquid investment in the stock of a private company, representing a significant portion of Dr. Chang and Dr. Skeen’s personal assets;

•	payment of the merger consideration will significantly reduce Vitria’s cash resources; and

•	following the merger, Innovation Technology and the Parent Group will bear the sole burden for any future losses or decrease in enterprise value.

Innovation Technology and the Parent Group ultimately concluded that the potential detriments of the merger to them were outweighed by the potential benefits of the merger to them.

Position of Innovation Technology, Merger Sub and the Parent Group as to the Fairness of the Merger

The rules of the SEC require the Innovation Technology, Merger Sub and the Parent Group to express their belief as to the fairness of the merger to unaffiliated stockholders of Vitria. None of Innovation Technology, Merger Sub or the Parent Group makes any recommendation as to whether any Vitria stockholder should adopt the merger agreement. As the acquiring parties in the merger, Innovation Technology, Merger Sub and the Parent Group are not objective in their views with regard to the fairness of the merger.

Innovation Technology, Merger Sub and the Parent Group were not members of, and did not participate in the deliberations of, the Strategic Committee; however, as a director of Vitria, Dr. Skeen participated in the meeting of Vitria’s board at which it approved the merger, though he abstained from voting in connection with its approval of the merger agreement and the transactions contemplated thereby in light of his conflict of interest. Based on their beliefs regarding the reasonableness of the conclusions and analyses of the Strategic Committee and our board of directors, Innovation Technology, Merger Sub and the Parent Group believe that the terms and conditions of the merger are substantively and procedurally fair to the stockholders other than Vitria, Innovation Technology and members of the Parent Group. In making this determination, Innovation Technology, Merger Sub and the Parent Group considered among others, the following factors:

•	the negotiation and deliberation conducted by the Strategic Committee, which led to the approval of the merger agreement by Vitria’s board of directors and the Strategic Committee, including the fact that the board of directors decided to pursue the proposed merger following the consideration of other proposals and attempts to identify any other potential buyers;

•	the relationship between the $2.75 per share merger consideration and the recent and historical market prices of Vitria’s common stock, including the fact that the merger consideration of $2.75 per share is a premium to the average share price of our common stock for the 20 trading days ended September 19, 2006 ($2.62), the 30 trading days ended September 19, 2006 ($2.65), and the 60 trading days ended September 19, 2006 ($2.71);

•	the current and historical financial condition and results of operations of Vitria;

•	current financial projections of Vitria, including the risks related to the achievement of such projections in light of our prior history of achieving our projections and current market conditions;

•	the fact that the merger consideration is all cash, which provides certainty of value to our stockholders, and that the merger consideration is not subject to a financing condition;

•	the fact that the Strategic Committee and our board of directors received the opinion of Jefferies Broadview stating that, based upon and subject to the various qualifications, considerations and assumptions set forth in their opinion, the $2.75 per share merger consideration was fair, from a financial point of view, to Vitria stockholders other than Vitria, Innovation Technology and members of the Parent Group and any of their respective direct or indirect subsidiaries, the Chang Family Trust and holders of the Appraisal Shares;

•	the fact that Jefferies Broadview conducted a lengthy and extensive solicitation process under the supervision of the Strategic Committee and only one party other than Innovation Technology submitted a bid and such other party’s bid was withdrawn.

In addition, Innovation Technology, Merger Sub and the Parent Group believe that sufficient procedural safeguards were and are present to ensure the fairness of the merger to the unaffiliated Vitria stockholders. These procedural safeguards include the following:

•	the fact that Vitria’s board of directors established the Strategic Committee, the members of which are each independent directors under the rules of The NASDAQ Stock Market Inc. and are not employees of Vitria.

•	the fact that Jefferies Broadview and Richards Layton were retained as financial and legal advisors to advise the Strategic Committee with respect to the merger.

•	the fact that the Strategic Committee provided instructions to its legal and financial advisors regarding the negotiation of the terms of the merger agreement, including the amount of the merger consideration.

•	the fact that Vitria’s board of directors and Strategic Committee have retained their right to change their recommendation of the merger.

•	the fact that our board of directors, acting on the recommendation of the Strategic Committee, in the exercise of its fiduciary duties in accordance with the merger agreement, can authorize Vitria’s management to provide information to and engage in negotiations with a third party following receipt of a bona fide written unsolicited proposal or offer that our board of directors (or any committee thereof) determines in good faith is reasonably likely to lead to a superior proposal in the manner provided in the merger agreement, subject to specified conditions;

•	the fact that our board of directors, acting on the recommendation of the Strategic Committee, in the exercise of its fiduciary duties in accordance with the merger agreement, can terminate the merger agreement following receipt of a bona fide written superior proposal in the manner provided in the merger agreement, subject to specified conditions, including the payment of a $2,800,000 termination fee; and

•	under Delaware, Vitria stockholders have recourse if they believe the $2.75 per share merger consideration is less than the fair value of their shares, so long as they follow statutory procedures.

Innovation Technology, Merger Sub and the Parent Group also considered the risks and potentially negative factors identified under “Special Factors — Reasons for the Merger of Vitria and Recommendation of the Board of Directors” and “— Purposes and Reasons for the Merger of Innovation Technology and the Parent Group.”

Innovation Technology, Merger Sub and the Parent Group have considered all of the foregoing factors as a whole to support their belief that the proposed merger is substantively and procedurally fair to Vitria stockholders other than Vitria, Innovation Technology and members of the Parent Group. In view of the number and wide variety of factors considered in connection with making a determination as to the fairness of the proposed merger to the unaffiliated stockholders of Vitria, and the complexity of these matters, Innovation Technology, Merger Sub and the Parent Group did not find it practicable to, nor did they attempt to, quantify, rank or otherwise assign relative weights to the specific factors they considered. Moreover, Innovation Technology, Merger Sub and the Parent Group have not undertaken to make any specific determination to assign any particular weight to any single factor, but have conducted an overall analysis of the factors described above. Innovation Technology, Merger Sub and the Parent Group did not engage a financial advisor for purposes of undertaking a formal evaluation of the fairness of the merger to our stockholders.

Innovation Technology, Merger Sub and the Parent Group did not consider Vitria’s net book value or liquidation value to be material to their conclusion regarding the fairness of the merger because it is their view that neither our book value nor liquidation value accurately reflects Vitria’s value in light of the nature of its business and assets.

Although Innovation Technology, Merger Sub and the Parent Group did not perform a formal valuation of the going concern value of Vitria, as noted above, they did consider the financial projections of Vitria as well as the other factors regarding the business prospects of Vitria noted above in the list of factors that Innovation Technology, Merger Sub and the Parent Group considered positive.

Innovation Technology, Merger Sub and the Parent Group believe that the factors discussed above provide a reasonable basis for their belief that the merger is fair to the unaffiliated Vitria stockholders. This belief should not, however, be construed as a recommendation to any stockholder to vote to approve the merger agreement. Innovation Technology, Merger Sub and the Parent Group do not make any recommendation as to how our stockholders should vote their shares relating to the merger or any related transaction.

Purposes and Plans for Vitria After the Merger

The purpose of the merger is to enable our stockholders, other than Innovation Technology and members of the Parent Group, to immediately realize the value of their investment in us through their receipt of the per share merger consideration of $2.75 in cash. It is expected that, upon consummation of the merger, the operations of our company will be conducted substantially as they currently are being conducted except that Vitria will not be subject to the obligations and constraints, and the related direct and indirect costs and personnel requirements, associated with being a public company.

At the effective time of the merger, the directors of Merger Sub immediately prior to the effective time of the merger will be directors of the surviving corporation. It is further contemplated that the officers of Vitria immediately prior to the effective time of the merger will be the initial officers of the surviving corporation.

Innovation Technology and the Parent Group do not have any current plans or proposals that relate to, or would result in, an extraordinary corporate transaction following completion of the merger involving our corporate structure, business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets. Innovation Technology and the Parent Group expect, however, that following the merger, Vitria’s management will evaluate and review our business and operations and may develop new plans and proposals that they consider appropriate to maximize the value of Vitria after the merger. Innovation Technology and the Parent Group expressly reserve the right to make any changes they deem appropriate in light of its evaluation and review or in light of future developments.

Financing

Source of Funds

Vitria and Innovation Technology expect the aggregate merger consideration payable to Vitria stockholders, other than Innovation Technology and members of the Parent Group, to be approximately $68,000,000, assuming none of Vitria’s stockholders choose to exercise and perfect any appraisal rights. The merger consideration will be paid by Innovation Technology, which will be funded from Dr. Chang’s and Dr. Skeen’s personal funds, and existing funds of Vitria, although Dr. Chang, Dr. Skeen or Innovation Technology may incur short- or long-term debt to facilitate payment of the merger consideration. Dr. Chang and Dr. Skeen are currently in discussions with potential lenders regarding such potential arrangements. To date, no such arrangements have been established.

Estimated Fees and Expenses

Except as set forth below, Vitria will not pay any fees or commissions to any broker, dealer or other person in connection with the merger. If the merger agreement is terminated under certain circumstances described under “The Merger Agreement — Termination of the Merger Agreement” Vitria has agreed to pay Innovation Technology a termination fee in the amount of $2,800,000 and to reimburse Innovation Technology for its expenses, in an amount up to $500,000 if the merger agreement is terminated as a result of a failure of our stockholders to adopt the merger agreement.

The following is an estimate of fees and expenses to be incurred by Vitria in connection with the merger:

Legal	$500,000
Financial Advisors	1,177,700
Printing and Mailing	160,000
SEC Filing Fees	7,181
Paying Agent	15,000
Proxy Solicitation and Information Agent	10,000
Strategic Committee Fees	108,000
Miscellaneous	5,000

Total	$1,982,881

The estimated fees and expenses listed above do not include expenses incurred by Innovation Technology or Merger Sub that will be borne by the surviving corporation. None of the costs and expenses described above or to be borne by the surviving corporation will reduce the $2.75 per share merger consideration payable to our stockholders other than Innovation Technology, members of the Parent Group and stockholders who perfect their appraisal rights.

Voting Agreements

In connection with the execution of the merger agreement, the Parent Group, executed voting agreements with and delivered irrevocable proxies to Vitria relating to the shares of Vitria common stock, and options to purchase such shares, owned by each of them. The Parent Group collectively owns, including shares subject to options exercisable within 60 days of September 30, 2006, an aggregate of 11,972,693 shares or approximately 32.9% of the outstanding shares on September 30, 2006.

Under the voting agreements, each member of the Parent Group agreed to vote their shares of Vitria common stock or other securities and any newly acquired shares or other securities in favor of the adoption of the merger agreement, the merger and the other actions contemplated by the merger agreement and any action in furtherance of the foregoing.

In addition, Dr. Skeen and Dr. Chang have agreed to use their best efforts to cause Innovation Technology and Merger Sub to perform their respective obligations under the merger agreement, including using their best efforts to provide Innovation Technology with sufficient cash resources to pay the merger consideration to Vitria stockholders pursuant to the merger agreement and to otherwise to perform Innovation Technology’s obligations under the merger agreement, in each case so long as the merger agreement is not terminated in accordance with its terms.

Each member of the Parent Group also agreed not to sell, encumber, grant an option with respect to or dispose of any of the securities or options of Vitria owned by such stockholder, or enter into any agreement or commitment contemplating any of the foregoing, except, subject to certain conditions, for transfers to the stockholder’s immediate family or upon the death of the stockholder.

The voting agreements terminate upon the consummation of the merger or if the merger agreement is terminated in accordance with its terms.

Drs. Chang and Skeen intend to cause all shares of Vitria common stock held by them and Skeen/Chang Investments, L.P. (of which Dr. Chang and Dr. Skeen are general partners) to be contributed to Innovation Technology before the merger is completed.

Certain Effects of the Merger

If the merger is consummated, Merger Sub will be merged with and into Vitria, with Vitria continuing as the surviving corporation and a wholly owned subsidiary of Innovation Technology.

Upon the consummation of the merger, each share of Vitria common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by Vitria, Innovation Technology, members of the Parent Group and holders of the Appraisal Shares) will be converted into the right to receive $2.75 in cash, without interest. Upon the consummation of the merger, each stock option to acquire Vitria common stock outstanding at the effective time of the merger, whether or not then vested or exercisable, will be accelerated in accordance with the terms of our stock option plans (subject to any contrary terms of lesser acceleration specifically provided for in the terms of the grant documents related to a particular stock option) and canceled. In consideration of such cancellation, Vitria will pay to the holder of each such canceled stock option, as soon as practicable after the effective time, a cash payment equal to the product of (1) the excess of $2.75 over the per share exercise price of such stock option, multiplied by (2) the aggregate number of shares of common stock then subject to such stock option, taking into account the acceleration provided for under the terms of our stock option plans and related grant documents. In addition, each grant of restricted Vitria common stock outstanding at the effective time of the merger not then vested shall be cancelled and substituted with a right to receive future cash payments which shall equal, on a per share basis, $2.75. Such future cash payments shall be payable pursuant to the same vesting schedule and terms as were applicable to such restricted shares immediately prior to the effective time of the merger. The vesting of such restricted shares will not be accelerated solely as a result of the merger, and such vesting will only be subject to acceleration to the extent that such acceleration is expressly required by the applicable restricted stock purchase agreement or other similar agreement related to a particular stock grant.

Pursuant to the terms of the merger agreement, Vitria’s 1999 Employee Stock Purchase Plan shall terminate immediately prior to the effective time of the merger. However, the current offering period under our 1999 Employee Stock Purchase Plan expires on October 31, 2006 and we do not expect to begin a new offering period prior to the effective time of the merger.

Following the merger, Vitria will become a wholly owned subsidiary of Innovation Technology. Immediately following the merger, Innovation Technology will be a privately-held company wholly owned by the Parent Group. If the merger is completed, Vitria stockholders, other than Innovation Technology and members of the Parent Group, will have no interests in Vitria’s net book value or net earnings after the merger. Following the merger, the entire interest in Vitria’s net book value and net income will be held indirectly by the Parent Group and any additional investors in Innovation Technology permitted by them.

A primary benefit of the merger to Vitria stockholders, other than Innovation Technology and members of the Parent Group, will be the right of such stockholders to receive a cash payment of $2.75, without interest, for each share of Vitria common stock held by such stockholders as described above. Additionally, such stockholders will avoid the risk of any possible decrease in the future earnings, growth or value of Vitria following the merger. The primary detriments of the merger to such stockholders include the lack of an interest of such stockholders in the potential future earnings or growth of Vitria. Additionally, the receipt of cash in exchange for shares of Vitria common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes.

The primary benefits of the merger to Innovation Technology and the Parent Group include its and their right to all of the potential future earnings and growth of Vitria, which, if Vitria successfully executes its business strategies, could exceed the value of their original investment in Vitria. Additionally, following the merger, Vitria will be a private company indirectly owned by the Parent Group and any additional investors in Innovation Technology permitted by them, and as such will be relieved of the burdens imposed on companies with publicly traded equity, including the pressure to meet analyst forecasts and the requirements and restrictions on trading that Vitria’s directors, officers and beneficial owners of more than 10% of the shares of Vitria common stock face as a result of the provisions of Section 16 of the Exchange Act. Additionally, following the merger, Dr. Skeen will retain his officer position with the surviving corporation.

The primary detriments of the merger to Innovation Technology and the Parent Group include the fact that all of the risk of any possible decrease in the earnings, growth or value of Vitria following the merger will be borne by Innovation Technology the Parent Group and any additional investors in Innovation Technology permitted by them. Additionally, the shares of Innovation Technology will be illiquid, with no public trading market for such securities.

Vitria common stock is currently registered under the Exchange Act and is quoted on the NASDAQ Global Market under the symbol “VITR.” If the merger is completed, Vitria common stock will be delisted from the NASDAQ Global Market and will be deregistered under the Exchange Act.

Interests of Our Directors and Executive Officers in the Merger

In considering the recommendation of Vitria’s board of directors with respect to the merger, you should be aware that some of Vitria’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of our stockholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below. Vitria’s board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger.

Treatment of Stock Options

As of the record date, there were approximately        shares of our common stock subject to stock options granted under our equity incentive plans to our current executive officers and directors. Each stock option to acquire Vitria common stock outstanding at the effective time of the merger, whether or not then vested or exercisable, will be accelerated in accordance with the terms of our stock option plans (subject to any contrary terms of lesser acceleration specifically provided for in the terms of the grant documents related to a particular stock option) and canceled. In consideration of such cancellation, Vitria will pay to the holder of each such canceled stock option, as soon as practicable after the effective time, a cash payment equal to the product of (1) the excess of $2.75 over the per share exercise price of such stock option, multiplied by (2) the aggregate number of shares of common stock then subject to such stock option, taking into account the acceleration provided for under the terms of our stock option plans and related grant documents.

The following table summarizes the vested and unvested options with exercise prices of less than $2.75 per share held by our executive officers and directors as of September 30, 2006 and the consideration that each of them will receive pursuant to the merger agreement in connection with the cancellation of their options:

	Shares Subject to	Shares Subject to		Realizable Value of	Realizable Value of
	Options that Vest	Options Exercisable	Exercise Prices per	Options that Vest	All Options at the
	as a Result of the	at Closing of the	Share of All	as a Result of the	Closing of the
Name	Merger	Merger	Options	Merger	Merger

Elizabeth Xu	50,000	80,000	$2.72	$1,500	$2,400

Treatment of Restricted Stock

As of the record date, there were approximately           shares of restricted Vitria common stock held by our executive officers, other than the Parent Group. Under the terms of the merger agreement, all such shares of restricted stock shall be cancelled and substituted with a right to receive future cash payments which shall equal, on a per share basis, $2.75. Such future cash payments shall be payable pursuant to the same vesting schedule and terms as were applicable to such restricted shares immediately prior to the effective time of the merger. The vesting of such restricted shares will not be accelerated solely as a result of the merger, and such vesting will only be subject to acceleration to the extent that such acceleration is expressly required by the applicable restricted stock purchase agreement or other similar agreement related to a particular stock grant.

Key Employee Retention and Severance Plan

Pursuant to Vitria’s Key Employee Retention and Severance Plan for its executive officers, upon the consummation of the merger, if an executive officer leaves Vitria under certain circumstances, the plan provides:

•	for a lump sum cash payment equal to 100% of the executive officer’s annual base salary and the prorated amount of the executive officer’s target or incentive bonus for such year;

•	that the vesting for all of the executive officer’s outstanding stock options granted, or restricted stock or performance shares issued, prior to the change of control will accelerate by the greater of one year or the length of service of the executive officer;

•	that Vitria continue health care coverage for the executive officer and that Vitria continue to subsidize its portion of the premiums payable on account of the executive officer for up to the earlier of one year or the effective date of health care coverage with a subsequent employer; and

•	that if any payment, benefit or acceleration of a stock option or other award would be considered a “parachute payment” under Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Vitria will provide the executive officer with such payment, benefit or acceleration that either would result in no excise tax or the full amount of the payment, benefit or acceleration. In any case, the executive officer will receive the payment, benefit or acceleration that results in the executive officer being in the best position after all taxes, including the excise tax, if applicable, have been paid.

On September 20, 2006, in connection with approving the execution of the merger agreement, the board of directors of approved a letter agreement with Michael D. Perry, Vitria’s Senior Vice President, Chief Financial Officer, pursuant to which, in the event Mr. Perry is the subject of a Covered Termination (as defined in the Key Employee Retention and Severance Plan), Mr. Perry shall receive not less than $125,000, less any amount that Mr. Perry has received for his 2006 target bonus or incentive payment.

Non-Employee Director Change of Control Plan

In January 2002, the Board of Directors adopted a Non-Employee Director Change of Control Plan for our non-employee directors. Upon the consummation of the merger, the plan provides that the vesting for all of the non-employee directors’ outstanding stock options granted, or restricted stock or performance shares issued, prior to the change of control will accelerate and be fully vested as of the date of the change of control. If such acceleration would be considered a “parachute payment” under Section 280G of the Internal Revenue Code and would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Vitria will provide the non-employee director with such acceleration that either would result in no excise tax or the full amount of the acceleration. In any case, the non-employee director will receive acceleration that results in the non-employee director being in the best position after all taxes, including the excise tax, if applicable, have been paid.

Positions with the Surviving Corporation

It is anticipated that the officers of Vitria immediately prior to the effective time of the merger will be the initial officers of the surviving corporation. To the extent these officers receive stock options or other equity interests in the surviving corporation, they would benefit from future growth, if any, of Vitria after it ceases to be publicly traded.

Indemnification of Directors and Officers; Insurance

The merger agreement provides that the surviving corporation will continue our indemnification obligations with respect to our directors and officers and that Innovation Technology will provide, or cause the surviving corporation to provide, for a period of not less than six years after the consummation of the merger, our officers and directors with an insurance and indemnification policy that provides coverage for events occurring at or prior to the consummation of the merger that is no less favorable than the existing policy of Vitria.

Compensation of Members of the Strategic Committee

The members of the Strategic Committee received an aggregate of $108,000 in connection with the performance of their duties as members of the Strategic Committee. Harry Van Wickle received an aggregate of $24,000 in connection with his services as a member of the Strategic Committee, J. Alberto Yépez received an aggregate of $43,000 in connection with his services as a member of the Strategic Committee and Dennis Wolf received an aggregate of $41,000 in connection with his services as a member of the Strategic Committee.

Appraisal Rights

If the merger is completed, holders of Vitria common stock are entitled to appraisal rights under Section 262 of the Delaware General Corporation Law (“Section 262”), provided that they comply with the conditions established by Section 262.

The discussion below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached to this proxy statement as Annex C. Stockholders intending to exercise appraisal rights should carefully review Annex C. Failure to follow precisely any of the statutory procedures set forth in Annex C may result in a termination or waiver of these rights.

A record holder of shares of Vitria common stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the effective time of the merger, who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of adoption of the merger agreement nor consents thereto in writing will be entitled to an appraisal by the Delaware Court of Chancery (the “Delaware Court”) of the fair value of his or her shares of Vitria common stock. All references in this summary of appraisal rights to a “stockholder” or “holders of shares of Vitria common stock” are to the record holder or holders of shares of Vitria common stock. Except as set forth herein, stockholders of Vitria will not be entitled to appraisal rights in connection with the merger.

Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, such as the Special Meeting, not less than 20 days prior to the meeting a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This proxy statement shall constitute such notice to the record holders of Vitria common stock.

Stockholders who desire to exercise their appraisal rights must satisfy all of the conditions of Section 262. Those conditions include the following:

•	Stockholders electing to exercise appraisal rights must not vote “for” the adoption of the merger agreement. Also, because a submitted proxy not marked “against” or “abstain” will be voted “for” the proposal to adopt the merger agreement, the submission of a proxy not marked “against” or “abstain” will result in the waiver of appraisal rights.

•	A written demand for appraisal of shares must be filed with us before the taking of the vote on the merger agreement at the Special Meeting on , 2006. The written demand for appraisal should specify the stockholder’s name and mailing address, and that the stockholder is thereby demanding appraisal of his or her Vitria common stock. The written demand for appraisal of shares is in addition to and separate from a vote against adoption of the merger agreement or an abstention from such vote.

•	A demand for appraisal should be executed by or for the stockholder of record, fully and correctly, as such stockholder’s name appears on the share certificate. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, this demand must be executed by or for the fiduciary. If the shares are owned by or for more than one person, as in a joint tenancy or tenancy in common, such demand should be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record. However, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, he is acting as agent for the record owner. A person having a beneficial interest in Vitria common stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below in a timely manner to perfect whatever appraisal rights the beneficial owners may have.

•	A stockholder who elects to exercise appraisal rights should mail or deliver his, her or its written demand to Vitria at 945 Stewart Drive, Sunnyvale, California 94085, Attention: Corporate Secretary.

Within ten days after the effective time of the merger, we must provide notice of the effective time of the merger to all of our stockholders who have complied with Section 262 and have not voted for the merger.

Within 120 days after the effective time of the merger, either Vitria or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on Vitria in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. There is no present intent on the part of Vitria to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that Vitria will file such a petition or that Vitria will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of Vitria common stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.

Within 120 days after the effective time of the merger, any stockholder who has satisfied the requirements of Section 262 will be entitled, upon written request, to receive from Vitria a statement setting forth the aggregate number of shares of Vitria common stock not voting in favor of adoption of the merger agreement and with respect to which demands for appraisal were received by Vitria and the number of holders of such shares. Such statement must be mailed within 10 days after the stockholders’ request has been received by Vitria or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Vitria common stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

Although we believe that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the consideration they would receive pursuant to the merger agreement. Moreover, we do not anticipate offering more than the merger consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Vitria common stock is less than the merger consideration. In determining “fair value”, the Delaware Court is required to take into account all relevant factors. The Delaware Supreme Court has stated that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be exclusive of any element of value arising from the accomplishment or expectation of the merger. The Delaware Supreme Court has stated that such exclusion is a narrow exclusion that does not encompass known elements of value, but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. The Delaware Supreme Court has construed Section 262 to mean that elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.

The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys’ and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys’ and expert witness expenses, although, upon application of a dissenting stockholder, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

Any stockholder who has duly demanded appraisal in compliance with Section 262 will not, after the effective time of the merger, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time of the merger.

At any time within 60 days after the effective time of the merger, any stockholder will have the right to withdraw his demand for appraisal and to accept the terms offered in the merger agreement. After this period, a stockholder may withdraw his, her or its demand for appraisal and receive payment for his, her or its shares as provided in the merger agreement only with our consent. If no petition for appraisal is filed with the court within 120 days after the effective time of the merger, stockholders’ rights to appraisal (if available) will cease. Inasmuch as we have no obligation to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder’s demand for appraisal by delivering to Vitria a written withdrawal of his or her demand for appraisal and acceptance of the merger consideration, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of Vitria and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

Failure by any Vitria stockholder to comply fully with the procedures described above and set forth in Annex C to this proxy statement may result in termination of such stockholder’s appraisal rights. In view of the complexity of exercising your appraisal rights under Delaware law, if you are considering exercising these rights you should consult with your legal counsel.

Material United States Federal Income Tax Consequences of the Merger

The following summary is a general discussion of the material United States federal income tax consequences to our stockholders, other than Vitria, Innovation Technology and members of the Parent Group, whose common stock is converted into cash in the merger. This summary is based on the current provisions of the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations, judicial authority and administrative rulings, all of which are subject to change, possibly with retroactive effect or different interpretations. Any such change could alter the tax consequences to our stockholders as described herein. As a result, we cannot assure you that the tax consequences described herein will not be challenged by Internal Revenue Service (the “IRS”) or will be sustained by a court if challenged by the IRS. No ruling from the IRS has been or will be sought with respect to any aspect of the transactions described herein. This summary is for the general information of our stockholders, other than Vitria, Innovation Technology and members of the Parent Group only and does not purport to be a complete analysis of all potential tax effects of the merger. For example, it does not consider the effect of any applicable state, local, foreign, estate or gift tax laws, or of any non-income tax laws. In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the merger (whether or not such transactions occur in connection with the merger), including, without limitation, any exercise of a Vitria option or the acquisition or disposition of Vitria shares other than pursuant to the merger. In addition, it does not address all aspects of federal income taxation that may affect particular Vitria stockholders in light of their particular circumstances, including:

•	stockholders that are insurance companies;

•	stockholders that are tax-exempt organizations;

•	stockholders that are financial institutions, regulated investment companies, or brokers or dealers in securities;

•	stockholders who hold their common stock as part of a hedge, straddle or conversion transaction;

•	stockholders that hold common stock which constitutes qualified small business stock for purposes of Section 1202 of the Code or “section 1244 stock” for purposes of Section 1244 of the Code;

•	stockholders who are liable for the federal alternative minimum tax;

•	stockholders who are partnerships or other entity classified as a partnership for United States federal income tax purposes;

•	stockholders who acquired their common stock pursuant to the exercise of a stock option or otherwise as compensation;

•	stockholders whose functional currency for United States federal income tax purposes is not the U.S. dollar; and

•	stockholders who are not citizens or residents of the United States or that are foreign corporations, foreign partnerships or foreign estates or trusts with respect to the United States.

The following summary also does not address the tax consequences for the holders of stock options. The following summary assumes that Vitria stockholders hold their common stock as a “capital asset” (generally, property held for investment). In the case of a Vitria stockholder that is a partnership, the tax treatment of a partner in such partnership will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships or other pass-through entities holding our capital stock are encouraged to consult their own tax advisors.

ACCORDINGLY, VITRIA STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES, AND AS TO ANY TAX REPORTING REQUIREMENTS OF THE MERGER AND RELATED TRANSACTIONS IN LIGHT OF THEIR OWN RESPECTIVE TAX SITUATIONS.

Treatment of Holders of Common Stock

The conversion of Vitria common stock into the right to receive cash in the merger will be a taxable transaction. Generally, this means that a Vitria stockholder, other than Vitria, Innovation Technology, and members of the Parent Group, will recognize a capital gain or loss equal to the difference between (1) the amount of cash the stockholder receives in the merger and (2) the stockholder’s adjusted tax basis in the common stock surrendered therefor. For this purpose, Vitria stockholders who acquired different blocks of Vitria shares at different times for different prices must calculate gain or loss separately for each identifiable block of Vitria shares surrendered in the exchange. This gain or loss will be long-term if the holder has held Vitria common stock for more than one year as of the date of the merger. Any long-term capital gain recognized by a non-corporate Vitria stockholder generally will be subject to United States federal income tax at a maximum rate of 15%. Generally, capital losses are deductible only against capital gains and are not available to offset ordinary income; however, individuals are allowed to offset a limited amount of net capital losses against ordinary income.

Appraisal Rights

Under specified circumstances, a Vitria stockholder may be entitled to appraisal rights in connection with the merger. If a stockholder of Vitria common stock receives cash pursuant to the exercise of appraisal rights, such stockholder generally will recognize gain or loss, measured by the difference between the cash received and such stockholder’s tax basis in such Vitria common stock. Interest, if any, awarded in an appraisal proceeding by a court would be included in such stockholder’s income as ordinary income for federal income tax purposes. Stockholders of Vitria common stock who exercise appraisal rights are urged to consult their own tax advisors.

Backup Withholding

A Vitria stockholder may be subject to “backup withholding” with respect to certain “reportable payments” including taxable proceeds received in exchange for the stockholder’s Vitria shares in the merger. The current backup withholding rate for 2006 is 28%, but this rate could change at any time. Backup withholding will generally not apply, however, to a Vitria stockholder who furnishes the paying agent with a correct taxpayer identification number on IRS Form W-9 (and who does not subsequently become subject to backup withholding) or who is otherwise exempt from backup withholding, such as a corporation. Vitria stockholders who fail to provide their correct taxpayer identification numbers may be subject to penalties imposed by the IRS. In addition, certain foreign persons such as certain nonresident aliens may establish an exemption from, or a reduced rate of, backup withholding by delivering the proper version of IRS Form W-8, for example by providing a properly completed IRS Form W-8BEN certifying such shareholder’s non-U.S. status. Each Vitria stockholder and, if applicable, each other payee, should complete and sign the IRS Form W-9 included with the letter of transmittal (or other applicable form such as a IRS Form W-8) in order to provide the information and certification necessary to avoid the imposition of backup withholding, unless an exemption applies and is established in a manner satisfactory to the paying agent. Any amounts withheld from payments to a Vitria stockholder under the backup withholding rules are generally not an additional tax and may be refunded or allowed as a credit against Vitria stockholder’s United States federal income tax liability, provided that the stockholder furnishes the required information to the IRS.

THE FOREGOING DISCUSSION OF THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS FOR OUR STOCKHOLDERS’, OTHER THAN VITRIA, INNOVATION TECHNOLOGY AND MEMBERS OF THE PARENT GROUP, GENERAL INFORMATION ONLY. ACCORDINGLY, OUR STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES.

Provisions for Unaffiliated Security Holders

No provision has been made to grant Vitria stockholders access to the corporate files of Vitria, any other party to the merger agreement or to obtain counsel or appraisal services at the expense of Vitria or any other such party.

Regulatory Matters

The merger of Vitria with Merger Sub and the conversion of shares of Vitria common stock into the right to receive the merger consideration is not subject to the provisions of the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

THE SPECIAL MEETING

We are furnishing this proxy statement to you as part of the solicitation of proxies by our board of directors for use at the Special Meeting.

Date, Time and Place

The Special Meeting will be held at our offices at 945 Stewart Drive, Sunnyvale, California 94085, at 10:00 a.m., local time, on          , 2006.

Purpose of the Special Meeting

You will be asked at the Special Meeting to adopt the merger agreement. The Strategic Committee has determined that the merger and the merger agreement are substantively and procedurally fair to, and in the best interests of, Vitria’s stockholders and recommended that our board of directors approve the merger agreement and the transactions contemplated thereby, including the merger, and that our board of directors recommend that Vitria’s stockholders vote to adopt the merger agreement. Our board of directors then determined that the merger and the merger agreement are procedurally and substantively fair to, and in the best interests of, Vitria and its stockholders, declared the merger agreement and the merger to be advisable and recommended that Vitria’s stockholders vote to adopt the merger agreement. If necessary, you will also be asked to vote on a proposal to adjourn the Special Meeting for the purpose of soliciting proxies to vote in favor of adoption of the merger agreement.

Record Date; Stock Entitled to Vote; Quorum

Only holders of record of Vitria common stock at the close of business on          , 2006, the record date, are entitled to notice of and to vote at the Special Meeting. On the record date,           shares of Vitria common stock were issued and outstanding and held by approximately           holders of record. A quorum will be present at the Special Meeting if a majority of the outstanding shares of Vitria common stock entitled to vote on the record date are represented in person or by proxy. In the event that a quorum is not present at the Special Meeting, or there are not sufficient votes at the time of the Special Meeting to adopt the merger agreement, it is expected that the meeting will be adjourned or postponed to solicit additional proxies if the holders of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote at the Special Meeting approve an adjournment. Holders of record of Vitria common stock on the record date are entitled to one vote per share at the Special Meeting on each proposal presented.

Vote Required

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Vitria common stock on the record date. If you abstain from voting or do not vote, either in person or by proxy, it will have the same effect as a vote against the adoption of the merger agreement. The approval of the adjournment of the Special Meeting requires the affirmative vote of the holders of a majority of the shares of Vitria common stock present, in person or by proxy, at the Special Meeting (excluding abstentions).

Voting of Proxies

All shares represented by properly executed proxies received in time for the Special Meeting will be voted at the Special Meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted “for” the adoption of the merger agreement and “for” approval of the proposal to adjourn the Special Meeting, if necessary.

To vote, please complete, sign, date and return the enclosed proxy card or, to appoint a proxy over the Internet or by telephone, follow the instructions provided below. If you attend the Special Meeting and wish to vote in person, you may withdraw your proxy and vote in person. If your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Special Meeting.

Shares of Vitria common stock represented at the Special Meeting but not voted, including shares of Vitria common stock for which proxies have been received but for which stockholders have abstained, will be treated as present at the Special Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

Only shares affirmatively voted for the adoption of the merger agreement, including properly executed proxies that do not contain specific voting instructions, will be counted for that proposal. If you abstain from voting, it will have the same effect as a vote against the adoption of the merger agreement, but no effect on the proposal to adjourn the Special Meeting. If you do not execute a proxy card, it will have the same effect as a vote against the adoption of the merger agreement and will have no effect on the proposal to grant authority to adjourn the Special Meeting.

Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as the adoption of the merger agreement and, as a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote those shares, referred to generally as “broker non-votes.” Broker non-votes will be treated as shares that are present at the Special Meeting for purposes of determining whether a quorum exists and will have the same effect as votes “against” the adoption of the merger agreement and on the proposal to grant the persons named as proxies the authority to adjourn the Special Meeting.

No business may be transacted at the Special Meeting other than the proposal to adopt the merger agreement and, if necessary, the proposal to adjourn the Special Meeting.

Voting over the Internet or by Telephone

You may also grant a proxy to vote your shares over the Internet or by telephone. The law of Delaware, under which we are incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspector of election can determine that such proxy was authorized by the stockholder.

The Internet and telephone voting procedures described below are designed to authenticate stockholders’ identities, to allow stockholders to grant a proxy to vote their shares and to confirm that stockholders’ instructions have been recorded properly. Stockholders granting a proxy to vote over the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

For Shares Registered in Your Name

Stockholders of record may go to Computershare website at www.computershare.com/expressvote to grant a proxy to vote their shares over the Internet. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. Any stockholder using a touch-tone telephone may also grant a proxy to vote shares by calling 1-800-652-VOTE (8683) and following the recorded instructions.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instructions for authorizing votes by their banks, brokers or other agents, rather than from our proxy card.

A number of brokers and banks are participating in a program that offers the means to authorize votes over the Internet and by telephone. If your shares are held in an account with a broker or bank participating in such a program, you may authorize a proxy to vote those shares over the Internet at the internet URL specified on the instruction form received from your broker of bank, or by telephone by calling the telephone number shown on the instruction form received from your broker or bank.

General Information for All Shares Voted over the Internet or by Telephone

Votes submitted over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on          , 2006. Submitting your proxy over the Internet or by telephone will not affect your right to vote in person should you decide to attend the Special Meeting.

Revocability of Proxies

The grant of a proxy on the enclosed proxy card or over the Internet or by telephone does not preclude a stockholder from voting in person at the Special Meeting. You may revoke your proxy at any time before the shares reflected on your proxy card are voted at the Special Meeting by:

•	filing with our corporate secretary a properly executed and dated revocation of proxy;

•	submitting a properly completed, executed and dated proxy card to our corporate secretary bearing a later date;

•	submitting a subsequent vote over the Internet or by telephone; or

•	appearing at the Special Meeting and voting in person.

Your attendance at the Special Meeting will not in and of itself constitute the revocation of a proxy. If you have instructed your broker to vote your shares, you must follow the directions received from your broker to change these instructions.

Solicitation of Proxies

All proxy solicitation costs will be borne by us. In addition to solicitation by mail, our directors, officers, employees and agents may solicit proxies from stockholders by telephone or other electronic means or in person. We also reimburse brokers and other custodians, nominees and fiduciaries for their expenses in sending these materials to you and getting your voting instructions.

You should not send your stock certificates with your proxy. A letter of transmittal with instructions for the surrender of Vitria common stock certificates will be mailed to our stockholders as soon as practicable after completion of the merger.

Delivery of this Proxy Statement to Multiple Stockholders with the Same Address

The SEC has adopted rules that permit companies and intermediaries (for example, brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address if we believe the stockholders are members of the same family by delivering a single proxy statement addressed to those stockholders. Each stockholder will continue to receive a separate proxy card or voting instruction card. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies by reducing the volume of duplicate information.

A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If your household received a single proxy statement, but you would prefer to receive your own copy, please notify your broker and direct your written request to Vitria Technology, Inc., Attention: Investor Relations, 945 Stewart Drive, Sunnyvale, California 94085, or contact our Investor Relations Department at (408) 212-2700. If you would like to receive your own set of our proxy materials in the future, please contact your broker and Vitria’s Investor Relations Department and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

THE MERGER AGREEMENT

The following description summarizes the material provisions of the merger agreement and is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is included as Annex A to this proxy statement. We encourage you to read it carefully and in its entirety. The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Vitria. Such information can be found elsewhere in this proxy statement and in the other public filings Vitria makes with the SEC, which are available without charge at www.sec.gov.

Merger Consideration

Upon completion of the merger, each outstanding share of Vitria common stock, other than shares held by Vitria, Innovation Technology, members of the Parent Group and holders of Appraisal Shares, will be converted into the right to receive $2.75 in cash, without interest. The price of $2.75 per share was determined through arm’s-

length negotiations between Vitria and Innovation Technology. Upon completion of the merger, no shares of Vitria common stock will remain outstanding and all shares will automatically be canceled and will cease to exist.

Our obligation to complete the merger is conditioned upon, among other things, Innovation Technology depositing with the paying agent cash in an amount that, together with the cash that Innovation Technology may cause the surviving corporation to deposit with the paying agent immediately following the effective time of the merger in accordance with the merger agreement (the “Surviving Corporation Payment Fund”), is sufficient to pay the aggregate merger consideration payable to the holders of our common stock. However, there is no financing condition to the merger.

Innovation Technology has represented to us that it and the Parent Group collectively have and will at all times through the effective time of the merger have, sufficient resources that, together with the Surviving Corporation Payment Fund, will enable it to pay the aggregate merger consideration payable to the holders of our common stock. In addition, Dr. Chang and Dr. Skeen, individually and as joint tenants, agreed to use their best efforts to cause Innovation Technology and Merger Sub to perform their respective obligations under the merger agreement, including using their best efforts to provide Innovation Technology with sufficient cash resources (together with such resources of Vitria as Innovation Technology is permitted to utilize in accordance with the merger agreement) to pay the merger consideration to Vitria stockholders pursuant to the merger agreement and to otherwise to perform Innovation Technology’s obligations under the merger agreement, in each case so long as the merger agreement is not terminated in accordance with its terms, as described in more detail above under “Special Factors — Voting Agreements.”

Conversion of Shares; Procedures for Exchange of Certificates

Effective automatically upon completion of the merger, you will have the right to receive $2.75 per share in cash, without interest. Prior to the effective time of the merger, Innovation Technology will enter into an agreement with a bank or trust company to act as paying agent under the merger agreement. Immediately following the effective time of the merger, Innovation Technology will deposit, or cause to be deposited, with the paying agent cash amounts sufficient to enable the paying agent to pay the aggregate merger consideration to the holders of shares of Vitria common stock. Subject to certain limitations, following the effective time of the merger, Innovation Technology may cause the surviving corporation to deposit a portion of the cash amount required to enable the paying agent to pay the aggregate merger consideration to the holders of shares of Vitria common stock.

Promptly after the effective time of the merger, the paying agent will mail to each record holder of shares a letter of transmittal and instructions for use in surrendering certificates in exchange for the merger consideration. No stockholder should surrender any certificates until the stockholder receives the letter of transmittal and other materials for such surrender. Upon surrender of a stock certificate for cancellation to the paying agent, together with a letter of transmittal, duly completed and executed in accordance with the instructions, and such other customary documents as the paying agent may require, the holder of such certificate will be entitled to receive the merger consideration into which the number of shares of common stock previously represented by such stock certificate shall have been converted pursuant to the merger agreement, without any interest thereon. The certificates so surrendered will be canceled.

In the event of a transfer of ownership of shares of common stock which is not registered in our transfer records, payment may be made with respect to such shares to the transferee if the stock certificate representing such shares is presented to the paying agent, accompanied by all documents reasonably required by the paying agent to evidence such transfer and to evidence that any applicable stock transfer taxes relating to such transfer have been paid.

If your stock certificate has been lost, stolen or destroyed, the paying agent will deliver to you the applicable merger consideration for the shares represented by that certificate if:

•	you make an affidavit claiming such certificate has been lost, stolen or destroyed; and

•	if required by Innovation Technology, you post a bond in such reasonable amount as Innovation Technology may direct as indemnity against any claim that may be made with respect to that certificate against Innovation Technology.

You should not send your certificates now and should send them only pursuant to instructions set forth in the letters of transmittal to be mailed to stockholders promptly after the effective time. In all cases, the merger consideration will be provided only in accordance with the procedures set forth in this proxy statement and such letters of transmittal.

One year after the effective time, the paying agent will deliver to the surviving corporation any funds made available to the paying agent which have not been disbursed to holders of Vitria stock certificates. Any holders of certificates who have not complied with the above-described procedures to receive payment of the merger consideration during such one year period may thereafter look only to the surviving corporation for payment of the merger consideration to which they are entitled.

The cash paid to you upon conversion of your shares of Vitria common stock will be issued in full satisfaction of all rights relating to the shares of Vitria common stock.

Effect on Vitria Stock Options

Each stock option to acquire Vitria common stock outstanding at the effective time of the merger, whether or not then vested or exercisable, will be accelerated in accordance with the terms of our stock option plans (subject to any contrary terms of lesser acceleration specifically provided for in the terms of the grant documents related to a particular stock option) and canceled. In consideration of such cancellation, Vitria will pay to the holder of each such canceled stock option, other than those held by members of the Parent Group, as soon as practicable after the effective time, a cash payment equal to the product of (1) the excess of the merger consideration over the per share exercise price of such stock option, multiplied by (2) the aggregate number of shares of common stock then subject to such stock option, taking into account the acceleration provided for under the terms of our stock option plans and related grant documents.

Effect on Vitria Restricted Stock Grants

Each grant of restricted Vitria common stock outstanding at the effective time of the merger not then vested shall be cancelled and substituted with a right to receive future cash payments which shall equal, on a per share basis, $2.75. Such future cash payments shall be payable pursuant to the same vesting schedule and terms as were applicable to such restricted shares immediately prior to the effective time of the merger. The vesting of such restricted shares will not be accelerated solely as a result of the merger, and such vesting will only be subject to acceleration to the extent that such acceleration is expressly required by the applicable restricted stock purchase agreement or other similar agreement related to a particular stock grant.

Effect on Vitria Employee Stock Purchase Plan

Pursuant to the terms of the merger agreement, Vitria’s 1999 Employee Stock Purchase Plan shall terminate immediately prior to the effective time of the merger. However, the current offering period under our 1999 Employee Stock Purchase Plan expires on October 31, 2006 and we do not expect to begin a new offering period prior to the effective time of the merger.

Effective Time of the Merger

The merger will become effective upon the filing of a certificate of merger with the Delaware Secretary of State or at such later time as is agreed upon by Innovation Technology and Vitria and specified in the certificate of merger. The filing of the certificate of merger will occur on the closing date. Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, Merger Sub, a wholly owned subsidiary of Innovation Technology and a party to the merger agreement, will merge with and into Vitria. Vitria will survive the merger as a wholly owned Delaware subsidiary of Innovation Technology.

Representations and Warranties

The merger agreement contains representations and warranties of each party to the agreement. The representations and warranties in the merger agreement are complicated and not easily summarized. You are urged to read carefully and in their entirety the sections of the merger agreement entitled “Representations and Warranties of Vitria Technology” and “Representations and Warranties of Parent and Merger Sub” in Annex A to this proxy statement. However, the assertions embodied in these representations and warranties are qualified by information in a confidential disclosure schedule that Vitria provided to Innovation Technology in connection with the signing of the merger agreement. While Vitria does not believe that it contains information securities laws require it to publicly disclose other than information that has already been so disclosed, the disclosure schedule does contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached merger agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts, since they are modified in important part by the underlying disclosure schedule. The disclosure schedule contains information that has been included in Vitria’s general prior public disclosures, as well as additional non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the agreement, which subsequent information may or may not be fully reflected in Vitria’s public disclosures.

The merger agreement contains customary representations and warranties of Vitria as to, among other things:

•	our organization, good standing and corporate power;

•	our capitalization;

•	authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of our stockholders, third parties and governmental authorities relating to, the merger agreement;

•	our SEC documents and undisclosed liabilities;

•	certain changes or events since June 30, 2006;

•	legal proceedings;

•	compliance with laws and permits;

•	information in this proxy statement;

•	tax matters;

•	employee benefits and labor matters;

•	environmental matters;

•	intellectual property;

•	opinion of financial advisor;

•	brokers and other advisors;

•	state takeover statutes; and

•	change of control payments.

In addition, the merger agreement contains representations and warranties by Innovation Technology and Merger Sub as to:

•	organization, good standing and corporate power;

•	authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of third parties and governmental authorities relating to, the merger agreement;

•	governmental approvals;

•	information supplied in this proxy statement;

•	ownership and operations of Merger Sub;

•	financing; and

•	brokers and other advisors.

The representations and warranties of Vitria, Innovation Technology and Merger Sub will expire upon completion of the merger.

Covenants

Conduct of Vitria Business

We have agreed in the merger agreement that, except as permitted or contemplated by the merger agreement or required by law and except for certain actions set forth on a schedule or otherwise consented to by Innovation Technology in writing (which consent may not be unreasonably withheld or delayed), we will carry on our business in the ordinary course, consistent with past practice, use commercially reasonable efforts to comply in all material respects with all applicable laws and the requirements of all material contracts, and use commercially reasonable efforts to maintain and preserve intact our business organization and the goodwill of those having business relationships with us and retain the services of our present officers and key employees.

In addition, we have agreed that, subject to specified exceptions, neither we nor any of our subsidiaries may, without Innovation Technology’s prior written consent (which, as to certain of the matters listed below, may not be unreasonably withheld or delayed):

•	issue, sell, grant, dispose of, pledge or otherwise encumber any notes, bonds or other debt securities, shares of our capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of our capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of our capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of our capital stock, voting securities or equity interests;

•	redeem, purchase or otherwise acquire any of our outstanding shares of capital stock, voting securities or equity interests, or any rights, warrants or options to acquire any shares of our capital stock, voting securities or equity interests;

•	declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of our capital stock or otherwise make any payments to our stockholders in their capacity as such;

•	split, combine, subdivide or reclassify any shares of our capital stock;

•	establish or acquire any subsidiary;

•	incur any indebtedness for borrowed money or guarantee any indebtedness;

•	sell, transfer, lease, license, mortgage, encumber, subject to any lien or otherwise dispose of (including pursuant to a sale-leaseback transaction or an asset securitization transaction) any of our properties or assets (including securities of our subsidiaries) to any person;

•	make any capital expenditures, except in the ordinary course of business consistent with past practice and in an amount not in excess of $300,000 in the aggregate during any three-consecutive month period;

•	make any acquisition (by purchase of securities or assets, merger or consolidation, or otherwise) of any other entity, business, division or assets;

•	make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan to, or guarantee for the benefit of, any person;

•	make any advance to our employees;

•	increase in any manner the compensation of any of our directors, officers or employees;

•	enter into any indemnification agreement, enter into, establish or amend any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, pension, retirement, severance, deferred compensation or other compensation or benefit plan or agreement with, for or in respect of, any stockholder, director, officer, other employee or consultant;

•	hire any employee except, subject to certain conditions, for (1) replacements of current employees and (2) other new employees whose annual noncontingent cash compensation and annual target commission payments do not, in the aggregate with all other such new employees, does not exceed $150,000;

•	enter into, or materially amend, modify or supplement any material contract outside the ordinary course of business consistent with past practice or waive, release, grant, assign or transfer any of its material rights or claims or settle any material litigation or claim made against Vitria;

•	renegotiate or enter into any new license, agreement or arrangement relating to any intellectual property sold or licensed by us;

•	make or change any material election concerning taxes or tax returns;

•	make any material changes in financial or tax accounting methods, principles or practices or change an annual accounting period, except insofar as may be required by a change in generally accepted accounting principles or applicable law;

•	amend our charter documents or the charter documents of our subsidiaries;

•	adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;

•	terminate the employment of any officer of Vitria or take any action that would result in any officer having a “good reason” for termination of employment; or

•	agree, in writing or otherwise, to take any of the foregoing actions.

The covenants in the merger agreement relating to the conduct of our business are complicated and not easily summarized. You are urged to read carefully and in its entirety the section of the merger agreement entitled “Conduct of Business of the Company” in Annex A to this proxy statement.

No Solicitation of Transactions by Vitria

We have agreed, prior to the merger becoming effective or being terminated in accordance with its terms, to certain limitations on our ability to take action with respect to other acquisition transactions. Except as set forth below, and subject to specified exceptions, we have agreed to not directly or indirectly:

•	solicit, initiate or knowingly encourage the initiation of any proposals that constitute, or may reasonably be expected to lead to, any Takeover Proposal (as defined below);

•	participate in any discussions with any third party regarding, or furnish to any third party any non-public information with respect to, any Takeover Proposal;

•	enter into any agreement, arrangement or understanding with respect to, or otherwise endorse, any Takeover Proposal; or

•	terminate, amend, modify or waive any material provision of any confidentiality or standstill agreement;

and have agreed that:

•	our board of directors will not withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Innovation Technology, our board of directors’ recommendation that our stockholders adopt the merger agreement;

•	neither our board of directors nor any committee thereof will approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal; and

•	neither our board of directors nor any committee thereof will authorize or cause Vitria to enter into any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement related to any Takeover Proposal.

Notwithstanding these limitations:

•	if we receive a bona fide written Takeover Proposal not solicited by Vitria in violation of the non-solicitation provisions of the merger agreement that our board of directors (acting on the recommendation of the Strategic Committee) determines in good faith is reasonably likely to result in a Superior Proposal (and not be withdrawn) (as defined below) and with respect to which our board of directors or the Strategic Committee acting on its behalf determines in good faith, after consulting with outside legal counsel, that the failure to take such action would be inconsistent with its fiduciary duties to our stockholders, then we may (but only prior to obtaining stockholder approval of the merger), in response to such Takeover Proposal (1) enter into a confidentiality agreement with the person making such Takeover Proposal, (2) furnish information to the person making such Takeover Proposal, but only after such person enters into a confidentiality agreement with us and provided that we concurrently with the delivery to such person, deliver to Innovation Technology all such information not previously provided to them, and (3) participate in discussions and negotiations with such person regarding such Takeover Proposal (and terminate, amend, modify or waive any material provision of any confidentiality or standstill agreement in connection with such discussions and negotiations);

•	our board of directors may withdraw or modify its recommendation that our stockholders adopt the merger agreement, any committee of our board of directors may withdraw or modify its recommendation with respect to the merger and our board of directors (or any committee thereof) may recommend a Takeover Proposal, if (1) we have provided Innovation Technology, at least two business days prior to each meeting of our board of directors at which our board of directors considers the possibility of withdrawing its recommendation or modifying its recommendation in a manner adverse to Innovation Technology(or such lesser amount of time as is provided to the members of our board of directors giving notice of the meeting or of the fact that at such meeting our board of directors will be asked to consider the possibility of withdrawing or modifying its recommendation), written notice of such meeting together with reasonably detailed information regarding the circumstances giving rise to the consideration of such possibility; (2) in the case our board of directors (or committee thereof) recommending a Takeover Proposal (but not in the case of our board of directors withdrawing or modifying its recommendation or any committee of our board of directors withdrawing or modifying its recommendation with respect to the merger), our board of directors (acting on the recommendation of the Strategic Committee) determines in good faith that Vitria has received a Superior Offer (that has not been withdrawn); and (3) our board of directors or the Strategic Committee acting on its behalf determines in good faith after consulting with outside legal counsel, that the failure to make such withdrawal, modification or recommendation would be inconsistent with its fiduciary duties to our stockholders;

•	our board of directors (acting on the recommendation of the Strategic Committee) may, contemporaneously with the termination of the merger agreement, cause Vitria to enter into a letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any Takeover Proposal; and

•	we may, at the direction of the Strategic Committee, terminate the merger agreement after receipt of a Superior Proposal, which we may do only (1) if there has not been a material breach of the no-solicitation provisions in the merger agreement in connection with such Superior Proposal, (2) our board of directors has authorized Vitria to enter into a binding, written, definitive acquisition agreement providing for the consummation of the transaction contemplated by such Superior Offer (the “Specified Acquisition Agreement”); (3) Vitria has delivered to Innovation Technology a written notice (that includes a copy of the Specified Acquisition Agreement as an attachment) stating that Vitria intends to enter into the Specified Acquisition Agreement contemporaneously with the termination of the merger agreement; (4) a period of at least two business days has elapsed since the receipt by Innovation Technology of such notice, (5) within two business days following the delivery of such notice, Innovation Technology does not propose adjustments in the terms and conditions of the merger agreement which our board of directors (or any committee thereof) determines in its good faith judgment (after consultation with an independent financial advisor of nationally recognized reputation) to be more favorable to our stockholders than such Superior Proposal; (6) Vitria has promptly advised Innovation Technology of any modification proposed to be made to the Specified Acquisition Agreement; and (7) on the date two business days after Innovation Technology receives the written notice referred to above, Vitria has executed and delivered to the other party thereto the Specified Acquisition Agreement (as it may have been modified to make it more favorable to Vitria), and the Specified Acquisition Agreement (as it may have been so modified) has thereupon become fully binding and effective; however, in the event of such a termination, Vitria would be required to pay a $2,800,000 termination fee to Innovation Technology as described below under “Fees and Expenses.”

Under the merger agreement, “Takeover Proposal” means any proposal or offer from any person (other than Innovation Technology and its affiliates) providing for any:

•	acquisition (whether in a single transaction or a series of related transactions) of our assets having a fair market value equal to 25% or more of Vitria’s consolidated assets;

•	direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 25% or more of the voting power of Vitria;

•	tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of any class of the voting power of Vitria;

•	merger, consolidation, share exchange, business combination, recapitalization or similar transaction (other than liquidation or dissolution of our wholly owned subsidiaries) or similar transaction involving us (other than mergers, consolidations, business combinations or similar transactions (1) involving solely us and/or one or more of our subsidiaries and (2) that if consummated would result in a person beneficially owning not more than 25% of any class of our equity securities); or

•	public announcement of any agreement, proposal or plan to do any of the foregoing.

However, for purposes of the termination fee provisions of the merger agreement, as described below under “Fees and Expenses,” the references to “25%” in the definition of Takeover Proposal shall be deemed instead to refer to “50%”.

Under the merger agreement, “Superior Proposal” means a bona fide written offer obtained to acquire, for consideration consisting of cash and/or securities, equity securities or assets of Vitria, made by a third party, which is on terms and conditions which our board of directors (acting on the recommendation of the Strategic Committee) determines in its good faith judgment (after consultation with an independent financial advisor of nationally recognized reputation) to be more favorable to our stockholders than the merger (including any adjustment to the terms and conditions of the Merger proposed in writing by Innovation Technology in response to such proposal) and is, in the good faith judgment of our board of directors (acting on the recommendation of the Strategic Committee), reasonably capable or being consummated in a timely manner (taking into account, without limitation, the ready availability of cash on hand and/or commitments for the same, in each case as applicable, required to consummate any such proposal and any antitrust or competition law approvals or non-objections).

Other Covenants

The merger agreement contains a number of other covenants, including covenants relating to:

•	preparation of this proxy statement and holding of the Special Meeting;

•	recommendation by our board of directors that our stockholders adopt the merger agreement;

•	use of commercially reasonable efforts to consummate the merger as promptly as practicable, including obtaining regulatory clearance and, in connection therewith, to vigorously defend any challenge by regulatory authorities to the completion of the merger;

•	public announcements;

•	access to information;

•	notification of breaches of representations and warranties, breaches of covenants and certain other matters;

•	indemnification and insurance;

•	securityholder litigation;

•	fees and expenses; and

•	employee benefits.

Conditions to the Merger

The parties’ obligations to complete the merger are subject to the following conditions:

•	the adoption of the merger agreement by the requisite vote of Vitria’s stockholders;

•	the expiration or termination of any applicable waiting periods under foreign antitrust laws and the receipt of any required foreign antitrust approvals except where the failure to allow such waiting period to expire or terminate or to obtain such approval would not have a material adverse effect on Vitria or Innovation Technology; and

•	no law, injunction, judgment or ruling shall have been enacted or shall be in effect that enjoins, restrains, prevents or prohibits the completion of the merger, makes the completion of the merger illegal or imposes material limitations on the ability of Innovation Technology effectively to acquire or hold the business of Vitria.

Innovation Technology’s and Merger Sub’s obligations to complete the merger are also subject to the following conditions:

•	our representations and warranties must be true and correct as of the date of the closing of the merger, except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on us;

•	we must have performed in all material respects all of our obligations under the merger agreement;

•	since the date of the merger agreement through the closing date of the merger, there must not have been any change, event, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on us;

•	there must not be any legal, administrative, arbitral or other proceeding pending before any governmental entity in which a governmental entity is a party that would or would reasonably be expected to restrain, enjoin, prevent, prohibit or make illegal the completion of the merger or impose material limitations on the ability of Innovation Technology to effectively exercise full rights of ownership of Vitria; and

•	we must have delivered to Innovation Technology certified copies of certain resolutions of our board of directors and stockholders and our certificate of incorporation and bylaws and Innovation Technology must have received an officer’s certificate certifying as to the satisfaction of certain closing conditions.

The merger agreement provides that a “material adverse effect” on us means any change, event, occurrence or circumstance which:

•	has a material adverse effect on our business, results of operations or financial condition, except that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or will be a material adverse effect on us: (1) any effect, change, event, occurrence or circumstance relating to the U.S. or any foreign economy in general to the extent not disproportionately affecting us; (2) any effect, change, event, occurrence or circumstance relating to the industries in which we operate to the extent not disproportionately affecting us; (3) any effect, change, event, occurrence or circumstance relating to fluctuations in the value of currencies; (4) any effect, change, event, occurrence or circumstance relating to acts of terrorism, war, national or international calamity or other similar event to the extent not disproportionately affecting us; (5) any effect, change, event, occurrence or circumstance that arises out of or results from the announcement of the merger agreement, the existence of the merger agreement or the fact that the merger may be consummated; (6) our failure to meet internal or analysts’ expectations or projections (it being understood that the underlying circumstances giving rise to such failure may be taken into account unless otherwise excluded pursuant to this definition); (7) any effect, change, event, occurrence or circumstance resulting from any action taken by us or our subsidiaries with Innovation Technology’s express written consent or our compliance with the merger agreement; (8) the restructuring plan approved by our board of directors on August 11, 2006; or (9) or any effect, change, event, occurrence or circumstance resulting from our failure to take any action we are prohibited from taking pursuant to the operational covenants in the merger agreement due to Innovation Technology’s unreasonable withholding or delaying of consent.

Our obligation to complete the merger is also subject to the following conditions:

•	Innovation Technology’s and Merger Sub’s representations and warranties must be true and correct as of the date of the closing of the merger, except as would not reasonably be expected to, individually or in the aggregate, prevent or materially delay or materially impair the ability of Innovation Technology to consummate the merger and other transactions contemplated by the merger agreement;

•	Innovation Technology and Merger Sub must have performed in all material respects all of their respective obligations under the merger agreement;

•	Innovation Technology must have deposited with the paying agent cash in an amount that, together with the cash that Innovation Technology may be causing the surviving corporation to deposit with the paying agent immediately following the effective time of the merger in accordance with the merger agreement, is sufficient to pay the aggregate merger consideration payable to the holders of Vitria common stock; and

•	we must have received an officer’s certificate certifying as to the satisfaction of certain closing conditions.

Termination of the Merger Agreement

The merger agreement may be terminated at any time prior to the closing of the merger:

•	by mutual written consent of Vitria and Innovation Technology;

•	by either Vitria or Innovation Technology if:

•	the merger is not completed by March 31, 2007; provided that a party may not so terminate the merger agreement if the failure of the merger to be completed was primarily due to the failure of such party or any affiliate of such party to perform any of its obligations under the merger agreement;

•	any law, injunction, judgment or ruling shall have been enacted and shall have become final and nonappealable that enjoins, restrains, prevents or prohibits the completion of the merger or makes the completion of the merger illegal; provided that a party may not so terminate the merger agreement if such restraint was primarily due to the failure of such party to perform any of its obligations under the merger agreement; or

•	the required vote of our stockholders is not obtained to adopt the merger agreement at a meeting of our stockholders duly convened therefore or at any adjournment thereof;

•	by Innovation Technology:

•	if we breach a representation, warranty, covenant or agreement in the merger agreement, or any representation or warranty shall have become untrue, subject to specified materiality thresholds, and we do not cure such breach within twenty days after notice of such breach; or

•	within ten days following our board of directors withdrawing or modifying its recommendation that our stockholders adopt the merger agreement, any committee of our board of directors withdrawing or modifying its recommendation with respect to the merger or our board of directors (or any committee thereof) recommending a Takeover Proposal;

•	by us:

•	if Innovation Technology breaches a representation, warranty, covenant or agreement in the merger agreement, or any representation or warranty shall have become untrue, subject to specified materiality thresholds, and Innovation Technology does not cure such breach within twenty days after notice of such breach; and

•	at any time prior to our stockholders adopting the merger agreement, following receipt of a Superior Proposal (as defined above) but only (1) if there has not been a material breach of the no-solicitation provisions in the merger agreement in connection with such Superior Proposal, (2) our board of directors has authorized Vitria to enter into a binding, written, definitive acquisition agreement providing for the consummation of the transaction contemplated by such Superior Offer (the “Specified Acquisition Agreement”); (3) Vitria has delivered to Innovation Technology a written notice (that includes a copy of the Specified Acquisition Agreement as an attachment) stating that Vitria intends to enter into the Specified Acquisition Agreement contemporaneously with the termination of the merger agreement; (4) a period of at least two business days has elapsed since the receipt by Innovation Technology of such notice, (5) within two business days following the delivery of such notice, Innovation Technology does not propose adjustments in the terms and conditions of the merger agreement which the our board of directors (or any committee thereof) determines in its good faith judgment (after consultation with an independent financial advisor of nationally recognized reputation) to be more favorable to our stockholders than such Superior Proposal; (6) Vitria has promptly advised Innovation Technology of any modification proposed to be made to the Specified Acquisition Agreement; and (7) on the date two business days after Innovation Technology receives the written notice referred to above, Vitria has executed and delivered to the other party thereto the Specified Acquisition Agreement (as it may have been modified to make it more favorable to Vitria ), and the Specified Acquisition Agreement (as it may have been so modified) has thereupon become fully binding and effective; however, in the event of such a termination, Vitria would be required to pay a $2,800,000 termination fee to Innovation Technology as described below under “Fees and Expenses.”

Fees and Expenses

Pursuant to the merger agreement, whether or not the merger is consummated, all fees and expenses incurred in connection with the merger agreement shall be paid by the party incurring such fees or expenses. However, we must reimburse Innovation Technology for reasonable, documented, out-of-pocket expenses incurred by it in connection with or related to the merger agreement and related transactions, in an amount not to exceed $500,000 in the event the merger agreement is terminated under the provision allowing for termination if our stockholders do not adopt the merger agreement. In addition, we must pay to Innovation Technology an amount equal to $2,800,000, less any reimbursed expenses as described in the preceding sentence, if the merger agreement is terminated under any of the following termination provisions (which provisions are more fully described above) in the following circumstances:

•	we terminate the merger agreement pursuant to the provision allowing for termination by us after receipt of a Superior Proposal;

•	Innovation Technology terminates the merger agreement pursuant to the provision allowing for termination within ten days following our board of directors withdrawing or modifying its recommendation that our stockholders adopt the merger agreement, any committee of our board of directors withdrawing or modifying its recommendation with respect to the merger or our board of directors (or any committee thereof) recommending a Takeover Proposal; or

•	we or Innovation Technology terminates the merger agreement pursuant to the provision allowing for termination for failure to obtain our stockholders’ approval and the following conditions are satisfied: (1) a Takeover Proposal (for purposes of the termination fee provision of the merger agreement, the references to “25%” in the definition of “Takeover Proposal” are deemed to refer to “50%”) has been publicly disclosed, announced, commenced, submitted or made and not withdrawn at least five days prior to the Special Meeting; and (2) within 180 days after the date of the termination of the merger agreement we and the person who had made such Takeover Proposal consummate an Acquisition Transaction (as defined below).

Under the merger agreement, “Acquisition Transaction” means any transaction or series of transactions involving:

•	an acquisition (whether in a single transaction or a series of related transactions) of our assets having a fair market value equal to 50% or more of Vitria’s consolidated assets;

•	direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 50% or more of the voting power of Vitria;

•	tender offer or exchange offer that if consummated would result in any person beneficially owning 50% or more of any class of the voting power of Vitria; or

•	merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving us (other than mergers, consolidations, business combinations or similar transactions (1) involving solely us and/or one or more of our subsidiaries and (2) that if consummated would result in a person beneficially owning not more than 50% of any class of equity securities of Vitria or any of our subsidiaries).

IMPORTANT INFORMATION CONCERNING VITRIA

Selected Historical Financial Data

The following table sets forth our summary consolidated financial data, derived from Vitria’s audited financial statements, as of and for each of the five years ended December 31, 2005, which should be read in conjunction with our consolidated financial statements, the related notes and selected financial information included in our Annual Report on Form 10-K for the year ended December 31, 2005, which is attached to this proxy statement as Annex D. The following table also sets forth certain unaudited selected historical financial information for the six months ended June 30, 2005 and 2006 as set forth in Vitria’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, which is attached to this proxy statement as Annex E. Each of the Form 10-K and Form 10-Q was previously filed by Vitria with the SEC. The results of operations for any interim period should not be regarded as necessarily indicative of results of operations for any future period.

	Year Ended December 31,					Six Months Ended June 30,
	2005	2004	2003	2002	2001	2006	2005
	(In thousands)

Consolidated Statement of Operations Data:
Revenue:
License	$13,261	$14,947	$30,089	$36,009	$77,518	$5,222	$7,568
Service and other	40,423	46,938	50,630	61,318	57,466	16,658	21,323
Total revenue	53,684	61,885	80,719	97,327	134,984	21,880	28,891
Cost of revenue:
License	1,388	667	614	2,845	1,607	229	407
Service and other	20,071	23,635	23,857	32,719	29,759	7,564	10,974
Total cost of revenue	21,459	24,302	24,471	35,564	31,366	7,793	11,381
Gross profit	32,225	37,583	56,248	61,763	103,618	14,087	17,510
Operating expenses:
Sales and marketing	18,222	21,990	39,773	72,709	96,535	8,438	9,928
Research and development	16,609	17,507	18,249	30,970	40,978	8,596	9,378
General and administrative	10,051	13,316	13,176	20,736	20,168	5,185	6,500
Stock-based compensation	126	354	423	1,616	1,820	—	—
Amortization and impairment of intangible assets	—	—	—	2,748	3,608	—	—
Impairment of goodwill	—	—	—	7,047	—	—	—
Restructuring and other charges	746	1,052	16,117	19,516	—	1,095	607
Acquired in-process technology	—	—	—	—	1,500	—	—
Total operating expenses	45,754	54,219	87,738	155,342	164,609	23,314	26,413
Loss from operations	(13,529)	(16,636)	(31,490)	(93,579)	(60,991)	(9,227)	(8,903)
Other income, net	1,668	1,235	1,203	3,083	8,415	1,397	579
Net loss before income taxes	(11,861)	(15,401)	(30,287)	(90,496)	(52,576)	(7,830)	(8,324)
Provision for income taxes	255	493	594	1,187	1,046	39	102
Net loss	$(12,116)	$(15,894)	$(30,881)	$(91,683)	$(53,622)	$(7,869)	$(8,426)
Net loss per share
Basic and diluted	$(0.36)	$(0.48)	$(0.95)	$(2.83)	$(1.69)	$(0.23)	$(0.25)
Weighted average shares used in computation of net loss per share Basic and diluted	33,487	33,069	32,626	32,397	31,713	33,599	33,427

	Year Ended December 31,					Six Months Ended June 30,
	2005	2004	2003	2002	2001	2006	2005
	(In thousands)

Consolidated Balance Sheet Data:
Current Assets:
Cash and cash equivalents	26,503	32,106	8,782	42,427	60,479	43,022	32,454
Short-term investments	34,979	46,457	82,754	75,436	96,734	10,931	38,692
Accounts receivable, net	7,846	10,529	15,471	15,108	37,215	9,632	7,928
Other current assets	2,181	1,880	3,568	3,111	6,251	1,439	1,908
Total current assets	71,509	90,972	110,575	136,082	200,679	65,024	80,982
Property and equipment, net	1,136	1,053	2,805	9,179	14,000	878	1,179
Other assets	743	872	745	1,363	29,748	755	747
Total assets	73,388	92,897	114,125	146,624	244,427	66,657	82,908
Current Liabilities:
Accounts payable	1,051	1,777	1,837	2,264	3,569	1,046	1,673
Accrued compensation	3,059	4,186	3,743	6,157	—	2,564	3,814
Accrued liabilities	4,184	4,086	3,783	8,715	22,227	3,555	3,924
Accrued restructuring expenses	3,460	6,091	6,831	4,258	—	2,317	5,254
Deferred revenue, short-term	10,242	11,082	13,864	13,430	27,309	12,392	12,581
Total current liabilities	21,996	27,222	30,058	34,824	53,105	21,874	27,246
Long-Term Liabilities:
Accrued restructuring expenses	3,960	7,332	11,980	8,936	—	4,177	5,128
Other long-term liabilities	1,330	750	131	916	811	1,200	1,091
Total long-term liabilities	5,290	8,082	12,111	9,852	811	5,377	6,219

Certain Projections

We have included a summary of projected financial information referenced in this proxy statement only because this information was provided to Jefferies Broadview, members of the Parent Group, Innovation Technology and Entity A. The information was not prepared with a view toward public disclosure or compliance with published guidelines of the SEC or the Public Company Accounting Oversight Board regarding forward-looking information or U.S. generally accepted accounting principles. Neither our independent registered public accounting firm nor any other independent registered public accounting firm have compiled, examined or performed any procedures with respect to this projected financial information, nor have they expressed any opinion or given any form of assurance on this projected financial information. None of Jefferies Broadview, Innovation Technology, any member of the Parent Group or Entity A prepared or had any responsibility for this projected financial information. Furthermore, this projected financial information:

•	necessarily makes numerous assumptions, many of which are beyond our control and may not prove to have been, or may no longer be, accurate;

•	does not necessarily reflect revised prospects for our business, changes in general business or economic conditions or any other transaction or event that has occurred or that may occur;

•	is not necessarily indicative of current values or future performance, which may be significantly more favorable or less favorable than as set forth below; and

•	should not be regarded as a representation that the estimates will be achieved.

We believe the assumptions used as a basis for this projected financial information were reasonable at the time this projected financial information was prepared, given the information we had at the time. We assumed the following:

•	minimal to no revenue growth;

•	successful launch of our next generation of products;

•	continuing high support renewal rates;

•	reduction-in-force commencing in the third quarter of 2006;

•	continued costs of remaining a public company, including compliance with Sarbanes-Oxley Section 404.

In addition, the below projections do not include revenue and expenses associated with a significant project for one health care customer. The quarter end cash balance projections assume historical collection rates and timing of accounts receivable.

	Q1 06	Q2 06	Q3 06	Q4 06	Q1 07	Q2 07	Q3 07	Q4 07
	(Actual)	(Actual)

License	$2,521	$2,701	$2,700	$2,700	$2,700	$2,700	$2,700	$2,700
Service and Other	7,926	8,450	8,171	8,040	8,110	8,222	8,222	8,222

Total Revenue	10,447	11,151	10,871	10,740	10,810	10,922	10,922	10,922
Cost of License	123	106	150	150	150	150	150	150
Cost of Service and Other	3,741	3,522	3,225	2,849	2,856	2,815	2,841	2,856

Total Cost of Revenue	3,864	3,628	3,375	2,999	3,006	2,965	2,991	3,006
Gross Margin	6,583	7,523	7,496	7,741	7,804	7,957	7,931	7,916
Total Operating Expense	11,429	10,534	9,185	8,023	8,701	7,575	7,620	7,653

Operating Margin	$(4,846)	$(3,011)	$(1,689)	$(283)	$(897)	$381	$311	$263

Anticipated Quarter End Cash Balance	—	—	$49,396	$47,746	$50,818	$55,592	$50,487	$53,191

This projected financial information is not a guarantee of performance and involves risks, uncertainties and assumptions. The future financial results and stockholder value of Vitria may materially differ from the projected financial information due to factors that are beyond our ability to control or predict. We cannot assure you that the estimates in the projected financial information will be realized or that future financial results will not materially vary from such estimates. We do not intend to update or revise the projected financial information.

The projected financial information contains forward-looking statements. For information on factors that may cause Vitria’s future financial results to vary materially, see “Caution Regarding Forward-Looking Statements” on page 9.

Ratio of Earnings to Fixed Charges

Vitria has not had positive earnings for the two years ended December 31, 2005 or the six months ended June 30, 2005 and 2006, and therefore the calculation of Vitria’s ratio of earnings to fixed charges for such periods is not applicable.

Book Value Per Share

Our net book value per share as of June 30, 2006 was $1.15.

Market Price and Dividend Data.

Our common stock is quoted on the NASDAQ Global Market under the ticker symbol “VITR.” This table shows, for the periods indicated, the high and low sales price per share for Vitria common stock as reported by the NASDAQ Global Market (or its predecessor, the NASDAQ National Market).

	Vitria Common Stock
	High	Low

Year ending December 31, 2006
Fourth Quarter (through , 2006)
Third Quarter	$3.20	$2.48
Second Quarter	$3.19	$2.40
First Quarter	$3.05	$2.05
Year ended December 31, 2005
Fourth Quarter	$3.37	$2.45
Third Quarter	$3.71	$2.56
Second Quarter	$3.57	$2.46
First Quarter	$4.36	$3.07
Year ended December 31, 2004
Fourth Quarter	$4.24	$2.89
Third Quarter	$3.20	$1.90
Second Quarter	$6.11	$2.75
First Quarter	$8.41	$5.32

The high and low sales prices per share for Vitria common stock as reported by the NASDAQ Global Market on          , 2006, the latest practicable trading day before the filing of this proxy statement were $      and $     , respectively.

As of September 30, 2006, our common stock was held of record by 208 stockholders.

We have not declared or paid any cash dividends on our capital stock previously. Historically, we have retained earnings, if any, to support the development of our business. In addition, our credit facility with Silicon Valley Bank prohibits the payment of cash dividends. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results and current and anticipated cash needs.

Following the merger, our common stock will not be traded on any public market.

Directors and Executive Officers of Vitria

The following information sets forth, as of September 30, 2006, the names, ages, titles of our directors and executive officers, their present principal occupation and their business experience during the past five years. During the last five years, neither we nor our current executive officers or directors have been (i) convicted in a criminal proceeding (excluding traffic violations and similar misdemeanors) or (ii) a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All of the directors and executive officers listed below are U.S. citizens and their business number is (408) 212-2700. As of September 30, 2006, the directors and executive officers of Vitria held and were entitled to vote, in the aggregate, shares of our common stock representing approximately 34.2% of the outstanding shares. We believe our directors and executive officers intend to vote all of their shares of our common stock FOR the approval and adoption of the merger agreement and FOR the adjournment proposal, and the Parent Group has entered into voting agreements in which each member of the Parent Group agreed to, among other things, vote in favor of the adoption of the merger agreement.

JoMei Chang, Ph.D., is 53 years old, co-founded Vitria in 1994 and has been a director since Vitria’s inception. Since January 2004, Dr. Chang has been Chief Executive Officer of QilinSoft LLC, a software reseller serving the China market and an affiliate of Vitria. Dr. Chang also served as our Chief Executive Officer from our inception until June 2003 and as our President from inception until November 2002. From 1986 to 1994, Dr. Chang was Vice President and General Manager, Trader Workstation and General Manager, Emerging Technologies at Teknekron Software Systems, now TIBCO, Inc. From 1984 to 1986, she served as a senior engineer in the Network File System group at Sun Microsystems. Dr. Chang holds a B.S. in Computer Science from National Chiao Tung University, Taiwan and a Ph.D. in Electrical Engineering on Database Management Systems from Purdue University.

M. Dale Skeen, Ph.D., is 52 years old, co-founded Vitria in 1994 and has been our Chief Executive Officer since April 2004. Dr. Skeen has also served as Chief Technology Officer and as a director since Vitria’s inception. From 1986 to 1994, Dr. Skeen served as Chief Scientist at Teknekron Software Systems, now TIBCO, Inc., a software company. From 1984 to 1986, Dr. Skeen was a research scientist at IBM’s Almaden Research Center. From 1981 to 1984, Dr. Skeen was on the faculty at Cornell University. Dr. Skeen holds a B.S. in Computer Science from North Carolina State University and a Ph.D. in Computer Science on Distributed Database Systems from the University of California, Berkeley.

J. Alberto Yépez, is 47 years old and has been a director since July 2004. Since November 2005, Mr. Yépez has served as Vice President, Identity Management and Security, at Oracle Corporation, an enterprise software company. From June 2002 to November 2005, Mr. Yépez served as Chairman and Chief Executive Officer of Thor Technologies, Inc., a provider of enterprise security and infrastructure software, which was acquired by Oracle Corporation. From September 2001 to March 2002, Mr. Yépez was Entrepreneur-in-Residence at Warburg Pincus, a global private equity firm. From February 2001 to April 2001, Mr. Yépez was co-Chief Executive Officer of Entrust, Inc., a provider of information security solutions, which he joined upon the merger of privately-held access management vendor enCommerce, Inc. Mr. Yépez served as a member of the board of directors of Entrust, Inc. from June 2000 through February 2003. From June 1995 to June 2000, Mr. Yépez served as Chairman and Chief Executive Officer of enCommerce, Inc., which he co-founded. Prior to enCommerce, Mr. Yepez spent ten years at Apple Computer, Inc., a computer company, holding a variety of senior management roles. Mr. Yépez attended the Kellogg School of Management and holds a B.S. degree in Computer Science, Computer Engineering, and Electronic Physics from the University of San Francisco.

Harry G. Van Wickle, is 59 years old, has been a director since July 2005 and Chairman of the Board from January 2006 until June 2006. Mr. Van Wickle has served as a member of the Board of Directors of Komag, Incorporated, a computer storage device company, since October 2000 when Komag merged with HMT Technology Corporation, a thin-film disk company. Mr. Van Wickle served as a member of HMT Technology Corporation’s Board of Directors from May 1998 to October 2000. From 1997 to 2000, Mr. Van Wickle served as President and Chief Executive Officer of Intarsia Corporation, an integrated electronic component design and manufacturing company. From 1992 to 1997, Mr. Van Wickle served as Vice President in Operations of Dastek, a former subsidiary of Komag; Vice President of Manufacturing at Cypress Semiconductor Corporation, a provider of silicon-based products; and President of Alphatec Electronics Corporation, an integrated circuits company. From 1974 to 1992, Mr. Van Wickle held management positions at Texas Instruments, a semiconductor and electronic products company, Fairchild Semiconductor Corporation, a semiconductor company, AT&T Corp., a telecommunications company, and Micropolis Corporation (renamed StreamLogic Corporation), an information storage company. Mr. Van Wickle holds a B.A. from Hobart College.

Dennis P. Wolf, is 53 years old and has been a director since July 2003. Since September 2005, Mr. Wolf has served as Executive Vice President and Chief Financial Officer of MySQL AB, an open source database company. From April 2005 to September 2005, Mr. Wolf served as Chief Financial Officer of Hercules Technology Growth Capital, a specialty finance company. From February 2003 to April 2005, Mr. Wolf served as Executive Vice President of Operations, Finance and Administration and Chief Financial Officer of Omnicell, Inc., a provider of clinical infrastructure and workflow automation solutions to the healthcare industry. From January 2001 to January 2003, Mr. Wolf served as Senior Vice President of Finance and Administration and as Chief Financial Officer of Redback Networks, a broadband and optical networking company. From March 1998 to January 2001, Mr. Wolf served as the Executive Vice President and Chief Financial Officer for Credence Systems Corporation, a manufacturer of integrated circuit test equipment, where he also served as Co-President from December 1998 to August 1999. From January 1997 to March 1998, he served as Senior Vice President and Chief Financial Officer at Centigram Communications Corporation and for much of that time also served as its Co-President. Mr. Wolf is a director of Komag, Inc., a computer storage device company. Mr. Wolf holds a B.A. in Religious Studies from the University of Colorado and an M.B.A. from the University of Denver.

Michael D. Perry, is 60 years old and has been our Senior Vice President and Chief Financial Officer since June 2004. From April 2003 to February 2004, Mr. Perry served as Chief Financial Officer at Ride Data Managers, LLC, and a company formed to acquire and operate internet data centers and from February 2002 to April 2003, Mr. Perry served as Chief Financial Officer at LCF Enterprises, a holding company. From 2001 to 2002, Mr. Perry served as Senior Vice President of Finance at Exodus Communications, Inc., an operator of internet data centers. From 2000 to 2001, Mr. Perry served as Chief Financial Officer at Bidcom, Inc., an application service provider to the construction industry. From 1998 to 2000, Mr. Perry served as Chief Financial Officer at Women.com, a network of content, community and ecommerce sites. From 1987 to 1998, Mr. Perry served as Chief Financial Officer at Belo Corporation, a newspaper and television broadcasting company. Mr. Perry holds a B.A. and an M.B.A. in Accounting and Finance from Michigan State University.

John Parillo, is 60 years old and has been our Senior Vice President of Worldwide Sales since May 2005. From February 2004 to March 2005, he served as Senior Vice President of Sales at Opticom Inc., a software company where he was responsible for global direct sales and channel development to enterprises and government. From February 2000 to February 2004, Mr. Parillo served as Vice President of Worldwide Solution Sales at IBM, where he was responsible for worldwide sales of the Websphere MQ product line. His responsibilities covered 160 countries, with staff to provide support for sales and customer satisfaction. Prior to IBM, Mr. Parillo was the Vice President of Worldwide Product Sales at Tivoli System, Inc., a software company. From 1989 to 1984, he was also Vice President of Sales for Legent Corporation, a software company, acquired by Computer Associates International, Inc. Mr. Parillo holds an A.S. in Information Systems from Quinnipiac College.

John N. Ounjian, is 59 years old and has been our Executive Vice President of Healthcare and Insurance since July 2004. From 1996 to June 2004, Mr. Ounjian served as Senior Vice President and Chief Information Officer of Blue Cross and Blue Shield of Minnesota, a health insurance provider. In 1996, Mr. Ounjian served as a Senior Principal in the healthcare consulting group of Technology Solutions Company. From 1994 to 1996, Mr. Ounjian was President of Technology Advisory Group. From 1989 to 1994, Mr. Ounjian served as the Senior Vice President, Technology Support Services of H.F. Ahmanson & Company/Home Savings of America. From 1975 to 1989, Mr. Ounjian served as the Senior Vice President, Technical Services of Union Bank of California. From 1967 to 1975, Mr. Ounjian served as Vice President, Strategic Planning of First Interstate Bank. Mr. Ounjian holds a B.A in Business Administration from California State University at Northridge.

Eric Boduch, is 32 years old and has been our Vice President of Marketing since August of 2005. From 2004 to 2005, Mr. Boduch served as the Director of Channel and Product Marketing for Embarcadero Technologies, a strategic data management solutions company. From 2001 to 2004, Mr. Boduch was the Founder of ProductSoft, Inc., a product management software and consulting company. From 1995 to 2001, Mr. Boduch served as the Chief Executive Officer of Cerebellum Software, an enterprise software company he founded. From 1993 to 1995, Mr. Boduch was an independent consultant for Internet Securities, Inc., a web-based distributor of financial market information. Mr. Boduch holds a B.S. from The School of Computer Engineering at Carnegie Mellon University and is a graduate of its Entrepreneurial Management Program.

L. Elizabeth Xu, is 40 years old and has been our Senior Vice President of Product Development since August 2006, and was Vice President of Engineering from April 2004 until August 2006. Dr. Xu is responsible for Vitria’s Product Development, Product Management, Customer Engineering, and Customer Training as well as Vitria North America Professional Services. Dr. Xu joined Vitria in 2000 as a Senior Development Manager. From 1996 to 2000, Dr. Xu was a manager at IBM, managing development projects for IBM’s DB2, Digital library/Content Management and VideoCharger products. Dr. Xu holds a Ph.D. in Atmospheric Science, a M.S., in Computer Science and Atmospheric Physics, from University of Nevada, and a B.S. in Space Physics from Peking University, China.

Allen Chin, is 51 years old and has been our Vice President of Human Resources since September 2004. From 2002 to August 2004, Mr. Chin served as the Corporate Human Resources Consulting Manager for Franklin Templeton Investments, a global investment management company. From 2000 to 2001, Mr. Chin served as Vice

President of Human Resources for Avinon, Inc., an eBusiness software company. From 1998 to 2000, Mr. Chin served as Vice President of Human Resources for Egreetings.com, an Internet eCommerce company. From 1996 to 1998, Mr. Chin served as Director of Human Resources for Mosaix, Inc., an enterprise customer software solutions company. From 1995 to 1996, Mr. Chin served as Director of Human Resources for VECTRA Technologies, Inc., a nuclear engineering consulting services company. Mr. Chin holds a B.A. in Social Welfare from the University of California, Berkeley.

Directors and Executive Officers of Innovation Technology and Merger Sub

Innovation Technology Group, Inc.  JoMei Chang, Ph.D. has served as president and a member of the board of directors of Innovation Technology since its formation. M. Dale Skeen, Ph.D. has served as chief financial officer, secretary and a member of the board of directors of Innovation Technology since its formation. Please refer to “— Directors and Executive Officers of Vitria” for the background of Dr. Chang and Dr. Skeen.

ITG Acquisition, Inc.  JoMei Chang, Ph.D. has served as president and a member of the board of directors of Merger Sub since its formation. M. Dale Skeen, Ph.D. has served as chief financial officer, secretary and a member of the board of directors of Merger Sub since its formation. Please refer to “— Directors and Executive Officers of Vitria” for the background of Dr. Chang and Dr. Skeen.

Security Ownership of Certain Beneficial Owners and Management

The following table presents certain information regarding the ownership of our common stock as of September 30, 2006 by:

•	each of our directors;

•	our Chief Executive Officer and our other executive officers;

•	all of our executive officers and directors as a group; and

•	all those known by us to be beneficial owners of more than five percent of our common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, or SEC, and generally includes voting or investment power with respect to securities. Beneficial ownership also includes shares of our common stock subject to options currently exercisable within 60 days of September 30, 2006. These shares are not deemed outstanding for purposes of computing the percentage ownership of each other person. Percentage of beneficial ownership is based on 34,262,353 shares of our common stock outstanding as of September 30, 2006. Unless otherwise indicated, the business address for each listed stockholder is 945 Stewart Drive, Sunnyvale, California 94085.

	Shares Issuable	Shares Beneficially
	Pursuant to Options	Owned (Including the
	Exercisable Within	Number of Shares Shown
	60 Days of September 30,	in the First Column)
Name and Address of Beneficial Owner	2006	Number	Percent

Directors and Executive Officers
JoMei Chang, Ph.D.(1)	1,040,110	10,901,613	30.9%
M. Dale Skeen, Ph.D.(1)	1,071,082	10,932,585	30.9%
J. Alberto Yépez	35,693	35,693	*
Harry G. Van Wickle	5,833	5,833	*
Dennis P. Wolf	56,249	56,249	*
Michael D. Perry	116,666	136,485	*
John N. Parillo	46,875	62,375	*
John N. Ounjian(2)	45,000	145,000	*
Eric Boduch	23,333	25,171	*
L. Elizabeth Xu	60,331	90,471	*
Allen Chin	15,625	37,019	*
All directors and executive officers as a group (11 persons)(3)	2,516,797	12,566,991	34.2%
5% Stockholders
Deephaven Capital Management LLC(4)	—	5,339,451	15.6%
Chang Family Trust, Michael W. Taylor, Trustee(5)	—	2,244,935	6.6%
FMR Corp.(6)	—	2,025,321	5.9%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Includes (a) 416,669 shares held by Skeen/ Chang Investments, L.P., of which Drs. JoMei Chang and M. Dale Skeen are general partners and (b) 9,444,834 shares held by Drs. Chang and Skeen as joint tenants. Dr. Chang’s and Dr. Skeen’s business address is 750 Menlo Avenue, Suite 380, Menlo Park, CA 94025.

(2)	Includes a restricted stock award for 100,000 shares of common stock granted on March 3, 2005. The shares subject to the restricted stock award vest as to 25% percent of such shares on the one year anniversary of the date of the grant and the remaining shares vest in equal monthly installments over three years.

(3)	Includes (a) 416,669 shares of common stock held by shares held by Skeen/ Chang Investments, L.P. and (b) 9,444,834 shares held by Drs. Chang and Skeen as joint tenants. See footnote (1).

(4)	Based solely on a Form 4 filed on March 7, 2006 reporting shares held as of February 24, 2006. Deephaven Capital Management, LLC. is located at 130 Cheshire Lane, Suite 102, Minnetonka, MN 55305.

(5)	The Chang Family Trust is a trust for the benefit of family members of Dr. JoMei Chang. Dr. Chang does not have voting or dispositive power over and disclaims beneficial ownership of the shares held by the trust.

(6)	Based solely on a Schedule 13G/A filed on February 14, 2006 by FMR Corp. and Edward C. Johnson 3d reporting shares held as of December 31, 2005. The total represents 2,025,321 shares held by Fidelity Management & Research Company, or Fidelity, a wholly owned subsidiary of FMR Corp., as investment advisor to Select Software & Computer Services. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, each has sole power to dispose of the 2,025,321 shares held by Fidelity. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by Fidelity, which power resides with Fidelity’s Board of Trustees. Members of the Edward C. Johnson 3d family, through their ownership of approximately 49% of the voting power of FMR Corp. and the execution of a shareholders’ voting agreement, may be deemed under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. FMR Corp. and Edward C. Johnson 3d made the Schedule 13G/A filing voluntarily which reflects the joint beneficial ownership of the shares by FMR Corp., Edward C. Johnson 3d, Fidelity and Select Software & Computer Services. FMR Corp. and Edward C. Johnson 3d are located at 82 Devonshire Street, Boston, Massachusetts 02109.

In addition, as described above under “Special Factors — Interests of Our Directors and Executive Officers in the Merger”, immediately prior to the effective time of the merger, stock options held by our executive officers and directors, like all other stock options held by our other employees, will immediately vest and become exercisable, except as may be otherwise provided in the grant documents relating to such options. All stock options will be automatically converted into an amount in cash equal to, for each share of common stock of Vitria underlying such option, the excess (if any) of $2.75 over the exercise price per share of such option.

Prior Public Offerings

During the last three years, we have not made any underwritten public offering of securities for cash that was registered under the Securities Act of 1933 or exempt from registration under Regulation A.

Transactions in Shares

Securities Transactions Within 2 Years

Vitria has not purchased any shares of its own common stock within the last two years.

Securities Transactions Within 60 Days

None of our company, any executive officer or director of ours, any pension, profit-sharing or similar plan of ours or any associate or majority owned subsidiary of our company has effected any transactions with respect to our common stock during the past 60 days.

OTHER MATTERS

No business may be transacted at the Special Meeting other than the matters set forth in this proxy statement.

Adjournments

The Special Meeting may be adjourned without notice, other than by the announcement made at the Special Meeting, by approval of the holders of a majority of the shares of our common stock present, in person or by proxy, and entitled to vote at the Special Meeting. We are soliciting proxies to grant the authority to vote in favor of adjournment of the Special Meeting. In particular, authority is expected to be exercised if the purpose of the adjournment is to provide additional time to solicit votes in favor of adoption of the merger agreement. Our board of directors recommends that you vote in favor of the proposal to grant the authority to vote your shares to adjourn the meeting.

Stockholder Proposals

We will hold an Annual Meeting of Stockholders in 2007, or the 2007 Annual Meeting, only if the merger is not completed. Proposals of stockholders that are intended to be presented at the 2007 Annual Meeting must be received at our executive offices in San Mateo, California no later than January 3, 2007 to be included in the proxy statement and proxy card related to such meeting.

Pursuant to our bylaws, stockholders who wish to bring matters to be transacted or propose nominees for director at our 2007 annual meeting of stockholders, if any, must provide certain information to us between March 16, 2007 and April 16, 2007. Stockholders are also advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

Where You Can Find More Information

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC public reference room at the following location: Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. Reports, proxy statements and other information concerning us may also be inspected at the offices of the NASDAQ Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

Innovation Technology has supplied all information contained in this proxy statement relating to Innovation Technology and Merger Sub and we have supplied all information relating to us.

In some cases, the SEC allows Vitria to “incorporate by reference” information that it files with the SEC in other documents into this proxy statement. This means that Vitria can disclose important information to you, where permitted, by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement.

Vitria incorporates by reference into this proxy statement the following documents or information that it filed with the SEC under the Exchange Act:

•	Annual Report on Form 10-K, for the year ended December 31, 2005, a copy of which is attached to this proxy statement as Annex D

•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, a copy of which is attached to this proxy statement as Annex E.

•	The information regarding changes in and disagreements with accountants on accounting and financial disclosure, found under the caption “ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT” in Vitria’s Form 8-K, filed with the SEC on September 28, 2004, and on pages 10 and 11 of Vitria’s proxy statement under the caption “Resignation of Ernst & Young LLP,” filed with the SEC on May 1, 2006, which information is attached to this proxy statement as Annex F.

Vitria undertakes to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first class mail or other equally prompt means, within one business day of receipt of such request, a copy of any or all of the documents incorporated by reference into this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain copies of documents incorporated by reference by requesting them in writing from Vitria Technology, Inc., Attention: Investor Relations, 945 Stewart Drive, Sunnyvale, California 94085, or by telephone at our Investor Relations Department at (408) 212-2700 or from the SEC as described above.

Because the merger is a “going-private” transaction, Vitria, Innovation Technology, Merger Sub, JoMei Chang,  Ph.D. and M. Dale Skeen, Ph.D. have filed with the SEC a Rule 13e-3 Transaction Statement or Schedule 13E-3 under the Exchange Act with respect to the merger. This proxy statement does not contain all of the information set forth in the Schedule 13E-3 and the exhibits thereto. Copies of the Schedule 13E-3 and the exhibits thereto (including the financial analysis materials prepared by Jefferies Broadview in connection with its presentation to the Strategic Committee) are available for inspection and copying at Vitria’s principal executive offices during regular business hours by any of our stockholders, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by making a request in writing from Vitria Technology, Inc., Attention: Investor Relations, 945 Stewart Drive, Sunnyvale, California 94085, or by telephone at our Investor Relations Department at (408) 212-2700 or from the SEC as described above.

* * *

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated          , 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date. Neither the mailing of this proxy statement to stockholders nor the issuance of cash in the merger creates any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER
DATED AS OF SEPTEMBER 20, 2006
AMONG
INNOVATION TECHNOLOGY GROUP, INC.,
ITG ACQUISITION, INC.
AND
VITRIA TECHNOLOGY, INC.

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of September 20, 2006 (this “Agreement”), is among INNOVATION TECHNOLOGY GROUP, INC., a Delaware corporation (“Parent”), ITG ACQUISITION, INC., a Delaware corporation and a direct, wholly owned Subsidiary of Parent (“Merger Sub”), and VITRIA TECHNOLOGY, INC., a Delaware corporation (the “Company”). Certain terms used in this Agreement are used as defined in Section 8.13.

WHEREAS, Parent desires to acquire the entire equity interest in the Company and to provide for the payment of $2.75 per share in cash for all shares of the issued and outstanding Company Common Stock (as hereinafter defined) not held as of the Effective Time (as hereinafter defined) by Parent, Merger Sub or the Parent Group (as hereinafter defined);

WHEREAS, immediately prior to the execution of this Agreement by the parties hereto, Parent, certain of its affiliates and certain persons or entities identified on Schedule A hereto (collectively, the “Parent Group”), beneficially and of record owned 9,861,503 outstanding shares (excluding options) of Company Common Stock, constituting approximately 29% of the issued and outstanding shares of Company Common Stock;

WHEREAS, the respective Boards of Directors of the Company and Merger Sub have approved and declared advisable, and the Board of Directors of Parent has approved, this Agreement and the merger of Merger Sub with and into the Company (the “Merger”), on the terms and subject to the conditions provided for in this Agreement;

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the members of the Parent Group are entering into voting agreements with the Company; and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE 1

The Merger

Section 1.1  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).

Section 1.2  Closing.  The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (California time) on a date to be specified by the parties, which date shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), unless another time or date, or both, are agreed to in writing by the parties hereto. The date on which the Closing is held is herein referred to as the “Closing Date.” The Closing will be held at the offices of Cooley Godward LLP, 3175 Hanover Street, Palo Alto, California 94304, unless another place is agreed to in writing by the parties hereto.

Section 1.3  Effective Time.  Subject to the provisions of this Agreement, on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the “Certificate of Merger”), executed in accordance with the relevant provisions of the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

Section 1.4  Effects of the Merger.  From and after the Effective Time, the Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

Section 1.5  Certificate of Incorporation and Bylaws of the Surviving Corporation.

(a) The certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended in the Merger to be in the form of Exhibit A hereto and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

(b) Parent shall take all necessary actions to cause the bylaws of Merger Sub, in the form attached as Exhibit B hereto, to be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

Section 1.6  Directors of the Surviving Corporation.  The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately following the Effective Time, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.7  Officers of the Surviving Corporation.  The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

Section 1.8  Additional Actions.   If, at any time after the Effective Time, the Surviving Corporation shall determine that any deeds, bills of sale, assignments or assurances in law or any other acts are reasonably necessary to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or Merger Sub, the officers and directors of the Surviving Corporation and Parent shall be fully authorized in the name of the Company to take any and all such action.

ARTICLE 2

Effect of the Merger on the Capital Stock of the Constituent Corporations;
Exchange of Certificates; Company Stock Options

Section 2.1  Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Capital Stock or any shares of capital stock of Merger Sub:

(a) Capital Stock of Merger Sub. Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation;

(b) Cancellation of Treasury Stock and Parent-Owned Stock. Any shares of Company Capital Stock that are owned by the Company as treasury stock, and any shares of Company Capital Stock owned by Parent, Merger Sub, any other wholly owned Subsidiary of Parent, or held by those persons or entities listed in Schedule A attached hereto, shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor; and

(c) Conversion of Company Common Stock. Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b) and Appraisal Shares) shall be converted into the right to receive $2.75 in cash, without interest (the “Per Share Amount”). As used herein, the term “Merger Consideration” means the cash payable to former stockholders of the Company pursuant to this Section 2.1(c).

Section 2.2  Appraisal Rights.  Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, the provisions of Section 262 of the DGCL (“Section 262”) shall not be converted into the right to receive the Merger Consideration as provided in Section 2.1(c), but instead such holder shall be entitled to payment of the fair value of such shares (the “Appraisal Shares”) in accordance with the provisions of Section 262. At the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262. Notwithstanding the foregoing, if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262 or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262, then the right of such holder to be paid the fair value of such holder’s Appraisal Shares under Section 262 shall cease and each of such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the Per Share Amount as provided in Section 2.1(c). The Company shall (i) deliver prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, and (ii) give Parent the opportunity to participate in all negotiations and proceedings with respect to any such demand. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, such consent not to be unreasonably withheld or delayed, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

Section 2.3  Surrender of Certificates.

(a) Paying Agent.  Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Paying Agent”) for payment of the Merger Consideration upon surrender of the certificates that immediately prior to the Effective Time represented shares of Company Capital Stock (each such certificate, a “Certificate”). Immediately following the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent cash sufficient to pay the aggregate Merger Consideration payable pursuant to Section 2.1(c) upon surrender of Certificates representing outstanding shares of Company Capital Stock (it being understood that Parent may cause the Surviving Corporation to deposit a portion of such cash amount with the Paying Agent, provided, however, that Parent shall not cause the Surviving Corporation to deposit with the Paying Agent any amount of cash which, after such deposit, would cause the Surviving Corporation: (i) to be unable to pay its debts (including trade debts) as they mature; (ii) to have the fair value of the Surviving Corporation’s liabilities exceed the fair value of its assets as a going concern; or (iii) to be left with unreasonably small capital). Such funds provided to the Paying Agent are referred to herein as the “Payment Fund.”

(b) Payment Procedures.  Promptly after the Effective Time, the Paying Agent shall mail to each holder of record of a Certificate: (i) a letter of transmittal (which shall specify that delivery of the Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent); and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the right to receive the Per Share Amount with respect to each share of Company Common Stock evidenced by such Certificate. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate shall be entitled to receive in exchange therefor the Per Share Amount with respect to each share of Company Common Stock evidenced by such Certificate, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Company Capital Stock that is not registered in the transfer records of the Company, the proper amount of cash may be paid in exchange therefor to a Person other than the Person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer and other Taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the reasonable satisfaction of the Surviving Corporation that such Tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.3(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Per Share Amount with respect to each share of Company Common Stock evidenced by such Certificate. No interest will be paid or will accrue on the Merger Consideration payable upon surrender of any Certificate.

(c) Transfer Books; No Further Ownership Rights in Company Stock.  At the Effective Time: (i) all shares of Company Capital Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of Certificates representing shares of Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, except the right to receive the Per Share Amount with respect to each share of Company Common Stock evidenced by such Certificate upon surrender thereof in accordance with Section 2.3(b); and (ii) the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Capital Stock that were outstanding immediately prior to the Effective Time. All cash paid upon the surrender of Certificates in accordance with the terms of this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Capital Stock previously represented by such Certificates. Subject to Section 2.3(e), if, at any time after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason, they shall be canceled and exchanged as provided in this Article 2.

(d) Lost, Stolen or Destroyed Certificates.  If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay the Per Share Amount to such Person in exchange for each share of Company Common Stock evidenced by such lost, stolen or destroyed Certificate.

(e) Termination of Fund.  Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains undistributed to the former holders of the Certificates one year after the Effective Time shall be delivered by the Paying Agent to the Surviving Corporation upon demand. Any former holders of Certificates who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration payable with respect thereto.

(f) No Liability.  Notwithstanding any provision of this Agreement to the contrary, none of Parent, the Surviving Corporation or the Paying Agent shall be liable to any Person for any amount properly paid from the Payment Fund or delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Investment of Payment Fund.  Parent may cause the Paying Agent to invest the Payment Fund in a money market fund registered under the Investment Company Act of 1940, the principal of which is invested solely in obligations issued or guaranteed by the United States Government and repurchase agreements in respect of such obligations. Any interest and other income resulting from any such investment shall be the property of, and shall be paid promptly to, Parent.

Section 2.4  Company Stock Options; ESPP.

(a) At the Effective Time, Parent shall not assume any option granted pursuant to a Company Stock Plan that is outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) and that represents the right to acquire shares of Company Common Stock (each, an “Option”) and shall not substitute any similar option or right for any such Option. All outstanding Options that have not been exercised by the holders thereof at or prior to the Effective Time shall become fully vested and shall terminate if not exercised prior to the Effective Time. Prior to the Effective Time, the Company shall take all actions necessary to terminate the Company Stock Plans, such termination to be effective at or before the Effective Time. At the Effective Time, Eligible Options (as hereinafter defined) shall be converted into the right to receive a cash amount equal to the Option Consideration (as hereinafter defined) for each share of Company Common Stock then subject to the Eligible Option (it being understood that (i) with respect to an Eligible Option held by a Person whose employment by the Company or its Subsidiaries was terminated prior to the Effective Time, Option Consideration shall only be paid with respect to the portion of such Eligible Option that was vested as of the time such Person’s employment relationship with the Company or its Subsidiaries terminated and the post-termination exercise period applicable to such Eligible

Options has not expired as set forth in the documentation evidencing such Eligible Option and (ii) with respect to Eligible Options which by the terms of the grant documents relating thereto, specifically provide for less acceleration than is provided for under the terms of the Company Stock Plan pursuant to which such Eligible Option was granted, the Option Consideration shall be paid only with respect to the portion of such Eligible Option which vests pursuant to the terms of such grant documents). Prior to the Effective Time, the Company shall deposit in a bank account an amount of cash equal to the sum of the aggregate Option Consideration for each Eligible Option then outstanding (subject to any applicable withholding tax), together with instructions that such cash be promptly distributed following the Effective Time to the holders of such Eligible Options in accordance with this Section 2.4(a). For purposes of this Agreement, “Option Consideration” means, with respect to any share of Company Common Stock issuable under a particular Eligible Option, an amount equal to the excess, if any, of: (1) the Per Share Amount; over (2) the exercise price payable in respect of such share of Company Common Stock issuable under such Eligible Option. For purposes of this Agreement, “Eligible Option” means an Option with an exercise price per share of less than the Per Share Amount that has not been exercised prior to the Effective Time.

(b) The rights of participants in the ESPP with respect to any offering period underway immediately prior to the Effective Time under the ESPP shall be determined by treating the last business day prior to the Effective Time as the last day of such offering period and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under the ESPP. No offering period shall commence on or after the date of this Agreement. Prior to the Effective Time, the Company shall take all actions (including the termination of the ESPP effective as of the Effective Time and, if appropriate, amending the terms of the ESPP) that are necessary to give effect to the limitations and transactions contemplated by this Section 2.4(b).

(c) The Company and Parent shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities, Options, Rights and Stock Awards pursuant to the transactions contemplated by this Agreement by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the Securities and Exchange Commission (the “SEC”) regarding such matters.

(d) At the Effective Time, as a result of the Merger, all shares of Company Common Stock outstanding immediately prior to the Effective Time that are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any Company Stock Plan, applicable restricted stock purchase agreement or other similar agreement with the Company (“Restricted Shares”) shall be cancelled and substituted with a right to receive future cash payments (“Future Cash Payments”) which shall be equal, on a per share basis, to the Per Share Amount. Future Cash Payments shall be payable pursuant to the same vesting schedule and terms as were applicable to such Restricted Shares immediately prior to the Effective Time and subject to any repurchase option, risk of forfeiture or other condition under any Company Stock Plan, applicable restricted stock purchase agreement or other similar agreement with the Company. The vesting of Restricted Shares shall not be accelerated pursuant to the Company’s 1999 Equity Incentive Plan solely as a result of the Merger, and such vesting shall only be subject to acceleration to the extent that such acceleration is expressly required by the applicable restricted stock purchase agreement or other similar agreement with the Company.

(e) Each of Parent, Merger Sub and the Company agree that for purposes of the Company Stock Plans, Parent, Merger Sub and the Surviving Corporation have refused to assume the rights outstanding under such plans or substitute similar rights therefore with respect to Options, and have substituted similar rights with respect to Restricted Shares.

Section 2.5  Withholding Taxes.  Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable to a former holder of shares of Company Capital Stock or Options pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Code, or under any applicable provision of state, local or foreign Law. To the extent that amounts are so deducted and withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 2.6  Adjustments.  If during the period from the date of this Agreement through the Effective Time, any change in the outstanding shares of Company Capital Stock or securities convertible or exchangeable into or exercisable for shares of Company Capital Stock, shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares of Company Capital Stock, or any similar transaction, or any stock dividend thereon with a record date during such period, the Per Share Amount shall be appropriately adjusted to reflect such change.

ARTICLE 3

Representations and Warranties of the Company

Except as set forth in the disclosure schedule (each section of which qualifies the correspondingly numbered section of this Agreement to the extent specified therein and such other representations and warranties to the extent the relevance of a matter in such section of the disclosure schedule to the information called for by such other representation and warranty is reasonably apparent) delivered by the Company to Parent simultaneously with the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Merger Sub as follows:

Section 3.1  Organization, Standing and Corporate Power.  The Company and each of its Subsidiaries is a corporation duly organized, validly existing and, in the case of the Company and its U.S. Subsidiaries, in good standing under the Laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. The Company and each of its U.S. Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Agreement, the term “Company Material Adverse Effect” shall mean any change, event, occurrence or circumstance which has a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (A) any effect, change, event, occurrence or circumstance relating to the U.S. or any foreign economy in general to the extent that such effect, change, event, occurrence or circumstance does not have a materially disproportionate effect on the Company and its Subsidiaries taken as a whole; (B) any effect, change, event, occurrence or circumstance relating to the industries in which the Company operates to the extent that such effect, change, event, occurrence or circumstance does not have a materially disproportionate effect on the Company and its Subsidiaries taken as a whole; (C) any effect, change, event, occurrence or circumstance relating to fluctuations in the value of currencies; (D) any effect, change, event, occurrence or circumstance relating to acts of terrorism, war, national or international calamity or any other similar event to the extent that such effect, change, event, occurrence or circumstance does not have a materially disproportionate effect on the Company and its Subsidiaries taken as a whole; (E) any effect, change, event, occurrence or circumstance that arises out of or results from the announcement of this Agreement, the existence of this Agreement or the fact that any of the Transactions may be consummated (including any effect, change, event, occurrence or circumstance resulting from or relating to any litigation, any loss of or delay in placing customer orders, any disruption in supplier, distributor, reseller or similar relationships or any departure or loss of employees, in each case that arises out of or results from the announcement of this Agreement, the existence of this Agreement or the fact that any of the Transactions may be consummated); (F) the failure of the Company to meet internal or analysts’ expectations or projections (it being understood, however, that the underlying circumstances giving rise to such failure may be taken into account unless otherwise excluded pursuant to this paragraph); (G) any effect, change, event, occurrence or circumstance that arises out of or results from any action taken by the Company or its Subsidiaries with Parent’s consent or from compliance by the Company with the terms of, or the taking of any action required or contemplated by this Agreement; (H) the Restructuring Plan (as hereinafter defined), in and of itself, and any effect, change, event, occurrence or circumstance that arises out of or results from the implementation of it; (I) any effect, change, event, occurrence or circumstance arising out of or resulting from the failure of the Company or its Subsidiaries to take any action referred to in Section 5.2 due to Parent’s unreasonable withholding of consent or delaying its consent; and (J) any effect, change, event, occurrence or circumstance that arises out of or results from any of the matters set forth in Section 3.1 of the Disclosure Schedule.

Section 3.2  Capitalization.

(a) The authorized capital stock of the Company consists of 150,000,000 shares of Company Common Stock and 5,000,000 shares of Company Preferred Stock. At the open of business on September 19, 2006: (i) 34,260,353 shares of Company Common Stock were issued and outstanding (123,900 of which were held by the Company in its treasury); (ii) 15,358,724 shares of Company Common Stock were reserved for issuance under the Vitria Technology, Inc. 1995 Equity Incentive Plan (which was amended and restated as the Vitria Technology, Inc. Amended and Restated 1999 Equity Incentive Plan), 1998 Executive Incentive Plan and the Amended and Restated 1999 Equity Incentive Plan (of which 4,984,147 shares of Company Common Stock were subject to outstanding options granted thereunder and 2,100,262 shares of Company Common Stock awarded thereunder that were unvested or subject to a repurchase option, risk of forfeiture or other similar condition in favor of the Company); (iii) 3,849,994 shares of Company Common Stock were reserved for issuance under the ESPP; and (iv) no shares of Company Preferred Stock were issued and outstanding. All outstanding shares of Company Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. Section 3.2(a) of the Company Disclosure Schedule sets forth a list, as of the open of business on September 19, 2006, of all outstanding options to purchase shares of Company Common Stock, and all awards of Company Common Stock that are subject to a repurchase option, risk of forfeiture or other similar condition in favor of the Company, granted under the Vitria Technology, Inc. Amended and Restated 1999 Equity Incentive Plan and the Vitria Technology, Inc. 1998 Executive Incentive Plan, and, for each such option and stock award: (A) the number of shares of Company Common Stock subject thereto; (B) the date of grant; (C) the expiration date (if applicable); (D) the exercise or purchase price thereof; (E) the name of the holder thereof; (F) the number of options or shares that are vested; and (G) any provision for the acceleration of vesting. Except as set forth above in this Section 3.2(a), as of the date of this Agreement, there are not any shares of Company Capital Stock issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of Company Capital Stock.

Section 3.3  Authority; Noncontravention; Voting Requirements.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by the Board of Directors (as hereinafter defined), and except for obtaining the Company Stockholder Approval for the adoption of this Agreement, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability: (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally; and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (collectively, the “Bankruptcy and Equity Exception”).

(b) The Board of Directors, at a meeting duly called and held, acting on the recommendation of the Strategic Committee (as hereinafter defined), duly adopted resolutions (i) approving, adopting and declaring advisable this Agreement, the Merger and the transactions contemplated hereby, (ii) determining that the terms of this Agreement and the Merger are fair to and in the best interests of the Company and the Public Stockholders (as hereinafter defined) and (iii) recommending that the Company’s stockholders adopt this Agreement (such recommendation being referred as the “Company Board Recommendation”).

(c) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will in any material respect: (i) conflict with or violate any provision of the Company’s certificate of incorporation and bylaws (the “Company Charter Documents”) or any of the certificates of incorporation and bylaws (or comparable organizational documents) of each of the Company’s Subsidiaries (the “Subsidiary Documents”); or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 3.4 are made: (A) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets; or (B) violate or constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any liens, pledges, charges, mortgages, encumbrances, adverse claims or security interests (except for such transfer restrictions of general applicability as may be provided under the Securities Act, and the “blue sky” laws of the various States of the United States) (collectively, “Liens”) (other than Permitted Liens) upon any of the respective properties, Intellectual Property or other assets of, the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any Material Contract.

(d) Assuming the accuracy of the representations made in Section 4.8, the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company Common Stock at the Company Stockholders Meeting or any adjournment or postponement thereof in favor of the adoption of this Agreement (the “Company Stockholder Approval”) is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Transactions.

Section 3.4  Governmental Approvals.  Except for: (a) the filing with the SEC of a proxy statement relating to the Company Stockholders Meeting (as amended or supplemented from time to time, the “Proxy Statement”) and the related transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) and other filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), and the rules of The Nasdaq Stock Market; (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL; (c) filings required under, and compliance with other applicable requirements of, the HSR Act; and (d) filings required under, and compliance with other applicable requirements of, non-U.S. Laws intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, harm to competition or effectuating foreign investment (collectively, “Foreign Antitrust Laws”), no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or to have a material adverse effect on the Company’s ability to consummate the Transactions.

Section 3.5  Company SEC Documents; Undisclosed Liabilities.

(a) Since January 1, 2003, the Company has filed and furnished all required reports, schedules, forms, prospectuses and registration, proxy and other statements required to be filed or furnished by it with or to the SEC (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Documents”). None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”)) and as of the respective dates of the last amendment filed with the SEC (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder, each as in effect on the applicable date referred to above, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no material unresolved comments issued by the staff of the SEC with respect to any of the Company SEC Documents.

(b) Each of the consolidated financial statements of the Company included in the Company SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole).

(c) Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries, has: (i) used any corporate or other funds for unlawful contributions, payments or gifts, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds, in any case in violation of Section 30A of the Exchange Act; or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures.

(d) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise), except liabilities or obligations: (i) as and to the extent set forth on the unaudited consolidated balance sheet of the Company and its Subsidiaries as of June 30, 2006 (the “Balance Sheet Date”) (including the notes thereto) included in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement (“Filed Company SEC Documents”); (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect; (iii) for performance under each loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation, whether written or oral, that is enforceable against the Company or its Subsidiaries (each, a “Contract”) in accordance with their respective terms and conditions; and (iv) under this Agreement.

Section 3.6  Absence of Certain Changes or Events.  Except as disclosed in the Filed Company SEC Documents, between the Balance Sheet Date and the date of this Agreement, the Company and its Subsidiaries carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice, and there has not been any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for borrowed money.

Section 3.7  Legal Proceedings.  Other than any legal, administrative, arbitral or other proceedings related to patent prosecutions and trademark applications by the Company and its Subsidiaries in the ordinary course of business or as disclosed in the Filed Company SEC Documents, there is no pending or, to the Knowledge of the Company, threatened in writing, legal, administrative, arbitral or other proceeding against, or, to the Knowledge of the Company, governmental or regulatory investigation of, the Company or any of its Subsidiaries, nor is there any injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of the Company, threatened in writing to be imposed) upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries (including their respective rights in any Intellectual Property) by or before any Governmental Authority, which would reasonably be expected to result in damages to the Company or its Subsidiaries in excess of $200,000 in any individual case or $800,000 in the aggregate.

Section 3.8  Compliance With Laws.  The Company and its Subsidiaries are and have been in compliance in all material respects with all laws (including common law), statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Authorities (collectively, “Laws”) applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations.

Section 3.9  Information in Proxy Statement.  The Proxy Statement and any other document filed with the SEC by the Company in connection with the Merger (including the Schedule 13E-3) taking into account any amendment thereof or supplement thereto), at the date first mailed to the stockholders of the Company, at the time of the Company Stockholders Meeting and at the time filed with the SEC, as the case may be, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, and the Proxy Statement and such other documents filed with the SEC by the Company (including the Schedule 13E-3) will comply in all material respects with the provisions of the Exchange Act; provided, however, that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or Merger Sub for inclusion in such documents.

Section 3.10  Tax Matters.

(a) The Company and each of its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all Tax Returns required to be filed by it for which the last day for timely filing has past, and all such Tax Returns and elections are accurate and complete in all material respects. All Taxes required to be paid by the Company and each of its Subsidiaries have been timely paid. The Company has never received a written claim from any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction that has not been resolved. There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any of its Subsidiaries.

(b) The Company and each of its Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid to any employee, independent contractor, creditor, stockholder, or other third party.

(c) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all Taxes payable by the Company and its Subsidiaries for all taxable periods and portion thereof through the date of such financial statements. No deficiency with respect to Taxes has been asserted or assessed against the Company or any of its Subsidiaries.

(d) Neither the Company nor any of its Subsidiaries has constituted, or has intended or purported to constitute, either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying, or intended or purported to qualify, for tax-free treatment under Section 355 of the Code since January 1, 2004.

(e) To the Knowledge of the Company, no audit or other administrative or court proceedings is pending with or is being conducted by any Governmental Authority with respect to Taxes of the Company or any of its Subsidiaries and no written notice thereof has been received and is outstanding.

(f) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or other arrangement that, individually or collectively, would give rise to the payment of any amount which would not be deductible by reason of Section 280G of the Code or would give rise to an excise Tax pursuant to Section 4999 of the Code.

(g) Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax allocation or sharing agreement. Neither the Company nor any of its Subsidiaries (A) has been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which is the Company) or (B) has an liability for the Taxes of any other Person (other than the Company or any of its Subsidiaries) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

(h) Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) a change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) any “closing agreement,” as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), (C) any installment sale or open transaction disposition made on or prior to the Closing Date, or (D) any prepaid amount received on or prior to the Closing Date.

(i) The Company is not and has not been at any time during the 5-year period ending on the Closing Date a “United States real property holding corporation” within the meaning of Section 897 of the Code.

(j) For purposes of this Agreement: (i) “Affiliated Group” shall mean an affiliated group as defined in Code § 1504 (or any similar combined, consolidated or unitary group defined under state, local or foreign Income Tax law), (ii) “Taxes” shall mean: (A) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other tax of any kind whatsoever; and (B) all interest, penalties, fines, additions to tax or additional amounts, whether or not disputed, imposed by any Taxing Authority in connection with any item described in clause “(A)” of this sentence; and (iii) “Tax Returns” shall mean any return, report, claim for refund, estimate, information return or statement, tax election or other similar document relating to, filed, or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

Section 3.11  Employee Benefits and Labor Matters.

(a) Section 3.11(a) of the Company Disclosure Schedule sets forth a list, separately with respect to each country in which the Company or any of its Subsidiaries has employees, of all Company Plans (as defined below). “Company Plans” shall mean the following as of the date of this Agreement: (i) all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)); and (ii) all other written employee benefit plans, programs, policies, agreements or arrangements, that in the case of either clause “(i)” or clause “(ii)” of this sentence: (A) providing for bonus or other incentive compensation, equity or equity-based compensation, retirement benefit, deferred compensation, change in control rights or benefits, termination or severance benefits, stock purchase, sick leave, vacation pay, salary continuation, hospitalization, medical insurance, life insurance, fringe benefits or other compensation; and (B) to which the Company or any of its Subsidiaries or any of its ERISA Affiliates maintains, contributes to or has any obligation or liability (contingent or otherwise) thereunder for current or former directors, officers or employees of the Company or any of its Subsidiaries (the “Employees”) or to which the Company or any of its Subsidiaries has any obligation or liability (contingent or otherwise); provided, however, that neither a Governmental Program nor any plan, agreement or arrangement providing for “at will” employment which can be terminated without liability in excess of $50,000 shall constitute a Company Plan. “Governmental Program” shall mean a plan, program or other arrangement to which the Company or its Subsidiaries is required to contribute by applicable Law; for clarity and not by way of limitation, payments by the Company pursuant to The Federal Insurance Contributions Act are payments to a Governmental Program. As of the date of this Agreement no Company Plan which is subject to ERISA is a “multiemployer plan,” as defined in Section 3(37) or 4001(a)(3) of ERISA (a “Multiemployer Plan”), or is or has been subject to Sections 4063 or 4064 of ERISA.

(b) The Company Plans are being and have been maintained, funded and administered in all material respects, in accordance with their terms and with all applicable provisions of ERISA, the Code and other applicable Laws.

(c) Each Company Plan that is intended to meet the requirements for country specific tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code (in the case of tax-favored treatment for US federal income tax purposes) or other applicable Laws (other than the Laws of the United States or jurisdictions located within the United States and its territories) meets such requirements, including: (i) any Company Plans intended to qualify under Section 401 of the Code are so qualified; and (ii) any trusts intended to be exempt from federal income taxation under Section 501 of the Code are so exempt. Nothing has occurred or is reasonably expected to occur with respect to the operation of the Company Plans that, notwithstanding the taking of corrective action by the Company, would reasonably be expected to cause the loss of such tax favored treatment, qualification or exemption, or the imposition of any liability, penalty or tax under ERISA, the Code or other applicable Law.

(d) Neither the Company, nor any of its Subsidiaries nor any other Person who is treated as a single employer together with the Company or any of its Subsidiaries pursuant to Section 414(b), (c), (m) (o) of ERISA (all of the foregoing, “ERISA Affiliates”) maintains, sponsors, contributes to, has any obligation to contribute to, or has any liability or potential liability under or with respect to (i) any “defined benefit plan” as defined in Section 3(35) of ERISA or any other plan subject to the funding requirements of Section 412 of the Code or Section 302 of Title IV of ERISA, or (ii) any Multiemployer Plan. Neither the Company nor any Subsidiaries nor any of their ERISA Affiliates have any liability or potential liability to the Pension Benefit Guaranty Corporation or otherwise under Title IV of ERISA.

(e) With respect to each Company Plan, all contributions (including all employer contributions and employee salary reduction contributions) that are due have been made within the time periods prescribed by ERISA and the Code, and all contributions for any period ending on or before the Closing Date that are not yet due have been made or properly accrued. All premiums or other payments for all periods ending on or prior to the Closing Date have been paid or properly accrued with respect to each Company Plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA). As of the date of this Agreement, none of the Company Plans has any material unfunded liabilities that are not accurately reflected on the latest balance sheet included in the Filed Company SEC Documents.

(f) Neither the Company nor any of its Subsidiaries or ERISA Affiliates, or any organization to which the Company is a successor or parent corporation within the meaning of Section 4069(b) of ERISA, has engaged in any transaction within the meaning of Section 4069 or 4212(c) of ERISA as to which the Company or any of its Subsidiaries has any obligation or liability, contingent or otherwise.

(g) None of the Company Plans provide for post-employment life or health insurance, or other welfare benefits coverage for any participant or any beneficiary of a participant, except as may be required under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) or other applicable Laws. Each of the Company and any ERISA Affiliate which maintains a “group health plan” within the meaning Section 5000(b)(1) of the Code has complied with the requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and any similar statute.

(h) Except as provided in any Company Stock Plan or in any employment agreement disclosed in the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions will: (i) result in any payment becoming due to any Employee; (ii) increase any benefits otherwise payable under any Company Plan; or (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan.

(i) No stock or other security issued by the Company or any of its Subsidiaries forms a material part of the assets of any Company Plan. For purposes of this Section 3.11(i), a Company Stock Plan shall not be deemed to be a Company Plan.

(j) None of the current Employees is represented in his or her capacity as an employee of the Company or any of its Subsidiaries by any labor organization or works council or similar representative. Neither the Company nor any of its Subsidiaries has recognized any labor organization, nor has any labor organization been elected as the collective bargaining agent of any Employees, nor is the Company or any of its Subsidiaries a party to any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any Employees. There is no union organization activity involving any of the Employees, pending or, to the Knowledge of the Company, threatened in writing. There is no picketing, pending or, to the Knowledge of the Company, threatened in writing, and there are no strikes, slowdowns, work stoppages, lockouts, arbitrations or other similar labor disputes involving any of the Employees pending or, to the Knowledge of the Company, threatened in writing. There has been no “mass layoff” or “plant closing” (as defined by the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff” or “plant closing” law) with respect to the Company or any of its Subsidiaries since January 1, 2004.

Section 3.12  Environmental Matters.

(a) The Company and each of its Subsidiaries is in compliance in all material respects with all applicable Environmental Laws. To the Knowledge of the Company, no facts, circumstances or conditions exist with respect to the Company or any of its Subsidiaries that would, individually or in the aggregate, reasonably be expected to give rise to Environmental Liabilities to the Company or its Subsidiaries in excess of $500,000.

(b) Except to the extent the following would not, individually or in the aggregate, reasonably be expected to give rise to Environmental Liabilities in excess of $500,000, to the Knowledge of the Company, there is not now, nor has there been in the past, on, in or under any real property currently or previously owned, leased or operated by the Company or any of its Subsidiaries or its or their predecessors: (i) any underground storage tanks, above-ground storage tanks, dikes or impoundments; (ii) any asbestos-containing materials; (iii) any polychlorinated biphenyls;

(iv) any radioactive substances; or (v) any other substance that would give rise to any liabilities or investigative, corrective or remedial obligations pursuant to any Environmental Laws.

(c) For purposes of this Agreement:

(i) “Environmental Laws” means all Laws relating in any way to the environment, preservation or reclamation of natural resources, the presence, management or Release of, or exposure to, Hazardous Materials, or to human health and safety, including the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as each has been amended and the regulations promulgated pursuant thereto and all analogous state, local or foreign laws and regulations.

(ii) “Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, remedial actions, losses, damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person or arising under any Environmental Law, in any case to the extent based upon or arising under any Environmental Law, environmental Permit or order or agreement with any Governmental Authority or other Person under Environmental Laws.

(iii) “Hazardous Materials” means any material, substance of waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous,” “toxic,” “pollutant,” “contaminant,” “radioactive” or words of similar meaning or effect, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, urea formaldehyde insulation, chlorofluorocarbons and all other ozone-depleting substances.

(iv) “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating into or through the environment or any natural or man-made structure.

Section 3.13  Intellectual Property.

(a) The Company and its Subsidiaries are the sole and exclusive owners of or have a valid right to use, sell or license, as the case may be, all Intellectual Property necessary to enable the Company and its Subsidiaries to conduct their business in the manner in which such businesses are currently being conducted (collectively, the “Company Intellectual Property”). The Company Intellectual Property owned by the Company and its Subsidiaries is not subject to any Lien (other than Permitted Liens).

(b) To the Knowledge of the Company, the products and operation of the business of the Company and its Subsidiaries and the use of the Company Intellectual Property in connection therewith do not infringe, misappropriate, constitute an unauthorized use of or otherwise violate any Intellectual Property right of any third party. Since January 1, 2004, the Company and its Subsidiaries have not received any written notices alleging or claiming that the Company and its Subsidiaries are infringing, misappropriating, making unlawful use of or otherwise violating any Intellectual Property from any third party, or any written demands or offers to license patents with regard to which the Company consulted with outside patent counsel.

(c) As of the date of this Agreement, neither the Company nor any of its Subsidiaries has licensed any of the Company Intellectual Property to any Person on an exclusive basis, nor has the Company or any of its Subsidiaries entered into any Contract limiting its ability to exploit fully any of the Company Intellectual Property owned by the Company and its Subsidiaries (excluding Intellectual Property licensed on a nonexclusive basis to customers in the ordinary course of business).

(d) No non-public, proprietary Company Intellectual Property owned by the Company and its Subsidiaries that is material to the business of the Company and its Subsidiaries taken as a whole as currently conducted, has been authorized to be disclosed or, to the Knowledge of the Company, actually disclosed by the Company or any of its Subsidiaries to any employee or third party other than pursuant to a non-disclosure agreement or other confidentiality obligations that protect the proprietary interests of the Company and its Subsidiaries in and to such Company Intellectual Property. The Company and its Subsidiaries have taken reasonable security measures to protect the confidentiality of confidential Company Intellectual Property owned by the Company and its Subsidiaries. The Company and its Subsidiaries have also taken reasonable security measures to protect the confidentiality of, and have not disclosed or authorized the disclosure of, any confidential, proprietary Company Intellectual Property that is not owned by the Company and its Subsidiaries, except for instances in which the failure to take such security measures, or the disclosure of or authorization to disclose such Company Intellectual Property, did not breach any legal duty owed by the Company or any of its Subsidiaries to a third party with respect to such Company Intellectual Property.

(e) To the Knowledge of the Company, all material Intellectual Property owned by the Company or any of its Subsidiaries is valid and enforceable (except with respect to items for which applications are pending).

(f) To the Knowledge of the Company, no third party is infringing, violating, misusing or misappropriating any material Intellectual Property of the Company or any of its Subsidiaries, and no such claims have been made in writing against a third party by the Company or any of its Subsidiaries since January 1, 2004 (other than claims which have been resolved to the satisfaction of the Company).

(g) The Company has implemented reasonable measures designed to ensure that all officers, directors, agents, consultants and contractors have executed written agreements containing assignment provisions in favor of the Company or a Subsidiary of the Company as assignee and conveying to the Company or a Subsidiary of the Company ownership of all of such person’s Intellectual Property rights in software currently licensed or under development by the Company or any of its Subsidiaries (other than rights, such as moral rights, that cannot be assigned as a matter of law).

Section 3.14  Opinion of Financial Advisor.  Jefferies Broadview, a division of Jefferies & Company, Inc. (“Jefferies”), has delivered its opinion, dated as of the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the Per Share Amount is fair from a financial point of view to all holders of the Company Common Stock other than the Company, Parent, the Parent Group and any of their respective direct or indirect subsidiaries, the Chang Family Trust, and holders of the Appraisal Shares (the “Fairness Opinion”).

Section 3.15  Brokers and Other Advisors.  Except for Jefferies, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has delivered or made available to Parent a copy of the Company’s engagement letter with Jefferies, which letter describe all fees payable to Jefferies in connection with the Transactions, all agreements under which any such fees or any expenses are payable and all indemnification and other agreements related to the engagement of Jefferies by the Company.

Section 3.16  State Takeover Statutes.  No “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (with the exception of Section 203 of the DGCL (“Section 203”)) applicable to the Company is applicable to the Merger or the other Transactions. Assuming neither Parent nor Merger Sub “own” (within the meaning of Section 203) or have, within the last three years, “owned” any shares of Company Capital Stock, the action of the Board of Directors in approving this Agreement (and the Transactions) and the voting agreements referred to above (and the transactions contemplated thereby) is sufficient to render inapplicable to this Agreement (and the Transactions) and the voting agreements referred to above (and the transactions contemplated thereby) the restrictions on “business combinations” (as defined in Section 203) as set forth in Section 203.

Section 3.17  Change of Control.  Section 3.17 of the Company Disclosure Schedule sets forth the amount of any compensation or remuneration which is or may become payable to any employee of the Company or any of its Subsidiaries by the Company or any of its Subsidiaries pursuant to any agreement or plan by reason, in whole or in part, of the execution and delivery of this Agreement or the consummation of the Transactions, other than solely as a stockholder of the Company or as a holder of Options, Rights or Stock Awards.

ARTICLE 4

Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

Section 4.1  Organization, Standing and Corporate Power.  Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated.

Section 4.2  Authority; Noncontravention.

(a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation by Parent and Merger Sub of the Transactions, have been duly authorized and approved by their respective Boards of Directors (and promptly following the execution hereof will be adopted by Parent as the sole stockholder of Merger Sub) and no other corporate action on the part of Parent and Merger Sub is necessary to authorize the execution, delivery and performance by Parent and Merger Sub of this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Neither the execution and delivery of this Agreement by Parent and Merger Sub, nor the consummation by Parent or Merger Sub of the Transactions, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof, will: (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or Merger Sub; or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.3 are obtained and the filings referred to in Section 4.3 are made: (A) violate any Law, judgment, writ or injunction of any Governmental Authority applicable to Parent or any of its Subsidiaries or any of their respective properties or assets; or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Merger Sub or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clause “(ii)” of this sentence, for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to prevent or materially delay or materially impair the ability of Parent or Merger Sub to consummate the Transactions (a “Parent Material Adverse Effect”).

Section 4.3  Governmental Approvals.  Except for: (a) the filing with the SEC of the Schedule 13E-3 and other filings required under, and compliance with applicable requirements of, the Securities Act and the Exchange Act; (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL; and (c) filings required under, and compliance with other applicable requirements of, the HSR Act and Foreign Antitrust Laws, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution and delivery of this Agreement by Parent and Merger Sub or the consummation by Parent and Merger Sub of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.4  Information Supplied.  The information furnished to the Company by or on behalf of Parent and Merger Sub for inclusion in the Proxy Statement and Schedule 13E-3 will not, at the time the Proxy Statement is first mailed to the stockholders of the Company and at the time of such Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.5  Ownership and Operations of Merger Sub.  Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

Section 4.6  Availability of Funds.  Parent and the Parent Group collectively have, as of the date of this Agreement, and will have at all times through and including as of the Effective Time sufficient resources that, together with the cash that Parent may be permitted to cause the Surviving Corporation to deposit with the Paying Agent immediately following the Effective Time in accordance with the provisions of Section 2.3(a), will enable it to pay the aggregate Merger Consideration pursuant to this Agreement, and to otherwise perform Parent’s and Merger Sub’s obligations under this Agreement.

Section 4.7  Brokers and Other Advisors.  No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

ARTICLE 5

Covenants and Agreements

Section 5.1  Preparation of the Proxy Statement; Schedule 13E-3; Stockholder Meeting.

(a) Each of the Company, Parent and Merger Sub shall as soon as practicable following the date of this Agreement prepare and file with the SEC the Schedule 13E-3 and the Company shall as soon as practicable following the date of this Agreement prepare and file with the SEC the Proxy Statement in preliminary form. The Company shall use commercially reasonable efforts to: (i) respond to any comments on the Proxy Statement or Schedule 13E-3 or requests for additional information from the SEC with respect thereto as soon as practicable after receipt of any such comments or requests and to have the Proxy Statement and Schedule 13E-3 cleared by the SEC as promptly as practicable after the initial filing thereof; and (ii) cause the Proxy Statement to be mailed to the stockholders of the Company as promptly as practicable following clearance by the SEC. The Company shall promptly: (A) notify Parent upon the receipt of any such comments or requests; and (B) provide Parent with copies of correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand, with respect to the Schedule 13E-3 and the Proxy Statement or additional information requests. Prior to responding to such comments or requests or the filing of the Schedule 13E-3 or filing or mailing of the Proxy Statement, as the case may be: (1) each of the Company, Parent and Merger Sub shall provide the other party with a reasonable opportunity to review and comment on any drafts of the Proxy Statement, the Schedule 13E-3 and related correspondence and filings submitted to the SEC and/or its staff, and will in good faith consider such comments; and (2) to the extent practicable, the Company and its outside counsel shall provide Parent and its outside counsel with the opportunity to participate in communications with the SEC and its staff (including all meetings and telephone conferences) relating to the Proxy Statement, the Schedule 13E-3, this Agreement or any of the Transactions. Subject to Section 5.3(c), the Proxy Statement and Schedule 13E-3 shall include the Company Board Recommendation and a copy of the written opinion of Jefferies referred to in Section 3.14. If at any time prior to the Company Stockholders Meeting any event shall occur, or fact or information shall be discovered by the Company, Parent or Merger Sub, that is required to be set forth in an amendment of or a supplement to the Proxy Statement or Schedule 13E-3, the Company, Parent or Merger Sub, as the case may be, shall promptly inform the other of such occurrences or discoveries, and in accordance with the procedures set forth in this Section 5.1(a), prepare and file with the SEC such amendment or supplement as soon thereafter as is reasonably practicable and cause such amendment or supplement to be distributed to the stockholders of the Company if and to the extent required by applicable Law. Parent agrees to furnish to the Company all information concerning Parent and its Subsidiaries, officers, directors and stockholders as may be reasonably requested by the Company in order for it to comply with its obligations under this Section 5.1(a).

(b) The Company shall, as soon as practicable following the clearance of the Proxy Statement by the SEC, establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholders Meeting”) to obtain the Company Stockholder Approval. Subject to Section 5.3(c), the Proxy Statement shall include a description of the Board’s determinations referred to in Section 3.3(b) (including the Company Board Recommendation), and, unless the Board of Directors (or any committee thereof) shall have taken any of the actions referred to in the second sentence of Section 5.3(c) (other than the actions that are conditions required for the Board or any committee thereof to withdraw or modify the Company Board Recommendation or its recommendation with respect to the Merger, as the case may be, under clause “(A)” in such sentence), shall use its commercially reasonable efforts to obtain the Company Stockholder Approval. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by the withdrawal or modification by either the Company Board or the Strategic Committee of the Company Board Recommendation.

Section 5.2  Conduct of Business of the Company.  Except as permitted or contemplated by this Agreement, as set forth on Schedule 5.2 or as required by applicable Law, during the period from the date of this Agreement until the Effective Time, unless Parent otherwise consents in writing (which consent will not be unreasonably withheld or delayed), the Company shall, and shall cause each of its Subsidiaries to: (x) conduct its business in the ordinary course consistent with past practice; (y) use commercially reasonable efforts to comply in all material respects with all applicable Laws and the requirements of all Material Contracts; and (z) use commercially reasonable efforts to: (i) maintain and preserve intact its business organization and the goodwill of those having business relationships with it; and (ii) retain the services of its present officers and key employees (except that the Company may implement the Restructuring Plan). Without limiting the generality of the foregoing, except as expressly permitted or contemplated by this Agreement, as set forth on Schedule 5.2 or as required by applicable Law, during the period from the date of this Agreement until the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, unless Parent otherwise consents in writing (which consent will not, solely with respect to clauses “(a)” (solely as it relates to issuance of options to purchase Common Stock), “(b),” “(d),” “(e),” “(g),” “(i),” “(j),” “(k)” and “(m)” below and, to the extent relating to the foregoing, clause “(q)” below, be unreasonably withheld or delayed):

(a) authorize for issuance, issue, sell, grant, dispose of, pledge or otherwise encumber any notes, bonds or other debt securities, shares of its capital stock, voting securities, equity interests or any securities or rights convertible into, exchangeable or exercisable for or evidencing the right to subscribe for any shares of its capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities, equity interests or any securities or rights convertible into, exchangeable or exercisable for or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interests; provided, however, that the Company may issue shares of Company Common Stock to participants in the ESPP in accordance with the terms thereof, and the Company may issue shares of Common Stock upon the exercise of options to purchase shares of Company Common Stock, in each case that are outstanding on the date of this Agreement and in accordance with the terms thereof; (ii) redeem, purchase or otherwise acquire any outstanding shares of Company Capital Stock, or any rights, warrants or options to acquire any shares of Company Capital Stock, other than pursuant to any restricted stock purchase agreement or any similar Contract in existence as of the date of this Agreement and disclosed to Parent; (iii) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of Company Capital Stock or otherwise make any payments to its stockholders in their capacity as such (other than dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent); or (iv) split, combine, subdivide or reclassify any shares of Company Capital Stock;

(b) establish or acquire any Subsidiary;

(c) incur any indebtedness for borrowed money or guarantee any indebtedness, other than (i) borrowings from the Company by a direct or indirect wholly owned Subsidiary of the Company and (ii) the issuance of letters of credit under the Company’s existing credit facility, in any case in the ordinary course of business consistent with past practice;

(d) sell, transfer, lease, license, mortgage, encumber or subject to any Lien (other than Permitted Liens) or otherwise dispose of (including pursuant to a sale-leaseback transaction or an asset securitization transaction) any of its properties or assets (including securities of Subsidiaries) to any Person, except: (i) licenses granted by the Company in the ordinary course of business to distributors, resellers and customers for customers’ use of the Company’s products and services; (ii) pursuant to Contracts in force at the date of this Agreement and disclosed to Parent; or (iii) dispositions of obsolete assets;

(e) make any capital expenditures, except in the ordinary course of business consistent with past practice and in an amount not in excess of $300,000 in the aggregate for the Company and its Subsidiaries taken as a whole during any three-consecutive month period;

(f) make any acquisition (by purchase of securities or assets, merger, consolidation or otherwise) of any other Person, business or division or make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan (other than to its employees for reimbursable travel and other business expenses incurred in the ordinary course of business consistent with past practice) to, or any guarantee for the benefit of, any Person;

(g) make any advance to its employees (other than for reimbursable travel and other business expenses incurred in the ordinary course of business consistent with past practice);

(h) increase in any manner the compensation of any of its directors, officers or employees, enter into any indemnification agreement (other than agreements with persons who become directors and officers of the Company after the date of this Agreement in a form substantially similar to indemnification agreements between the Company and its officers and directors as of the date of the agreement), enter into, establish or amend any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, pension, retirement, severance, deferred compensation or other compensation or benefit plan or agreement with, for or in respect of any stockholder, director, officer, other employee or consultant, other than as required pursuant to applicable Law or the terms of agreements in effect as of the date of this Agreement and disclosed in the Company Disclosure Schedule;

(i) hire any employee except for (i) the replacement of any current Employee whose employment with the Company or any of its Subsidiaries is terminated for any reason (with such replacement employee receiving substantially similar or lesser compensation and benefits as such terminated Employee) and (ii) the hiring of a new employee who does not replace any current Employee pursuant to clause “(i)” (A) the sum of whose annual noncontingent cash compensation and annual target commission payments does not exceed $150,000 and (B) whose annual noncontingent cash compensation and annual target commission payments, when aggregated with the annual noncontingent cash compensation and annual target commission payments of all other such new employees, does not exceed $500,000;

(j) enter into, or materially amend, modify or supplement any Material Contract outside the ordinary course of business consistent with past practice (except as may be necessary for the Company to comply with its obligations hereunder) or waive, release, grant, assign or transfer any of its material rights or claims (whether such rights or claims arise under a Material Contract or otherwise) or settle any material litigation or claim made against the Company;

(k) except for customer and reseller contracts entered into in the ordinary course of business, renegotiate or enter into any new license, agreement or arrangement relating to any Intellectual Property sold or licensed by the Company or any of its Subsidiaries;

(l) make or change any material election concerning Taxes or Tax Returns (other than elections made in the ordinary course of business), file any material Tax Return or file any amended Tax Return, or consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its Subsidiaries;

(m) make any material changes in financial or tax accounting methods, principles or practices or change an annual accounting period, except insofar as may be required by a change in GAAP or applicable Law;

(n) amend the Company Charter Documents or the Subsidiary Documents;

(o) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring (other than actions taken consistent with the Restructuring Plan), recapitalization, merger, consolidation or other reorganization;

(p) terminate the employment of any officer of the Company, or take any action that would result in any officer of the Company having a “Good Reason” (as such term is defined under that certain Key Employee Retention and Severance Plan adopted January 22, 2002); or

(q) agree, in writing or otherwise, to take any of the actions described in clauses “(a)” through “(p)” of this sentence.

Section 5.3  No Solicitation by the Company; Etc.

(a) The Company shall cause its and its Subsidiaries’ respective directors, officers, financial advisors, attorneys, accountants and agents (other than directors, officers and agents who are members of the Parent Group) to (and the Company shall use commercially reasonable efforts to cause its and its Subsidiaries’ employees (other than officers and directors and members of the Parent Group) to) immediately cease any discussions or negotiations with any Person with respect to a Takeover Proposal pending on the date of this Agreement (it being understood that commercially reasonable efforts with respect to the employees (other than officers and directors and members of the Parent Group) of the Company and its Subsidiaries shall mean causing such employees to comply with this sentence promptly after the Company discovers any noncompliance by such employees). The Company shall cause its and its Subsidiaries’ respective directors, officers, financial advisors, attorneys, accountants and agents (other than directors, officers and agents who are members of the Parent Group) not to (and the Company shall use commercially reasonable efforts to cause its and its Subsidiaries’ employees (other than officers and directors and members of the Parent Group) not to): (i) solicit, initiate or knowingly encourage the initiation of any proposals that constitute, or that would reasonably be expected to lead to, any Takeover Proposal; (ii) participate in any discussions with any third party regarding, or furnish to any third party any non-public information with respect to, any Takeover Proposal (it being understood that commercially reasonable efforts with respect to the employees of the Company and its Subsidiaries (other than officers and directors and members of the Parent Group) shall mean causing such employees to comply with this sentence promptly after the Company discovers any noncompliance by such employees); (iii) enter into any agreement, arrangement or understanding with respect to, or otherwise endorse, any Takeover Proposal; or (iv) terminate, amend, modify or waive any material provision of any confidentiality or standstill agreement to which the Company is a party (other than involving Parent or its affiliates); provided, however, that notwithstanding anything to the contrary contained in this Section 5.3 or elsewhere in this Agreement, if the Company receives a bona fide written Takeover Proposal not solicited by the Company in violation of this Section 5.3 that the Board of Directors (acting on the recommendation of the Strategic Committee) determines in good faith is reasonably likely to result in a Superior Proposal (and not be withdrawn) and with respect to which the Board of Directors or the Strategic Committee acting on its behalf determines in good faith, after consulting with outside legal counsel, that the failure to take the following action would be inconsistent with its fiduciary duties to the Company’s stockholders, then the Company and its Subsidiaries and their respective directors, officers and Representatives may (but only prior to obtaining the Company Stockholder Approval), in response to such Takeover Proposal: (A) enter into a confidentiality agreement with the Person making such Takeover Proposal; (B) furnish non-public information with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal (and to such Person’s Representatives), but only if: (1) such Person first enters into a confidentiality agreement with the Company; and (2) concurrently with the delivery to such Person, the Company delivers to Parent all such information not previously provided to Parent; and (C) participate in discussions and negotiations with such Person (and with such Person’s Representatives) regarding such Takeover Proposal (and take the actions referred to in clause “(iv)” of this sentence with respect to such Person and such Takeover Proposal in connection with such discussions and negotiations). Solely for purposes of this Section 5.3(a), any action taken by a Person who is not an officer or director of the Company or one of its Subsidiaries shall not be deemed to be an action taken by the Company or any of its Subsidiaries.

(b) In addition to the other obligations of the Company set forth in this Section 5.3, promptly (but in any event within one business day) after any executive officer or director of the Company (other than an executive officer or director who is a member of the Parent Group) becomes aware that any proposal has been received by, any information has been requested from or any discussions or negotiations have been sought to be initiated or continued with, the Company in respect of any Takeover Proposal, the Company shall advise Parent of such proposal, request or other contact (including any terms and conditions thereof and the identity of the person making such proposal, request or other contact and shall advise Parent of any amendments to such proposal or amendments proposed by the Person making such Takeover Proposal). Prior to taking any of the actions referred to in the proviso of Section 5.3(a), the Board of Directors shall notify Parent of any such action it proposes to take (acting on the recommendation of the Strategic Committee) with respect to such Takeover Proposal. Without limiting the foregoing, at least two business days prior to withdrawing or modifying the Company Board Recommendation or recommending a Takeover Proposal pursuant to Section 5.3(c), the Board of Directors shall notify Parent of any such action it proposes to take (acting on the recommendation of the Strategic Committee) and, during such two business day period, the Strategic Committee shall negotiate in good faith with Parent with respect to any revised proposal to acquire the Company Common Stock that Parent may make prior to or during such two business day period; provided, however, that if the Board of Directors or the Strategic Committee acting on its behalf determines in good faith after consulting with outside legal counsel, that the failure to make such withdrawal, modification or recommendation within such two business day period would be inconsistent with its fiduciary duties to the Company’s stockholders, then such two business day period shall be such shorter period as the Board of Directors or the Strategic Committee acting on its behalf determines is not inconsistent with its fiduciary duties to the Company’s stockholders (it being agreed and understood that the foregoing proviso shall not apply to or in any way be deemed to shorten the two business day periods described in Section 7.1(e)(ii)).

(c) Except as permitted by this Section 5.3(c): (i) the Board of Directors shall not withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation; (ii) neither the Board of Directors nor any committee thereof shall approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal; and (iii) neither the Board of Directors nor any committee thereof shall authorize or cause the Company or any of its Subsidiaries to enter into any letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement related to any Takeover Proposal (other than a confidentiality agreement pursuant to Section 5.3(a)). Notwithstanding the foregoing or any other provision of this Agreement, (A) the Board of Directors may withdraw or modify the Company Board Recommendation, any committee of the Board of Directors may withdraw or modify its recommendation with respect to the Merger and the Board of Directors (or any committee thereof) may recommend a Takeover Proposal, if: (1) the Company shall have provided to Parent, at least two business days prior to each meeting of the Board of Directors at which the Board considers the possibility of withdrawing the Company Board Recommendation or modifying the Company Board Recommendation in a manner adverse to Parent (or such lesser amount of time as is provided to the members of the Board of Directors giving notice of the meeting or of the fact that at such meeting the Board will be asked to consider the possibility of withdrawing the Company Board Recommendation or modifying the Company Board Recommendation), written notice of such meeting together with reasonably detailed information regarding the circumstances giving rise to the consideration of such possibility; (2) in the case of the Board of Directors (or committee thereof) recommending a Takeover Proposal (but not in the case of the Board of Directors withdrawing or modifying the Company Board Recommendation or any committee of the Board of Directors withdrawing or modifying its recommendation with respect to the Merger), the Board of Directors (acting on the recommendation of the Strategic Committee) determines in good faith that the Company has received a Superior Offer (that has not been withdrawn); and (3) the Board of Directors or the Strategic Committee acting on its behalf determines in good faith after consulting with outside legal counsel, that the failure to make such withdrawal, modification or recommendation would be inconsistent with its fiduciary duties to the Company’s stockholders; and (B) the Board of Directors (acting on the recommendation of the Strategic Committee) may, contemporaneously with the termination of this Agreement pursuant to Section 7.1(e)(ii), cause the Company to enter into a letter of intent, agreement in principle, memorandum of understanding, merger, acquisition, purchase or joint venture agreement or other agreement related to any Takeover Proposal. The Company shall notify Parent promptly of: (x) any withdrawal of or modification to the Company Board Recommendation; and (y) the circumstances surrounding such withdrawal or modification.

(d) Nothing in this Section 5.3 shall prohibit the Board of Directors (or any committee thereof) from taking and disclosing to the Company’s stockholders a position contemplated by Rules 13e-3, 14d-9 and 14e-2(a) or Item 1012(a) of Regulation M-A promulgated under the Exchange Act.

Section 5.4  Further Action; Efforts.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall, and shall cause their respective Subsidiaries to, use commercially reasonable efforts to take, or cause to be taken, all actions necessary, proper and advisable under applicable Laws to consummate the Transactions as promptly as practicable. In furtherance and not in limitation of the foregoing, each party hereto shall: (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act; (ii) make any additional filings required by any applicable Competition Law and take all other actions reasonably necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or other Competition Laws, and comply with applicable Foreign Antitrust Laws, as promptly as practicable; and (iii) subject to applicable Laws relating to access to and the exchange of information, use commercially reasonable efforts to: (A) cooperate with each other in connection with any filing or submission and in connection with any investigation or other inquiry under or relating to any Competition Law; (B) keep the other parties informed of any communication received by such party from, or given by such party to, the Federal Trade Commission (the “FTC”), the Antitrust Division of the Department of Justice (the “DOJ”) or any other Governmental Authority and of any communication received or given in connection with any legal, administrative, arbitral or other proceeding by a private party, in each case regarding any of the Transactions; and (C) permit the other parties hereto to review in advance any communication intended to be given by it to, and consult with the other parties in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority, and to the extent permitted by the FTC, the DOJ or such other applicable Governmental Authority, give the other parties the opportunity to attend and participate in such meetings and conferences.

(b) In furtherance and not in limitation of the covenants of the parties contained in Section 5.4(a), in the event that any legal, administrative, arbitral or other proceeding is instituted (or threatened to be instituted) by a Governmental Authority or private party challenging any of the Transactions or in the event that any Governmental Authority shall otherwise object to any of the Transactions, each of Parent, Merger Sub and the Company shall cooperate with each other and use its respective reasonable efforts: (i) to vigorously defend, contest and resist any such proceeding; (ii) to have vacated, lifted, reversed or overturned any injunction, order, judgment, ruling or decree, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions; and (iii) to resolve objections.

Section 5.5  Public Announcements.  The initial press release with respect to the execution of this Agreement shall be a Company press release to be reasonably agreed upon by Parent and the Company. Thereafter, neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or the other Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld or delayed), except: (a) as may be required by Law or by any applicable listing agreement with a national securities exchange as determined in the good faith judgment of the party proposing to make such release, in which case neither the Company nor Parent shall issue or cause the publication of such press release or other public announcement without prior consultation with the other party, to the extent practicable; and (b) as may be consistent with actions taken by the Company or the Board of Directors or the Strategic Committee pursuant to Section 5.3(c).

Section 5.6  Access to Information; Confidentiality.  Subject to applicable Laws relating to access to and the exchange of information (and solely to the extent reasonably necessary to consummate the Transactions or plan the post-Closing integration of Parent and the Company): (a) the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and Parent’s Representatives reasonable access during normal business hours and on reasonable advance notice to the Company’s and its Subsidiaries’ properties, books, records and Representatives; (b) the Company shall provide Parent and Parent’s Representatives such information related to the Company’s cash, cash equivalents, short-term investments, accounts receivable, accounts payable and accrued expenses as they may request from time to time; and (c) the Company shall furnish (or otherwise make available, including through the SEC EDGAR system) promptly to Parent: (i) a copy of each report, schedule and other document filed, furnished or received by it or any of its Subsidiaries pursuant to the requirements of Federal or state securities Laws; and (ii) all other information concerning its and its Subsidiaries’ business, properties and personnel as Parent may reasonably request for the purposes referred to above. Parent shall hold information received from the Company pursuant to this Section 5.6 in confidence in accordance with the terms of that certain non-disclosure agreement, dated August 18, 2006, among the parties hereto. No investigation, or information received, pursuant to this Section 5.6 will affect or modify any of the representations and warranties of the Company.

Section 5.7  Notification of Certain Matters.  The Company shall use reasonable efforts to give prompt notice to Parent, and Parent shall use reasonable efforts to give prompt notice to the Company, of: (a) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions, if the subject matter of such communication would reasonably be expected to be material to the Company, the Surviving Corporation or Parent; (b) any investigation or legal, administrative, arbitral or other proceeding relating to the Transactions, to such party’s Knowledge, commenced or threatened against such party or any of its Subsidiaries; (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause or would reasonably be expected to cause any representation or warranty made by such party contained in this Agreement: (i) that is qualified as to materiality or Material Adverse Effect to be untrue; and (ii) that is not so qualified to be untrue in any material respect; and (d) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not (nor shall any information provided pursuant to Section 5.6)): (A) be considered in determining whether any representation or warranty is true for purposes of Article 6 or Article 7; (B) cure any breach or non-compliance with any other provision of this Agreement; or (C) limit the remedies available to the party receiving such notice; provided, further, that the failure to deliver any notice pursuant to this Section 5.7 shall not be considered in determining whether the condition set forth in Section 6.2(b) or Section 6.3(b) has been satisfied or the related termination right in Article 7 is available.

Section 5.8  Indemnification and Insurance.

(a) From and after the Effective Time, the Surviving Corporation shall (and Parent shall cause the Surviving Corporation to) indemnify, defend and hold harmless, and advance expenses to, the individuals who at or prior to the Effective Time were directors or officers of the Company or any of its Subsidiaries (collectively, the “Indemnitees”) with respect to all acts or omissions by them in their capacities as such at any time prior to the Effective Time, to the fullest extent required by: (i) the Company Charter Documents as in effect on the date of this Agreement; and (ii) any applicable contract as in effect on the date of this Agreement which is disclosed to Parent.

(b) Without limiting the provisions of Section 5.8(a), during the period commencing with the Closing and ending on the sixth anniversary of the Effective Time, Parent shall: (i) indemnify and hold harmless each Indemnitee against and from any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent such claim, action, suit, proceeding or investigation arises out of or pertains to: (A) any action or omission or alleged action or omission in such Indemnitee’s capacity as a director, officer or employee of the Company or any of its Subsidiaries; or (B) any of the Transactions; and (ii) pay in advance of the final disposition of any such claim, action, suit, proceeding or investigation the expenses (including attorneys’ fees) of any Indemnitee upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified. Notwithstanding anything to the contrary contained in this Section 5.8(b) or elsewhere in this Agreement, neither Parent nor the Surviving Corporation shall settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation for which indemnification may be sought under this Section 5.8(b) unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnitees from all liability arising out of such claim, action, suit, proceeding or investigation.

(c) Parent will provide, or cause the Surviving Corporation to provide, for a period of not less than six years after the Effective Time, the Indemnitees who are insured under the Company’s directors’ and officers’ insurance and indemnification policy with an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the “D&O Insurance”) that is no less favorable than the existing policy of the Company or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 200% of the annual premium currently paid by the Company for such insurance; provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent or the Surviving Corporation shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(d) The Indemnitees to whom this Section 5.8 applies shall be third party beneficiaries of this Section 5.8. The provisions of this Section 5.8 are intended to be for the benefit of each Indemnitee, his or her heirs and his or her representatives.

(e) In the event that the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall succeed to the obligations set forth in this Section 5.8.

Section 5.9  Securityholder Litigation.  The Company shall give Parent the opportunity to participate in the defense or settlement of any securityholder litigation against the Company and/or its directors relating to the Transactions, and no settlement or any such litigation shall be agreed to without Parent’s prior consent (which consent shall not be unreasonably withheld or delayed).

Section 5.10  Fees and Expenses.  Whether or not the Merger is consummated, all fees and expenses incurred in connection with this Agreement, the Merger and the Transactions shall be paid by the party incurring such fees or expenses.

Section 5.11  Employee Benefits.

(a) Unless Parent delivers written notice to the Company no later than five business days prior to the Effective Time providing otherwise, the Company shall take all action necessary to terminate, or cause to be terminated, before the Effective Time, any Company Plan that is a 401(k) plan or other defined contribution retirement plan, employee stock purchase plan or any nonqualified deferred compensation plan. In the event Parent does not deliver such written notice, then within ninety (90) days of the Closing Date, Parent shall, to the extent permitted by law, arrange for the employees of the Company who were eligible to participate in the Vitria Technology, Inc. 401(k) Plan the opportunity to participate in a plan described in Section 401(k) of the Code.

(b) Notwithstanding anything in this Agreement to the contrary, nothing in this Section 5.11 shall impede or limit Parent, Merger Sub, the Company or any of their Affiliates from terminating any of their employees at any time for any reason or no reason, subject to the provisions of applicable Law and applicable Contracts, and nothing in this Section 5.11 is intended or shall confer on any person other than the parties to this Agreement any rights or remedies or the status of a third party beneficiary hereunder.

Section 5.12  No Acquisition of Shares.  During the period from the date of this Agreement until the Effective Time, neither Parent nor Merger Sub shall, and Parent and Merger Sub shall ensure that no member of the Parent Group shall, acquire any shares of Company Common Stock, except that Parent may acquire shares of Company Common Stock from members of the Parent Group. Notwithstanding the foregoing, nothing in this Agreement shall prohibit or prevent: (a) stockholders of the Company who are not currently members of the Parent Group (“Potential Contributors”) from contributing their shares of Company Common Stock to the Parent following the date of this Agreement; (b) any Potential Contributor from contributing to the Parent, and the Parent from accepting such contribution of, shares of Company Common Stock held by such Potential Contributor following the date of this Agreement; or (c) any member of the Parent Group from exercising any options to purchase Company Common Stock held by such member.

ARTICLE 6

Conditions Precedent

Section 6.1  Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval.  The Company Stockholder Approval shall have been obtained in accordance with applicable Law and the Company Charter Documents;

(b) Antitrust.

(i) Any waiting period (and any extension of such period) under the HSR Act applicable to the Transactions shall have expired or shall have been terminated;

(ii) The applicable filings, approvals or expiration or termination of any applicable waiting periods under Foreign Antitrust Laws in jurisdictions in which such filings, approvals, expiration or termination are required by Law to be made, obtained, expired or terminated prior to the Closing, shall have been made or obtained or shall have expired or been terminated, except where the failure to make such filing, obtain such approval or allow such waiting period to expire or terminate would not have a Company Material Adverse Effect or a Parent Material Adverse Effect; and

(c) No Injunctions or Restraints.  No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority, whether temporary, preliminary or permanent (collectively, “Restraints”) shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal or otherwise imposing material limitations on the ability of Parent and Merger Sub effectively to acquire or hold the business of the Company and its Subsidiaries.

Section 6.2  Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  The representations and warranties of the Company contained in this Agreement shall be true and correct as of the Closing Date as though made on the Closing Date (except for representations and warranties expressly made as of an earlier date, in which case as of such earlier date); provided, however, that (i) all materiality and “Company Material Adverse Effect” qualifiers shall be disregarded in determining the accuracy of such representations and warranties for purposes of this Section 6.2(a) and (ii) the condition set forth in this Section 6.2(a) shall be deemed satisfied unless the effect of all such failures of such representations and warranties to be true and correct, taken together, has had, or would reasonably be expected to have, a Company Material Adverse Effect;

(b) Performance of Obligations of the Company.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date;

(c) Officer’s Certificate.  Parent shall have received a certificate, signed on behalf of the Company by the chief financial officer of the Company, certifying as to the matters set forth in Sections 6.2(a) and 6.2(b);

(d) Company Material Adverse Effect.  Since the date of this Agreement through the Closing Date, there shall have been no change, event, occurrence or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

(e) No Governmental Litigation.  There shall not be any legal, administrative, arbitral or other proceeding pending before any Governmental Authority in which a Governmental Authority is a party that would or would reasonably be expected to: (i) restrain, enjoin, prevent, prohibit or make illegal the consummation of the Merger or the other Transactions; or (ii) impose material limitations on the ability of Parent effectively to exercise full rights of ownership of all shares of the Surviving Corporation; and

(f) Certified Copies.  At or prior to the Closing, the Company shall deliver certified copies of (i) the resolutions duly adopted by the Board of Directors authorizing the execution, delivery and performance of this Agreement and the Transactions, (ii) the resolutions duly adopted by the Company’s stockholders adopting this Agreement and (iii) the certificate of incorporation and the bylaws of the Company that will be in effect immediately prior to the Effective Time.

Section 6.3  Conditions to Obligation of the Company.  The obligation of the Company to effect the Merger is further subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Representations and Warranties.  The representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct as of the Closing Date as though made on the Closing Date (except for representations and warranties expressly made as of an earlier date, in which case as of such earlier date); provided, however, that (i) all materiality and “Parent Material Adverse Effect” qualifiers shall be disregarded in determining the accuracy of such representations and warranties for purposes of this Section 6.3(a) and (ii) the condition set forth in this Section 6.3(a) shall be deemed satisfied unless the effect of all such failures of such representations and warranties to be true and correct, taken together, has had, or would reasonably be expected to have, a Parent Material Adverse Effect;

(b) Performance of Obligations of Parent and Merger Sub.  Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and

(c) Cash Deposit.  Parent shall have deposited with the Payment Agent cash in an amount that, together with the cash that Parent may be causing the Surviving Corporation to deposit with the Paying Agent immediately following the Effective Time in accordance with the provisions of Section 2.3(a), is sufficient to pay the aggregate Merger Consideration payable pursuant to Section 2.1(c) upon surrender of Certificates representing outstanding shares of Company Capital Stock.

(d) Officer’s Certificate.  The Company shall have received a certificate, signed on behalf of Parent by the chief executive officer or chief financial officer of Parent, certifying as to the matters set forth in Sections 6.3(a), 6.3(b) and 6.3(c).

Section 6.4  Frustration of Closing Conditions.  None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to perform any of its obligations under this Agreement.

ARTICLE 7

Termination

Section 7.1  Termination.  This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:

(a) by the mutual written consent of the Company and Parent duly authorized by each of their respective Boards of Directors (and, in the case of the Company, as agreed to by the Strategic Committee); or

(b) by either of the Parent or the Company (acting at the direction of the Strategic Committee):

(i) if the Merger shall not have been consummated on or before March 31, 2007 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party if the failure of the Merger to have been consummated on or before the Outside Date was primarily due to the failure of such party or any Affiliate of such party to perform any of its obligations under this Agreement; or

(ii) if any Restraint having the effect set forth in Section 6.1(c) shall be in effect and shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this

Section 7.1(b)(ii) shall not be available to a party if the imposition of such Restraint was primarily due to the failure of such party to perform any of its obligations under this Agreement; or

(iii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

(c) by Parent if: (i) there is an inaccuracy in any of the representations or warranties of the Company in this Agreement such that the condition set forth in Section 6.2(a) would not be satisfied; or (ii) there has been a breach by the Company of any of its covenants in this Agreement such that the condition set forth in Section 6.2(b) would not be satisfied (the events described in clauses “(i)” and “(ii)” of this sentence being referred to as a “Terminating Company Breach”); provided, however, that if such Terminating Company Breach is curable through the exercise of reasonable efforts, Parent may not terminate this Agreement under this Section 7.1(c) unless such Terminating Company Breach has not been cured within twenty business days after notice thereof is received by the Company; or

(d) by Parent within ten days following the Board of Directors (or any committee thereof) withdrawing or modifying the Company Board Recommendation in a manner adverse to Parent; or

(e) by the Company (acting at the direction of the Strategic Committee):

(i) if: (A) there is an inaccuracy in any of the representations or warranties of Parent or Merger Sub in this Agreement such that the condition set forth in Section 6.3(a) would not be satisfied; or (B) there has been a breach by Parent or Merger Sub of any of their respective covenants in this Agreement such that the condition set forth in Section 6.3(b) would not be satisfied (the events described in clauses “(A)” and “(B)” of this sentence being referred to as a “Terminating Parent Breach”); provided, however, that if such Terminating Parent Breach is curable through the exercise of reasonable efforts, the Company may not terminate this Agreement under this Section 7.1(e)(i) unless such Terminating Parent Breach has not been cured within twenty business days after notice thereof is received by Parent; or

(ii) at any time prior to the Company Stockholder Approval, following receipt of a Superior Proposal, if: (A) there shall not have been any material breach of any material obligations contained in Section 5.3 in connection with such Superior Proposal; (B) the Board of Directors shall have authorized the Company to enter into a binding, written, definitive acquisition agreement providing for the consummation of the transaction contemplated by such Superior Offer (the “Specified Acquisition Agreement”); (C) the Company shall have delivered to Parent a written notice (that includes a copy of the Specified Acquisition Agreement as an attachment) stating that the Company intends to enter into the Specified Acquisition Agreement contemporaneously with the termination of this Agreement pursuant to this Section 7.1(e)(ii); (D) a period of at least two business days shall have elapsed since the receipt by Parent of such notice, (E) within two business days following the delivery of such notice, Parent does not propose adjustments in the terms and conditions of this Agreement which the Company’s Board of Directors (or any committee thereof) determines in its good faith judgment (after consultation with an independent financial advisor of nationally recognized reputation) to be more favorable to the Company’s stockholders than such Superior Proposal; (F) the Company shall have promptly advised Parent of any modification proposed to be made to the Specified Acquisition Agreement from the form delivered pursuant to clause “(C)” of this Section 7.1(e)(ii); and (G) on the date two business days after Parent receives the written notice referred to in clause “(C)” of this Section 7.1(e)(ii), the Company shall have executed and delivered to the other party thereto the Specified Acquisition Agreement (as it may have been modified to make it more favorable to the Company), and the Specified Acquisition Agreement (as it may have been so modified) shall have thereupon become fully binding and effective (it being understood that if the Company validly terminates this Agreement pursuant to this Section 7.1(e)(ii) by satisfying all of the conditions set forth in clauses “(A)” through “(G)” of this Section 7.1(e)(ii), then the termination of this Agreement shall be deemed to occur contemporaneously with the execution and delivery of the Specified Acquisition Agreement by the Company).

Section 7.2  Effect of Termination.  In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than the provisions of the penultimate sentence of Section 5.6, Sections 5.10, 7.2 and 7.3 and Article 8, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent, Merger Sub or the Company or their respective directors, officers and Affiliates, except: (a) the Company may have liability as provided in Section 7.3; and (b) nothing shall relieve any party hereto from liability for any willful, material breach of this Agreement.

Section 7.3  Termination Fee.

(a) In the event that this Agreement is terminated by:

(i) the Company pursuant to Section 7.1(e)(ii);

(ii) Parent pursuant to Section 7.1(d); or

(iii) by the Company or Parent pursuant to Section 7.1(b)(iii) if, prior to the Company Stockholders Meeting: (A) a Takeover Proposal shall have been publicly disclosed, announced, commenced, submitted or made; (B) such Takeover Proposal shall not have been withdrawn at least five days prior to the Company Stockholders Meeting; and (C) within 180 days after the date of the termination of this Agreement, the Company and the Person who had commenced, submitted or made such Takeover Proposal consummate an Acquisition Transaction, then, in the case of clause “(i)” and clause “(ii)” of this sentence, at the time of termination or, in the case of clause “(iii)” of this sentence, at the time of consummation of the Acquisition Transaction referred to in clause “(iii)” of this sentence, the Company shall pay to Parent, a fee of $2,800,000, in cash (reduced by any amounts payable pursuant to Section 7.3(b)). Such payment shall be made by wire transfer of immediately available funds to an account to be designated by Parent.

(b) In the event that this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(iii), the Company shall reimburse Parent for reasonable, documented, out-of-pocket Expenses incurred by Parent and Merger Sub in an amount not to exceed $500,000. Such payment shall be made by wire transfer of immediately available funds to an account to be designated by Parent within 10 business days of the Company’s receipt of adequate documentation of the amount of such Expenses.

(c) For purposes of this Agreement, an “Acquisition Transaction” means any transaction or series of transactions involving: (A) an acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries having a fair market value equal to 50% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole; (B) a direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 50% or more of the voting power of the Company; (C) a tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of the voting power of the Company; or (D) a merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving the Company or involving any Subsidiary (or Subsidiaries) (other than: (1) mergers, consolidations, business combinations or similar transactions involving solely the Company and/or one or more Subsidiaries of the Company; and (2) mergers, consolidations, business combinations or similar transactions that if consummated would result in a Person beneficially owning not more than 50% of any class of equity securities of the Company or any of its Subsidiaries.

(d) The Company and Parent acknowledge that the fee and the other provisions of this Section 7.3 are an integral part of the Transactions and that, without these agreements, Parent and the Company would not enter into this Agreement.

ARTICLE 8

Miscellaneous

Section 8.1  Effect of Action of Knowledge of Parent Group.  Notwithstanding anything to the contrary contained in this Agreement, for purposes of Sections 6.2(a), 6.2(b) and 7.1(c) of this Agreement:

(a) no representation or warranty of the Company contained in this Agreement shall be deemed to be untrue, incorrect or breached if: (i) such representation or warranty was true and correct as of the date of this agreement, and the failure of the representation or warranty to be true or correct, or the breach of the representation or warranty, was primarily due to an affirmative action of (A) Parent or any other Person included in the Parent Group, (B) any Person or Persons if and to the extent that such action was requested by, or taken at the direction of Parent or any other Person included in the Parent Group, or (C) any officer director or employee of Parent or any other Person included in the Parent Group (each such officer, director or employee a “Parent Nominee”), in each case regardless of the capacity in which such Person was acting; or (ii) any facts or circumstances that constitute or would reasonably be expected to give rise to the untruth or inaccuracy in (or breach of) the representation or warranty were within the actual knowledge of Parent or any other Person included in the Parent Group or any Parent Nominee as of the date of this Agreement; and

(b) the Company shall not be deemed to have breached any of its covenants or agreement contained in Section 5.2 of this Agreement if the breach of the covenant or agreement results from any action of (i) Parent or any other Person included in the Parent Group, (ii) any Person or Persons if and to the extent that such action was requested by, or taken at the acting at the direction of, Parent or any other Person included in the Parent Group, or (iii) any Parent Nominee, in each case regardless of the capacity in which such Person was acting or failing to act.

Section 8.2  Nonsurvival of Representations and Warranties.  The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or, except as otherwise provided in Section 7.2 and Section 7.3, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article 2 and Sections 5.8, 5.9, 5.10 and 5.11 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely. The Non-Disclosure Agreement shall: (a) survive termination of this Agreement in accordance with its terms; and (b) terminate as of the Effective Time.

Section 8.3  Amendment or Supplement.  At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, by action taken by their respective Boards of Directors; provided, however, that any amendment pursuant to this Section 8.3 shall require the approval of the Strategic Committee; provided, further, however, that following approval of the Transactions by the stockholders of the Company and Merger Sub, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company or Merger Sub without such approval.

Section 8.4  Extension of Time, Waiver, Etc.  At any time prior to the Effective Time, any party hereto may, subject to applicable Law: (a) waive any inaccuracies in the representations and warranties of any other party hereto; (b) extend the time for the performance of any of the obligations or acts of any other party hereto; or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions; provided, however, that any extension or waiver by the Company pursuant to this Section 8.4 shall require the approval of the Strategic Committee. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.5  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment or delegation not permitted under this Section shall be null and void.

Section 8.6  Counterparts; Facsimile; Electronic Transmission.  This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. The exchange of copies of this Agreement and of signature pages by facsimile or electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or electronic transmission shall be deemed to be their original signatures for all purposes.

Section 8.7  Entire Agreement; No Third-Party Beneficiaries.  This Agreement, the Company Disclosure Schedule and the Non-Disclosure Agreement: (a) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof; and (b) except for the provisions of Section 5.8, are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 8.8  Governing Law; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 8.9  Specific Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.10  Consent to Jurisdiction.  Each of the parties hereto: (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware, in the event any dispute arises out of this Agreement or any of the Transactions; (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; and (c) agrees that it will not bring any action relating to this Agreement or any of the Transactions in any court other than the Court of Chancery of the State of Delaware.

Section 8.11  Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed properly delivered, given and received: (a) when delivered by hand; (b) on the day sent by facsimile provided that the sender has received confirmation of transmission as of or prior to 5:00 p.m. local time of the recipient on such day; (c) the first business day after sent by facsimile (to the extent that the sender has received confirmation of transmission after 5:00 p.m. local time of the recipient on the day sent by facsimile); or (d) the third business day after sent by registered mail or by courier or express delivery service, in any case to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

If to Parent or Merger Sub, to:

Innovation Technology Group, Inc.
750 Menlo Avenue, Suite 380
Menlo Park, California 94025
Attention: JoMei Chang
Facsimile No.: (650) 838-0018

with a copy (which shall not constitute notice) to:

Fenwick & West LLP
801 California Street
Mountain View, CA 94041
Attention: Gordon K. Davidson, Esq.
Facsimile: (650) 938-5200

with a further copy (which shall not constitute notice) to:

Fenwick & West LLP
275 Battery Street, 16th Floor
San Francisco, CA 94111
Attention: David K. Michaels, Esq.
Facsimile: (415) 281-1350

If to the Company, to:

Vitria Technology, Inc.
945 Stewart Drive
Sunnyvale, California 94085
Attention: Chief Financial Officer
Facsimile: (408) 212-2747

with a copy (which shall not constitute notice) to:

Cooley Godward LLP
Five Palo Alto Square
3000 El Camino Real
Palo Alto, CA 94306
Attention: Eric C. Jensen, Esq. and John T. McKenna, Esq.
Facsimile: (650) 849-7400

Section 8.12  Severability.  If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

Section 8.13  Definitions.

(a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“Board of Directors” or the “Board” shall mean the Board of Directors of the Company.

“business day” shall mean a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

“Company Capital Stock” shall mean the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

“Company Preferred Stock” shall mean the Preferred Stock, $0.001 par value per share, of the Company.

“Company Stock Plans” shall mean the Vitria Technology, Inc. Amended and Restated 1999 Equity Incentive Plan, the Vitria Technology, Inc. 1998 Executive Incentive Plan and the ESPP.

“Competition Laws” shall mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition

“ESPP” shall mean the Vitria Technology, Inc. 1999 Employee Stock Purchase Plan.

“Expenses” shall mean all out-of-pocket expenses (including, without limitation, all fees and expenses of outside counsel, investment bankers, banks, other financial institutions, accountants, financial printers, experts and consultants to a party hereto) incurred by a party or on its behalf in connection with or related to the investigation, due diligence examination, authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby and the financing thereof and all other matters contemplated by this Agreement and the closing thereof, together with any out-of-pocket costs and expenses incurred by any party in enforcing any of its rights set forth in this Agreement, whether pursuant to litigation or otherwise.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Authority” shall mean any government, court, arbitrator, regulatory or administrative agency, commission or authority or other governmental instrumentality, federal, state or local, domestic, foreign or multinational.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” of any Person shall mean all intellectual property rights arising from or in respect of the following: (i) patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon; (ii) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names and corporate names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof; (iii) copyrights and registrations and applications therefor, works of authorship and mask work rights; (iv) proprietary discoveries, concepts, ideas, research and development, know-how, formulae, algorithms, subroutines, inventions, compositions, manufacturing and production processes and techniques, technical data, procedures, designs, drawings, specifications, databases and other proprietary and confidential information, including customer lists, supplier lists, pricing and cost information, and business and marketing plans and proposals; and (v) Software.

“Knowledge” of any Person that is not an individual shall mean, with respect to any matter in question, the actual knowledge of such Person’s executive officers and directors; provided, however, that “Knowledge”, as it relates to the Company, its Subsidiaries or their respective officers and directors, shall not include the any knowledge of any of the members of the Parent Group.

“Material Contract” means the following Contracts to which the Company or any of its Subsidiaries is a party or under which the Company or any of its Subsidiaries has any rights or obligations as of the date of this Agreement: (A) each Contract that would be required to be filed as an exhibit to a Registration Statement on Form S-1 under the Securities Act or an Annual Report on Form 10-K under the Exchange Act if such registration statement or report was filed by the Company with the SEC on the date of this Agreement; (B) each loan or credit agreement, mortgage, indenture, note or other Contract or instrument evidencing indebtedness for borrowed money by the Company or any of its Subsidiaries or any Contract or instrument pursuant to which indebtedness for borrowed money is guaranteed by the Company or any of its Subsidiaries or any Contract relating to the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company or any of its Subsidiaries; (C) each customer or supply Contract (including customer maintenance Contracts) of the Company or any Subsidiary of the Company for which payments to or from the Company or any Subsidiary in fiscal year 2006 are reasonably expected to be in excess of $300,000; (D) each Contract listed on Attachment C to the Company Disclosure Schedule; (E) each lease or rental Contract involving real property; and (F) each lease or rental Contract involving personal property and payments in excess of $100,000 per year “Permitted Liens” shall mean (i) statutory liens securing payments not yet due; (ii) security interests, mortgages and pledges that are disclosed in the Filed Company SEC Documents that secure indebtedness that is reflected in the unaudited consolidated financial statements of the Company and its Subsidiaries as of June 30, 2006; and (iii) such other imperfections or irregularities of title or other Liens that, individually or in the aggregate, do not and would not reasonably be expected to materially affect the use of the properties or assets subject thereto or otherwise materially impair the business operations of the Company or its Subsidiaries as currently conducted.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

“Public Stockholders” shall mean the Company’s stockholders other than the Parent Group.

“Representatives” of any Person shall mean its directors, officers, employees, financial advisors, attorneys, accountants, agents and other representatives.

“Restructuring Plan” shall mean that certain restructuring plan approved by the Board of Directors on August 11, 2006, as described on Schedule 8.13 to the Company Disclosure Schedule.

“Rights” shall have the meaning assigned to such term in the ESPP.

“Software” means all: (i) computer programs, including all software implementations of algorithms, models and methodologies, whether in source code or object code; (ii) databases and compilations, including all data and collections of data, whether machine readable or otherwise; (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (iv) documentation including user manuals and other training documentation related to any of the foregoing.

“Strategic Committee” shall mean the Strategic Committee of the Board of Directors.

“Stock Awards” shall have the meaning assigned to such term in the Vitria Technology, Inc. Amended and Restated 1999 Equity Incentive Plan and the Vitria Technology, Inc. 1998 Executive Incentive Plan, as applicable.

“Subsidiary” when used with respect to any party hereto, shall mean any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

“Superior Proposal” shall mean a bona fide written offer to acquire, for consideration consisting of cash and/or securities, equity securities or assets of the Company, made by a third party, which (A) is on terms and conditions which the Board of Directors (acting on the recommendation of the Strategic Committee) determines in its good faith judgment (after consultation with an independent financial advisor of nationally recognized reputation) to be more favorable to the Public Stockholders than the Merger (including any adjustment to the terms and conditions of the Merger proposed in writing by Parent in response to such proposal) and (B) is, in the good faith judgment of the Board of Directors (acting on the recommendation of the Strategic Committee), reasonably capable of being consummated in a timely manner (taking into account, without limitation, the ready availability of cash on hand and/or commitments for the same, in each case as applicable, required to consummate any such proposal and any Competition Law approvals or non-objections).

“Takeover Proposal” shall mean any proposal or offer from any Person (other than Parent and its Affiliates and other than proposals or offers made to any member of the Parent Group or for any shares of the Company held by any member of the Parent Group) providing for any: (A) acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries having a fair market value equal to 25% or more of the Company’s consolidated assets; (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 25% or more of the voting power of the Company; (C) tender offer or exchange offer that if consummated would result in any Person beneficially owning 25% or more of the voting power of the Company; (D) merger, consolidation, share exchange, business combination, recapitalization or similar transaction involving the Company or involving any Subsidiary (or Subsidiaries) (other than: (1) mergers, consolidations, business combinations or similar transactions involving solely the Company and/or one or more Subsidiaries of the Company; and (2) mergers, consolidations, business combinations or similar transactions that if consummated would result in a Person beneficially owning not more than 25% of any class of equity securities of the Company or any of its Subsidiaries); or (E) any public announcement of an agreement, proposal or plan to do any of the foregoing; in each case, other than the Transactions; provided, however, that for purposes of Section 7.3(a), the references to “25%” in this definition of Takeover Proposal shall be deemed instead to refer to “50%”.

“Transactions” refers to the transactions contemplated hereby, including the Merger.

The following terms are defined in the section of this Agreement set forth after such term below:

Agreement	First paragraph
Appraisal Shares	2.2
Acquisition Transaction	7.3(c)
Balance Sheet Date	3.5(d)
Bankruptcy and Equity Exception	3.3(a)
Certificate	2.3(a)
Certificate of Merger	1.3
Closing	1.2
Closing Date	1.2
COBRA	3.11(g)
Company Board Recommendation	3.3(b)
Company Charter Documents	3.3(c)
Company Disclosure Schedule	Article 3
Company Material Adverse Effect	3.1(a)
Company Plans	3.11(a)
Company SEC Documents	3.5(a)
Company Stockholder Approval	3.3(d)
Company Stockholders Meeting	5.1(b)
Contract	3.3(c)
D&O Insurance	5.8(c)
Deficiency Amount	2.1(c)
DGCL	1.1
DOJ	5.4(a)
Effective Time	1.3
Eligible Option	2.4(a)
Employees	3.11(a)
Environmental Laws	3.12(d)(i)
Environmental Liabilities	3.12(d)(ii)
ERISA	3.11(a)
ERISA Affiliates	3.11(d)
Exchange Act	3.4
Fairness Opinion	3.14
Filed Company SEC Documents	3.5(d)
Foreign Antitrust Laws	3.4
FTC	5.4(a)
Hazardous Materials	3.12(d)(iii)
Indemnitees	5.8(a)
Jefferies	3.14
Laws	3.8(a)
Liens	3.3(c)
Merger	Recitals
Merger Consideration	2.1
Multiemployer Plan	3.11(a)

Option	2.4(a)
Option Consideration	2.4(a)
Outside Date	7.1(b)(i)
Parent Material Adverse Effect	4.2
Paying Agent	2.3(a)
Payment Fund	2.3(a)
Per Share Amount	2.1(c)
Per Share Cash Deficiency	2.1(c)
Proxy Statement	3.4
Release	3.12(d)(iv)
Restraints	6.1(c)
Schedule 13E-3	3.4
SEC	2.4(c)
Section 203	3.17
Section 262	2.2
Securities Act	3.5(a)
Subsidiary Documents	3.3(c)
Surviving Corporation	1.1
Tax Returns	3.10(j)
Taxes	3.10(j)
Terminating Company Breach	7.1(c)
Terminating Parent Breach	7.1(e)(i)

Section 8.14  Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

VITRIA TECHNOLOGY, INC.

By:	/s/ Michael D. Perry
Name:   Michael D. Perry

Title:	Senior Vice President and
Chief Financial Officer

INNOVATION TECHNOLOGY GROUP, INC.

By:	/s/ JoMei Chang
Name:   JoMei Chang

Title:	President

ITG ACQUISITION, INC.

By:	/s/ JoMei Chang
Name:   JoMei Chang

Title:	President

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER]

SCHEDULE A

The “Parent Group‘
JoMei Chang

M. Dale Skeen

SKEEN/CHANG INVESTMENTS, L.P.

Drs. JoMei Chang and M. Dale Skeen as joint tenants

Annex B

CONFIDENTIAL

Strategic Committee of the Board of Directors
Vitria Technology, Inc.
945 Stewart Drive
Sunnyvale, CA 94085

September 20, 2006

Dear Members of the Strategic Committee:

We understand that Vitria Technology, Inc. (“Vitria” or the “Company”), Innovation Technology Group, Inc. (“Parent”), and ITG Acquisition, Inc., a direct, wholly owned subsidiary of Parent (“Merger Sub”), propose to enter into an Agreement and Plan of Merger (the “Agreement”) pursuant to which Merger Sub will merge with and into Vitria (the “Merger”) and that as a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and shall succeed to and assume all the rights and obligations of Merger Sub. We further understand that pursuant to the Agreement, each issued and outstanding share of Vitria common stock (other than the Appraisal Shares (as defined in the Agreement) and shares of common stock held by the Company, Parent and members of the Parent Group (as defined in the Agreement), and any of their direct or indirect subsidiaries) will be cancelled and converted into the right to receive $2.75 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully detailed in the Agreement. For the purposes of this opinion, “Shareholders” shall mean all holders of Vitria common stock other than the Company, Parent and members of the Parent Group, and any of their respective direct or indirect subsidiaries, the Chang Family Trust and holders of the Appraisal Shares.

You have requested our opinion as to whether, as of the date hereof, the Merger Consideration is fair from a financial point of view to the Shareholders.

Jefferies Broadview, a division of Jefferies & Company, Inc. (“Jefferies Broadview”), provides investment banking services, including merger and acquisition advisory services, to information technology (“IT”), communications and media companies. In this capacity, we are continually engaged in valuing such businesses, and we maintain an extensive database of IT, communications, and media mergers and acquisitions for comparative purposes. We are currently acting as financial advisor to the Strategic Committee (the “Strategic Committee”) of Vitria’s Board of Directors (the “Board”), have received an engagement fee from Vitria for our services in such capacity, and will receive fees from Vitria upon delivery of this opinion and upon the closing of the Merger.

In addition, the Company has agreed to indemnify Jefferies Broadview and its affiliates in connection with its engagement and to reimburse certain of our expenses. In the ordinary course of their businesses, Jefferies Broadview and its affiliates may publish research reports regarding the securities of the Company or Parent or their respective affiliates, may trade or hold such securities for their own accounts and for the accounts of their customers, and, accordingly, may at any time hold long or short positions in those securities.

In rendering our opinion, we have, among other things:

1.) reviewed the terms of the Agreement in the form of the draft dated September 19, 2006 furnished to us by the Company’s legal counsel, which, for the purposes of this opinion, we have assumed, with your permission, to be identical in all material respects to the Agreement to be executed;

2.) reviewed Vitria’s annual report on Form 10-K for the fiscal year ended December 31, 2005, including the audited financial statements included therein and Vitria’s quarterly reports on Form 10-Q for the periods ended March 31, 2006 and June 30, 2006, including the unaudited financial statements included therein;

3.) reviewed certain internal financial and operating information for Vitria, including quarterly financial projections for the fiscal years ending December 31, 2006 and December 31, 2007, prepared and furnished to us by Vitria management;

4.) participated in discussions with Vitria management concerning the operations, business strategy, current financial performance, and prospects for the Company;

5.) discussed with Vitria management its view of the strategic rationale for the Merger;

6.) reviewed the recent reported closing prices and trading activity for Vitria common stock;

7.) compared certain aspects of Vitria’s financial performance with those of public companies we deemed comparable;

8.) analyzed available information, both public and private, concerning other mergers and acquisitions we believe to be comparable in whole or in part to the Merger;

9.) assisted in negotiations and discussions related to the Merger among Vitria, Parent, and their respective financial and legal advisors; and

10.) conducted other financial studies, analyses, and investigations as we deemed appropriate for purposes of this opinion.

In rendering our opinion, we have relied, without independent investigation or verification, on the accuracy, completeness and fair presentation of all the financial and other information (including without limitation the representations and warranties contained in the Agreement) that was publicly available or furnished to us by Vitria or its advisors. This opinion is expressly conditioned upon such information (whether written or oral) being accurate, complete and fair in all respects. We have further relied upon the assurance of management of Vitria that they are unaware of any facts that would make the information provided to us incomplete or misleading in any respect.

Our analyses were based, among other things, on the financial projections and estimates of future revenues of Vitria (the “Financial Projections”) furnished to us by management of Vitria. With respect to the Financial Projections, we note that projecting future results of any company is inherently subject to uncertainty. We express no opinion as to the Financial Projections or the assumptions on which they are based. In addition, in rendering this opinion, we have assumed with your permission that the Financial Projections were reasonably prepared and reflect the best currently available estimates and good faith judgments of the management of the Company as to the future performance of the Company, and that the Financial Projections and the assumptions derived therefrom provide a reasonable basis for our opinion.

We have also assumed, with your permission, that (i) in all respects material to our analysis that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver thereof, (ii) in the course of obtaining the regulatory and third party approvals, consents, and releases necessary for consummation of the Merger, no modification, delay, limitation, restriction or condition will be imposed that will have a material adverse effect on the Merger and (iii) that the Merger will be consummated in accordance with applicable laws and regulations and the terms of the Agreement as set forth in the September 19, 2006 draft thereof, without waiver, amendment or modification of any material term, condition or agreement. We have not been asked to, nor do we, offer any opinion as to the material terms of the Agreement (other than the Merger Consideration to the extent specified herein). Our opinion does not address the relative merits of the Merger as compared to other business strategies that might be available to the Company, nor does it address the underlying business decision of the Company to proceed with the Merger. We have not made or taken into account any independent appraisal or valuation of any of Vitria’s assets or liabilities, contingent or otherwise. We have made no independent investigation of any legal or accounting matters affecting the Company or the Shareholders, and we have assumed the correctness of all legal and accounting advice given to the Company, its Board, the Strategic Committee or the Shareholders, including, without limitation, advice as to the legal, accounting and tax consequences of the Merger. We express no view as to the federal, state or local tax consequences of the Merger.

For purposes of this opinion, we have assumed that Vitria is not currently involved in any material transaction other than the Merger, other than publicly announced transactions and those activities undertaken in the ordinary course of conducting its business. Our opinion is necessarily based upon market, economic, financial, and other conditions as they exist and can be evaluated as of the date of this opinion. It should be understood that, although subsequent developments may affect this opinion, we have no obligation to update, revise or reaffirm the opinion.

Based upon and subject to the foregoing qualifications and limitations and those set forth below, we are of the opinion that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Shareholders.

This opinion speaks only as of the date hereof. It is understood that this opinion is for the information of the Strategic Committee in connection with its consideration of the Merger and does not constitute a recommendation to any holder of Vitria common stock, or any other person, as to how such person should vote on or act with respect to the Merger or any matter related thereto. This opinion may not be used for any other purpose whatsoever or disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval; except that this opinion may be included in its entirety, if required, in any proxy statement filed by the Company in respect of the Merger with the Securities and Exchange Commission, provided that this opinion is reproduced in such filing in full and any description of or reference to us or summary of this opinion and the related analysis in such filing is in a form acceptable to us and our counsel.

Sincerely,

/s/  Jefferies Broadview
Jefferies Broadview,
a division of Jefferies & Company, Inc.

Annex C

Delaware General Corporation Law

Section 262. Appraisal Rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21.)

Annex D
_ _

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 10-K

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended December 31, 2005
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from to

Commission file number 0-27207

VITRIA TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0386311
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

945 Stewart Drive
Sunnyvale, CA 94085-3913
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, includes area code:
(408) 212-2700

Securities registered pursuant to Section 12(b) of the Act:
None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, $0.001 par value per share

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes ☐     No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.  Yes ☐     No ☑

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months, (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑     No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein and will not be contained, to the best of Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act.
Large Accelerated filer ☐     Accelerated filer  ☑     Non-accelerated filer  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).  Yes ☐     No ☑

The aggregate market value of the voting stock held by non-affiliates of the registrant as of June 30, 2005 was approximately: $73,799,000. Shares of common stock held by each executive officer and director and their affiliates as of June 30, 2005 have been excluded from this computation. The number of shares of common stock outstanding as of February 28, 2006 was 33,709,204.

DOCUMENTS INCORPORATED BY REFERENCE

The Registrant has incorporated by reference into Part III hereof portions of its Proxy Statement for its 2006 Annual Meeting of Stockholders to be filed by April 29, 2006.

VITRIA TECHNOLOGY, INC.

FORWARD-LOOKING STATEMENTS

This Annual Report on Form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which are subject to the “safe harbor” created by those sections. These forward-looking statements are generally identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “hope,” “assume,” “estimate” and other similar words and expressions. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the business risks discussed in Part  I, 1A. “Risk Factors” of this Annual Report on Form 10-K. These business risks should be considered in evaluating our prospects and future financial performance.

PART I

ITEM 1.	BUSINESS

Vitria provides business process integration software and services for corporations in telecommunications, manufacturing, healthcare and insurance, finance and other industries. Our offerings include business process applications as well as a business process integration platform.

Our software products orchestrate interactions between isolated software systems, automate manual process steps, facilitate both manual and automated resolution of process exceptions and manage data exchanges between companies. Our software products also provide operational staff and managers with real-time and historical views of individual transactions as well as of large-scale processes spanning multiple systems and organizations.

Our customers use our software products to pursue new revenue opportunities, cut operating costs, reduce process cycle times, decrease process errors, improve customer service, increase supply chain efficiencies and more easily adapt their business processes to changing requirements and conditions.

Our strategy is to help our customers manage complex business processes, particularly those that require enterprise-class reliability from their underlying software infrastructure. These targeted business processes typically use multiple software applications, involve a series of steps occurring over a period of time, include both system-to-system interactions and manual workflow and require end-to-end visibility. Our experience is that such process requirements are most common in Global 2000 companies in telecommunications, manufacturing, healthcare and insurance, and finance, although we have customers in other industries as well.

We execute our strategy in two ways. First, we offer a software platform for business process integration. Customers use our platform to create and deploy process and integration content (such as process models and data transformations) to meet their unique needs. Second, we offer pre-built process applications with our platform to support selected business processes in specific industries. By providing Vitria-built content, based on industry standards and best practices, our applications are designed to reduce customer implementation time while providing an adaptable business process integration framework for meeting future needs.

Product Overview

BusinessWare is our business process integration platform and flagship product. It uses graphically modeled business process and integration logic as the foundation for orchestrating complex interactions among dissimilar software applications, databases, web services, people, and companies over corporate networks and the Internet. Our platform is typically used by information technology professionals to support complex business processes like order management and fulfillment, insurance claims and securities trade processing, supply chain management, and customer service.

BusinessWare includes a business process integration server and various options that extend the business process integration server’s functionality.

Some specific capabilities in our core BusinessWare product include:

•	Process automation

•	Management of human workflow

•	Message transport and routing

•	Data transformation and vocabulary management

•	Web services integration and orchestration

•	Compatibility with specific data transport protocols

•	Tools for building custom connectors

•	Various pre-built services for business process integration

•	Modeling environment for development

•	Solution life cycle management

Some optional capabilities we offer for our core BusinessWare product include:

•	Connectors for various packaged software applications (e.g., SAP, Siebel, Oracle Applications, Peoplesoft) and databases (e.g., Oracle, Microsoft SQL Server, Sybase, DB2)

•	Connectors for various technology standards and transport protocols (e.g., Java Messaging Service, WebSphere MQ, IBM CICS)

•	Specialized data transformation and validation products (e.g., HIPAA, HL7, SWIFT)

•	Business process monitoring and analysis

•	EDI and various other business-to-business integration standards

Our business process integration platform products have faced increasing competition over the past few years, and we expect this trend to continue as market adoption of lower-level integration technologies like messaging, transformation, and web services continues to shift towards evolving industry standards supported by a broad range of software vendors. Consequently, we expect our pre-built process applications product line to be an important source of our revenue in the years ahead. By combining the capabilities and flexibility of the BusinessWare platform with pre-built content for specific types of business process, we believe that our pre-built process applications can provide significant business value to customers. Vitria currently offers four process applications that run on the BusinessWare platform:

•	Order Accelerator — This process application, initially released in March 2004, automates business processes across a telecommunications service provider’s existing systems and is designed to provide faster, more cost-effective, and more accurate order management. Order Accelerator includes pre-built business processes and other content based on the Telemanagement Forum’s eTOM (Enhanced Telecom Operations Map) standard. We introduced an enhanced version, Order Accelerator 2.0, in June 2005.

•	Resolution Accelerator — This process application, initially released in June 2005, manages the resolution of business process exceptions. Such exceptions occur when automated business transactions are diverted from their normal process path due to incomplete or erroneous data, specific business policies, or factors external to the process. Resolution Accelerator provides capabilities to automatically fix many problems, guide manual resolution of other problems, and reinsert affected transactions back into the normal process flow. In the quarter ended December 31, 2005, three customers ordered Resolution Accelerator. While a majority of our sales to date of this product have been to the telecommunications sector, it is applicable to other sectors as well.

•	Smart Claims — This process application for health insurance payers was initially released in late 2003. Smart Claims augments existing claims processing systems by applying automated business rules to reduce off-line manual processing, by intelligently routing claims between different systems, and by providing a unified view of the claims processing lifecycle across multiple systems. Potential benefits to Smart Claims customers include fewer delays in claims processing and payment, reduced errors, faster changes to claims processing logic, and faster response to customer and partner inquiries.

•	Smart Gateway for Healthcare — This new process application manages the intake, splitting, validation, transformation, aggregation, and routing of health insurance claims and other electronic business documents exchanged with multiple external parties. By consolidating multiple document exchange processes into a single electronic document gateway, this product can reduce operational complexity and costs, increase visibility within a complex document exchange process, and make the automated business logic governing these processes easier to implement, manage and modify. In the quarter ending December 31, 2005, Vitria secured its first order and delivered the first part of this solution. We expect to release the second part of this solution in mid-2006.

In 2006, we intend to continue to market our current pre-built process applications. Also, we are developing enhanced versions of several current process applications, including Resolution Accelerator and Smart Gateway, for release later in 2006. We are also working on new process applications for potential release in late 2006 or early 2007.

We are also continuing to enhance our business process integration platform products. As market interest in web services and service-oriented architectures, or SOA, continues to grow, we are developing an enhanced version of BusinessWare with expanded capabilities for service-oriented integration. We expect to release this enhanced version of BusinessWare in mid-2006.

For the longer term, we are developing new technologies and products to enable our planned next generation of business process applications. While applying our own expertise in process modeling, application frameworks, and other integration technologies, we expect that our next generation process applications will also better leverage application servers and other third party products based on technology standards that are increasingly important to our customers. While our initial emphasis will be on enabling our next generation of process applications, we may also offer related products for use as a business process integration platform.

Service and Support

Services are a significant part of our business. Our service offerings are all related to the use of Vitria products by our customers and partners and include consulting, training and support. We offer consulting services in the areas of project planning, architecture design, implementation, operational management and performance management. To assist customers and partners in using our software more effectively, we offer training classes at our facilities as well as at customer locations. Customers usually purchase support when they buy our software products. Support includes technical assistance via telephone and email, access to our technical support website, and software upgrades. Customers may renew their support for additional periods after the initial support term expires.

Competition

The markets for our platform products and business process applications are characterized by evolving industry standards, rapid software and hardware technology developments and frequent new product introductions. Our success depends on how well we support our existing customers, enhance our current products, introduce differentiated new products, meet changing customer needs, respond to emerging standards and technologies, market our products and services and effectively compete against other vendors in our market.

We face intense competition from several types of competitors:

Integration Product Suites offered by Sun Microsystems, TIBCO Software, webMethods, IBM and other vendors that most closely resemble our own platform. Some such competitors complement their integration products with related offerings, such as applications servers, portals, and web services management products. We believe we can compete favorably against these vendors for opportunities where business process integration requirements are particularly complex, especially in telecommunications and other industries where we already have a large customer base and industry-specific expertise.

Business Process Management (BPM) and workflow products offered by FileNet, Savvion, TIBCO Software, Intalio, Fuego and other vendors. Some of these competing products offer strong capabilities for process modeling, document management and managing human workflow. We believe we can compete favorably against these vendors when buyers need not only BPM and workflow but also high reliability and robust integration capabilities like transaction management and complex data transformation.

Application Development Suites offered by BEA, IBM, Microsoft, Sun Microsystems and other companies. Such products are most attractive to buyers that prefer using one vendor’s offerings for both application development and application integration. We believe we can compete favorably against these vendors when a buyer needs to focus more on integrating and orchestrating existing applications than on developing new ones and when buyers prefer a process-oriented approach to integration.

Enterprise Service Buses (ESBs) offered by Sonic Software, Fiorano, PolarLake and other companies. These products offer flexible and relatively low-cost solutions for transporting, routing, transforming and integrating data across a variety of software applications and data sources. We believe we can compete favorably against these vendors when a customer needs to focus more on orchestrating complex business processes than on data integration.

Enterprise Application Suites and related development tools offered by SAP, Oracle and other companies include integration capabilities that sometimes compete against our products. These products are most attractive when buyers need to integrate multiple software systems from the same application vendor. We believe we can compete favorably against these vendors when customers need to integrate and orchestrate existing applications from multiple vendors and prefer an application-neutral approach.

Pre-integrated suites of industry-specific applications offered by Telcordia for the telecommunications industry, Trizetto for the health insurance sector and other vendors. These competing products are particularly attractive to buyers who prefer replacing existing applications or buying new applications for a specific functional need. We believe we can compete favorably against these vendors when customers prefer to extend the use of their existing applications rather than replace them and are trying to solve complex business process problems that are cross-functional in nature.

Business-to-Business Integration (B2Bi) Solutions offered by Sterling Commerce, GXS, Axway, Inovis, and other companies. These products offer capabilities for inter-company exchange of documents in Electronic Data Interchange (EDI) and other formats. We believe we can compete favorably against these vendors when customer requirements combine B2Bi with complex process orchestration and internal integration.

Custom software development by a potential customer’s internal resources, off-shore contractors and system integrators. This approach may be attractive when few systems are involved, integration and process requirements are relatively simple and future modifications are not expected to be frequent or extensive. We believe we can compete favorably against this approach when integration needs are more complex, time to market is important and when significant future modifications, flexibility and re-use are expected.

Sales and Marketing

We license our products and sell services through our direct sales organization and, in some regions, through several types of resellers. As of December 31, 2005, our sales force consisted of sales professionals and sales support consultants located in 11 offices throughout the world. Sales support consultants who provide pre-sales support to potential customers on product information and deployment capabilities complement our direct sales professionals.

Our sales process requires that we work closely with targeted customers to identify short-term and long-term technical needs and business goals. Our sales team, which includes both sales and technical professionals, then works with the customer to develop a proposal to address these needs. The level of customer analysis and financial commitment required for our products typically results in a sales cycle of six to nine months. We expect that future results may be affected by the fiscal or quarterly budgeting cycles of our customers.

Our marketing efforts are focused on educating potential customers, generating new sales opportunities, and creating awareness of our various products. We conduct a variety of marketing programs to attract and educate prospects in our target market, including seminars, trade shows, direct contact campaigns, press relations and industry analyst programs.

Strategic Relationships

To assist us in solving some aspects of our customers’ business problems, we have established relationships with system integrators and technology vendors.

System Integrators.  We work with leading consulting firms, including: Accenture, Capgemini, and Deloitte Consulting. These consulting firms have deep relationships across a broad range of enterprise customers and extensive domain expertise. We also work with a number of smaller system integrators. Through these relationships, we deliver comprehensive approaches for telecommunications, manufacturing, healthcare and insurance, finance and other industries.

Technology Vendors.  We collaborate with leading application software, database and hardware vendors to ensure compatibility of BusinessWare with their software and hardware platforms. We have established strategic relationships with leading companies such as BEA, IBM, ILOG, Microsoft, Sybase, Oracle, Portal Software, Red Hat, Siebel Systems and Sun Microsystems. We conduct marketing and/or development activities with these vendors to deliver better products to our joint customers.

Research and Development

We are concentrating our research and development efforts in two primary areas: 1) continued enhancement of our business process integration platform and 2) creating industry-specific pre-built process applications focused on solving customers’ process-centric problems. Our strategy is to develop applications comprised of industry-neutral frameworks that can be extended with industry-specific content customized as needed by our professional services team, system integrators or the customers themselves.

Our research and development expenses were $16.6 million in 2005, $17.5 million in 2004, and $18.2 million in 2003. These investments represented 31%, 28%, and 23%, respectively, of total revenue for those years. We have also used offshore development partners in India and China to increase the productivity of our development efforts while decreasing our costs. In 2006, we intend continue to focus research and development investments on both our platform products and pre-built process applications.

Intellectual Property and Other Property Rights

Our success depends on our ability to develop and protect our proprietary technology and intellectual property rights. We rely primarily on a combination of licensing provisions, confidentiality procedures, and the protections afforded by the law relating to patents, copyrights, trademarks and trade secrets to accomplish these goals.

We typically license our software products pursuant to non-exclusive license agreements that govern and impose restrictions on our customers’ ability to utilize the software. In addition, we seek to avoid disclosing our trade secrets by taking steps that are customary in the industry, including but not limited to, requiring employees, customers and others with access to our proprietary information to execute confidentiality agreements with us and restricting access to our source code. We also seek to protect our software, documentation and other written materials under trade secret, patent and copyright laws.

We pursue an active patent program. As of December 31, 2005, we held five patents in the United States relating to our technology, and we have numerous patent applications pending in the United States. Our patents expire between 2017 and 2021. It is possible that the patents we have received could be successfully challenged or invalidated, and that the patents we have applied for or our potential future patents will not be granted or may be successfully challenged. It is also possible that we may not develop additional proprietary products or technologies that are patentable, that any patents issued to us may not provide us with any competitive advantages, and that the patents of others will seriously harm our ability to do business.

Despite our efforts to protect our proprietary rights, existing laws afford only limited protection. Attempts may be made to copy or reverse engineer aspects of our products or to obtain and use information that we regard as proprietary. Accordingly, there can be no assurance that we will be able to protect our proprietary rights against unauthorized third-party copying or use. Unauthorized use of our proprietary rights could materially harm our business. Furthermore, policing the unauthorized use of our product is difficult and expensive litigation may be necessary in the future to enforce our intellectual property rights.

It is also possible that third parties will claim that we have infringed their current or future intellectual property. We expect that software developers will increasingly be subject to infringement claims as the number of products in different industry segments overlap. Any claims, with or without merit, could be time-consuming, result in costly litigation, prevent product shipment, cause delays, or require us to enter into royalty or licensing agreements, any of which could harm our business. Patent litigation in particular involves complex technical issues and inherent uncertainties. In the event an infringement claim against us is successful and we could not obtain a license on acceptable terms or license a substitute technology or redesign to avoid infringement, our business could be harmed.

Employees

As of December 31, 2005, we had a total of 247 employees. None of our employees are represented by a collective bargaining agreement, nor have we experienced any work stoppage. We consider our relations with our employees to be good.

Financial Information by Business Segment and Geographic Data

We operate in one business segment: business process and related application software. We recognized approximately 47% of our revenue from customers located outside the United States in both 2005 and 2004 and approximately 38% in 2003. Revenue from customers located in the U.S. was approximately 53% of total revenue in both 2005 and 2004. In 2003, revenue from customers located in the U.S. was approximately 62% of total revenue. No one country other than the U.S. accounted for more than 10% of total revenue in 2005, 2004 or 2003. The information included in Note 1 (under the heading “Segment information”) and Note 9 of Notes to the Consolidated Financial Statements is incorporated herein by reference from Item 8 of Part II of this Annual Report on Form 10-K.

Information regarding operations in different geographic areas is as follows (in thousands):

	Year Ended December 31,
	2005		2004		2003
		Percentage		Percentage		Percentage
		of Total		of Total		of Total
	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue

United States	$28,462	53%	$32,957	53%	$50,242	62%
Canada	4,313	8%	6,343	10%	5,248	7%
Japan	4,079	8%	5,966	10%	4,690	6%
Other International	16,830	31%	16,619	27%	20,539	25%

Total	$53,684	100%	$61,885	100%	$80,719	100%

Executive Officers of the Registrant

The executive officers of Vitria and their ages as of March 15, 2006 are as follows:

Name	Age	Position

M. Dale Skeen	51	Chief Executive Officer and Chief Technology Officer
Michael D. Perry	59	Senior Vice President, Chief Financial Officer
John Parillo	59	Senior Vice President, Worldwide Sales
John N. Ounjian	59	Executive Vice President, Healthcare and Insurance
Eric Boduch	31	Vice President, Marketing
Ling Elizabeth Xu	40	Vice President, Engineering
Allen Chin	50	Vice President, Human Resources

M. Dale Skeen has been our Chief Executive Officer since April 2004. Dr. Skeen was named interim CEO by the Board in April 2004 and the Board made him permanent CEO in February 2005. Dr. Skeen co-founded Vitria in 1994, and has been a Director since Vitria’s inception and our Chief Technology Officer since 1994. From 1986 to 1994, Dr. Skeen served as Chief Scientist at TIBCO Software. From 1984 to 1986, Dr. Skeen was a research scientist at IBM’s Almaden Research Center. From 1981 to 1984, Dr. Skeen was on the faculty at Cornell University. Dr. Skeen holds a B.S. in Computer Science from North Carolina State University and a Ph.D. in Computer Science on Distributed Database Systems from the University of California, Berkeley.

Michael D. Perry has been our Senior Vice President and Chief Financial Officer since June 2004. From April 2003 to February 2004, Mr. Perry served as Chief Financial Officer at Ride Data Managers, LLC, and a company formed to acquire and operate internet data centers and from February 2002 to April 2003, Mr. Perry served as Chief Financial Officer at LCF Enterprises, a holding company. From 2001 to 2002, Mr. Perry served as Senior Vice President of Finance at Exodus Communications, Inc., an operator of internet data centers. From 2000 to 2001, Mr. Perry served as Chief Financial Officer at Bidcom, Inc., an application service provider to the construction industry. From 1998 to 2000, Mr. Perry served as Chief Financial Officer at Women.com, a network of content, community and ecommerce sites. From 1987 to 1998, Mr. Perry served as Chief Financial Officer at Belo Corporation, a newspaper and television broadcasting company. Mr. Perry holds a B.A. and an M.B.A. in Accounting and Finance from Michigan State University.

John Parillo has been our Senior Vice president of Worldwide Sale since May 2005. From February 2004 to March 2005, he served as Senior Vice President of Sales at Opticom Inc., a software company where he was responsible for global direct sales and channel development to enterprises and government. From February 2000 to February 2004, Mr. Parillo served as Vice President of Worldwide Solution Sales at IBM, where he was responsible for worldwide sales of the Websphere MQ product line. His responsibilities covered 160 countries, with staff to provide support for sales and customer satisfaction. Prior to IBM, Mr. Parillo was the Vice President of Worldwide Product Sales at Tivoli System, Inc., a software company. From 1989 to 1984, he was also Vice President of Sales for Legent Corporation, a software company, acquired by Computer Associates International, Inc. Mr. Parillo holds an A.S. in Information Systems from Quinnipiac College.

John N. Ounjian has been our Executive Vice President of Healthcare and Insurance since July 2004. From 1996 to June 2004, Mr. Ounjian served as Senior Vice President and Chief Information Officer of Blue Cross and Blue Shield of Minnesota, a health insurance provider. In 1996, Mr. Ounjian served as a Senior Principal in the healthcare consulting group of Technology Solutions Company. From 1994 to 1996, Mr. Ounjian was President of Technology Advisory Group. From 1989 to 1994, Mr. Ounjian served as the Senior Vice President, Technology Support Services of H.F. Ahmanson & Company/Home Savings of America. From 1975 to 1989, Mr. Ounjian served as the Senior Vice President, Technical Services of Union Bank of California. From 1967 to 1975, Mr. Ounjian served as Vice President, Strategic Planning of First Interstate Bank. Mr. Ounjian holds a B.A in Business Administration from California State University at Northridge.

Eric Boduch has been our Vice President of Marketing since August of 2005. From 2004 to 2005, Mr. Boduch served as the Director of Channel and Product Marketing for Embarcadero Technologies, a strategic data management solutions company. From 2001 to 2004, Mr. Boduch was the Founder of ProductSoft, Inc., a product management software and consulting company. From 1995 to 2001, Mr. Boduch served as the Chief Executive Officer of Cerebellum Software, an enterprise software company he founded. From 1993 to 1995, Mr. Boduch was an independent consultant for Internet Securities, Inc., a web-based distributor of financial market information. Mr. Boduch holds a B.S. from The School of Computer Engineering at Carnegie Mellon University and is a graduate of its Entrepreneurial Management Program.

L. Elizabeth Xu has been our Vice President of Engineering since April 2004. Dr. Xu is responsible for Vitria’s Product Development, Product Management, Customer Engineering, and Customer Training as well as Vitria North America Professional Services. Dr. Xu joined Vitria in 2000 as a Senior Development Manager. From 1996 to 2000, Dr. Xu was a manager at IBM, managing development projects for IBM’s DB2, Digital library/Content Management and VideoCharger products. Dr. Xu holds a Ph.D. in Atmospheric Science, a M.S., in Computer Science and Atmospheric Physics, from University of Nevada, and a B.S. in Space Physics from Peking University, China.

Allen Chin has been our Vice President of Human Resources since September 2004. From 2002 to August 2004, Mr. Chin served as the Corporate Human Resource Consulting Manager for Franklin Templeton Investments, a global investment management company. From 2000 to 2002, Mr. Chin served as Vice President of Human Resource for Avinon, Inc., an eBusiness software company. From 1998 to 2000, Mr. Chin served as Vice President of Human Resource for Egreetings.com, an Internet eCommerce company. From 1996 to 1998, Mr. Chin served as Director of Human Resource for Mosaix, Inc., an enterprise customer software solutions company. From 1995 to 1996, Mr. Chin served as Director of Human Resource for VECTRA Technologies, Inc., a nuclear engineering consulting service company. Mr. Chin holds a B.A. in Social Welfare from the University of California, Berkeley.

Available Information

Vitria was founded in 1994, is incorporated in Delaware, and became a public corporation in 1999. We maintain executive offices and principal facilities at 945 Stewart Drive, Sunnyvale, California, 94085. Our telephone number is 408-212-2700.

We make available free of charge through our Internet website, http://www.vitria.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

ITEM 1A.	RISK FACTORS

Our operating results fluctuate significantly and an unanticipated decline in revenue may result in a decline in our stock price and may disappoint securities analysts or investors, and may also harm our relationship with our customers.

Our quarterly operating results have fluctuated significantly in the past and may vary significantly in the future. If our operating results are below the expectations of securities analysts or investors, our stock price is likely to decline. Period-to-period comparisons of our historical results of operations are not necessarily a good predictor of our future performance.

Our revenue and operating results depend upon the volume and timing of customer orders and payments and the date of product delivery. Historically, a substantial portion of revenue in a given quarter has been recorded in the third month of that quarter, with a concentration of this revenue in the last two weeks of the third month. We expect this trend to continue and, therefore, any failure or delay in the closing of orders would have a material adverse effect on our quarterly operating results. Since our operating expenses are based on anticipated revenue and because a high percentage of these expenses are relatively fixed, a delay in the recognition of revenue from one or more license transactions could cause significant variations in operating results from quarter to quarter and cause unexpected results.

Our quarterly results depend primarily upon entering into new or follow-on contracts to generate revenue for that quarter. New contracts may not result in revenue in the quarter in which the contract was signed, and we may not be able to predict accurately when revenue from these contracts will be recognized. Our operating results are also dependent upon our ability to manage our cost structure.

We have incurred substantial operating losses since inception and we cannot guarantee that we will become profitable in the future.

We have incurred substantial losses since inception as we funded the development of our products and the growth of our organization. We have an accumulated deficit of $229.8 million as of December 31, 2005. Since the beginning of 2002, we have reduced our workforce and consolidated certain facilities as part of our restructuring plans. As a result of these actions, we incurred charges of $746,000 in 2005, $1.1 million in 2004, and $16.1 million in 2003. In order to remain competitive we intend to continue investing in sales and marketing and research and development. As a result, we may report future operating losses and cannot guarantee whether we will report net income in the future.

Our operating results are substantially dependent on license revenue from BusinessWare and our business could be materially harmed by factors that adversely affect the pricing and demand for BusinessWare.

Since 1998, a majority of our total revenue has been, and is expected to be, derived from the licensing and support of our BusinessWare platform product and for applications built for that platform. Accordingly, our future operating results will depend on the demand for BusinessWare by existing and future customers, including new and enhanced releases that are subsequently introduced. If our competitors release new products that are superior to BusinessWare in performance or price, or we fail to enhance BusinessWare and introduce new products in a timely manner, demand for our products may decline. A decline in demand for BusinessWare as a result of competition, technological change or other factors would significantly reduce our revenue.

Failure to raise additional capital or generate the significant capital necessary to expand our operations and invest in new products could reduce our ability to compete and result in lower revenue.

During 2005, we had a net loss of $12.1 million and our operating activities used $16.2 million of cash. As of December 31, 2005, we had approximately $61.5 million in cash and cash equivalents and short-term investments, $49.5 million in working capital, $22 million in short-term liabilities, and $5.3 million in long-term liabilities. We may need to raise additional funds, and we cannot be certain that we will be able to obtain additional financing on favorable terms, or at all. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

•	develop or enhance our products and services;

•	acquire technologies, products or businesses;

•	expand operations, in the United States or internationally;

•	hire, train and retain employees; or

•	respond to competitive pressures or unanticipated capital requirements.

Our failure to do any of these things could result in lower revenue and could seriously harm our business.

The reluctance of companies to make significant expenditures on information technology could reduce demand for our products and cause our revenue to decline.

There can be no assurance that the level of spending on information technology in general, or on business integration software by our customers and potential customers, will increase or remain at current levels in future periods. Lower spending on information technology could result in reduced license sales to our customers, reduced overall revenue, diminished margin levels, and could impair our operating results in future periods. Any general delay in capital expenditures may cause a decrease in sales, may cause an increase in our accounts receivable and may make collection of license and support payments from our customers more difficult. A general slow-down in capital spending, if sustained in future periods, could result in reduced sales or the postponement of sales to our customers.

We experience long and variable sales cycles, which could have a negative impact on our results of operations for any given quarter.

Our products are often used by our customers to deploy mission-critical solutions used throughout their organization. Customers generally consider a wide range of issues before committing to purchase our products, including product benefits, ability to operate with existing and future computer systems, ability to accommodate increased transaction volume and product reliability. Many customers will be addressing these issues for the first time. As a result, we or other parties, including system integrators, must educate potential customers on the use and benefits of our product and services. In addition, the purchase of our products generally involves a significant commitment of capital and other resources by a customer. This commitment often requires significant technical review, assessment of competitive products, and approval at a number of management levels within the customer’s organization. Because of these issues, our sales cycle has ranged from six to nine months, and in some cases even longer, and it is very difficult to predict whether and when any particular license transaction might be completed.

Because a small number of customers have in the past accounted for a substantial portion of our revenue, our revenue could decline due to the loss or delay of a single customer order.

Sales to our ten largest customers accounted for 36% of total revenue in the fiscal year ended December 31, 2005. Our license agreements do not generally provide for ongoing license payments. Therefore, we expect that revenue from a limited number of customers will continue to account for a significant percentage of total revenue in future quarters. Our ability to attract new customers will depend on a variety of factors, including the reliability, security, scalability, breadth and depth of our products, and the cost-effectiveness of our products. The loss or delay of individual orders could have a significant impact on revenue and operating results. Our failure to add new customers that make significant purchases of our product and services would reduce our future revenue.

If we are not successful in developing industry specific pre-built process applications based on BusinessWare, our ability to increase future revenue could be harmed.

We have developed and intend to continue to develop pre-built process applications based on BusinessWare which incorporate business processes, connectivity and document transformations specific to the needs of particular industries, including healthcare and insurance, telecommunications, manufacturing, finance and other industries. This presents technical and sales challenges and requires collaboration with third parties, including system integrators and standard organizations, and the commitment of significant resources. Specific industries may experience economic downturns or regulatory changes that may result in delayed spending decisions by customers or require changes to our products. If we are not successful in developing these targeted pre-built process applications or these pre-built process applications do not achieve market acceptance, our ability to increase future revenue could be harmed.

To date we have concentrated our sales and marketing efforts toward companies in the healthcare and insurance, financial services, telecommunication and other vertical markets. Customers in these vertical markets are likely to have different requirements and may require us to change our product design or features, sales methods, support capabilities or pricing policies. If we fail to successfully address the needs of these vertical markets we may experience decreased sales in future periods.

Our products may not achieve market acceptance, which could cause our revenue to decline.

Deployment of our products requires interoperability with a variety of software applications and systems and, in some cases, the ability to process a high number of transactions per second. If our products fail to satisfy these demanding technological objectives, our customers will be dissatisfied and we may be unable to generate future sales. Failure to establish a significant base of customer references will significantly reduce our ability to license our product to additional customers.

Our markets are highly competitive and, if we do not compete effectively, we may suffer price reductions, reduced gross margins and loss of market share.

The market for our products and solutions is intensely competitive, evolving and subject to rapid technological change. The intensity of competition is expected to increase in the future. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any one of which could significantly reduce our future revenue. Our current and potential competitors include, BEA, Fiorano, FileNet, Fuego, IBM Corporation, Intalio, Microsoft Corporation, Oracle, PolarLake, SAP, Savvion, Sonic Software, Sun Microsystems, TIBCO Software, Telcordia, TriZetto, webMethods and others. In the future, some of these companies may expand their products to provide or enhance existing business process management, business analysis and monitoring, and business vocabulary management functionality, as well as integration solutions for specific business problems. These or other competitors may merge to attempt the creation of a more competitive entity or one that offers a broader solution than we provide. In addition, “in-house” information technology departments of potential customers have developed or may develop systems that provide for some or all of the functionality of our products. We expect that internally developed application integration and process automation efforts will continue to be a principal source of competition for the foreseeable future. In particular, it can be difficult to sell our product to a potential customer whose internal development group has already made large investments in and progress towards completion of systems that our product is intended to replace. Finally, we face direct and indirect competition from major enterprise software developers that offer integration products as a complement to their other enterprise software products. These companies may also modify their applications to be more easily integrated with other applications through web services or other means. Some of these companies include Oracle and SAP AG.

Many of our competitors have more resources and broader customer and partner relationships than we do. In addition, many of these competitors have extensive knowledge of our industry. Current and potential competitors have established or may establish cooperative relationships among themselves or with third-parties to offer a single solution and increase the ability of their products to address customer needs. Although we believe that our solutions generally compete favorably with respect to these factors, our market is relatively new and is evolving rapidly. We may not be able to maintain our competitive position against current and potential competitors, especially those with significantly greater resources.

The cost and difficulty in implementing our product could significantly harm our reputation with customers, diminishing our ability to license additional products to our customers.

Our products are often purchased as part of large projects undertaken by our customers. These projects are complex, time consuming and expensive. Failure by customers to successfully deploy our products, or the failure by us or third-party consultants to ensure customer satisfaction, could damage our reputation with existing and future customers and reduce future revenue. In many cases, our customers must interact with, modify, or replace significant elements of their existing computer systems. The cost of our products and services represent only a portion of the related hardware, software, development, training and consulting costs. The significant involvement of third parties, including system integrators, reduces the control we have over the implementation of our products and the quality of customer service provided to organizations which license our software.

In some circumstances we provide consulting services for significant production, customization or modification of software for customers. Such services may be quite complex and it may be difficult to predict the level of resources needed and the timing of completion, particularly in light of changes in customer requirements or resources. As a result, we have experienced claims by customers alleging that we have not properly performed such services. In the event we are not able to resolve such claims to the satisfaction of such a customer, we may be subject to litigation or other actions that could adversely impact our financial results and our ability to license products or provide services to this or other customers.

If our products do not operate with the many hardware and software platforms used by our customers, our business may fail.

We currently serve a customer base with a wide variety of constantly changing hardware, packaged software applications and networking platforms. If our products fail to gain broad market acceptance, due to their inability to support a variety of these platforms, our operating results may suffer. Our business depends, among others, on the following factors:

•	our ability to integrate our product with multiple platforms and existing, or legacy, systems and to modify our products as new versions of packaged applications are introduced;

•	the portability of our products, particularly the number of operating systems and databases that our products can source or target;

•	our ability to anticipate and support new standards, especially Internet standards;

•	the integration of additional software modules under development with our existing products; and

•	our management of software being developed by third parties for our customers or use with our products.

If we fail to introduce new versions and releases of our products in a timely manner, our revenue may decline.

We may fail to introduce or deliver new products on a timely basis, if at all. In the past, we have experienced delays in the commencement of commercial shipments of our BusinessWare products. To date, these delays have not had a material impact on our revenue. If new releases or products are delayed or do not achieve market acceptance, we could experience a delay or loss of revenue and cause customer dissatisfaction. In addition, customers may delay purchases of our products in anticipation of future releases. If customers defer material orders in anticipation of new releases or new product introductions, our revenue may decline.

Our products rely on third-party programming tools and applications. If we lose access to these tools and applications, or are unable to modify our products in response to changes in these tools and applications, our revenue could decline.

Our programs utilize Java programming technology provided by Sun Microsystems. We also depend upon access to the interfaces, known as “APIs,” used for communication between external software products and packaged application software. Our access to APIs of third-party applications are controlled by the providers of these applications. If the application provider denies or delays our access to APIs, our business may be harmed. Some application providers may become competitors or establish alliances with our competitors, increasing the likelihood that we would not be granted access to their APIs. We also license technology related to the connectivity of our product to third-party database and other applications and we incorporate some third-party technology into our product offerings. Loss of the ability to use this technology, delays in upgrades, failure of these third parties to support these technologies, or other difficulties with our third-party technology partners could lead to delays in product shipment and could cause our revenue to decline.

The use of Open Source Software in our products may expose us to additional risks and harm our intellectual property our intellectual property position.

“Open Source Software” is software that is covered by a license agreement which permits the user to liberally copy, modify and distribute the software for free. Certain Open Source Software is licensed pursuant to license agreements that require a user who intends to distribute the Open Source Software as a component of the user’s software to disclose publicly part or all of the source code to the user’s software. This effectively renders what was previously proprietary software Open Source Software. As competition in our markets increases, we must reduce our product development costs. Many features we may wish to add to our products in the future may be available as Open Source Software and our development team may wish to make use of this software to reduce development costs and speed up the development process. While we monitor the use of all Open Source Software and try to ensure that no Open Source Software is used in such a way as to require us to disclose the source code to the related product, such use could inadvertently occur. Additionally, if a third party has incorporated certain types of Open Source Software into its software, has not disclosed the presence of such Open Source Software and we embed that third party software into one or more of our products, we could, under certain circumstances, be required to disclose the source code to our product. This could have harm our business and intellectual property position.

We could suffer losses and negative publicity if new versions and releases of our products contain errors or defects.

Our products and their interactions with customers’ software applications and IT systems are complex, and accordingly, there may be undetected errors or failures when products are introduced or as new versions are released. We have in the past discovered software errors in our new releases and new products after their introduction that has resulted in additional research and development expenses. To date, these additional expenses have not been material. We may in the future discover errors in new releases or new products after the commencement of commercial shipments. Since many customers are using our products for mission-critical business operations, any of these occurrences could seriously harm our business and generate negative publicity.

If we fail to attract and retain qualified personnel, our ability to compete will be harmed.

We depend on the continued service of our key technical, sales and senior management personnel. None of these employees are bound by an employment agreement. The loss of senior management or other key research, development, sales and marketing personnel could harm our future operating results. We have experienced over the past few years turnover in our sales and marketing and finance organizations. In addition, we must attract, retain and motivate highly skilled employees. We face significant competition for individuals with the skills required to develop, market and support our products and services. We cannot assure that we will be able to recruit and retain sufficient numbers of these highly skilled employees.

If we fail to adequately protect our proprietary rights, we may lose these rights and our business may be seriously harmed.

We depend upon our ability to develop and protect our proprietary technology and intellectual property rights to distinguish our products from our competitors’ products. The use by others of our proprietary rights could materially harm our business. We rely on a combination of copyright, patent, trademark and trade secret laws, as well as confidentiality agreements and licensing arrangements, to establish and protect our proprietary rights. Despite our efforts to protect our proprietary rights, existing laws afford only limited protection. Attempts may be made to copy or reverse engineer aspects of our products or to obtain and use information that we regard as proprietary. Accordingly, there can be no assurance that we will be able to protect our proprietary rights against unauthorized third party copying or use. Furthermore, policing the unauthorized use of our products is difficult and expensive litigation may be necessary in the future to enforce our intellectual property rights.

Our products could infringe the intellectual property rights of others causing costly litigation and the loss of significant rights.

Software developers in our market are increasingly being subject to infringement claims as the number of products in different software industry segments overlap. Any claims, with or without merit, could be time-consuming, result in costly litigation, prevent product shipment or cause delays, or require us to enter into royalty or licensing agreements, any of which could harm our business. Patent litigation in particular involves complex technical issues and inherent uncertainties. In the event an infringement claim against us is successful and we cannot obtain a license on acceptable terms or license a substitute technology or redesign our product to avoid infringement, our business would be harmed. Furthermore, former employers of our current and future employees may assert that our employees have improperly disclosed to us or are using confidential or proprietary information.

Our significant international operations may fail to generate significant product revenue or contribute to our drive toward profitability, which could result in slower revenue growth and harm our business.

We have international presence in Australia, Canada, France, Germany, Italy, Japan, Korea, Singapore, Spain and the United Kingdom. During 2005, 47% of our revenue was derived from international markets. There are a number of challenges to establishing and maintaining operations outside of the United States and we may be unable to continue to generate significant international revenue. If we fail to successfully establish or maintain our products in international markets, we could experience slower revenue growth and our business could be harmed. In addition, it also may be difficult to protect our intellectual property in certain international jurisdictions.

We are at risk of securities class action litigation due to our expected stock price volatility.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially acute for us because technology companies have experienced greater than average stock price volatility in recent years and, as a result, have been subject to, on average, a greater number of securities class action claims than companies in other industries. In November 2001, Vitria and certain of our officers and directors were named as defendants in a class action shareholder complaint. This litigation could result in substantial costs and divert management’s attention and resources, and could seriously harm our business. See Item 3 of Part I “Legal Proceedings” for more information regarding this litigation.

We have implemented anti-takeover provisions which could discourage or prevent a takeover, even if an acquisition would be beneficial to our stockholders.

Provisions of our amended and restated certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. These provisions include:

•	establishment of a classified Board of Directors requiring that not all members of the Board of Directors may be elected at one time;

•	authorizing the issuance of “blank check” preferred stock that could be issued by our Board of Directors to increase the number of outstanding shares and thwart a takeover attempt;

•	prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•	limitations on the ability of stockholders to call special meetings of stockholders;

•	prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders; and

•	establishing advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

Section 203 of the Delaware General Corporations Law and the terms of our stock option plans may also discourage, delay or prevent a change in control of Vitria. In addition, as of December 31, 2005, our executive officers, directors and their affiliates beneficially own approximately 35% of our outstanding common stock. This could have the effect of delaying or preventing a change of control of Vitria and may make some transactions difficult or impossible without the support of these stockholders.

ITEM 1B.	UNRESOLVED STAFF COMMENTS

None.

ITEM 2.	PROPERTIES

As of December 31, 2005, our principal sales, marketing, research and development and administrative offices consist of approximately 64,000 square feet of leased space located in Sunnyvale, California under a lease that expires in August 2009. We also have leases for sales offices in various locations in the U.S. and ten foreign countries expiring on various dates through June 2013. In addition, we have approximately 156,000 square feet of leased space in locations in the U.S. and in the United Kingdom that were exited as part of restructuring actions taken in 2002 and 2003. We believe that our existing leased properties are in good condition and suitable for the conduct of our business.

ITEM 3.	LEGAL PROCEEDINGS

In November 2001, Vitria and certain of our officers and directors were named as defendants in a class action shareholder complaint filed in the United States District Court for the Southern District of New York, now captioned In re Vitria Technology, Inc. IPO Securities Litigation, Case No. 01-CV-10092. In the amended complaint, the plaintiffs allege that Vitria, certain of our officers and directors, and the underwriters of our initial public offering, or the IPO, violated federal securities laws because Vitria’s IPO registration statement and prospectus contained untrue statements of material fact or omitted material facts regarding the compensation to be received by, and the stock allocation practices of, the IPO underwriters. The plaintiffs seek unspecified monetary damages and other relief. Similar complaints were filed in the same court against hundreds of public companies, or the Issuers, that first sold their common stock since the mid-1990s, or the IPO Lawsuits.

The IPO Lawsuits were consolidated for pretrial purposes before United States Judge Shira Scheindlin of the Southern District of New York. Defendants filed a global motion to dismiss the IPO-related lawsuits on July 15, 2002. In October 2002, Vitria’s officers and directors were dismissed without prejudice pursuant to a stipulated dismissal and tolling agreement with the plaintiffs. On February 19, 2003, Judge Scheindlin issued a ruling denying in part and granting in part the Defendants’ motions to dismiss.

In June 2003, Vitria’s Board of Directors approved a resolution tentatively accepting a settlement offer from the plaintiffs according to the terms and conditions of a comprehensive Memorandum of Understanding negotiated between the plaintiffs and the Issuers. Under the terms of the settlement, the plaintiff class will dismiss with prejudice all claims against the Issuers, including Vitria and our current and former directors and officers, and the Issuers will assign to the plaintiff class or its designee certain claims that they may have against the IPO underwriters. In addition, the tentative settlement guarantees that, in the event that the plaintiffs recover less than $1.0 billion in settlement or judgment against the underwriter defendants in the IPO Lawsuits, the plaintiffs will be entitled to recover the difference between the actual recovery and $1.0 billion from the insurers for the Issuers. In June 2004, Vitria executed a final settlement agreement with the plaintiffs consistent with the terms of the Memorandum of Understanding. On February 15, 2005, the Court issued a decision certifying a class action for settlement purposes and granting preliminary approval of the settlement subject to modification of certain bar orders contemplated by the settlement. On August 31, 2005, the Court reaffirmed class certification and preliminary approval of the modified settlement in a comprehensive Order. In addition, the Court approved the form of Notice to be sent to members of the settlement classes, which was published and mailed beginning November 15, 2005. On February 24, 2006 the Court dismissed litigation filed against certain underwriters in connection with the claims to be assigned to the plaintiffs under the settlement. The Court has set a Final Settlement Fairness Hearing on the settlement for April 24, 2006. The settlement is still subject to statutory notice requirement as well as final judicial approval.

ITEM 4.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

None.

PART II

ITEM 5.	MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Common Stock

Our common stock is traded on the NASDAQ National Market under the symbol “VITR.” Public trading of our common stock commenced on September 17, 1999. The following table shows, for the periods indicated, the high and low per share prices of our common stock, as reported by the NASDAQ National Market.

Quarter Ended	High	Low

Fiscal 2004
March 31, 2004	$8.41	$5.32
June 30, 2004	$6.11	$2.75
September 30, 2004	$3.20	$1.90
December 31, 2004	$4.24	$2.89
Fiscal 2005
March 31, 2005	$4.36	$3.07
June 30, 2005	$3.57	$2.46
September 30, 2005	$3.71	$2.56
December 31, 2005	$3.37	$2.45

As of December 31, 2005, there were approximately 274 stockholders of record of our common stock.

Dividend Policy

We have never paid any cash dividends on our common stock and do not expect to pay cash dividends for the foreseeable future. In addition, our credit facility with Silicon Valley Bank prohibits the payment of cash dividends.

Issuer Purchases of Equity Securities

We did not repurchase any of our equity securities during the quarter ended December 31, 2005.

ITEM 6.	SELECTED FINANCIAL DATA

The consolidated statement of operations data for the years ended December 31, 2005, 2004, and 2003, and the consolidated balance sheet data as of December 31, 2005 and 2004, have been derived from our audited financial statements included elsewhere in this Annual Report on Form 10-K. The consolidated statement of operations data for the years ended December 31, 2002 and 2001, and the consolidated balance sheet data as of December 31, 2003, 2002, and 2001 have been derived from our audited financial statements not included in this Annual Report on Form 10-K. Our historical results are not necessarily indicative of results to be expected for any future period. The data presented below has been derived from financial statements that have been prepared in accordance with accounting principles generally accepted in the United States and should be read in conjunction with our financial statements, including the notes, and with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Annual Report on Form 10-K.

	Year Ended December 31,
	2005	2004	2003	2002	2001
	(In thousands, except per share data)

Consolidated Statement of Operations Data:
Revenue:
License	$13,261	$14,947	$30,089	$36,009	$77,518
Service and other	40,423	46,938	50,630	61,318	57,466

Total revenue	53,684	61,885	80,719	97,327	134,984

Cost of revenue:
License	1,388	667	614	2,845	1,607
Service and other	20,071	23,635	23,857	32,719	29,759

Total cost of revenue	21,459	24,302	24,471	35,564	31,366

Gross profit	32,225	37,583	56,248	61,763	103,618

Operating expenses:
Sales and marketing	18,222	21,990	39,773	72,709	96,535
Research and development	16,609	17,507	18,249	30,970	40,978
General and administrative	10,051	13,316	13,176	20,736	20,168
Stock-based compensation	126	354	423	1,616	1,820
Amortization and impairment of intangible assets	—	—	—	2,748	3,608
Impairment of goodwill	—	—	—	7,047	—
Restructuring and other charges	746	1,052	16,117	19,516	—
Acquired in-process technology	—	—	—	—	1,500

Total operating expenses	45,754	54,219	87,738	155,342	164,609

Loss from operations	(13,529)	(16,636)	(31,490)	(93,579)	(60,991)
Other income, net	1,668	1,235	1,203	3,083	8,415

Net loss before income taxes	(11,861)	(15,401)	(30,287)	(90,496)	(52,576)
Provision for income taxes	255	493	594	1,187	1,046

Net loss	$(12,116)	$(15,894)	$(30,881)	$(91,683)	$(53,622)

Net loss per share
Basic and diluted	$(0.36)	$(0.48)	$(0.95)	$(2.83)	$(1.69)
Weighted average shares used in computation of net loss per share
Basic and diluted	33,487	33,069	32,626	32,397	31,713

	December 31,
	2005	2004	2003	2002	2001
	(In thousands)

Consolidated Balance Sheet Data:
Cash, cash equivalents and short-term investments	$61,482	$78,563	$91,536	$117,863	$157,213
Working capital	49,513	63,750	80,517	101,258	147,574
Total assets	73,388	92,897	114,125	146,624	245,511
Current deferred revenue	10,242	11,082	13,864	13,430	27,309
Long-term liabilities	5,290	8,082	12,111	9,852	811
Stockholders’ equity	46,102	57,593	71,956	101,948	190,511

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read with “Selected Financial Data” and our consolidated financial statements and notes included elsewhere in this Annual Report on Form 10-K.

The discussion in this Annual Report on Form 10-K contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this Annual Report on Form 10-K should be read as applying to all related forward-looking statements wherever they appear in this Annual Report on Form 10-K. Our actual results could differ materially from those discussed here. Factors that could cause or contribute to these differences include those discussed in Part I, Item 1., “Risks Factors” as well as those discussed elsewhere.

Overview

Vitria provides business process integration software and services for corporations in telecommunications, manufacturing, healthcare and insurance, finance and other industries. Our offerings include business process applications as well as a business process integration platform.

Our software products orchestrate interactions between isolated software systems, automate manual process steps, facilitate both manual and automated resolution of process exceptions and manage data exchanges between companies. Our software products also provide operational staff and managers with real-time and historical views of individual transactions as well as of large-scale processes spanning multiple systems and organizations.

Our customers use our software products to pursue new revenue opportunities, cut operating costs, reduce process cycle times, decrease process errors, improve customer service, increase supply chain efficiencies and more easily adapt their business processes to changing requirements and conditions.

Our strategy is to help our customers manage complex business processes, particularly those that require enterprise-class reliability from their underlying software infrastructure. These targeted business processes typically use multiple software applications, involve a series of steps occurring over a period of time, include both system-to-system interactions and manual workflow and require end-to-end visibility. Our experience is that such process requirements are most common in Global 2000 companies in telecommunications, manufacturing, healthcare and insurance, and finance, although we have customers in other industries as well.

We execute our strategy in two ways. First, we offer BusinessWare, a software platform for business process integration. Customers use our platform to create and deploy process and integration content (such as process models and data transformations) to meet their unique needs. Second, we offer pre-built process applications with BusinessWare to support selected business processes in specific industries. By providing Vitria-built content, based on industry standards and best practices, our applications are designed to reduce customer implementation time while providing an adaptable business process integration framework for meeting future needs.

We have operations in the Americas, Europe, Asia, and Australia. We sell our products through our direct sales force and, in some regions, through system integrators and other resellers. Our software runs on Sun Solaris, Microsoft Windows, IBM AIX, Hewlett-Packard HP-UX, and Linux operating systems.

Executive Summary

During 2005, we extended the capabilities of our core platform product by releasing BusinessWare version 4.3.1, which included some user interface enhancements, support for new versions of operating systems from Sun Microsystems and IBM, an improved application framework, and updated tools to help existing customers migrate to the current version of our platform. In 2005, we also released two new business process applications, Resolution Accelerator and Smart Gateway for Healthcare, as well as an enhanced version of Order Accelerator, an existing business process application for the telecommunications industry.

Our business process integration platform products have faced increasing competition over the past several years. Increasing competition was a primary factor in the decline in total license revenue from 2004 to 2005. We expect the intensity of our competition in platform sales to further increase as market adoption of messaging, transformation, and web services, and other integration-related technologies continues to shift towards evolving industry standards supported by a broad range of software vendors.

Consequently, we expect our pre-built process applications product line to be our primary source of revenue growth in the years ahead. By combining the power and flexibility of BusinessWare’s platform with pre-built content, we believe that our pre-built process applications can provide more customer value, command higher prices, and offer us a more diverse revenue composition than our platform sales alone. While our 2005 license revenue from process applications fell short of our goals, we made significant progress by signing customer contracts to sell seven of these products. These include our first sales of Resolution Accelerator (our new application for managing process exceptions) and Smart Gateway for Healthcare (our new application for receiving, validating, and distributing insurance claims and other business documents sent by other companies).

In 2006, we plan to increase investment in our pre-built process applications product line and bring one or more new applications to market. We also plan to release enhanced versions of several existing pre-built process applications.

The challenges on which our executives are most focused in 2006 include increasing sales of our existing pre-built process applications, bringing new pre-built process applications to market successfully, enhancing our platform products to better support our future applications, as well as providing greater value to our platform customers, improving execution in sales and marketing, expanding our strategic alliances to increase our revenue opportunities and renewing enterprise license agreements with some of our most important customers. In addition, we plan to selectively invest in research and development and sales and marketing to strengthen our future growth and at the same time, contain overall costs in order to reduce our net cash outflow. We regularly consider a full range of strategic alternatives, including strategic alliances, collaborations, partnerships, mergers and other transactions, some of which may involve a change in control in Vitria.

Critical Accounting Policies and Estimates

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosures. We evaluate our estimates on an on-going basis, including those related to revenue recognition, allowances for doubtful accounts and restructuring charges. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting policies affect the more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition

We derive our revenue from sales of software licenses and related services. In accordance with the provisions of Statement of Position, or (SOP), 97-2, Software Revenue Recognition, as amended, we record revenue from software licenses when a license agreement is signed by both parties, the fee is fixed or determinable, collection of the fee is probable and delivery of the product has occurred. For electronic delivery, we consider our software products to have been delivered when the access code to download the software from the Internet has been provided to the customer. If an element of the agreement has not been delivered, revenue for that element is deferred based on vendor-specific objective evidence of fair value. If vendor-specific objective evidence of fair value does not exist for the undelivered element, all revenue is deferred until sufficient objective evidence exists or all elements have been delivered. We treat all arrangements with payment terms longer than normal as having fees that are not fixed or determinable. Our normal payment terms typically range from “net 30 days” to “net 90 days” but we occasional grant payment terms up to a year but these are determined on a deal by deal basis. We defer revenue for those agreements that exceed our normal payment terms and are therefore assessed as not being fixed or determinable. Revenue under these agreements is recognized as payments become due unless collectibility concerns exist, in which case revenue is deferred until payments are received. Our assessment of collectibility is particularly critical in determining whether revenue should be recognized in the current market environment. Fees derived from arrangements with resellers are not recognized until evidence of a sell-through arrangement to an end user has been received.

Service revenue includes product maintenance, consulting and training. Customers who license our software products normally purchase maintenance services. These maintenance contracts provide unspecified software upgrades and technical support over a specified term, which is typically twelve months. Maintenance contracts are usually paid in advance and revenue from these contracts are recognized ratably over the term of the contract. Many of our customers use third-party system integrators to implement our products. Customers typically purchase additional consulting services from us to support their implementation activities. These consulting projects recognized under SOP 81-1, are clearly stated as such in discussion below. These consulting services are either sold on a time and materials or fixed fee basis and recognized as the services are performed, in accordance with the provisions of SOP 81-1, Accounting for Performance of Construction Type and Certain Production Type Contracts.  We also offer training services which are sold on a per-student or per-class basis. Fees from training services are recognized as classes are attended by customers.

Payments received in advance of revenue recognition are recorded as deferred revenue. In the event that a software license arrangement requires us to provide consulting services for significant production, customization or modification of the software, or when the customer considers these services essential to the functionality of our software product, both the product license revenue and consulting services revenue would be recognized in accordance with the provision of SOP 81-1, Accounting for Performance of Construction Type and Certain Production Type Contracts. In such event, we would recognize revenue from such arrangements using the percentage of completion method and, therefore, both the product license and consulting services revenue would be recognized as work progresses, using hours worked as input measures. These arrangements have not been common and, therefore, the significant majority of our license revenue in the past three years has been recognized under SOP 97-2. We did not have any license and consulting arrangements that increase software functionality that are recognized under SOP 81-1 in 2005.

For arrangements for which we recognize revenue under the percentage of completion methods we measure progress toward completion based on the ratio of hours incurred to total estimated hours on the project, an input method. We believe we are able to make reasonably dependable estimates based on historical experience and various other assumptions that we believe are reasonable under the circumstances. These estimates included forecasting of hours to be incurred to-date, and projecting the remaining effort to complete project. These estimates are assessed continually during the term of the contract and revisions are reflected when conditions become known. Provisions for all losses on contracts are recorded when estimates determine that a loss will be incurred on a project. Using different hour estimates or different methods of measuring progress toward completion, consulting and service revenues and expenses may produce different results. A favorable change in estimates in a period could result in additional revenues and profit, and an unfavorable change in estimates could result in a reduction of revenue and profit or a recording of a loss.

Allowance for Doubtful Accounts

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to deliver required payments to us. When we believe a collectability issue exists with respect to a specific receivable, we record an allowance to reduce that receivable to the amount that we believe is collectible. Accounts 180 days past due are typically fully reserved. In addition, we record an allowance on the remainder of our receivables that are still in good standing. When determining this allowance, we consider the probability of recoverability based on our past experience, taking into account current collection trends that are expected to continue, as well as general economic factors. From this, we develop an allowance provision based on the percentage of likelihood that our aged receivables will not be collected. Historically, our actual losses have been consistent with our provisions. Customer accounts receivable balances are written off against the allowance for doubtful accounts when they are deemed uncollectible.

Unexpected future events or significant future changes in trends could have a material impact on our future allowance provisions. If the financial condition of our individual customers were to deteriorate in the future, or general economic conditions were to deteriorate and affect our customers’ ability to pay, our allowance expense could increase and have a material impact on our future statements of operations and cash flows.

Restructuring Charges

We recorded $746,000 in restructuring charges related to the realignment of our business operations in 2005. In 2004 and 2003, we recorded $1.1 million and $16.1 million of restructuring charges, respectively. As of December 31, 2005, we have $7.4 million in accrued restructuring expenses consisting of lease payments for facilities we restructured in 2003 and 2002.

Only costs resulting from a restructuring plan that are not associated with, or that do not benefit activities that will be continued, are eligible for recognition as liabilities at the commitment date. These charges represent expenses incurred in connection with certain cost reduction programs that we have undertaken and consist primarily of the cost of involuntary termination benefits and remaining contractual lease payments and other costs associated with closed facilities net of anticipated sublease income. Information regarding sublease income estimates for the amount of sublease income we are likely to receive and the timing of finding a tenant has been obtained from third party experts and is based on prevailing market rates.

Until December 31, 2002 a liability for the restructuring costs was recognized at the date of our commitment in accordance with Emerging Issues Task Issue (EITF) No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activities. In June 2002, the Financial Accounting Standards Board, or FASB, issued Statement of Financial Accounting Standards, or SFAS, No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses accounting for restructuring and similar costs. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred and not at the date of our commitment to the exit plan. This statement also establishes that fair value is the objective for initial measurement of the liability. We have adopted the provisions of SFAS No. 146 for restructuring costs initiated after December 31, 2002.

The recognition of the restructuring charges for facility closure costs require the extensive use of estimates, including estimates and assumptions related to future maintenance costs, our ability to secure sub-tenants and anticipated sublease income to be received in the future. If we fail to make accurate estimates or to complete planned activities in a timely manner, we might record additional charges or reverse previous charges in the future. Such additional charges or reversals will be recorded to the restructuring charges line in our statement of operations in the period in which additional information becomes available to indicate our estimates should be adjusted. Since April 2002, we have revised our sublease income estimates at least semi-annually due to significant downward trends in the real estate markets in the United States and in the United Kingdom.

Quarterly Results of Operations

The following tables set forth statement of operations data for each of the eight quarters in the period ended December 31, 2005, as well as the percentage of our total revenue represented by each item. This information has been derived from our unaudited financial statements. The unaudited financial statements have been prepared on the same basis as the audited financial statements contained in this Annual Report and include all adjustments, consisting only of normal recurring adjustments that we consider necessary for a fair presentation of this information. You should read this information in conjunction with our annual audited financial statements and related notes appearing elsewhere in this annual report. Our quarterly operating results are expected to vary significantly from quarter to quarter and you should not draw any conclusions about our future results from the results of operations for any quarter.

	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,
	2004	2004	2004	2004	2005	2005	2005	2005

Statement of Operation Data:
Revenue:
License	$3,391	$1,874	$3,066	$6,616	$5,422	$2,146	$3,929	$1,764
Service and other	10,858	11,831	13,234	11,015	11,123	10,200	9,559	9,541

Total revenue	14,249	13,205	16,300	17,631	16,545	12,346	13,488	11,305

Cost of revenue:
License	198	126	227	116	121	286	797	184
Service and other	6,088	5,912	5,900	5,735	5,682	5,292	4,711	4,386

Total cost of revenue	6,286	6,038	6,127	5,851	5,803	5,578	5,508	4,570

Gross profit	7,963	7,667	10,173	11,780	10,742	6,768	7,980	6,735

Operating expenses:
Sales and marketing	6,567	5,790	4,672	4,961	4,973	4,872	4,784	3,593
Research and development	4,656	4,205	4,388	4,258	4,542	4,836	3,878	3,353
General and administrative	3,282	3,577	3,121	3,336	3,637	2,863	1,644	1,907
Stock-based compensation	41	302	6	5	62	21	22	21
Restructuring and other charges	54	570	173	255	136	471	38	101

Total operating expenses	14,600	14,444	12,360	12,815	13,350	13,063	10,366	8,975

Loss from operations	(6,637)	(6,777)	(2,187)	(1,035)	(2,608)	(6,295)	(2,386)	(2,240)
Other income, net	111	288	356	480	238	341	556	533

Net loss before income taxes	(6,526)	(6,489)	(1,831)	(555)	(2,370)	(5,954)	(1,830)	(1,707)
Provision for income taxes	120	174	221	(22)	47	55	55	98

Net loss	$(6,646)	$(6,663)	$(2,052)	$(533)	$(2,417)	$(6,009)	$(1,885)	$(1,805)

Basic and diluted net loss per share	$(0.20)	$(0.20)	$(0.06)	$(0.02)	$(0.07)	$(0.18)	$(0.06)	$(0.05)

	Mar. 31,	Jun. 30,	Sep. 30,	Dec. 31,	Mar. 31,	Jun. 30	Sep. 30,	Dec. 31,
	2004	2004	2004	2004	2005	2005	2005	2005

As a Percentage of Total Revenue:
Revenue:
License	24%	14%	19%	38%	33%	17%	29%	16%
Service and other	76%	86%	81%	62%	67%	83%	71%	84%

Total revenue	100%	100%	100%	100%	100%	100%	100%	100%
Cost of revenue:
License	1%	1%	1%	1%	1%	2%	6%	1%
Service and other	43%	43%	36%	32%	34%	43%	35%	39%

Total cost of revenue	44%	44%	37%	33%	35%	45%	41%	40%

Gross profit	56%	56%	63%	67%	65%	55%	59%	60%

Operating expenses:
Sales and marketing	46%	42%	29%	28%	30%	39%	36%	32%
Research and development	33%	31%	27%	24%	28%	39%	29%	30%
General and administrative	23%	26%	19%	19%	22%	24%	12%	17%
Stock-based compensation	0%	2%	0%	0%	0%	0%	0%	0%
Restructuring and other charges	0%	4%	1%	2%	1%	4%	0%	1%

Total operating expenses	102%	105%	76%	73%	81%	106%	77%	80%

Loss from operations	(46)%	(49)%	(13)%	(6)%	(16)%	(51)%	(18)%	(20)%
Other income, net	1%	2%	2%	3%	1%	3%	4%	5%

Net loss before income taxes	(45)%	(47)%	(11)%	(3)%	(15)%	(48)%	14%	(15)%
Provision for income taxes	1%	1%	1%	0%	0%	0%	0%	1%

Net loss	(46)%	(48)%	(12)%	(3)%	(15)%	(48)%	(14)%	(16)%

Comparison of Years Ended December 31, 2005, 2004 and 2003

Revenue

Total revenue, which is comprised of license revenue and service revenue, declined 13% from 2004 to 2005, and 23% from 2003 to 2004. The reason for these declines is discussed below.

License.  The license revenue that we recognize in any given period is directly related to the number and size of our license orders. A few large license orders usually comprise a large percentage of our sales and as such our average license order size fluctuates significantly from period to period. Due to the rapidly changing business environment, we expect that we will continue to see fluctuations in the size of our average license order.

License revenue decreased 11% from $14.9 million in 2004 to $13.3 million in 2005. Sales for our platform products and our application products fell short of our planned revenue targets. In 2005, our license order volume declined by 21% from 2004 while our average license order size increased. The decrease in our license order volume in 2005 compared to 2004 was due to the continuing maturation of the market in which we compete for our platform products, which has resulted in fewer total orders as competition has increased for these products. We rely on relatively few, large orders in any given period. We expect that license order volume and average order size will continue to fluctuate.

License revenue decreased 50% from $30.1 million in 2003 to $14.9 million in 2004. While sales for our platform products declined in 2004 due to increased competition, our new application products fell short of our planned revenue targets because the sales cycle for these new products took longer than we expected. From 2003 to 2004 we experienced a 37% decline in license order volume and our average license order size declined 26% as compared to 2003. The decrease in our license order volume in 2004 compared to 2003 year was due to the maturation of the market in which we compete for our platform products, which has resulted in fewer total orders as competition has increased for these products. The decrease in the size of our average license order in 2004 as compared to 2003 was primarily due to the commoditization of the market for business integration platform products in which BusinessWare competes, which has resulted in downward pricing pressure for these products.

Service and other.  The level of service revenue is affected by the number and size of license sales in a given period. Customers typically purchase maintenance for the first year as part of each license sale. Most of our consulting revenue and customer training revenue is also affected by the size and number of license deals. Service and other revenue also includes revenue from support renewals, which are dependent upon our installed license base. Service revenue decreased 14% from $46.9 million in 2004 to $40.4 million in 2005. The decrease is primarily attributable to a decrease in consulting revenue of $4.9 million. This decrease in revenue was due to the decrease in license revenue and more fixed price, variable length engagements. Maintenance and training services revenue decreased by $1.6 million due to the decrease in license sales.

Service revenue decreased 7% from $50.6 million in 2003 to $46.9 million in 2004. Consulting revenue decreased by $2.8 million and first year support revenue decreased by $1.2 million. These declines were offset by an increase in maintenance renewal revenue of $1.8 million from customers who had licensed our products in previous years. Also affecting the comparison to the prior year was $1.1 million in non-recurring government grant revenue recognized in 2003.

Included in service and other revenue for 2003 was approximately $1.1 million of revenue related to government grants received in prior years. This revenue previously had been included in deferred revenue on the balance sheet since 1999 pending the outcome of several government audits, which were finalized in the fourth quarter of 2003, because we had concluded that revenue under these arrangements were not fixed or determinable until the expiration of the audits. We have no further government grant-related deferred revenue on our consolidated balance sheet as of December 31, 2005.

Revenue from customers outside the United States represented 47% in both 2005 and 2004, and 38% in 2003 respectively.

Revenue from our ten largest customers accounted for 36% of total revenue in both 2005 and 2004, and 33% of total revenue in 2003. In all three years, no single customer accounted for more than 10% of total revenue. In the year ended December 31, 2005, no customer accounted for more than 10% of our accounts receivable balance. UPC Operations BV accounted for 10% of our accounts receivable balance as of December 31, 2004. We expect that revenue from a limited number of customers will continue to account for a large percentage of total revenue in future quarters. Therefore, the loss or delay of individual orders could have a significant impact on revenue. Our ability to attract new customers will depend on a variety of factors, including the reliability, security, scalability and the overall cost-effectiveness of our products. To date, we have not experienced significant seasonality of revenue. However, we expect that future results may be affected by the fiscal or quarterly budget cycles of our customers.

Cost of Revenue

License.  Cost of license revenue consists of royalty payments to third parties for technology incorporated into our products. Fluctuations in cost of license revenue is generally due to the buying patterns of our customers, as cost of license revenue is dependent upon which products our customers purchase and which of those purchased products have third-party technology incorporated into them.

Cost of license revenue increased 108% from $667,000 in 2004 to $1.4 million in 2005. This increase in cost of license revenue was mainly due to an upgrade of embedded third-party technology which was made available to all existing customers who had the previous version of such technology.

Cost of license revenue increased 8% from $614,000 in 2003 to $667,000 in 2004. This increase in cost of license revenue was primarily due to the incorporation of new third-party technology into products released and first sold in 2004.

Future fluctuations in cost of license revenue is dependent upon increases or decreases in sales of those particular products which incorporate third-party technology.

Service and other.  Cost of service revenue consists of salaries, facility costs, travel expenses and payments to third-party consultants incurred in providing customer support, training and implementation services.

Cost of service and other revenue decreased 15% from $23.6 million in 2004 to $20.1 million in 2005. This decrease was primarily due to reduced salary and related expenses of $1.6 million because of lower headcount, a decrease of $603,000 in external consulting expenses, a decrease of $470,000 in allocated expenses from general and administrative due to cost containment efforts, a decrease of $355,000 in travel and entertainment expense, as well as related decreases in most other expense areas as a result of our cost containment efforts.

Cost of service and other revenue remained relatively consistent, decreasing slightly from $23.9 million in 2003 to $23.6 million in 2004. The decrease in cost of service and other revenue was primarily due to a reduction in salary expense of $1.5 million due to reduced headcount offset by an increase in contractor costs of $1.1 million.

We expect that cost of service and other will decrease in 2006 as compared to 2005 due to our cost containment efforts.

Operating Expenses

Sales and Marketing  Sales and marketing expenses consist of salaries, commissions, field office expenses, travel, entertainment and promotional expenses.

Sales and marketing expenses decreased 17% from $22.0 million in 2004 to $18.2 million in 2005. This decrease was primarily the result of lower salary and related expense of $1.5 million due to lower headcount, a decrease in promotional expenses of $380,000, lower commission expense of $334,000, as well as related decreases in most other expense areas as a result of our cost containment efforts.

Sales and marketing expenses decreased 45% from $39.8 million in 2003 to $22.0 million in 2004. This decrease was primarily due to lower headcount which reduced salary and related expenses by $9.7 million, depreciation and occupancy expenses by $2.1 million and travel and entertainment expenses by $1.5 million. In addition, commission expense declined $1.9 million due to lower headcount and lower license sales.

We expect that sales and marketing expenses will decrease in 2006 as compared to 2005 due to continuing cost containment efforts.

Research and Development.  Research and development expenses include costs associated with the development of new products, enhancements to existing products, and quality assurance activities. These costs consist primarily of employee salaries, benefits and the cost of consulting resources that supplement the internal development team.

Research and development expenses decreased 5% from $17.5 million in 2004 to $16.6 million in 2005. This decrease was primarily the result of lower salary and related expenses of $1.0 million due to lower headcount, a decrease of $199,000 in depreciation expense, and a decrease of $268,000 in occupancy expenses offset by an increase in external consulting expense of $729,000.

Research and development expenses decreased 4% from $18.2 million in 2003 to $17.5 million in 2004. This decrease was primarily due to reduced depreciation and occupancy charges of $1.3 million, partially offset by an increase in offshore third party development expenses of $351,000 as we shifted some development work to India and China. Research and development costs remained relatively flat compared to 2003 as we maintained productivity in order to develop new products and enhance existing products in 2004.

We expect that research and development expenses will decrease slightly in 2006 as compared to 2005 due to continuing cost containment efforts.

General and Administrative.  General and administrative expenses consist of salaries for administrative, executive and finance personnel, outside professional service fees, information systems costs and our provision for doubtful accounts.

General and administrative expenses decreased 25% from $13.3 million in 2004 to $10.1 million in 2005. The decrease was mainly due to lower salary and related expenses of $1.6 million, due to lower headcount, lower external consulting costs of $730,000, lower equipment and related costs of $621,000 primarily due to disposal of software that was no longer utilized at year-end 2004 and lower depreciation expense of $305,000 due to assets becoming fully depreciated and not being replaced.

General and administrative expenses remained essentially unchanged from $13.2 million in 2003 to $13.1 million in 2004. The slight decrease was primarily due to lower depreciation and occupancy expenses of $926,000 and lower travel related expenses of $310,000, offset by higher salary and related expense of $538,000 mainly related to severance charges for the departure of several key executives in the second quarter of 2004 and increased contractor costs of $611,000 primarily due to compliance with the Sarbanes-Oxley Act.

We expect that general and administrative expenses will decrease in 2006 as compared to 2005 due to continuing cost containment efforts.

Stock-based compensation.  Total stock-based compensation expenses were $126,000 in 2005, $354,000 in 2004 and $423,000 in 2003.

In April 2005, the SEC announced that the accounting provisions of SFAS 123R are to be applied in the first quarter of the fiscal year beginning after June 15, 2005. As a result, we are now required to adopt SFAS 123R in the first quarter of fiscal 2006 and will recognize stock-based compensation expense using the modified prospective method. We are evaluating the requirements under SFAS 123R and expect the adoption of this statement to have a significant adverse impact on our consolidated statements of income and net income per share.

Stock-based compensation includes the amortization of unearned employee stock-based compensation on options issued to employees prior to our initial public offering in September 1999. Amortization of unearned employee stock-based compensation for options issued to employees prior to Vitria’s initial public offering in September 1999 was amortized over a five year period and was fully amortized as of December 31, 2004. For the years ended December 31, 2005, 2004, and 2003, we did not incur any stock-based compensation in connection with stock issued to non-employees for services rendered.

In 2004, we issued a stock grant to all Vitria employees. Each person who was a non-executive employee on the date of the grant received 250 shares of Vitria common stock. The fair market value of our common stock at the date of the grant was $2.88 per share. This stock grant resulted in stock based compensation expense of $207,000 in 2004. In accordance with APB No. 25, Accounting for Stock Issued to Employees, we recorded $67,000 stock-based compensation expense for stock option grant modifications made for a certain executive in 2004.

In the first quarter of 2005, we issued a restricted stock award. The expense related to this stock award is being recognized over a four year period as service is rendered. We recorded $71,000 in stock-based compensation expense related to this stock award during 2005. In addition, we recorded $55,000 in stock-based compensation expense for a stock award granted to a former member of our Board of Directors.

Restructuring and other charges.  In 2002, we initiated actions to reduce our cost structure due to sustained negative economic conditions that affected our operations and resulted in lower than anticipated revenue. The plan was a combination of a reduction in workforce of approximately 285 employees, consolidations of facilities in the United States and United Kingdom and the related disposal of leasehold improvements and equipment. As a result of these restructuring actions, we incurred a charge of $19.5 million in the year ended December 31, 2002. The restructuring charge included approximately $4.2 million of severance-related charges and $15.3 million of committed excess facilities payments, which included $463,000 for the write-off of leasehold improvements and equipment in vacated facilities.

In 2003, we initiated actions to further reduce our cost structure. The plan was a combination of a reduction in workforce of approximately 100 employees, consolidations of facilities in the United States and United Kingdom and the related disposal of leasehold improvements and equipment. As a result of these restructuring actions, we incurred a charge of $16.1 million in the year ended December 31, 2003. The restructuring charge included approximately $2.9 million of severance related charges and $13.0 million of committed excess facilities payments, which included $2.2 million for the write-off of leasehold improvements and equipment in vacated facilities. The charge also included $180,000 in accretion charges related to the fair value treatment for the facilities we restructured in 2003, in accordance with SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities.

In 2004, we incurred $1.1 million in restructuring costs. These costs consisted of accretion expense due to the fair value treatments for those leases restructured in 2003 under SFAS No. 146 and adjustments we made to our estimates for future sublease income and other assumption of future costs, which we revise periodically based on current market conditions.

In 2005, we incurred $746,000 in restructuring costs. These costs consisted of accretion expense due to the fair value treatments for those leases restructured in 2003 under SFAS No. 146 and adjustments we made to our estimates for future sublease income and other assumption of future costs, which we revise periodically based on current market conditions.

The facilities consolidation charges for all of our restructuring actions were calculated using management’s best estimates and were based upon the remaining future lease commitments for vacated facilities from the date of facility consolidation, net of estimated future sublease income. We have engaged brokers to locate tenants to sublease all of the excess facilities, and, to date, have signed sublease agreements for two of the four remaining buildings. The estimated costs of vacating these leased facilities were based on market information and trend analyses, including information obtained from third-party real estate sources. Our ability to generate the estimated sublease income is highly dependent upon the existing economic conditions, particularly lease market conditions in certain geographies, at the time we negotiate the sublease arrangements with third parties. While the amount we have accrued is our best estimate, these estimates are subject to change and may require routine adjustment as conditions change. If macroeconomic conditions related to the commercial real estate market worsen, we may be required to increase our estimated cost to exit certain facilities.

In our estimated lease payout schedule in the table below (in thousands), future lease payments for facilities are shown at actual contractual amounts and future sublease income is estimated based on third party estimates based on prevailing market rates. On our Consolidated Balance Sheets, liabilities for leases restructured in 2003 are carried at their fair value, which incorporates discounting the payments to their net present value.

							Total
						2011 and	Estimated
	2006	2007	2008	2009	2010	Thereafter	Net Payments

Undiscounted future lease payments and estimated operating costs for restructured facilities	$3,753	$2,230	$856	$856	$856	$2,092	$10,643
Less: contractual future sublease income	(770)	(512)	—	—	—	—	(1,282)

Gross estimated future payments	$2,983	$1,718	$856	$856	$856	$2,092	9,361

Less: Discount factor due to fair value treatment of facilities restructured in 2003							(1,941)

Net future payments on restructured facilities							$7,420

Interest Income and Other Income, net

The largest component of interest and other income is interest earned on cash, cash equivalents and investments, but interest and other income also includes interest expense, gains and losses on sale of fixed assets and foreign exchange transactions. The net of interest and other income increased by $433,000, or 35%, to $1.7 million in 2005 compared to $1.2 million in both 2004 and 2003. This increase in 2005 was due primarily to the effect of rising interest rates on our investments.

Provision for Income Taxes

We recorded provision for income taxes of $255,000, $493,000, and $594,000 million for 2005, 2004 and 2003, respectively. Income tax provisions in all periods presented relate to income taxes currently payable on income generated in non-U.S. tax jurisdictions, state income taxes, and foreign withholding taxes incurred on software license revenue.

Due to the history of losses and uncertainty surrounding the realization of net deferred tax assets, the Company has provided a valuation allowance for the entire amount of its deferred tax assets. The valuation allowance will be reduced at such time as management believes it is more likely than not that the deferred tax assets will be realized. The increase in our valuation allowance was $4.1 million and $2.6 million for the years ended December 31, 2005 and 2004, respectively.

As of December 31, 2005, we had federal and state net operating loss (NOL) carryforwards of approximately $202.7 million and $123.7 million respectively. We also had federal and state tax credit carryforwards of approximately $6.7 million and $5.7 million respectively, at December 31, 2005. The federal net operating loss and tax credit carryforwards will expire beginning in 2014, if not utilized. The state operating losses will expire beginning 2006. The state tax credits carry forward indefinitely. Our ability to utilize the benefits of the NOLs and tax credit carryforwards is dependent on our generation of sufficient taxable income in future years. Utilization of the Company’s net operating loss and tax credit carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration or elimination of the net operating loss and tax credit carryforwards before utilization.

Liquidity and Capital Resources

				Percent	Percent
				Change	Change
	Year Ended December 31,			2005 vs.	2004 vs.
	2005	2004	2003	2004	2003
	(In thousands)

Cash, cash equivalents and short term investments	$61,482	$78,563	$91,536	(22)%	(14)%
Short-term liabilities	21,996	27,222	30,058	(19)%	(9)%
Long-term liabilities	5,290	8,082	12,111	(35)%	(33)%
Net cash used in operating activities	(16,217)	(13,731)	(26,164)	18%	(48)%
Net cash provided by (used in) investing activities	10,324	35,957	(7,987)	71%	550%
Net cash provided by financing activities	165	1,244	451	(87)%	176%

Our cash, cash equivalents and short term investments are what remain from the cash generated by our IPO. The current source of our cash flow is primarily cash receipts from customers as we do not have any outstanding debt and our interest expense is insignificant. The downward trend in our revenue over the past three years has affected our cash flows, contributing to a negative cash flow from operations in 2005, 2004, and 2003. Our cash payments to employees and suppliers have exceeded our cash receipts from customers in each of these three years. To compensate for our declining revenue, we restructured in 2003, closing facilities and reducing headcount. In 2005, our combined cash and investment balances declined by an average of $4.3 million per quarter. We need to continue to selectively invest in research and development to produce new products and in sales and marketing to sell those products in order to increase our revenue and improve our cash position. Unless we are able to increase our revenue in the next few years, we may need to further reduce spending or seek additional funds through public or private debt financings.

The decline in our cash and investment balances is summarized in the table below.

	Year Ended December 31,
	2005	2004	2003

Beginning cash and investment balances	$78,563	$91,536	$117,863
Cash receipts from customers	52,033	65,512	81,338
Miscellaneous cash receipts	1,198	2,939	1,795
Investment income	1,976	1,145	1,294
Cash payments to vendors and employees	(72,288)	(82,569)	(110,754)

Ending cash and investment balances	$61,482	$78,563	$91,536

Net decrease in cash and investment balances	$(17,081)	$(12,973)	$(26,327)

Net cash used in operating activities increased $2.5 million, or 18%, in 2005 compared to 2004. The following table, with data taken from our consolidated statements of cash flows, summarizes the reasons for the increase:

				Percent
			Change	Change
	Year Ended December 31,		2004 to	2004 to
	2005	2004	2005	2005

Operating activities:
Net loss	$(12,116)	$(15,894)	$3,778	(24)%
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of fixed assets	29	31	(2)	(6)%
Note receivable forgiven	—	186	(186)	(100)%
Depreciation and amortization	1,051	1,954	(903)	(46)%
Stock-based compensation	126	354	(228)	(64)%
Provision for doubtful accounts	9	89	(80)	(90)%
Changes in assets and liabilities:
Accounts receivable	2,674	4,853	(2,179)	(45)%
Other current assets	(301)	1,688	(1,989)	(118)%
Other assets	129	(127)	256	(202)%
Accounts payable	(726)	(60)	(666)	1110%
Accrued liabilities	(829)	746	(1,575)	(211)%
Accrued restructuring and other charges	(6,003)	(5,388)	(615)	11%
Deferred revenue	(840)	(2,782)	1,942	(70)%
Other long-term liabilities	580	619	(39)	(6)%

Net cash used in operating activities	$(16,217)	$(13,731)	$(2,486)	18%

Our loss decreased $3.8 million from 2004 to 2005. This decrease was primarily due to lower cost of goods sold and lower operating expense offset by lower revenue. Our depreciation expense declined $903,000, or 46%, from 2004 to 2005 due to certain fixed assets being disposed in 2004 and assets becoming fully depreciated in 2005 and not replaced. Cash generated from the reduction of accounts receivable declined $2.2 million, or 47%, from 2004 to 2005. This decline in cash generated from the reduction of accounts receivable reflects our overall declining revenue. Other current assets increased $301,000 in 2005 as compared to a decrease of $1.7 million in 2004. The decrease in 2004 was primarily due to certain assets being disposed. Accounts payable and accrued liabilities declined $1.6 million in 2005 as compared to an increase of $686,000 in 2004. The decrease was primarily due to lower overall spending and headcount. Deferred revenue declined $840,000 in 2005 as compared to a decline of $2.8 million in 2004. This decrease in deferred revenue reflects our overall declining revenue trend.

Cash, cash equivalents and short term investments decreased 22% from $78.6 million at December 31, 2004 to $61.5 million at December 31, 2005. The main reason for the decline in our cash and investment balances between 2004 and 2005 was that our total cash payments to vendors and employees were greater than our total cash receipts from customers. Cash payments of $6.4 million made in 2005 for leases restructured in previous years are not included as an expense in our 2005 net income as they have already been expensed and accrued in previous years.

Net cash used in operating activities decreased $12.4 million, or 48%, in 2004 compared to 2003. The primary reason for this decline was the decrease in our net loss from $30.9 million in 2003 to $15.9 million in 2004. Cash, cash equivalents and short term investments decreased 14% from $91.5 million at December 31, 2003 to $78.6 million at December 31, 2004. The main reason for the decline in our cash and investment balances between 2003 and 2004 was that our total cash payments to vendors and employees were greater than our total cash receipts from customers. Cash payments of $5.3 million made in 2004 for leases restructured in previous years is not included as an expense in our 2004 net income as it has already been expensed and accrued in previous years.

Net cash provided by investing activities decreased $25.6 million, or 71%, in 2005 compared to 2004. This decrease in the current year was mainly due to the fact that we sold at maturity $11.5 million more in short term investments than we purchased in 2005 compared to $36.2 million more in short term investments sold than purchased in 2004. We sold at maturity more short-term investments than we purchased partially to fund operating losses of $12.1 million and cash payments for restructured leases of approximately $6.4 million.

Net cash provided by (used in) investing activities increased $43.9 million, or 550%, in 2004 compared to 2003. This increase was mainly due to the fact that we sold at maturity $36.2 million more in short term investments than we purchased in 2004. We sold at maturity more short-term investments than we purchased partially to fund operating losses of $15.9 million and cash payments for restructured leases of approximately $6.3 million. The remaining $14.0 million from investments we sold at maturity is due to timing differences in buying and selling investments in order to take advantage of the effect of interest rate changes in the marketplace.

Net cash provided by financing activities decreased $1.1 million, or 87%, in 2005 compared to 2004. This decrease was due to a decrease in stock option exercises over the prior year. Net cash provided by financing activities increased $793,000, or 176%, in 2004 compared to 2003. This increase was due to an increase in stock option exercises over the prior year.

Our net accounts receivable balance decreased $2.7 million from $10.5 million at December 31, 2004 to $7.8 million at December 31, 2005. The decrease in our accounts receivable balance was due a decline in revenue in the fourth quarter of 2005 of $6.3 million as compared to the fourth quarter revenue in 2004, from $17.6 million to $11.3 million.

Our deferred revenue balance decreased $840,000 from $11.1 million at December 31, 2004 to $10.2 million at December 31, 2005. This decrease in our deferred revenue balance is due to a decrease in support renewals and new support orders due to fewer license orders and reflects our overall trend of declining revenue.

Contractual Obligations and Commitments

At December 31, 2005, we had contractual obligations and commercial commitments of approximately $12.2 million as shown in the table below. The table below excludes obligations related to accounts payable and accrued liabilities incurred in the ordinary course of business.

		Payments Due by Period
		Less Than			More Than
Contractual Obligations	Total	1 Year	1-3 Years	3-5 Years	5 Years
	(In thousands)

Capital Lease Obligations	$149	$141	$8	$—	$—
Operating Lease Obligations	11,794	3,686	3,860	2,155	2,093
Employment Contract Obligations	173	173	—	—	—
Sublease Deposits	91	35	56	—	—

Total	$12,207	$4,035	$3,924	$2,155	$2,093

Operating lease commitments shown above include all of our facility leases, both for buildings that we have restructured and buildings not restructured, and are net of all contractual sub-lease agreements. Of the above $11.8 million in operating lease obligations, $9.3 million is related to total operating lease obligations for restructured buildings. This $9.3 million is the net of $10.6 million in gross lease payments, less $1.3 million in contractual future sublease income. Our Employment contract obligations relate to severance accruals with respect to our reduction of workforce.

Off-Balance Sheet Arrangements

At December 31, 2005 and December 31, 2004, we did not have any off-balance sheet arrangements or relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purposes entities, which are typically established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Credit Facilities with Silicon Valley Bank

We entered into a Loan and Security Agreement with Silicon Valley Bank, dated June 28, 2002, for the purpose of establishing a revolving line of credit. We modified this agreement on June 24, 2005 and reduced the line of credit from $12.0 million to $6.5 million. The modification requires us to maintain minimum cash, cash equivalents, and short-term investments balance of $12.0 million. The agreement also requires us to maintain our primary depository and operating accounts with Silicon Valley Bank and invest all of our investments through Silicon Valley Bank. The line of credit serves as collateral for letters of credit and other commitments, even though these items do not constitute draws on the line of credit. Available advances under the line of credit are reduced by the amount of outstanding letters of credit and other commitments. Interest on outstanding borrowings on the line of credit accrues at the bank’s prime rate of interest. The agreement is secured by all of our assets.

As of December 31, 2005, we had not borrowed against this line of credit. In connection with the line of credit agreement, we have outstanding letters of credit of approximately $3.0 million related to certain office leases at December 31, 2005. Fees related to our outstanding letters of credit totaled $37,000 in 2005.

Operating Capital and Capital Expenditure Requirements

Estimated future uses of cash over the next twelve months are primarily to fund operations and to a lesser extent to fund capital expenditures. For the next twelve months, we expect to fund these uses from cash generated from operations, interest generated from cash and investment balances and cash and investment balances. Our ability to generate cash from operations is dependent upon our ability to sell our products and services and generate revenue, as well as our ability to manage our operating costs. In turn, our ability to sell our products is dependent upon both the economic climate and the competitive factors in the marketplace in which we operate.

In the past, we have invested significantly in our operations. We plan to selectively invest in research and development and sales and marketing in 2006 to strengthen our future growth and at the same time, contain overall costs in order to reduce our net cash outflow. For the next year, we anticipate that operating expenses and planned capital expenditures will continue to constitute a material use of our cash resources. We expect our capital expenditures in the next year to be approximately $600,000 to $700,000. We believe that our available cash, cash equivalents and short-term investments will be sufficient to meet our working capital and operating expense requirements for at least the next twelve months. At some point in the future we may require additional funds to support our working capital and operating expense requirements or for other purposes such as funding acquisitions or investments in other businesses. We may also explore strategic alternatives, such as alliances, partnerships and collaborations. If such funds are needed, we may seek to raise these additional funds through public or private debt or equity financings. If we need to seek additional financing, there is no assurance that this additional financing will be available, or if available, will be on reasonable terms and not dilutive to our stockholders.

We believe our success requires expanding our customer base and continuing to enhance our BusinessWare products. Our revenue, operating results and cash flows depend upon the volume and timing of customer orders and payments and the date of product delivery. Historically, a substantial portion of revenue in a given quarter has been recorded in the third month of that quarter, with a concentration of this revenue in the last two weeks of the third month. We expect this trend to continue and, therefore, any failure or delay in the closing of orders would have a material adverse effect on our quarterly operating results and cash flows. Since our operating expenses are based on anticipated revenue and because a high percentage of these expenses are relatively fixed, a delay in the recognition of revenue from one or more license transactions could cause significant variations in operating results from quarter to quarter and cause unexpected results. Revenue from contracts that do not meet our revenue recognition policy requirements for which we have been paid or have a valid receivable are recorded as deferred revenue. While a portion of our revenue in each quarter is recognized from deferred revenue, our quarterly performance will depend primarily upon entering into new contracts to generate revenue for that quarter. New contracts may not result in revenue during the quarter in which the contract was signed, and we may not be able to predict accurately when revenue from these contracts will be recognized. Our future operating results and cash flows will depend on many factors, including the following:

•	size and timing of customer orders and product and service delivery;

•	level of demand for our professional services;

•	changes in the mix of our products and services;

•	ability to protect our intellectual property;

•	actions taken by our competitors, including new product introductions and pricing changes;

•	costs of maintaining and expanding our operations;

•	timing of the development and release of new products or enhanced products;

•	costs and timing of hiring qualified personnel;

•	success in maintaining and enhancing existing relationships and developing new relationships with system integrators;

•	technological changes in our markets, including changes in standards for computer and networking software and hardware;

•	deferrals of customer orders in anticipation of product enhancements or new products;

•	delays in our ability to recognize revenue as a result of the decision by our customers to postpone software delivery, or because of changes in the timing of when delivery of products or services is completed;

•	customer budget cycles and changes in these budget cycles;

•	external economic conditions;

•	availability of customer funds for software purchases given external economic factors;

•	costs related to acquisition of technologies or businesses;

•	ability to successfully integrate acquisitions;

•	changes in strategy and capability of our competitors; and

•	liquidity and timeliness of payments from international customers.

As a result of these factors, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. It is likely that in some future quarter our operating results may be below the expectations of public market analysts and investors. In this event, the price of our common stock would likely decline.

Related Party Transactions

In December 2003, we sold our interest in our China operations to QilinSoft LLC (formerly referred to as ChiLin LLC). QilinSoft is owned and controlled by Dr. JoMei Chang, a director and a significant stockholder, and

Dr. Dale Skeen, a director and our Chief Executive Officer and Chief Technology Officer, the spouse of Dr. Chang and a significant stockholder.

At the time of the sale, Vitria and QilinSoft entered into a license agreement whereby QilinSoft received a royalty-bearing license to distribute our products in China. In addition, Vitria and QilinSoft executed a development agreement in December 2003 pursuant to which QilinSoft performs development work and other fee-bearing services for us. In April 2004, Dr. Chang and Dr. Skeen entered into a confirmation agreement with us confirming the nature of their involvement and/or investment in QilinSoft including obligations with respect to non-solicitation and hiring of our employees and non-competition with Vitria. In July 2004, we entered into a professional services agreement with QilinSoft pursuant to which QilinSoft may order professional services from us. In November 2004, we entered into a two year marketing agreement with QilinSoft governing the marketing and sales relationship between the parties.

The following table is a summary of our related party revenue and service fees for the periods ending December 31, 2005, 2004 and 2003. (in thousands):

	Year Ended December 31,
	2005	2004	2003

Revenue from QilinSoft LLC	$200	$100	$—
R&D and Consulting expense incurred with QilinSoft LLC	$2,898	$596	$—
Trade A/R with QilinSoft LLC	$300	$—	$—
Trade A/P and Accruals with QilinSoft LLC	$441	$102	$—

We experienced a significant increase in outsourced research and development costs incurred with QilinSoft LLC, during 2005, and we expect another substantial increase in 2006 over 2005 levels. This is because we are continuing to do more of our engineering for professional services work offshore and QilinSoft is an important provider of offshore engineering talent.

Recently Issued Accounting Pronouncements

In May 2005, the Financial Accounting Standard Board, (FASB) issued Statement of Accounting Standard 154, Accounting Changes and Error Corrections, or SFAS 154, which replaces Accounting Principles Board Opinions, (APB) 20, Accounting Changes and SFAS 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and are required to be adopted in the first fiscal quarter of 2006. We do not expect that adoption of this statement will have a material impact on our results of operations or financial conditions.

In December 2004, the FASB issued Statement of Financial Accounting Standards 123 — revised 2004 or SFAS 123R, Share-Based Payment, which replaces Statement of Financial Accounting Standards No. 123 or SFAS 123, Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, (APB 25), Accounting for Stock Issued to Employees. SFAS 123R requires the measurement of all employee share-based payments to employees, including grants of employee stock options, using a fair-value-based method and the recording of such expense in our consolidated statements of income. In April 2005, the SEC announced that the accounting provisions of SFAS 123R are to be applied in the first quarter of the fiscal year beginning after June 15, 2005. As a result, we are now required to adopt SFAS 123R in the first quarter of fiscal 2006 and will recognize stock-based compensation expense using the modified prospective method. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. See Note 1 in our Notes to Consolidated Financial Statements for the pro forma net income and net income per share amounts as if we had used a fair-value-based method similar to the methods required under SFAS 123R to measure compensation expense for employee stock incentive awards. We are evaluating the requirements under SFAS 123R and expect the adoption of this statement to have a significant adverse impact on our consolidated statements of income and net income per share.

ITEM 7A.	QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The following discussion about our risk management activities includes “forward-looking statements” that involve risks and uncertainties. Actual results could differ materially from those projected in the forward-looking statements for the reasons described in Part I, Item 1A. “Risk Factors”.

Interest Rate Risk

Our exposure to market risk for changes in interest rates relates to our investment portfolio, which consists of short-term money market instruments and debt securities with maturities between 90 days and one year. We do not use derivative financial instruments in our investment portfolio. We place our investments with high credit quality issuers and, by policy; we limit the amount of credit exposure to any one issuer.

We mitigate default risk by investing in high credit quality securities and by monitoring the credit rating of investment issuers. The portfolio includes only marketable securities with active secondary or resale markets to ensure portfolio liquidity. These securities are generally classified as available for sale, and consequently, are recorded on the balance sheet at fair value with unrealized gains or losses reported, as a separate component of stockholders’ equity, net of tax. Unrealized losses at December 31, 2005 were $46,000.

We have no cash flow exposure due to rate changes for cash equivalents and short-term investments as all of these investments are at fixed interest rates.

There has been no material change in our interest rate exposure since December 31, 2005.

The table below presents the principal amount of related weighted average interest rates for our investment portfolio. Short-term investments are all in fixed rate instruments and have maturities of one year or less. Cash equivalent consist of money market funds and short-term investments which have an original maturity date of 90 days or less from the time of purchase.

Table of investment securities (in thousands) as of December 31:

		2005		2004
		Weighted		Weighted
		Average		Average
	Fair Value	Interest Rate	Fair Value	Interest Rate

Cash	$7,679	0.52%	$8,080	0.43%
Short-term investments and cash equivalents	53,803	4.28%	70,483	2.10%

Total cash and investment securities	$61,482		$78,563

Foreign Exchange Risk

As a global concern, we face exposure to adverse movements in foreign currency exchange rates. These exposures may change over time as business practices evolve and could have a material adverse impact on our financial position and results of operations. Historically, our primary exposures have related to non-U.S. dollar-denominated currencies, receivables, and inter-company receivables or payables with our foreign subsidiaries. Additionally, we provide funding to our foreign subsidiaries in Europe, Asia Pacific and Latin America. Currently, short-term intercompany balances with our foreign subsidiaries are in a net liability position with the U.S. corporate headquarters. The net liability position primarily comes from our subsidiary in Japan, and the remaining foreign subsidiaries are in a net intercompany receivable position with the U.S. corporate headquarters. A 10% strengthening of foreign exchange rates against the U.S. dollar with all other variables held constant would result in an increase in the net intercompany payable, which is denominated in foreign currencies and due to corporate headquarters, of approximately $200,000. A 10% weakening of foreign exchange rates against the U.S. dollar with all other variables held constant would result in a decrease in the net intercompany payable due to corporate headquarters, which is denominated in foreign currencies and due to corporate headquarters, of approximately $200,000. At December 31, 2005, our foreign subsidiaries had a net asset position of close to zero and thus a 10% change in foreign exchange rates would not have materially affected our financial position.

In order to reduce the effect of foreign currency fluctuations, from time to time we utilize foreign currency forward exchange contracts (forward contracts) to hedge certain foreign currency transaction exposures outstanding during the period. The gains and losses on the forward contracts help to mitigate the gains and losses on our outstanding foreign currency transactions. We do not enter into forward contracts for trading purposes. All foreign currency transactions and all outstanding forward contracts are marked-to-market at the end of the period with unrealized gains and losses included in other income, net.

We had no outstanding forward contacts as of December 31, 2005 and did not enter into any forward contracts during 2005.

ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements required by this item are submitted as a separate section of this Annual Report on Form 10-K. See Item 15 of Part IV. The chart entitled “Financial Information by Quarter (Unaudited)” contained in Item 7 of Part II hereof is hereby incorporated by reference into this Item 8 of Part II of this Annual Report on Form 10-K.

ITEM 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On September 22, 2004, Vitria Technology, Inc., (Vitria), engaged BDO Seidman, LLP, (BDO), as Vitria’s new independent registered public accounting firm. The engagement of BDO was approved by the Audit Committee of the Board of Directors.

ITEM 9A.	CONTROLS AND PROCEDURES

Disclosure controls and procedures

We maintain “disclosure controls and procedures” as this term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, or the Exchange Act. Our disclosure controls and procedures are designed to provide reasonable, not absolute, assurance that the objectives of our control system are met to ensure that information required to be disclosed by us in reports that we file under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer, (CEO) and Chief Financial Officer, (CFO), as appropriate, to allow timely decisions regarding required disclosure. In designing disclosure controls and procedures, our management has necessarily applied its judgment in evaluating the costs versus the benefits of the possible disclosure controls and procedures. The design of any disclosure controls and procedures also is based in part upon certain assumptions about the likelihood of future events, but there can be no assurance that any design will succeed in achieving its stated goal under all potential future conditions.

Under supervision of Vitria management, we performed an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of December 31, 2005. In performing this evaluation, Vitria management has determined that the material weaknesses further described in our “Report of Management on Internal Control over Financial Reporting” existed at of December 31, 2005. As a result, our CEO and CFO have concluded that our disclosure controls and procedures were not effective in providing reasonable assurance that the objectives of our control system were met as of December 31, 2005.

Our “Report of Management on Internal Control over Financial Reporting” and the related report of our independent registered public accounting firm are included in this Form 10-K on pages 39 and 40, respectively.

Changes in Internal Control over Financial Reporting

Except as disclosed above, there was no change in our internal control over financial reporting that occurred during the fourth quarter of 2005 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

ITEM 9B.	OTHER INFORMATION

None.

PART III

ITEM 10.	DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

Information concerning our directors will be contained in our definitive Proxy Statement with respect to our Annual Meeting of Stockholders, to be held on June 16, 2006, in the section entitled “Proposal 1-Election of Directors” and is incorporated by reference into this report. Information concerning our Audit Committee and Financial Expert is incorporated by reference to the section entitled “Audit Committee” contained in our definitive Proxy Statement. Information concerning procedures for recommending directors in incorporated by referenced to the section entitled “Nominating and Corporate Governance Committee” contained in our definitive Proxy Statement. Information concerning our Executive Officers is set forth under “Executive Officers” in Part I of this Annual Report on Form 10-K and is incorporated herein by reference. Information concerning compliance with Section 16(a) of the Securities Exchange Act of 1934 is incorporated by reference to the section entitled “Section 16(a) Beneficial Ownership Reporting Compliance” contained in our definitive Proxy Statement. Information concerning our code of conduct is incorporated by reference to the section entitled “Code of Conduct” to be contained in our definitive Proxy Statement.

ITEM 11.	EXECUTIVE COMPENSATION

The information required by this item will be contained in our definitive Proxy Statement with respect to our Annual Meeting of Stockholders, to be held on June 16, 2006, under the caption “Executive Compensation,” and is incorporated by reference into this report.

ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The information required by this item will be contained in our definitive Proxy Statement with respect to our Annual Meeting of Stockholders, to be held on June 16, 2006, under the caption “Security Ownership of Certain Beneficial Owners and Management,” and “Securities Authorized for Issuance Under Equity Compensation Plans” and is incorporated by reference into this report.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The information required by this item will be contained in our definitive Proxy Statement with respect to our Annual Meeting of Stockholders, to be held on June 16, 2006, under the caption “Certain Relationships and Related Transactions”, and is incorporated by reference into this report.

ITEM 14.	PRINCIPAL ACCOUNTANT FEES AND SERVICES

The information required by this Item will be contained in our definitive Proxy Statement with respect to our Annual Meeting of Stockholders to be held on June 16, 2006 under the section entitled “Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm.”

PART IV

ITEM 15.	EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K

VITRIA TECHNOLOGY, INC.

REPORT OF MANAGEMENT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. Our internal control system has been designed to provide reasonable, not absolute, assurance to our management and Board of Directors that the objectives of our control system with respect to the integrity, reliability and fair presentation of published financial statements are met. Even an effective internal control system, no matter how well designed, has inherent limitations, including the possibility of human error and the circumvention or overriding of controls. Therefore, even those internal control systems determined to be effective can provide only reasonable assurance that financial statements are free of material errors.

Our management has assessed the effectiveness of our internal control over financial reporting as of December 31, 2005. In making this assessment, we used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework. Based on our assessment, which was conducted according to the COSO criteria, we have concluded that our internal control over our financial reporting was not effective in achieving its objectives as of December 31, 2005 due to the material weaknesses described below.

A material weakness is defined as a control deficiency, or combination of control deficiencies that could result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be detected or prevented. Using this definition, management found that the following material weaknesses existed as of December 31, 2005:

The Company didn’t have adequate staffing to perform needed reviews. Deficiencies were noted in the review of documentation, reconciliations, and assumptions used to prepare the financial statements, review of equity-based compensation disclosures, and the review of journal entries. Although these deficiencies were not considered to be material weaknesses when considered individually, taken together they were deemed to be a material weakness. This combination of deficiencies required the Company to record several year-end adjusting journal entries prior to finalizing the 2005 consolidated financial statements.

Documentation supporting the Company’s control assessment was not adequate. The Company’s documentation did not include enough evidence of compensating controls, of the extent, timing, and results of test work, of the impact on related account balances or geographic locations, or of the testing of certain spreadsheet-based calculations. In addition, management’s deficiency analyses did not sufficiently identify control gaps, pervasive deficiencies, or minor documentation deficiencies. Although these deficiencies were not considered to be material weaknesses when considered individually, taken together they were deemed to be a material weakness. This combination of deficiencies did not result in errors in the Company’s financial statements.

Internal controls over the Company’s subsidiary in Japan were not proven to be effective as of December 31, 2005. The Company’s review and supervision procedures over the recording of activity at its Japanese subsidiary were judged to be deficient because certain sales-related agreements were not translated from Japanese into English so that the company’s English-speaking revenue recognition personnel could adequately review them. Also, there was not enough testing to show that certain payroll and accounts payable processes were adequately controlled, and finally, certain controls were put into place too late during 2005 to be tested and judged effective as of December 31, 2005. Although these deficiencies were not considered to be material weaknesses when considered individually, taken together they were deemed to be a material weakness. This combination of deficiencies did not result in errors in the Company’s financial statements.

Our independent registered public accounting firm’s attestation report on management’s assessment of our internal control over financial reporting is included on page 40 of this Form 10-K.

/s/ M. Dale Skeen, Ph.D.
M. Dale Skeen, Ph.D.
Chief Executive Officer and Chief Technical Officer

/s/ Michael D. Perry
Michael D. Perry
Senior Vice President and Chief Financial Officer

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The Board of Directors and Stockholders
Vitria Technology, Inc. and subsidiaries
Sunnyvale, California

We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control over Financial Reporting, that Vitria Technology, Inc. (the “Company”) did not maintain effective internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States of America, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weaknesses have been identified and included in management’s assessment:

1. Lack of sufficient personnel to perform needed reviews and supervision.  Specifically, deficiencies were noted in the following areas: (a) management review of supporting documentation, reconciliations, calculations and assumptions used to prepare the financial statements; (b) management review of equity-based compensation and related disclosure; and (c) management review of journal entries recorded during the financial statement preparation process. Taken together, these deficiencies constitute a material weakness in the Company’s system of internal controls over financial reporting. These deficiencies resulted in errors in the financial statements, which were identified and corrected before finalizing the 2005 consolidated financial statements, and result in more than a remote likelihood that a material misstatement of the Company’s annual or interim financial statements would not be prevented or detected.

2. Documentation supporting the Company’s final scoping and controls assessment was not adequate.  Specifically, the Company’s documentation did not include sufficient evidence and analyses of: (a) complementary and/or redundant compensating controls; (b) the adequacy of the extent, timing, and results of test work, including the related impact on account balances and locations that were not included in management’s scope; and (c) consideration and testing of certain complex spreadsheets. In addition, management’s deficiency analyses did not include sufficient consideration of any identified control gaps, pervasive deficiencies, or minor documentation deficiencies. Taken together, these deficiencies constitute a material weakness in the Company’s system of internal controls over financial reporting. Although these deficiencies did not result in errors in the financial statements, taken together, these deficiencies resulted in more than a remote likelihood that a material misstatement of the Company’s annual or interim financial statements would not be prevented or detected.

3. Internal controls over the Company’s Japanese subsidiary were not proven to be effective as of December 31, 2005.  The Company’s review and supervision procedures over the recording of activity at its Japanese subsidiary were assessed to be deficient in that: (a) several sales-related agreements were not translated from Japanese to English, which prevented U.S. personnel from performing an adequate review of the contract terms to sufficiently analyze revenue recognition; (b) there was not adequate testing to prove that the controls over the payroll and accounts payable cycles were effective; and (c) certain of these controls were implemented during late 2005 and had not been in place long enough for the Company to consider them effective. Taken together, these deficiencies constitute a material weakness in the Company’s system of internal controls over financial reporting. Although these deficiencies did not result in errors in the financial statements, these control deficiencies result in more than a remote likelihood that a material misstatement to the Company’s annual or interim financial statements will not be prevented or detected.

These material weaknesses were considered in determining the nature, timing, and extent of audit tests applied in our audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2005, and this report does not affect our report dated March 31, 2006 on those consolidated financial statements.

In our opinion, management’s assessment that the Company did not maintain effective internal control over financial reporting as of December 31, 2005, is fairly stated, in all material respects, based on the criteria established in Internal Control — Integrated Framework issued by COSO. Also in our opinion, because of the effects of the material weaknesses described above on the achievement of the objectives of the control criteria, the Company has not maintained effective internal control over financial reporting as of December 31, 2005, based on the criteria established in Internal Control — Integrated Framework issued by COSO. We do not express an opinion or any other form of assurance on management’s statements regarding corrective actions taken by the Company after December 31, 2005.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the accompanying consolidated balance sheets of Vitria Technology, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2005, and the financial statement schedule listed in the accompanying index, and our report dated March 31, 2006 expressed an unqualified opinion thereon.

/s/  BDO Seidman, LLP

San Francisco, California
March 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Vitria Technology, Inc.
Sunnyvale, California

We have audited the accompanying consolidated balance sheets of Vitria Technology, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2005. We have also audited the consolidated financial statement schedule listed in the accompanying index. These financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of financial statements and the financial statement schedule. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vitria Technology, Inc. at December 31, 2005 and 2004, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the consolidated financial statement schedule presents fairly, in all material respects, the information sets forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of Vitria Technology, Inc.’s internal control over financial reporting as of December 31, 2005, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated March 31, 2006 expressed an unqualified opinion thereon.

/s/  BDO Seidman, LLP

San Francisco, California
March 31, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Vitria Technology, Inc.:

We have audited the accompanying consolidated statements of operations, stockholders’ equity and cash flows of Vitria Technology, Inc. for the year ended December 31, 2003. Our audit also included the financial statement schedule listed in the Index at Item 15 of this Annual Report on Form 10-K, with respect to the year ended December 31, 2003. These financial statements and the financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Vitria Technology, Inc. for the year ended December 31, 2003, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule with respect to the year ended December 31, 2003, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

/s/  ERNST & YOUNG LLP

Palo Alto, California
January 22, 2004

VITRIA TECHNOLOGY, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2005	2004
	(In thousands, except per share amounts)

ASSETS
Current Assets:
Cash and cash equivalents	$26,503	$32,106
Short-term investments	34,979	46,457
Accounts receivable, net	7,846	10,529
Other current assets	2,181	1,880

Total current assets	71,509	90,972
Property and equipment, net	1,136	1,053
Other assets	743	872

Total assets	$73,388	$92,897

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,051	$1,777
Accrued compensation	3,059	4,186
Accrued liabilities	4,184	4,086
Accrued restructuring expenses	3,460	6,091
Deferred revenue, short-term	10,242	11,082

Total current liabilities	21,996	27,222

Long-Term Liabilities:
Accrued restructuring expenses	3,960	7,332
Other long-term liabilities	1,330	750

Total long-term liabilities	5,290	8,082

Commitments and contingencies (Note 7)
Stockholders’ Equity:
Preferred stock: issuable in series $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Common stock: $0.001 par value; 150,000 shares authorized; 33,709 and 33,447 shares issued; 33,585 and 33,323 shares outstanding at December 31, 2005 and 2004, respectively	34	33
Additional paid-in capital	276,128	275,366
Unearned stock-based compensation	(271)	—
Accumulated other comprehensive income	515	382
Accumulated deficit	(229,808)	(217,692)
Treasury stock, at cost, 124 shares	(496)	(496)

Total stockholders’ equity	46,102	57,593

Total liabilities and stockholders’ equity	$73,388	$92,897

The accompanying notes are an integral part of these consolidated financial statements.

VITRIA TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2005	2004	2003
	(In thousands, except per share amounts)

Revenue:
License	$13,261	$14,947	$30,089
Service and other	40,423	46,938	50,630

Total revenue	53,684	61,885	80,719

Cost of revenue:
License	1,388	667	614
Service and other	20,071	23,635	23,857

Total cost of revenue	21,459	24,302	24,471

Gross profit	32,225	37,583	56,248

Operating expenses:
Sales and marketing	18,222	21,990	39,773
Research and development	16,609	17,507	18,249
General and administrative	10,051	13,316	13,176
Stock-based compensation	126	354	423
Restructuring and other charges	746	1,052	16,117

Total operating expenses	45,754	54,219	87,738

Loss from operations	(13,529)	(16,636)	(31,490)
Interest income	1,976	1,145	1,294
Other income (expenses), net	(308)	90	(91)

Net loss before income taxes	(11,861)	(15,401)	(30,287)
Provision for income taxes	255	493	594

Net loss	$(12,116)	$(15,894)	$(30,881)

Basic and diluted net loss per share	$(0.36)	$(0.48)	$(0.95)

Weighted average shares used in calculating basic and diluted net loss per share	33,487	33,069	32,626

The accompanying notes are an integral part of these consolidated financial statements.

VITRIA TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

					Notes	Accumulated
			Additional	Unearned	Receivable	Other			Total
	Common Stock		Paid-In	Stock-Based	from	Comprehensive	Accumulated	Treasury	Stockholders
	Shares	Amount	Capital	Compensation	Shareholders	Income (loss)	Deficit	Stock	Equity
	(In thousands)

Balance at December 31, 2002	32,602	$33	$273,418	$(517)	$(193)	$620	$(170,917)	$(496)	101,948
Comprehensive loss:
Net loss	—	—	—	—	—	—	(30,881)	—	(30,881)
Other comprehensive income (loss) Foreign currency translation	—	—	—	—	—	55	—	—	55
Unrealized loss on short-term investments	—	—	—	—	—	(40)	—	—	(40)

Total comprehensive loss	—	—	—	—	—	—	—	—	(30,866)
Issuance of common stock, net	192	—	451	—	—	—	—	—	451
Amortization of deferred stock compensation	—	—	—	438	—	—	—	—	438
Reversal of deferred stock compensation due to employees termination	—	—	(15)	—	—	—	—	—	(15)

Balance at December 31, 2003	32,794	$33	$273,854	$(79)	$(193)	$635	$(201,798)	$(496)	$71,956

Comprehensive loss:
Net loss	—	—	—	—	—	—	(15,894)	—	(15,894)
Other comprehensive income (loss) Foreign currency translation	—	—	—	—	—	(146)	—	—	(146)
Unrealized loss on short-term investments	—	—	—	—	—	(107)	—	—	(107)

Total comprehensive loss	—	—	—	—	—	—	—	—	(16,147)
Issuance of common stock, net	529	—	1,445	—	—	—	—	—	1,445
Amortization of deferred stock compensation	—	—	—	79	—	—	—	—	79
Stock option modifications	—	—	67	—	—	—	—	—	67
Loan forgiveness	—	—	—	—	193	—	—	—	193

Balance at December 31, 2004	33,323	$33	$275,366	$—	$—	$382	$(217,692)	$(496)	$57,593

Comprehensive loss:
Net loss	—	—	—	—	—	—	(12,116)	—	(12,116)
Other comprehensive income (loss)									—
Foreign currency translation	—	—	—	—	—	74	—	—	74
Unrealized loss on short-term investments	—	—	—	—	—	59	—	—	59

Total comprehensive loss	—	—	—	—	—	—	—	—	(11,983)
Issuance of common stock	162	1	420	—	—	—	—	—	421
Issuance of restricted stock to employee	100	—	342	(342)	—	—	—	—	—
Amortization of deferred stock compensation	—	—	—	71	—	—	—	—	71

Balance at December 31, 2005	33,585	$34	$276,128	$(271)	$—	$515	$(229,808)	$(496)	$46,102

The accompanying notes are an integral part of these consolidated financial statements.

VITRIA TECHNOLOGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2005	2004	2003
	(In thousands)

Operating activities:
Net loss	$(12,116)	$(15,894)	$(30,881)
Adjustments to reconcile net loss to net cash used in
operating activities:
Loss on write-down of equity investments	—	—	300
Loss on disposal of subsidiary	—	—	339
Loss on disposal of fixed assets	29	31	2,202
Note receivable forgiven	—	186	—
Depreciation and amortization	1,051	1,954	4,615
Stock-based compensation	126	354	423
Provision for doubtful accounts	9	89	—
Changes in assets and liabilities:
Accounts receivable	2,674	4,853	(363)
Other current assets	(301)	1,688	(568)
Other assets	129	(127)	318
Accounts payable	(726)	(60)	(427)
Accrued liabilities	(829)	746	(7,435)
Accrued restructuring and other charges	(6,003)	(5,388)	5,617
Deferred revenue	(840)	(2,782)	481
Other long-term liabilities	580	619	(785)

Net cash used in operating activities	(16,217)	(13,731)	(26,164)

Investing activities:
Purchases of property and equipment	(1,214)	(233)	(737)
Purchases of investments	(58,728)	(67,699)	(116,577)
Proceeds from maturities of investments	70,266	103,889	109,219
Net proceeds from sale of China subsidiary	—	—	108

Net cash provided by (used in) investing activities	10,324	35,957	(7,987)

Financing activities:
Proceeds from exercises of stock option and ESPP purchases	366	1,244	451
Repayment of note payable	(201)	—	—

Net cash provided by financing activities	165	1,244	451

Effect of exchange rate changes on cash and cash equivalents	125	(146)	55

Net increase (decrease) in cash and cash equivalents	(5,603)	23,324	(33,645)
Cash and cash equivalents at beginning of year	32,106	8,782	42,427

Cash and cash equivalents at end of year	$26,503	$32,106	$8,782

Supplemental non-cash information:
Income taxes paid	$389	$631	$1,032

Interest paid	$16	$13	$22

Total Non-Cash Disclosures:
Purchases of equipment financed by capital leases	$286	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Summary of Significant Accounting Policies:

The Company

Vitria develops, markets and supports a family of software products, BusinessWare, and related applications, which enable customers to gain greater real-time operational visibility and control of strategic business processes. Vitria was incorporated in California in October 1994. We reincorporated in Delaware in July 1999.

Principles of consolidation

The accompanying consolidated financial statements include the accounts of Vitria and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates we make include collectibility estimates allowance for doubtful accounts, estimates of future sublease income for restructuring activities and percentage of completion estimates for fixed fee consulting engagements, for which revenue is recognized using the percentage of completion method.

Foreign currency

The functional currencies of our subsidiaries are the local currencies. Balance sheet accounts are translated into United States dollars at exchange rates prevailing at the balance sheet dates. Revenue, costs and expenses are translated into United States dollars at average rates for the period. Gains and losses resulting from translation are included as a component of accumulated other comprehensive income (loss). Net gains and losses resulting from foreign exchange transactions are included in the consolidated statement of operations and were not significant during any of the periods presented.

Cash, cash equivalents and short-term investments

All of our investments have a contractual maturity of one year or less. We consider all highly liquid investments with original maturities of three months or less from the date of purchase to be cash equivalents and investments with original maturities greater than three months from the date of purchase to be short-term investments. All of our short-term investments are comprised of marketable debt securities, which are classified as available-for-sale and are reported at fair value with unrealized gains and losses included in other comprehensive income (loss). Fair values are based upon quoted prices in an active market, or if that information is not available, on quoted market prices of instruments of similar characteristics. Realized gains and losses and declines in value judged to be other than temporary are included in other income or expense. Such amounts have not been material during any of the periods presented.

Property and equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. Useful lives of three years are used for computer equipment, software licenses and furniture and fixtures. Amortization of capitalized leased assets is computed on the straight-line method over the term of the lease, or estimated life if shorter. Leasehold improvements are amortized using the straight-line method over the term of the lease or the estimated useful lives, whichever is shorter.

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Long-lived assets

We periodically review our long-lived assets for impairment. Such assets are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable, such as a significant industry or economic downturn, or significant changes in the manner of use of the assets or in our business strategy. If indicators of impairment exist, recoverability is assessed by comparing the estimated undiscounted cash flows resulting from the use of the asset and their eventual disposition against their carrying amounts. If the aggregate undiscounted cash flows are less than the carrying amount of the assets, the resulting impairment charge to be recorded is calculated based on the excess of the carrying value of the assets over the fair value of such assets, with fair value generally determined based on an estimate of discounted future cash flows.

Accounts receivable

Accounts receivable consist of trade receivables from customers for purchases of our software or services and do not bear interest. We do not usually require collateral or other security to support credit sales. However, we do require the customer provide a letter of credit or payment in advance if we determine that there is a potential collectibility issue based on the customer’s credit history or geographic location. Our normal payment terms currently range from “net 30 days” to “net 90 days” for domestic and international customers, respectively. For customers who have licensed software from us in the past, credit is extended based upon periodically updated evaluations of each customer’s payment history with us and ongoing credit evaluations of the customer’s current financial condition.

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to deliver required payments to us. When we believe a collectibility issue exists with respect to a specific receivable, we record an allowance to reduce that receivable to the amount that we believe is collectible. Accounts 180 days past due are typically fully reserved. In addition, we record an allowance on the remainder of our receivables that are still in good standing. When determining this allowance, we consider the probability of recoverability based on our past experience, taking into account current collection trends that are expected to continue, as well as general economic factors. From this, we develop an allowance provision based on the percentage likelihood that our aged receivables will not be collected. Historically our actual losses have been consistent with our provisions. Customer accounts receivable balances are written off against the allowance for doubtful accounts when they are deemed uncollectible.

Unexpected future events or significant future changes in trends could have a material impact on our future allowance provisions. If the financial condition of our individual customers were to deteriorate in the future, or general economic conditions were to deteriorate and affect our customers’ ability to pay, our allowance expense could increase and have a material impact on our future statements of operations and cash flows.

Revenue recognition

We derive our revenue from sales of software licenses and related services. In accordance with the provisions of Statement of Position “SOP 97-2”, Software Revenue Recognition, as amended, we record revenue from software licenses when a license agreement is signed by both parties, the fee is fixed or determinable, collection of the fee is probable and delivery of the product has occurred. For electronic delivery, we consider our software products to have been delivered when the access code to download the software from the Internet has been provided to the customer. If an element of the agreement has not been delivered, revenue for the element is deferred based on vendor-specific objective evidence of fair value. If vendor-specific objective evidence of fair value does not exist for the undelivered element, all revenue is deferred until sufficient objective evidence exists or all elements have been delivered. We treat all arrangements with payment terms longer than normal as having fees that are not fixed or determinable. Our normal payment terms typically range from “net 30 days” to “net 90 days” but we occasionally grant payment terms up to a year for domestic and international customers, respectively. We defer our revenue for

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

those agreements which exceed our normal payment terms and are therefore assessed as not being fixed or determinable. Revenue under these agreements is recognized as payments become due unless collectibility concerns exist, in which case revenue is deferred until payments are received. Our assessment of collectibility is particularly critical in determining whether revenue should be recognized in the current market environment. Fees derived from arrangements with resellers are not recognized until evidence of a sell-through arrangement to an end user has been received.

Service revenue includes product maintenance, consulting and training. Customers who license our software products normally purchase maintenance services. These maintenance contracts provide unspecified software upgrades and technical support over a specified term, which is typically twelve months. Maintenance contracts are usually paid in advance and revenue from these contracts is recognized ratably over the term of the contract. Many of our customers use third-party system integrators to implement our products. Customers typically purchase additional consulting services from us to support their implementation activities. These consulting projects recognized under SOP 81-1, are clearly stated as such in discussion below. These consulting services are either sold on a time and materials or fixed fee basis and recognized as the services are performed, in accordance with the provisions of SOP 81-1, Accounting for Performance of Construction Type and Certain Production Type Contracts. We also offer training services which are sold on a per-student or per-class basis. Fees from training services are recognized as classes are attended by customers.

Payments received in advance of revenue recognition are recorded as deferred revenue. In the event that a software license arrangement requires us to provide consulting services for significant production, customization or modification of the software, or when the customer considers these services essential to the functionality of our software product, both the product license revenue and consulting services revenue would be recognized in accordance with the provision of SOP 81-1, Accounting for Performance of Construction Type and Certain Production Type Contracts. In such event, we would recognize revenue from such arrangements using the percentage of completion method and, therefore, both the product license and consulting services revenue would be recognized as work progresses, using hours worked as input measures. These arrangements have not been common and, therefore, the significant majority of our license revenue in the past three years has been recognized under SOP 97-2. We did not have any license and consulting arrangements that increase software functionality that are recognized under SOP 81-1 in 2005.

For arrangements for which we recognize revenue under the percentage of completion method, we measure progress toward completion based on the ratio of hours incurred to total estimated hours on the project, an input method. We believe we are able to make reasonably dependable estimates based on historical experience and various other assumptions that we believe are reasonable under the circumstances. These estimates included forecasting of hours to be incurred to-date, and projecting the remaining effort to complete project. These estimates are assessed continually during the term of the contract and revisions are reflected when conditions become known. Provisions for all losses on contracts are recorded when estimates determine that a loss will be incurred on a project. Using different hour estimates or different methods of measuring progress toward completion, consulting and service revenues and expenses may produce different results. A favorable change in estimates in a period could result in additional revenues and profit, and an unfavorable change in estimates could result in a reduction of revenue and profit or a recording of a loss.

Fair value of financial instruments

The carrying values of our financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and accrued liabilities approximate their fair value because of the short-term maturity of these financial instruments. Short-term investments classified as available-for sale, are carried at fair value. The carrying amounts of our capital lease obligations and restructuring accruals approximate their fair value. The fair values are estimated using a discounted cash flow analysis based on our current incremental borrowing rates for similar types of borrowing arrangements.

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Derivative Financial Instruments

The accounting for changes in the fair value (i.e., unrealized gains or losses) of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and on the type of hedging relationship. Derivatives that are not hedges must be adjusted to fair value through current earnings. We recognize all of our derivative instruments as either assets or liabilities in the balance sheet at fair value. We did not have any derivatives on the balance sheet at either December 31, 2005 or December 31, 2004, and we did not have any derivative activities during the year ended December 31, 2005.

In order to reduce the effect of foreign currency fluctuations, from time to time we utilize foreign currency forward exchange contracts (forward contracts) to hedge certain foreign currency transaction exposures outstanding during the period. The gains and losses on the forward contracts help to mitigate the gains and losses on our outstanding foreign currency transactions. We do not enter into forward contracts for trading purposes. All foreign currency transactions and all outstanding forward contracts are marked-to-market at the end of the period with unrealized gains and losses included in other income, net. We did not enter into any forward contracts during 2005 and had no outstanding forward contracts as of December 31, 2005 or December 31, 2004.

Advertising costs

Advertising costs are expensed as incurred and totaled approximately $75,000, $109,000, and $41,000 for the years ended December 31, 2005, 2004, and 2003, respectively.

Research and development

Research and development expenses include costs incurred to develop and enhance our software. Research and development costs are charged to expense as incurred.

Software development costs for external use

Software development costs incurred prior to the establishment of technological feasibility are charged to research and development expense as incurred. Material software development costs incurred subsequent to the time a product’s technological feasibility has been established, using the working model approach, through the time the product is available for general release to customers, are capitalized. Amortization of capitalized software development costs begins when the product is available for general release to customers and is computed as the greater of (1) the ratio of current gross revenue for a product to the total of current and anticipated future gross revenue for the product or (2) the straight-line method over the estimated economic life of the product. To date, development costs qualifying for capitalization have been insignificant and therefore have been expensed as incurred.

Stock-based compensation

We currently account for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions of Accounting Principles Board Opinion or APB 25, Accounting for Stock Issued to Employees and Financial Accounting Standards Board Interpretation, (FIN) 44, Accounting for Certain Transactions Involving Stock Compensation, and comply with the disclosure provisions of Statement of Financial Accounting Standards, or SFAS 123, Accounting for Stock-Based Compensation and SFAS 148, Accounting for Stock-based Compensation — Transition and Disclosure. Under APB 25 and related interpretations compensation is based on the difference, if any, on the date of the grant between the fair value of our stock and the exercise price. Unearned compensation is amortized and expensed in accordance with FIN 28, Accounting for Stock Appreciation Rights and Other Stock Option or Award Plan, using the multiple option approach. We account for stock-based compensation issued to non-employees in accordance with the provisions of SFAS 123 and Emerging Issued Task Force, (EITF) 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

in Conjunction with Selling, Goods or Services. Our accounting treatment of stock options will significantly change during 2005 due to planned adoption of SFAS 123(R), Share-Based Payment, which is effective for periods beginning after June 15, 2005. See Recent Accounting Pronouncements in Note 1.

The following table illustrates the effect on net loss and loss per share if we had applied the fair value recognition provisions of SFAS 123 to employee stock-based compensation, including shares issued under our stock option plans and Employee Stock Purchase Plan, collectively options. For purposes of pro forma disclosures, the estimated fair value of the options is assumed to be amortized to expense over the options’ vesting periods and the amortization of deferred compensation, as calculated under the intrinsic value method, has been added back. Pro forma information follows (in thousands, except per share amounts):

	Year Ended December 31,
	2005	2004	2003

Net loss, as reported	$(12,116)	$(15,894)	$(30,881)
Add: stock-based employee compensation included in reported net loss	126	354	423
Deduct: total stock-based compensation expense determined under fair value based method for all awards	(2,859)	(3,966)	(2,917)

Pro forma net loss	$(14,849)	$(19,506)	$(33,375)

Basic and diluted net loss per share	$(0.36)	$(0.48)	$(0.95)

Pro forma basic and diluted net loss per share	$(0.44)	$(0.59)	$(1.02)

Weighted-average shares used in calculations	33,487	33,069	32,626

Income taxes

Income taxes are accounted for using an asset and liability approach that requires the recognition of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in our financial statements or tax returns. The measurement of current and deferred tax liabilities and assets are based on the rates expected to apply to taxable income in the periods the associated assets and liabilities are expected to be settled or realized. The measurement of deferred tax assets is reduced, if necessary, by the amount of any tax benefits that, based on available evidence, are not expected to be realized.

Net loss per share

Basic net loss per share is calculated by dividing net loss by the weighted-average shares of common stock outstanding. The weighted-average shares of common stock outstanding does not include shares subject to our right of repurchase, which lapses ratably over the related vesting term. Diluted net loss per share is calculated by dividing net loss by the weighted-average shares of common stock outstanding plus potential common stock. Potential common stock is composed of shares of common stock subject to our right of repurchase and total shares of common stock issuable upon the exercise of stock options. The calculation of diluted net loss per share excludes shares of potential common stock if the effect is anti-dilutive. For any period in which a net loss is reported, diluted net loss per share equals basic net loss per share.

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table sets forth the computation of basic and diluted net loss per share for the periods indicated (in thousands, except per share amounts):

	Year Ended December 31,
	2005	2004	2003

Numerator for basic and diluted net loss per share:
Net loss	$(12,116)	$(15,894)	$(30,881)

Denominator for basic and diluted net loss per share:
Weighted average shares of common stock outstanding	33,487	33,069	32,640
Less shares subject to repurchase	—	—	(14)

Denominator for basic and diluted net loss per share	33,487	32,069	32,626

Basic and diluted net loss per share	$(0.36)	$(0.48)	$(0.95)

The following table sets forth the weighted average shares of potential common stock that are not included in the diluted net loss per share calculation above (in thousands). The effect of these potentially outstanding shares was not included in the calculation of diluted loss per share because the effect would have been anti-dilutive:

	Year Ended December 31,
	2005	2004	2003

Weighted average effect of anti-dilutive securities:
Employee stock options (using Treasury stock method)	97	337	1,132
Unvested restricted stock	100	—	—
Common stock subject to repurchase agreements	—	—	14

Total	197	337	1,146

Comprehensive loss

Comprehensive loss is comprised of net loss and other comprehensive income (loss) such as foreign currency translation gains and losses and unrealized gains or losses on available-for-sale securities. Our total comprehensive loss was as follows (in thousands):

	Year Ended December 31,
	2005	2004	2003

Net loss	$(12,116)	$(15,894)	$(30,881)
Other comprehensive loss
Foreign currency translation adjustment	74	(146)	55
Unrealized gain (loss) on short-term investments	59	(107)	(40)

Comprehensive loss	$(11,983)	$(16,147)	$(30,866)

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The components of accumulated other comprehensive income (loss) are as follows (in thousands):

	Year Ended December 31,
	2005	2004

Foreign currency translation adjustment	$561	$487
Unrealized (loss) on short-term investments	(46)	(105)

Total accumulated other comprehensive income	$515	$382

Segment information

We provide business process integration software and services to businesses around the world. Since management’s primary form of internal reporting is aligned with the offering of these software products and services, we believe that we have operated in one segment during each of the three years ended December 31, 2005, 2004 and 2003. We sell our products primarily to healthcare and insurance, telecommunications, manufacturing, and finance industries in the United States and in foreign countries through our direct sales personnel, resellers and system integrators.

Concentrations of credit risks and other concentrations

We derive our revenue primarily from one product, and applications and services related to that product. No customer comprised more than 10% of total revenue in 2005, 2004 or 2003.

Financial instruments that potentially subject us to a concentration of credit risk consist of cash equivalents, short-term investments and accounts receivable.

All of our cash equivalents at December 31, 2005 and 2004 were deposited with financial institutions which we believe are of high credit quality. Our deposits with financial institutions may, at times exceed federally insured limits, however, we have not experienced any losses on such accounts.

For short-term investments, we limit credit risk by placing all investments with high credit quality issuers and limit the amount of investment with any one issuer. We only invest in high credit quality commercial paper, auction paper, bonds, or government securities.

We perform our ongoing credit evaluations of our customers’ financial condition and generally require no collateral from customers. We maintain an allowance for doubtful accounts based upon the expected collectibility of our accounts receivables.

In 2004, we only had one customer, UPC whose receivable balance was greater that 10% of our total accounts receivable. At the end of December 31, 2005, no accounts receivable balance was greater than 10% of our total accounts receivable.

Recent accounting pronouncements

In May 2005, the Financial Accounting Standard Board, (FASB) issued Statement of Accounting Standard 154, Accounting Changes and Error Corrections, or SFAS 154, which replaces Accounting Principles Board Opinions, (APB) 20, Accounting Changes and SFAS 3, Reporting Accounting Changes in Interim Financial Statements. SFAS 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and are required to be adopted in the first fiscal quarter of 2006. We do not expect that application of this statement will have a significant impact on our financial position or results of operations.

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In December 2004, the FASB issued Statement of Financial Accounting Standards 123 — revised 2004 or SFAS 123R, Share-Based Payment, which replaces Statement of Financial Accounting Standards No. 123 or SFAS 123, Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25, (APB 25), Accounting for Stock Issued to Employees. SFAS 123R requires the measurement of all employee share-based payments to employees, including grants of employee stock options, using a fair-value-based method and the recording of such expense in our consolidated statements of income. In April 2005, the SEC announced that the accounting provisions of SFAS 123R are to be applied in the first quarter of the fiscal year beginning after June 15, 2005. As a result, we are now required to adopt SFAS 123R in the first quarter of fiscal 2006 and will recognize stock-based compensation expense using the modified prospective method. The pro forma disclosures previously permitted under SFAS 123 no longer will be an alternative to financial statement recognition. See Stock-based compensation above for the pro forma net loss and net loss per share amounts as if we had used a fair-value-based method similar to the methods required under SFAS 123R to measure compensation expense for employee stock incentive awards. We are evaluating the requirements under SFAS 123R and expect the adoption of this statement to have a significant adverse impact on our consolidated statements of operations and net loss per share.

Note 2 — Balance Sheet Components (in thousands):

	December 31,
	2005	2004

Trade accounts receivable	$5,793	$10,754
Unbilled accounts receivable	2,594	307
Less: Allowance for doubtful accounts	(541)	(532)

	$7,846	$10,529

Property and equipment, net
Computer equipment	$5,951	$10,047
Software licenses	4,125	4,765
Furniture and fixtures	1,755	1,918
Leasehold improvements	2,133	2,297
Computer equipment under capital leases	265	287

	14,229	19,314
Less: Accumulated depreciation and amortization	(13,093)	(18,261)

	1,136	$1,053

Accrued liabilities:
Capital leases — current portion	$136	$72
Uninvoiced Payables	3,151	2,771
Other	897	1,243

	$4,184	$4,086

Other long-term liabilities:
Capital leases	$7	$—
Long-term sublease deposits	56	77
Deferred revenue	1,267	673

	$1,330	$750

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Included in accrued liabilities as of December 31, 2005 and 2004 is $3.1 million and $2.8 million respectively, for services received by Vitria for which invoices have not been received.

Note 3 — Cash, Cash Equivalents and Short-term Investments

The following is a summary of cash, cash equivalents and available-for-sale securities (in thousands):

	As of December 31, 2005				As of December 31, 2004
	Carrying	Unrealized	Unrealized		Carrying	Unrealized	Unrealized
	Value	Gains	Losses	Fair Value	Value	Gains	Losses	Fair Value

Cash	$7,679	—	—	$7,679	$8,080	—	—	$8,080
Money market funds	1,285	—	—	1,285	5,652	—	—	5,652
Government securities	800	—	—	800	3,698	—	—	3,698
Commercial paper	16,739	—	—	16,739	14,676	—	—	14,676

Total cash equivalents	18,824	—	—	18,824	24,026	—	—	24,026

Total cash and cash equivalents	26,503	—	—	26,503	32,106	—	—	32,106

Government securities	13,754	—	(23)	13,731	15,067	—	(40)	15,027
Corporate bonds	13,794	—	(26)	13,768	20,958	—	(64)	20,894
Commercial paper	7,477	3	—	7,480	10,537	—	(1)	10,536

Total short-term investments	35,024	3	(49)	34,979	46,562	—	(105)	46,457

Total cash, cash equivalents, and short-term investments	$61,527	$3	$(49)	$61,482	$78,668	$—	$(105)	$78,563

Note 4 — Deferred Revenue

Deferred revenue is comprised primarily of deferred maintenance, consulting and training revenue. Deferred maintenance revenue is not recorded until it has been supported by a formal commitment to pay or until it has been collected. Deferred maintenance is recognized in the consolidated statement of operations over the term of the arrangement, which is most commonly twelve months but can be as long as 18 or 24 months. Consulting and training revenue is generally recognized as the services are performed. Total long term and short term deferred revenue was $11.5 million at December 31, 2005 and $11.8 million at December 31, 2004.

Note 5 — Credit Agreements

We entered into a Loan and Security Agreement with Silicon Valley Bank, dated June 28, 2002, for the purpose of establishing a revolving line of credit. We modified this agreement on June 24, 2005 and reduced the line of credit from $12.0 million to $6.5 million. The modification requires us to maintain minimum cash, cash equivalents, and short-term investments balance of $12.0 million. The agreement also requires us to maintain our primary depository and operating accounts with Silicon Valley Bank and invest all of our investments through Silicon Valley Bank. The line of credit serves as collateral for letters of credit and other commitments, even though these items do not constitute draws on the line of credit. Available advances under the line of credit are reduced by the amount of outstanding letters of credit and other commitments. Interest on outstanding borrowings on the line of credit accrues at the bank’s prime rate of interest. The agreement is secured by all of our assets.

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2005, we had not borrowed against this line of credit. In connection with the line of credit agreement, we have outstanding letters of credit of approximately $3.0 million related to certain office leases at December 31, 2005. Fees related to our outstanding letters of credit totaled $37,000 in 2005.

Note 6 — Restructuring

In 2002, we initiated actions to reduce our cost structure due to sustained negative economic conditions that impacted our operations and resulted in lower than anticipated revenue. The plan was a combination of a reduction in workforce of approximately 285 employees, consolidations of facilities in the United States and United Kingdom and the related disposal of leasehold improvements and equipment. As a result of these restructuring actions, we incurred a charge of $19.5 million in the year ended December 31, 2002.

In 2003, we initiated actions to further reduce our cost structure. The plan was a combination of a reduction in workforce of approximately 100 employees, consolidations of facilities in the United States and United Kingdom and the related disposal of leasehold improvements and equipment. As a result of these restructuring actions, we incurred a charge of $16.1 million in the year ended December 31, 2003. The restructuring charge included approximately $2.9 million of severance related charges and $13.0 million of committed excess facilities charges, which included $2.2 million for the write-off of leasehold improvements and equipment in vacated facilities. The charge also included $180,000 in accretion charges related to the fair value treatment for the facilities we restructured in 2003, in accordance with SFAS 146, Accounting for Costs Associated with Exit or Disposal Activities.

In 2004, we incurred $1.1 million in restructuring costs. These costs consisted of accretion expense due to the fair value treatments for those leases restructured in 2003 under SFAS 146 and adjustments we made to our estimates for future sublease income and other assumption of future costs, which we revise periodically based on current market conditions.

In 2005, we incurred $746,000 in restructuring costs. These costs consisted of accretion expense due to the fair value treatments for those leases restructured in 2003 under SFAS 146 and adjustments we made to our estimates for future sublease income and other assumption of future costs, which we revise periodically based on current market conditions.

In 2005, we reclassified $467,000 from accrued restructuring to accrued rent to account for rent expense in periods prior to restructurings for which our landlord had not yet billed us, resulting in an increase in rent expense of $125,000 during the first quarter of 2005. This represented the difference between the $467,000 gross rent expense and the present valued amount of $342,000 that was previously included in accrued restructuring.

As of December 31, 2005, $7.4 million related to facility closures remains accrued from all of our restructuring actions net of $1.3 million of estimated future sublease income. A portion of this liability is based on the fair value treatment required by SFAS 146, which we adopted as of January 1, 2003.

The facilities consolidation charges for all of our restructuring actions were calculated using management’s best estimates and were based upon the remaining future lease commitments for vacated facilities from the date of facility consolidation, net of estimated future sublease income. We have engaged brokers to locate tenants to sublease all of the excess facilities and, to date, have signed sublease agreements for two of the four remaining buildings. The estimated costs of vacating these leased facilities were based on market information and trend analyses, including information obtained from third-party real estate sources. Our ability to generate estimated sublease income is highly dependent upon the existing economic conditions, particularly lease market conditions in certain geographies, at the time the sublease arrangements are negotiated with third parties. While the amount we have accrued is the best estimate, these estimates are subject to change and may require routine adjustment as conditions change through the implementation period. If macroeconomic conditions related to the commercial real estate market continue to worsen, we may be required to increase our estimated cost to exit certain facilities.

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2005, $7.4 million of restructuring and other costs remained accrued for payment in future periods. The table below (in thousands) includes our 2003 accrual for restructured facilities, which was discounted at fair value, in accordance with SFAS 146.

	Facilities
	Consolidation	Severance	Total

Balance at December 31, 2003	$18,482	$330	$18,812
Cash payments	(6,295)	(330)	(6,625)
Facility adjustments	1,236	—	1,236

Balance at December 31, 2004	$13,423	$—	$13,423

Cash payments	(6,400)	—	(6,400)
Facility adjustments	397	—	397

Balance at December 31, 2005	$7,420	$—	$7,420

The future contractual lease payments, net of contractual future sublease income, amount to $9.4 million. The payments primarily consisting of lease obligations that will be made through 2013.

In the estimated lease payout schedule in the table below (in thousands), future lease payments are undiscounted and future sublease income is estimated based on third party estimates derived from prevailing market rates.

							Total
						2011 and	Estimated
	2006	2007	2008	2009	2010	Thereafter	Net Payments

Undiscounted future lease payments and estimated operating costs for restructured facilities	$3,753	$2,230	$856	$856	$856	$2,092	$10,643
Less: contractual future sublease income	(770)	(512)	—	—	—	—	(1,282)

Gross estimated future payments	$2,983	$1,718	$856	$856	$856	$2,092	$9,361

Less: Discount factor due to fair value treatment of facilities restructured in 2003							(1,941)

Net future payments on restructured facilities							$7,420

Note 7 — Commitments and Contingencies:

Operating Leases

We lease office space and certain equipment under non-cancelable operating leases through 2013. Some of these lease arrangements have options to renew at varying terms. Some of the leases require payment of property taxes, insurance, maintenance and utilities.

Total rent expense for operating lease agreements was $2.3 million, $2.6 million, and $4.4 million for the years ended December 31, 2005, 2004 and 2003, respectively.

In 2004 and 2003, we entered into several agreements to sublease certain of our leased buildings or offices which were restructured in 2002 and 2003. The subleases commenced from June to October 2004 and will expire in October 2007. Sublease rental income received, offset against our restructuring accrual, was $647,000 and $164,000 for the years ended December 31, 2004 and 2003. In 2005, we did not enter into any new agreements

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

to sublease any of our leased buildings or offices. Sublease rental income received, offset against restructuring expenditures and adjustments, was $1.1 million for the year ended December 31, 2005.

Capital Leases

During 2005, we acquired two new capital leases for computer equipment. These leases mature dates in January 2007 and March 2007 and interest rates that average 7% on an annual basis. Total equipment capitalized under these two leases was $286,000 and as of December 31, 2005 the accumulated amortization was $82,000, with an outstanding principal balance of $143,000.

In 2004, the total equipment capitalized under capital leases was approximately $281,000 and the accumulated amortization was approximately $219,000. These leases had maturity dates ranging from January 2005 to November 2005 with interest rates that averaged 10% on an annual basis.

Future minimum lease payments under non-cancelable operating and capital leases, undiscounted and reduced by minimum sublease income at December 31, 2005, are as follows (in thousands):

						2011 and	Lease
	2006	2007	2008	2009	2010	Thereafter	Payment

Operating leases	$3,686	$2,352	$1,508	$1,299	$856	$2,093	$11,794
Capital leases	141	8	—	—	—	—	149
Imputed interest on capital leases	(5)	(1)	—	—	—	—	(6)

Total	$3,822	$2,359	$1,508	$1,299	$856	$2,093	$11,943

The amounts above include undiscounted operating lease commitments due under leases for abandoned facilities of $9.4 million, which is net of contractual sublease income of $1.3 million.

Warranties and Indemnification

We generally provide a limited warranty for our software products and professional services to its customers. That warranty period is typically 90 days and accounts for such warranty obligations under SFAS No. 5, Accounting for Contingencies. Our software products’ warranty is typically that software will, in all material respects, operate as documented in the relevant user documentation for the software product. Our professional services are generally warranted to be performed in a professional manner and in certain specific cases the services and related deliverables must adhere to specifications agreed between the parties. In the event there is a failure of such warranties, we generally will correct or provide a reasonable work-around or provide replacement product or service, or refund the relevant funds which may have been paid to us. We have not provided for a warranty accrual as of December 31, 2005 or December 31, 2004. To date, our product warranty expense has not been significant.

We generally agree to indemnify our customers against third party legal claims that our software products infringe certain other third-party intellectual property rights. In the event of such a third party claim, we are generally obligated to defend our customer against the claim and to either settle the claim at our expense or pay damages that the customer is legally required to pay to the third-party claimant. In addition, in the event of an infringement, we generally agree to modify or replace the infringing product, or, if those options are not reasonably possible, to refund the cost of the software or a portion thereof. To date, we have not been required to make any payment resulting from infringement claims asserted against our customers. As such, we have not provided for an infringement accrual as of December 31, 2005.

Contingencies

In November 2001, Vitria and certain of our officers and directors were named as defendants in a class action shareholder complaint filed in the United States District Court for the Southern District of New York, now captioned

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In re Vitria Technology, Inc. IPO Securities Litigation, Case No. 01-CV-10092. In the amended complaint, the plaintiffs allege that Vitria, certain of our officers and directors, and the underwriters of our initial public offering or the IPO violated federal securities laws because Vitria’s IPO registration statement and prospectus contained untrue statements of material fact or omitted material facts regarding the compensation to be received by, and the stock allocation practices of, the IPO underwriters. The plaintiffs seek unspecified monetary damages and other relief. Similar complaints were filed in the same court against hundreds of public companies, or the Issuers that first sold their common stock since the mid-1990s, or the IPO Lawsuits.

The IPO Lawsuits were consolidated for pretrial purposes before United States Judge Shira Scheindlin of the Southern District of New York. Defendants filed a global motion to dismiss the IPO-related lawsuits on July 15, 2002. In October 2002, Vitria’s officers and directors were dismissed without prejudice pursuant to a stipulated dismissal and tolling agreement with the plaintiffs. On February 19, 2003, Judge Scheindlin issued a ruling denying in part and granting in part the Defendants’ motions to dismiss.

In June 2003, Vitria’s Board of Directors approved a resolution tentatively accepting a settlement offer from the plaintiffs according to the terms and conditions of a comprehensive Memorandum of Understanding negotiated between the plaintiffs and the Issuers. Under the terms of the settlement, the plaintiff class will dismiss with prejudice all claims against the Issuers, including Vitria and our current and former directors and officers, and the Issuers will assign to the plaintiff class or its designee certain claims that they may have against the IPO underwriters. In addition, the tentative settlement guarantees that, in the event that the plaintiffs recover less than $1.0 billion in settlement or judgment against the underwriter defendants in the IPO Lawsuits, the plaintiffs will be entitled to recover the difference between the actual recovery and $1.0 billion from the insurers for the Issuers. In June 2004, Vitria executed a final settlement agreement with the plaintiffs consistent with the terms of the Memorandum of Understanding. On February 15, 2005, the Court issued a decision certifying a class action for settlement purposes and granting preliminary approval of the settlement subject to modification of certain bar orders contemplated by the settlement. On August 31, 2005, the Court reaffirmed class certification and preliminary approval of the modified settlement in a comprehensive Order. In addition, the Court approved the form of Notice to be sent to members of the settlement classes, which was be published and mailed beginning November 15, 2005. On February 24, 2006 the Court dismissed litigation filed against certain underwriters in connection with the claims to be assigned to the plaintiffs under the settlement. The Court has set a Final Settlement Fairness Hearing on the settlement for April 24, 2006. The settlement is still subject to statutory notice requirement as well as final judicial approval.

Note 8 — Income Taxes:

The following is a geographical breakdown of consolidated income (loss) before income taxes by income tax jurisdiction (in thousands):

	Year Ended December 31,
	2005	2004	2003

United States	$(12,225)	$(15,511)	$(26,729)
Foreign	364	110	(3,558)

Total	$(11,861)	$(15,401)	$(30,287)

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The provision for income taxes consists of the following (in thousands):

	Year Ended December 31,
	2005	2004	2003

Current:
Federal	$—	$—	$—
State	—	—	80
Foreign	255	493	514

Total provision for taxes	$255	$493	$594

The tax provision is reconciled to the amount computed using the federal statutory rate of 35% for December 31, 2005, 2004 and 2003, as follows (in thousands):

	Year Ended December 31,
	2005	2004	2003

Income tax benefit at federal statutory rate	$(4,151)	$(5,390)	$(10,601)
State income tax, net of federal benefit	(446)	—	52
Foreign Taxes	255	—	—
Valuation allowance changes affecting the tax provision	4,972	5,774	10,982
Nondeductible compensation	44	109	161
Federal & State Research & Development	(478)	—	—
Other	59	—	—

Provision for taxes	$255	$493	$594

Deferred tax assets and (liabilities) consist of the following (in thousands):

	As of December 31,
	2005	2004

Net operating loss carryforwards	$73,832	$69,083
Tax credit carryforwards	10,548	9,162
Capitalized expenses, accruals and allowances	6,037	8,094

Net deferred tax assets	90,417	86,339
Valuation allowance	(90,417)	(86,339)

	$—	$—

We recorded provision for income taxes of $255,000, $493,000, and $594,000 million for the years ended December 31, 2005, 2004 and 2003, respectively. Income tax provisions in all periods presented relate to income taxes currently payable on income generated in non-U.S. tax jurisdictions, state income taxes, and foreign withholding taxes incurred on software license revenue.

Due to the history of losses and uncertainty surrounding the realization of net deferred tax assets, the Company has provided a valuation allowance for the entire amount of its deferred tax assets. The valuation allowance will be reduced at such time as management believes it is more likely than not that the deferred tax assets will be realized. The increase in our valuation allowance was $4.1 million and $2.6 million for the years ended December 31, 2005 and 2004, respectively. Approximately $11.0 million of the valuation allowance for deferred tax assets at December 31, 2005 is attributable to unbenefitted stock option deductions, the benefit of which will be credited to equity if and when realized.

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

As of December 31, 2005, we had federal and state net operating loss (NOL) carryforwards of approximately $202.7 million and $123.7 million respectively. We also had federal and state tax credit carryforwards of approximately $6.7 million and $5.7 million respectively, at December 31, 2005. The federal net operating loss and tax credit carryforwards will expire beginning in 2014, if not utilized. The state net operating losses will expire beginning in 2006. The state tax credits carry forward indefinitely. Our ability to utilize the benefits of the NOLs and tax credit carryforwards is dependent on our generation of sufficient taxable income in future years. Utilization of the Company’s net operating loss and tax credit carryforwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code and similar state provisions. Such an annual limitation could result in the expiration or elimination of the net operating loss and tax credit carryforwards before utilization.

Note 9 — Segment Reporting

We provide business process integration software and services to businesses around the world. Since management’s primary form of internal reporting is aligned with the offering of these software products and services, we believe that we have operated in one segment during each of the three years ended December 31, 2005, 2004 and 2003. We sell our products primarily to healthcare and insurance, telecommunications, manufacturing, and finance industries in the United States and in foreign countries through our direct sales personnel, resellers and system integrators.

Revenue is assigned based on the location of our customers. The U.S. accounted for approximately 53%, Canada and Japan each accounted for approximately 8% of total revenue in 2005. No one country other than the U.S. accounted for more than 10% of total revenue in 2004 or 2003.

Identifiable assets are classified based on the location of our facilities. Long-lived assets represent those material long-lived assets that can be associated with a particular geographic area. No one region or county other than the U.S. accounted for more than 10% of long-lived assets in 2005, 2004 or 2003.

Information regarding operations in different geographic areas is as follows (in thousands):

	Year Ended December 31,
	2005	2004	2003

Revenue:
United States	$28,462	$32,957	$50,242
Canada	4,313	6,343	5,248
Japan	4,079	5,966	4,690
Other International	16,830	16,619	20,539

Total	$53,684	$61,885	$80,719

Long-lived assets:
United States	$1,602	$1,144	$3,044
International	277	96	506

Total	$1,879	$1,240	$3,550

Note 10 — Related Party Transactions

In December 2003, we sold our interest in our China operations to QilinSoft LLC (formerly referred to as ChiLin LLC). QilinSoft is owned and controlled by Dr. JoMei Chang, a director and a significant stockholder, and Dr. Dale Skeen, a director and our Chief Executive Officer and Chief Technology Officer, the spouse of Dr. Chang and a significant stockholder.

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

At the time of the sale, Vitria and QilinSoft entered into a license agreement whereby QilinSoft received a royalty-bearing license to distribute our products in China. In addition, Vitria and QilinSoft executed a development agreement in December 2003 pursuant to which QilinSoft performs development work and other fee-bearing services for us. In April 2004, Dr. Chang and Dr. Skeen entered into a confirmation agreement with us confirming the nature of their involvement and/or investment in QilinSoft including obligations with respect to non-solicitation and hiring of our employees and non-competition with Vitria. In July 2004, we entered into a professional services agreement with QilinSoft pursuant to which QilinSoft may order professional services from us. In November 2004, we entered into a two year marketing agreement with QilinSoft governing the marketing and sales relationship between the parties.

The following table is a summary of our related party revenue and service fees for the periods ending December 31, 2005, 2004 and 2003 (in thousands):

	Year Ended December 31,
	2005	2004	2003

Revenue from QilinSoft LLC	$200	$100	$—
R&D and Consulting expense incurred with QilinSoft LLC	$2,898	$596	$—
Trade A/R with QilinSoft LLC	$300	$—	$—
Trade A/P and Accruals with QilinSoft LLC	$441	$102	$—

We experienced a significant increase in outsourced research and development costs incurred with QilinSoft LLC, during 2005, and we expect another substantial increase in 2006 over 2005 levels. This is because we are continuing to do more of our engineering for professional services work offshore and QilinSoft is an important provider of offshore engineering talent.

Note 11 — Employee Benefit Plans

Deferred Compensation

In December 1998, we established a nonqualified, unfunded deferred compensation plan for certain key executives providing for payments upon retirement, death or disability. Under the plan, certain employees receive payments equal to the sum of all amounts deferred at the election of the employee and any corporate contributions credited to the plan and due and owing to the employee, together with earning adjustments, minus any distributions. Through December 31, 2005, we did not make any contributions to the plan.

We have recorded the assets and liabilities for the deferred compensation at gross amounts in the accompanying balance sheet because such assets are not protected from our general creditors and, as such, these assets could be used to meet our obligations in the event of bankruptcy. The assets are recorded at fair value. Any changes in fair value are recognized as a reduction or increase in compensation expense. Plan assets equal plan liabilities and were each $195,000 at December 31, 2005 and $186,000 at December 31, 2004.

Equity Incentive Plans

In March 1995, we adopted the 1995 Equity Incentive Plan, which provides for the granting of stock options, stock appreciation rights, stock bonuses and restricted stock to our employees, directors and consultants. In October 1998, we adopted the 1998 Executive Incentive Plan which provides for the granting of stock options to employees, directors and consultants. Options granted under the 1995 Equity Incentive Plan and the 1998 Executive Incentive Plan may be either incentive stock options (ISO) or nonqualified stock options (NSO). ISOs may be granted only to our employees (including officers and directors who are also Vitria employees). NSOs may be granted to our employees and outside consultants.

In June 1999, the Board of Directors adopted and, in July 1999 the stockholders approved, the 1999 Equity Incentive Plan, which amended the 1995 Equity Incentive Plan, and amended the 1998 Executive Incentive Plan, or

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the Amended Plans. The Amended Plans provide for the granting of stock options, stock appreciation rights, stock bonuses, and restricted stock purchase awards to employees, including officers, directors or consultants. We have reserved 24,806,874 shares of common stock for issuance under the Amended Plans. On December 31 of each year for 10 years, starting with the year 1999, the number of shares reserved automatically increases by 6.5% of the outstanding common stock calculated on a fully-diluted basis, with the number of options granted which qualify as incentive stock options never to exceed 8,000,000. Fully diluted common stock includes common stock subject to Vitria’s right of repurchase and common stock issuable upon the exercise of stock options. The remaining number of authorized shares that could be issued under the Amended Plans was 15,127,505 at December 31, 2005.

In October 2000, the Board of Directors adopted the 1999 Equity Incentive Plan for French Employees, or the French Plan, which is a sub-plan to the 1999 Equity Incentive Plan. The French Plan only provides for the granting of stock options.

On June 22, 2001, the Board of Directors adopted the Vitria Technology UK Sub-Plan, or the UK Plan, which is a sub-plan to the 1999 Equity Incentive Plan. The UK Plan only provides for the granting of stock options.

On June 22, 2001, the Board of Directors adopted the 1999 Equity Incentive Plan Sub Plan for Italian Employees, the Italian Plan, which is a sub-plan to the 1999 Equity Incentive Plan. The Italian Plan only provides for the granting of stock options.

Options under the Amended Plans may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an ISO and NSO shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant. Furthermore, under the 1998 Executive Incentive Plan, no employee shall be eligible to be granted options to purchase more than 400,000 shares of common stock during any calendar year. Options granted generally vest over a five year or four year period. A portion of the shares sold to employees prior to our initial public offering in September 1999 were subject to a right of repurchase by Vitria. The number of shares subject to repurchase decreased ratably over a five year period from their exercise date as the shares vested. As of December 31, 2005 and 2004 there were no shares subject to repurchase. As of December 31, 2003, there were 9,817 shares subject to repurchase.

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes information about stock option transactions under the Amended Plans (in thousands, except per share amounts):

	Year Ended December 31,
	2005		2004		2003
		Weighted		Weighted		Weighted
		Average		Average		Average
	Shares	Exercise Price	Shares	Exercise Price	Shares	Exercise Price

Outstanding at beginning of period	5,809	$6.68	6,801	$7.05	5,012	$10.63
Granted below fair value	—	$—	—	$—	1	$4.12
Granted at fair value	1,645	$3.29	2,154	$3.78	3,993	$4.46
Grant above fair value	—	$—	5	$3.04	—	$—
Exercised	(50)	$2.82	(334)	$2.75	(110)	$2.01
Canceled	(1,629)	$5.43	(2,817)	$5.80	(2,095)	$10.94

Outstanding at end of period	5,775	$6.11	5,809	$6.68	6,801	$7.05

Options vested	3,357		2,932		3,572

Weighted average fair value of options granted below fair value		$—		$—		$3.52
Weighted average fair value of options granted at fair value during the period		$2.06		$2.63		$3.62
Weighted average fair value of options granted above fair value		$—		$1.59		$—
Weighted average fair value of all options granted		$2.06		$2.63		$3.62

The following table summarizes the information about stock options outstanding and exercisable as of December 31, 2005 (in thousands, except per share amounts):

	Options Outstanding			Options Exercisable
		Weighted
		Average
	Number	Remaining	Weighted	Number	Weighted
	Outstanding	Contractual Life in	Average	Exercisable	Average
Range of Exercise Price	in Thousands	Years	Exercise Price	in Thousands	Exercise Price

$ 0.25 - 3.03	1,075	8.70	$2.93	271	$2.94
$ 3.04 - 3.31	414	8.65	$3.24	121	$3.24
$ 3.35 - 3.42	754	9.25	$3.42	111	$3.42
$ 3.43 - 4.12	321	8.40	$3.76	126	$3.94
$ 4.57 - 4.60	752	5.66	$4.60	549	$4.60
$ 4.65 - 4.71	597	6.83	$4.70	374	$4.70
$ 4.82 - 7.92	65	7.81	$6.10	34	$6.10
$ 8.00 - 8.00	758	3.53	$8.00	758	$8.00
$ 8.12 - 10.00	266	4.56	$9.42	265	$9.43
$12.04 - 188.00	773	5.78	$15.22	748	$15.22

Total options	5,775	6.89	$6.11	3,357	$7.89

Fair value disclosures

We currently follow APB Opinion 25, Accounting for Stock Issued to Employees and related interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

provided for under SFAS 123 requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB Opinion 25, Accounting for Stock Issued to Employees, because the exercise price of our employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized in our financial statements.

Pro forma information regarding net loss and net loss per share is required by SFAS 123. This information is required to be determined as if we had accounted for its employee stock options (including shares issued under the Employee Stock Purchase Plan, collectively called “stock based awards”), under the fair value method of that statement. Among other things, the Black-Scholes model considers the expected volatility of our stock price, determined in accordance with SFAS 123, in arriving at an option valuation.

The fair value of our stock based awards to employees was estimated using the following weighted-average assumptions:

	Year Ended December 31,
	2005	2004	2003

Risk-free interest rates	4.37%	3.32%	3.12%
Expected life (in years)	6.25	3	4
Dividend yield	0%	0%	0%
Expected volatility	65%	118%	130%

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected volatility of the stock price. Because our stock based awards have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimates, in the opinion of management, the existing models may not necessarily provide a reliable single measure of the fair value of its stock based awards.

1999 Employee Stock Purchase Plan

In June 1999, the Board of Directors adopted, and in July 1999 the stockholders approved, the 1999 Employee Stock Purchase Plan, or the Purchase Plan. Under the Purchase Plan, eligible employees can have up to 10% of their earnings withheld to be used to purchase shares of common stock on specified dates determined by the Board of Directors. The price of common stock purchased under the Purchase Plan will be equal to 85% of the lower of the fair market value of the common stock on the commencement date of each offering period or the specified purchase date. The Board of Directors may specify a look-back period of up to 27 months.

The Purchase Plan provides for the issuance of shares of common stock pursuant to purchase rights granted to employees. At the time it was adopted by the Board of Directors, 1,500,000 shares were reserved for issuance under the Purchase Plan. On August 14 of each year for 10 years, starting with the year 2000, the number of shares reserved for issuance under the Purchase Plan automatically increases by the greater of (i) 2% of the outstanding shares on a fully-diluted basis, or (ii) the number of shares required to restore the reserve to 1,500,000 shares. Such automatic share reserve increases may not exceed 16,500,000 shares in the aggregate over a 10-year period. In 2005 and 2004, 673,650 and 680,116 shares, respectively, were added to the reserve. At December 31, 2005, 978,946 shares had been issued to date and 4,559,562 shares were reserved for future issuance.

On June 22, 2001, the Board of Directors adopted an initial offering of common stock under the Purchase Plan for employees of Vitria Technology, S.A.S. and Vitria Technology, S.R.L., organized under the laws of the Republic of France and Republic of Italy, respectively, or the French and Italian Offerings. As of December 31, 2005, there were no additional shares issued. In December 31, 2004, 1,919 shares had been issued pursuant to the French and Italian Offerings.

VITRIA TECHNOLOGY, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Under SFAS 123, pro forma compensation cost is reported for the fair value of the employees’ purchase rights, which was estimated using the Black-Scholes model and the following assumptions:

	Year Ended December 31,
	2005	2004	2003

Risk-free interest rates	2.73%	3.07%	1.37%
Average expected lives (in years)	1	2	1
Dividend yield	0%	0%	0%
Expected volatility	91%	125%	130%

The weighted average fair value of the purchase rights granted was $1.99, $1.27 and $1.56 per share in 2005, 2004 and 2003 respectively.

Stock-based compensation

Total stock-based compensation expense was $126,000 in 2005 $354,000 in 2004 and $423,000 in 2003.

Stock-based compensation includes the amortization of unearned employee stock-based compensation on options issued to employees prior to our initial public offering in September 1999. Amortization of unearned employee stock-based compensation for options issued to employees prior to Vitria’s initial public offering in September 1999 was amortized over a five year period and has been fully amortized as of December 31, 2004. For the years ended December 31, 2005, 2004, and 2003, we did not incur any stock-based compensation in connection with stock issued to non-employees for services rendered.

In 2004, we issued a stock grant to all Vitria employees. Each person who was a non-executive employee on the date of the grant received 250 shares of Vitria common stock. The fair market value of our common stock at the date of the grant was $2.88 per share. This stock grant resulted in stock based compensation expense of $207,000 in 2004. In accordance with APB Opinion 25, Accounting for Stock Issued to Employees, we recorded $67,000 stock-based compensation expense for stock option grant modifications made for a certain executive in 2004.

In the first quarter of 2005, we issued a restricted stock award. The expense related to this stock award is being recognized over a four year period as service is rendered. We recorded $71,000 in stock-based compensation expense related to this stock award for the period ending December 31, 2005. In addition, we recorded $55,000 in stock-based compensation expense for a stock award granted to a former member of our Board of Directors.

The breakdown of stock-based compensation is as follows (in thousands):

	Year Ended
	December 31,
	2005	2004	2003

Sales and marketing	$71	$72	$155
Research and development	—	88	154
General and administrative	55	117	80
Cost of revenue	—	77	34

Total amortization of stock-based compensation expense	$126	$354	$423

401(k) Plan

In May 1996, the Board of Directors adopted an employee savings and retirement plan, or the 401(k) Plan, covering substantially all of our employees. Pursuant to the 401(k) Plan, eligible employees may elect to reduce their current compensation by up to the statutory prescribed limit and have the amount of such reduction contributed to the 401(k) Plan. We may make contributions to the 401(k) Plan on behalf of eligible employees. To date, we have not made any contributions to the 401(k) Plan.

Schedule II
Valuation and Qualifying Accounts

	Balance at
	Beginning of	Charged to Profit		Balance at End
Description	Period	and Loss	Deduction	of Period

Year ended December 31, 2003
Account receivable allowance	$2,262	$101	$(1,965)	$398
Year ended December 31, 2004
Account receivable allowance	$398	$89	$45	$532
Year ended December 31, 2005
Account receivable allowance	$532	$89	$(79)	$542

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on March 30, 2006.

VITRIA TECHNOLOGY, INC.

By:	/s/ M. Dale Skeen, Ph.D.
M. Dale Skeen, Ph.D.

Title:	Chief Executive Officer and Chief Technology Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Dale Skeen and Michael D. Perry, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do it person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ M. Dale Skeen, Ph.D. M. Dale Skeen, Ph.D.	Chief Executive Officer, Chief Technology Officer and Director (Principal Executive Officer)	March 30, 2006

/s/ Michael D. Perry Michael D. Perry	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	March 30, 2006

/s/ JoMei Chang, Ph.D. JoMei Chang, Ph.D.	Director	March 30, 2006

/s/ Harry Van Wickle Harry Van Wickle	Director	March 30, 2006

/s/ Alberto J. Yepez Alberto J. Yepez	Director	March 30, 2006

/s/ Dennis P. Wolf Dennis P. Wolf	Director	March 30, 2006

EXHIBIT INDEX

Exhibit
Number		Description of Document

3	.1(1)	Amended and Restated Certificate of Incorporation of Vitria.

3	.2(2)	Certificate of Amendment of Restated Certificate of Incorporation.

3	.3(3)	Bylaws of Vitria.

4.1		Reference is made to Exhibits 3.1 through 3.3.

4	.2(3)	Specimen Stock Certificate.

4	.3(3)	Second Amended and Restated Investor Rights Agreement, dated May 20, 1999.

10	.1(3)*	Form of Indemnity Agreement.

10	.2(4)*	Amended and Restated 1999 Equity Incentive Plan.

10	.3(5)*	1998 Executive Incentive Plan.

10	.4(6)*	1999 Employee Stock Purchase Plan.

10	.5(3)*	1998 Nonqualified Deferred Compensation Plan.

10	.6(3)	Sublease by and between Applied Materials, Inc. and Vitria, dated April 6, 1999.

10	.7(7)	First Amendment to Sublease by and between Applied Materials, Inc. and Vitria, dated December 14, 1999.

10	.8(8)	Lease by and between Opus/AEW Office Development Company, L.L.C. and Vitria, dated March 20, 2000.

10	.9(9)	Sublease by and between Lattice Semiconductor Corporation and Vitria, dated May 30, 2000.

10	.10(10)*	Key Employee Retention and Severance Plan, adopted January 22, 2002.

10	.11(11)*	Non-Employee Director Change of Control Plan, adopted January 22, 2002.

10	.12(12)	Loan and Security Agreement, by and between Silicon Valley Bank and Vitria, dated June 28, 2002.

10	.13(13)	Loan Modification Agreement, by and between Silicon Valley Bank and Vitria, dated November 6, 2002.

10	.14(14)*	Separation Agreement, by and between JoMei Chang and Vitria, dated December 27, 2003.

10	.15(15)†	License and Service Agreement, by and between ChiLin, LLC and Vitria, dated December 31, 2003.

10	.16(16)	Transfer Agreement for Ordinary Shares, by and between ChiLin, LLC and Vitria, dated December 31, 2003.

10	.17(17)	Development and Service Agreement, by and between ChiLin, LLC and Vitria, dated December 31, 2003.

10	.18(18)	Sublease by and between Proxim, Inc. and Vitria, dated June 6, 2003.

10	.19(19)	Second Loan Modification Agreement by and between Silicon Valley Bank and Vitria, dated June 26, 2003.

10	.20(20)	Third Loan Modification Agreement by and between Silicon Valley Bank and Vitria, dated June 11, 2004.

10	.21(21)*	Confirmation Agreement, by and between JoMei Chang, Dale Skeen and Vitria, dated April 22, 2004.

10	.22(22)*	Offer Letter, by and between Michael D. Perry and Vitria, dated June 14, 2004.

10	.23(23)*	Offer Letter Amendment, by and between Michael D. Perry and Vitria, dated September 23, 2004.

10	.24(24)	Marketing Agreement between QiLinSoft, LLC and Vitria, dated November 4, 2004.

10	.25(25)*	Form of Stock Option Agreement.

10	.26(26)*	Form of Stock Option Grant Notice.

10	.27(27)*	Form of Stock Award Grant Notice and Agreement.

10	.28(28)*	Form of Restricted Stock Award Agreement.

10	.29(29)*	From of Restricted Stock Award Grant Notice.

10	.30(30)*	Offer Letter, by and between Jim Davis and Vitria, dated February 25, 2005.

10	.31(31)	Professional Service Agreement between QiLinSoft, LLC and Vitria, dated July 20, 2004.

10	.32(32)*	Offer Letter by and between John Parillo and Vitria, dated May 12, 2005.

10	.33(33)*	Separation Agreement by and between James A. Davis and Vitria, dated August 5, 2005.

10	.34(34)*	Separation Agreement by and between Gregory Anderson and Vitria, effective as of September 12, 2005.

Exhibit
Number		Description of Document

10	.35*	Non-Employee Director Compensation Policy.

16	.1(35)	Letter from Ernst & Young LLP to the U.S., Securities and Exchange Commission, dated as of September 28, 2004, stating its agreement with the statements made in From 8-K/A filed on September 28, 2004.

23.1		Consent of BDO Seidman LLP, Independent Registered Public Accounting Firm.

23.2		Consent of Independent Registered Pubic Accounting Firm.

24		Power of Attorney, Contained on Signature Page.

31.1		Certification of President and Chief Executive Officer as required by Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended.

31.2		Certification of Chief Financial Officer as required by Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended.

32	.1**	Certification of President and Chief Executive Officer as required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended.

32	.2**	Certification of Chief Financial Officer as required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended.

(1)	Filed as Exhibit 3.2 to our Registration Statement on Form S-1, as amended, File No. 333-81297, filed on June 22, 1999, and incorporated herein by reference.

(2)	Filed as Exhibit 3.4 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, filed on August 14, 2003, and incorporated herein by reference.

(3)	Filed as the like-numbered Exhibit to our Registration Statement on Form S-1, as amended, File No. 333-81297, filed on June 22, 1999, and incorporated herein by reference.

(4)	Filed as Exhibit 10.2 to our Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 31, 2003, and incorporated herein by reference.

(5)	Filed as Exhibit 10.3 to our Annual Report on Form 10-K for the year ended December 31, 2002, filed on March 31, 2003, and incorporated herein by reference.

(6)	Filed as Exhibit 99.3 to our Registration Statement on Form S-8, File No. 333-91325, filed on November 19, 1999, and incorporated herein by reference.

(7)	Filed as the like-numbered Exhibit to our Registration Statement on Form S-1, as amended, File No. 333-95319, filed on January 25, 2000, and incorporated herein by reference.

(8)	Filed as Exhibit 10.1 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, filed on May 15, 2000, and incorporated herein by reference.

(9)	Filed as Exhibit 10.10 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, filed on August 14, 2000, and incorporated herein by reference.

(10)	Filed as Exhibit 10.12 to our Annual Report on Form 10-K for the year ended December 31, 2001, filed on March 29, 2002, and incorporated herein by reference.

(11)	Filed as Exhibit 10.13 to our Annual Report on Form 10-K for the year ended December 31, 2001, filed on March 29, 2002, and incorporated herein by reference.

(12)	Filed as Exhibit 10.15 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed on November 14, 2002, and incorporated herein by reference.

(13)	Filed as Exhibit 10.16 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, filed on November 14, 2002, and incorporated herein by reference.

(14)	Filed as Exhibit 10.15 to our Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 12, 2004 and incorporated herein by reference.

(15)	Filed as Exhibit 10.16 to our Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 12, 2004 and incorporated herein by reference.

(16)	Filed as Exhibit 10.17 to our Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 12, 2004 and incorporated herein by reference.

(17)	Filed as Exhibit 10.18 to our Annual Report on Form 10-K for the year ended December 31, 2003, filed on March 12, 2004 and incorporated herein by reference.

(18)	Filed as Exhibit 10.15 to our Quarterly Report on 10-Q for the quarter ended June 30, 2003, filed August 14, 2003, and incorporated herein by reference.

(19)	Filed as Exhibit 10.16 to our Quarterly Report on 10-Q for the quarter ended June 30, 2003, filed August 14, 2003, and incorporated herein by reference.

(20)	Filed as Exhibit 10.24 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 9, 2004 and incorporated herein by reference.

(21)	Filed as Exhibit 10.30 to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed on August 9, 2004 and incorporated herein by reference.

(22)	Filed as Exhibit 10.31 to our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2004, filed on August 17, 2004 and incorporated herein by reference.

(23)	Filed as Exhibit 10.32 to our Current Report on Form 8-K, filed on September 27, 2004 and incorporated herein by reference.

(24)	Filed as Exhibit 10.32 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed on November 9, 2004 and incorporated herein by reference.

(25)	Filed as Exhibit 10.33 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed on November 9, 2004 and incorporated herein by reference.

(26)	Filed as Exhibit 10.34 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed on November 9, 2004 and incorporated herein by reference.

(27)	Filed as Exhibit 10.35 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, filed on November 9, 2004 and incorporated herein by reference.

(28)	Filed as Exhibit 10.36 to our Current Report on Form 8-K, filed on March 8, 2005, and incorporated herein by reference.

(29)	Filed as Exhibit 10.37 to our Current Report on Form 8-K, filed on March 8, 2005, and incorporated herein by reference.

(30)	Filed as Exhibit 10.38 to our Current Report on Form 8-K, filed on March 8, 2005, and incorporated herein by reference.

(31)	Filed as Exhibit 10.40 to our Annual Report on Form 10-K for the year ended December 31, 2004, filed on March 31, 2005 and incorporated herein by reference.

(32)	Filed as Exhibit 10.41 to our Current Report on Form 8-K, filed on May 18, 2005 and incorporated herein by reference.

(33)	Filed as Exhibit 10.43 to our Current Report on Form 8-K, filed on August 11, 2005 and incorporated herein by reference.

(34)	Filed as Exhibit 10.44 to our Current Report on Form 8-K, filed on September 15, 2005 and incorporated herein by reference.

(35)	Filed as Exhibit 16.1 to our Current Report on Form 8-K/A, filed on September 28, 2004, and incorporated herein by reference.

†	Confidential treatment has been granted for portions of this exhibit.

*	Indicates a management contract or compensatory plan or arrangement.

**	The certifications attached as Exhibits 32.1 and 32.2 accompany this Annual Report on Form 10-K, are not deemed filed with the Securities and Exchange Commission, and are not to be incorporated by reference into an filing of Vitria Technology, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Form 10-K, irrespective of any general incorporation language contained in such filing.

Annex E
_ _

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10-Q

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

(Mark One)
☑	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the quarterly period ended June 30, 2006
OR
☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
For the transition period from to .

Commission file number: 0-27207

VITRIA TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0386311
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

945 Stewart Drive
Sunnyvale, California 94085
(408) 212-2700
(Address, including Zip Code, of Registrant’s Principal Executive Offices
and Registrant’s Telephone Number, including Area Code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days.  Yes ☑     No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer ☐          Accelerated filer  ☑          Non-accelerated filer ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act),  Yes ☐     No ☑

The number of shares of Vitria’s common stock, $0.001 par value, outstanding as of August 4, 2006 was 34,316,231 shares.

VITRIA TECHNOLOGY, INC.

PART I. FINANCIAL INFORMATION

ITEM 1.	Financial Statements

Vitria Technology, Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2006	2005
	(In thousands, except per share amounts)
	(Unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$43,022	$26,503
Short-term investments	10,931	34,979
Accounts receivable, net	9,632	7,846
Other current assets	1,439	2,181

Total current assets	65,024	71,509
Property and equipment, net	878	1,136
Other assets	755	743

Total assets	$66,657	$73,388

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,046	$1,051
Accrued compensation	2,564	3,059
Other accrued liabilities	3,555	4,184
Accrued restructuring expenses	2,317	3,460
Deferred revenue	12,392	10,242

Total current liabilities	21,874	21,996

Long-Term Liabilities:
Accrued restructuring expenses	4,177	3,960
Other long-term liabilities	1,200	1,330

Total long-term liabilities	5,377	5,290

Commitments and Contingencies
Stockholders’ Equity:
Common Stock: $0.001 par value; 150,000 shares authorized; 34,279 shares outstanding at June 30, 2006 and 33,709 shares outstanding at December 31, 2005, respectively	34	34
Additional paid-in capital	277,045	275,857
Accumulated other comprehensive income	500	515
Accumulated deficit	(237,677)	(229,808)
Treasury stock, at cost	(496)	(496)

Total stockholders’ equity	39,406	46,102

Total liabilities and stockholders’ equity	$66,657	$73,388

The accompanying notes are an integral part of these condensed consolidated financial statements.

Vitria Technology, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
	(In thousands, except per share amounts) (Unaudited)

Revenue:
License	$2,701	$2,146	$5,222	$7,568
Service and other	8,465	10,200	16,658	21,323

Total revenue	11,166	12,346	21,880	28,891

Cost of revenue:
License	106	286	229	407
Service and other	3,614	5,292	7,564	10,974

Total cost of revenue	3,720	5,578	7,793	11,381

Gross profit	7,446	6,768	14,087	17,510

Operating expenses:
Sales and marketing	4,320	4,893	8,438	9,928
Research and development	4,383	4,836	8,596	9,378
General and administrative	2,087	2,863	5,185	6,500
Restructuring charges	950	471	1,095	607

Total operating expenses	11,740	13,063	23,314	26,413

Loss from operations	(4,294)	(6,295)	(9,227)	(8,903)
Interest income	588	483	1,160	872
Other income (expenses), net	67	(142)	237	(293)

Net loss before income taxes	(3,639)	(5,954)	(7,830)	(8,324)
Provision for income taxes	5	55	39	102

Net loss	$(3,644)	$(6,009)	$(7,869)	$(8,426)

Basic and diluted net loss per share	$(0.11)	$(0.18)	$(0.23)	$(0.25)

Weighted average shares used in computing basic and diluted net loss per share	33,613	33,480	33,599	33,427

The accompanying notes are an integral part of these condensed consolidated financial statements.

Vitria Technology, Inc.

Condensed Consolidated Statements of Cash Flows

	Six Months Ended
	June 30,
	2006	2005
	(In thousands) (Unaudited)

Operating activities:
Net loss	$(7,869)	$(8,426)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of fixed assets	—	14
Depreciation	273	617
Stock-based compensation	1,104	83
Provision for doubtful accounts	172	144
Changes in assets & liabilities:
Accounts receivable	(1,958)	2,457
Other current assets	742	(28)
Other assets	(12)	125
Accounts payable	(5)	(104)
Accrued liabilities	(1,056)	(418)
Accrued restructuring charges	(926)	(3,041)
Deferred revenue	2,150	1,499
Other long term liabilities	(122)	341

Net cash used in operating activities	(7,507)	(6,737)

Investing activities:
Purchases of property and equipment	(11)	(737)
Purchases of investments	(8,558)	(27,092)
Maturities of investments	32,634	34,907

Net cash provided by investing activities	24,065	7,078

Financing activities:
Issuance of common stock, net	84	165
Reduction of lease payable	(75)	(116)

Net cash provided by financing activities	9	49

Effect of exchange rates	(48)	(42)

Net increase in cash and cash equivalents	16,519	348
Cash and cash equivalents at beginning of period	26,503	32,106

Cash and cash equivalents at end of period	$43,022	$32,454

Supplemental disclosures of cash flow information:
Income taxes paid	$33	$175

Interest paid	$4	$10

The accompanying notes are an integral part of these condensed consolidated financial statements.

Vitria Technology, Inc.

Notes to the Condensed Consolidated Financial Statements

NOTE 1.	Basis of Presentation

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements include the accounts of Vitria Technology, Inc., or the “Company” or “Vitria”, and its subsidiaries. These unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and with the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in consolidated financial statements have been condensed or omitted in accordance with the rules and regulations of the Securities and Exchange Commission. As a result, these financial statements should be read in conjunction with the audited financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2005.

In the opinion of Vitria’s management, these unaudited condensed consolidated financial statements include all the adjustments necessary to fairly state our financial position and the results of our operations and cash flows. The results of our operations for any interim period are not necessarily indicative of the results of the operations for any other interim period or for a full fiscal year.

The consolidated balance sheet at December 31, 2005 has been derived from the audited consolidated financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

NOTE 2.	Recent Accounting Pronouncements

In June 2006, the Financial Accounting Standards Board, or FASB, issued FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109, or FIN 48. FIN 48 clarifies the accounting for uncertainties in income taxes recognized in an enterprise’s financial statements. The Interpretation requires that we determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authority. If a tax position meets the more likely than not recognition criteria, FIN 48 requires the tax position be measured at the largest amount of benefit greater than 50 percent likely of being realized upon ultimate settlement. This accounting standard is effective for fiscal years beginning after December 15, 2006. The effect, if any, of adopting FIN 48 on our financial position and results of operations has not been finalized.

NOTE 3.	Summary of Significant Accounting Policies

Stock-based Compensation

During the first quarter of fiscal 2006, we adopted the provisions of, and now account for stock-based compensation in accordance with Statement of Financial Accounting Standards, or SFAS, No. 123-revised 2004, or SFAS 123R, Share-Based Payment, which replaced SFAS No. 123, Accounting for Stock-Based Compensation, and supersedes Accounting Principles Board, or APB, No. 25, Accounting for Stock Issued to Employees. Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which is the vesting period. We elected the modified-prospective method, under which prior periods are not revised for comparative purposes. The valuation provisions of SFAS 123R apply to new grants and to grants that were outstanding as of the effective date and are subsequently modified. Estimated compensation for grants that were outstanding as of the effective date will be recognized over the remaining service period using the compensation cost estimated for the SFAS 123 pro forma disclosures.

The adoption of SFAS 123R continues to have a material impact on our condensed consolidated statement of operations. See Note 5 and critical accounting policies for further information regarding our stock-based compensation assumptions and expenses.

Vitria Technology, Inc.

Notes to the Condensed Consolidated Financial Statements — (Continued)

Revenue Recognition

We derive our revenue from sales of software licenses and related services. In accordance with the provisions of Statement of Position, or SOP, 97-2, Software Revenue Recognition, as amended, we record revenue from software licenses when a license agreement is signed by both parties, the fee is fixed or determinable, collection of the fee is probable and delivery of the product has occurred. For electronic delivery, we consider our software products to have been delivered when we make the software available to the customer on our FTP site, and the access code to download the software from the Internet has been provided to the customer. If an element of the agreement has not been delivered, revenue for that element is deferred based on vendor-specific objective evidence of fair value. If vendor-specific objective evidence of fair value does not exist for the undelivered element, all revenue for that agreement is deferred until sufficient objective evidence exists or all elements have been delivered. We treat all arrangements with payment terms longer than normal as having fees that are not fixed or determinable. Revenue under these agreements is recognized as payments become due unless collectibility concerns exist, in which case revenue is deferred until payments are received. Our assessment of collectibility is particularly critical in determining whether revenue should be recognized in the current market environment. Fees derived from arrangements with resellers are not recognized until evidence of a sell-through arrangement to an end user has been received.

Service revenue includes product maintenance, consulting and training. Customers who license our software products normally purchase maintenance services. These maintenance contracts provide unspecified software upgrades and technical support over a specified term, which is typically twelve months. Maintenance contracts are usually paid in advance and revenue from these contracts is recognized ratably over the term of the contract. Many of our customers use third-party system integrators to implement our products. Customers typically purchase additional consulting services from us to support their implementation activities. These consulting projects recognized under SOP 81-1, Accounting for Performance of Construction Type and Certain Production Type Contracts, are clearly stated as such in discussion below. These consulting services are either sold on a time and materials or fixed fee basis and recognized as the services are performed, in accordance with the provisions of SOP 81-1. We also offer training services which are sold on a per-student or per-class basis. Fees from training services are recognized as classes are attended by customers.

Payments received in advance of revenue recognition are recorded as deferred revenue. In the event that a software license arrangement requires us to provide consulting services for significant production, customization or modification of the software, or when the customer considers these services essential to the functionality of our software product, both the product license revenue and consulting services revenue would be recognized in accordance with the provision of SOP 81-1. In such event, we would recognize revenue from such arrangements using the percentage of completion method and, therefore, both the product license and consulting services revenue would be recognized as work progresses, using hours worked as input measures. These arrangements have not been common and, therefore, the significant majority of our license revenue in the past three years has been recognized under SOP 97-2.

Regarding arrangements for which we recognize revenue under the percentage of completion method, we measure progress toward completion based on the ratio of hours incurred to total estimated hours on the project, an input method. We believe we are able to make reasonably dependable estimates based on historical experience and various other assumptions that we believe are reasonable under the circumstances. These estimates included forecasting of hours to be incurred to-date, and projecting the remaining effort to complete project. These estimates are assessed continually during the term of the contract and revisions are reflected when conditions become known. Provisions for all losses on contracts are recorded when estimates determine that a loss will be incurred on a project. Using different hour estimates or different methods of measuring progress toward completion, consulting and service revenues and expenses may produce different results. A favorable change in estimates in a period could result in additional revenues and profit, and an unfavorable change in estimates could result in a reduction of revenue and profit or a recording of a loss. In certain arrangements, management has determined that there are

Vitria Technology, Inc.

Notes to the Condensed Consolidated Financial Statements — (Continued)

sufficient uncertainties within a range of estimated margins that will be produced. In these situations, we recognize revenues and costs based on a zero profit model, which results in the recognition of equal amounts of revenues and costs, until the uncertainties have been resolved.

Accounts Receivable

Accounts receivable consist of trade receivables from customers for purchases of our software or services and do not bear interest. We do not usually require collateral or other security to support credit sales. However, we do require the customer to provide a letter of credit or payment in advance if we determine that there is a potential collectibility issue based on the customer’s credit history or geographic location. Our normal payment terms currently range from “net 30 days” to “net 90 days”, occasionally a year for domestic and international customers, respectively. For customers who have licensed software from us in the past, credit is extended based upon periodically updated evaluations of each customer’s payment history with us and ongoing credit evaluations of the customer’s current financial condition.

We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to deliver required payments to us. When we believe a collectibility issue exists with respect to a specific receivable, we record an allowance to reduce that receivable to the amount that we believe is collectible. Accounts 180 days and more past due are typically fully reserved.

In addition, we record an estimated allowance on the remainder of our receivables that are still in good standing. When determining this allowance, we consider the probability of recoverability based on our past experience, taking into account current collection trends that are expected to continue, as well as general economic factors. From this, we develop an allowance provision based on the percentage likelihood that our aged receivables will not be collected. Historically our actual losses have been consistent with our provisions. Customer accounts receivable balances are written off against the allowance for doubtful accounts when they are deemed uncollectible.

Unexpected future events or significant future changes in trends could have a material impact on our future allowance provisions. If the financial condition of our individual customers were to deteriorate in the future, or general economic conditions were to deteriorate and affect our customers’ ability to pay, our allowance expense could increase and have a material impact on our future statements of operations and cash flows.

Restructuring Charges

Our restructuring charges primarily consist of changes in the cost of remaining contractual lease payments and other costs associated with closed facilities net of anticipated sublease income. Information regarding sublease income estimates for the amount of sublease income we are likely to receive and the timing of finding a tenant has been obtained from third party experts and is based on prevailing market rates.

Until December 31, 2002 a liability for restructuring costs was recognized at the date of our commitment in accordance with Emerging Issues Task Issue, or EITF No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activities. In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses accounting for restructuring and similar costs. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred and not at the date of our commitment to the exit plan. This statement also establishes that fair value is the objective for initial measurement of the liability. We have adopted the provisions of SFAS No. 146 for restructuring costs initiated after December 31, 2002.

Our recognition of these restructuring charges for facility closure costs require the extensive use of estimates, including estimates and assumptions related to future maintenance costs, our ability to secure sub-tenants and anticipated sublease income to be received in the future. If we fail to make accurate estimates or to complete planned activities in a timely manner, we might record additional charges or reverse previous charges in the future. Such additional charges or reversals will be recorded to the restructuring charges line in our statement of operations

Vitria Technology, Inc.

Notes to the Condensed Consolidated Financial Statements — (Continued)

in the period in which additional information becomes available to indicate our estimates should be adjusted. We may have to revise our sublease income estimates periodically if the significant downward trend in the real estate markets continues in the United States and in the United Kingdom.

The facilities consolidation charges for all of our restructuring actions were calculated using management’s best estimates and were based upon the remaining future lease commitments for vacated facilities from the date of facility consolidation, net of estimated future sublease income. We have engaged brokers to locate tenants to sublease all of the excess facilities, and, to date, have a signed sublease agreement for one of the two remaining buildings. The estimated costs of vacating these leased facilities were based on market information and trend analyses, including information obtained from third-party real estate sources. Our ability to generate the estimated sublease income is highly dependent upon the existing economic conditions, particularly lease market conditions in certain geographies, at the time we negotiate the sublease arrangements with third parties. While the amount we have accrued is our best estimate, these estimates are subject to change and may require routine adjustment as conditions change. If macroeconomic conditions related to the commercial real estate market worsen, we may be required to increase our estimated cost to exit certain facilities.

Deferred tax valuation allowance

When we prepare our consolidated financial statements, we estimate our income tax liability for each of the various jurisdictions where we conduct business. This requires us to estimate our actual current tax exposure and to assess temporary differences that result from differing treatment of certain items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which we show on our consolidated balance sheet under the category of other current assets. The net deferred tax assets are reduced by a valuation allowance if, based upon weighted available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. When we establish a valuation allowance or increase this allowance in an accounting period, we must record a tax expense in our consolidated statement of operations unless the increase is attributable to stock-based compensation deductions, which are recorded directly to equity. We must make significant judgments to determine our provision for income taxes, our deferred tax assets and liabilities and any valuation allowance to be recorded against our net deferred tax assets. As of June 30, 2006, we had a valuation allowance of approximately $90.4 million, of which approximately $73.8 million was attributable to U.S. and state net operating loss carryforwards and $10.5 million was attributable to U.S. and state tax credit carryforwards.

NOTE 4.	Net Loss per Share

Basic net loss per share is calculated by dividing net loss by the weighted-average shares of common stock outstanding. The weighted-average shares of common stock outstanding do not include shares subject to our right of repurchase, which lapse ratably over the related vesting term. Diluted net loss per share is calculated by dividing net loss by the weighted-average shares of common stock outstanding plus potential common stock. Potential common stock is composed of shares of common stock subject to our right of repurchase and total shares of common stock issuable upon the exercise of stock options. The calculation of diluted net loss per share excludes shares of potential common stock if the effect is anti-dilutive. For any period in which a net loss is reported, diluted net loss per share equals basic net loss per share.

Vitria Technology, Inc.

Notes to the Condensed Consolidated Financial Statements — (Continued)

The following table sets forth the computation of basic and diluted net loss per share for the periods indicated (in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Numerator for basic and diluted net loss per share:
Net loss	$(3,644)	$(6,009)	$(7,869)	$(8,426)
Denominator for basic and diluted net loss per share	33,613	33,480	33,599	33,427
Basic and diluted net loss per share	$(0.11)	$(0.18)	$(0.23)	$(0.25)

The following table sets forth the weighted average potential shares of common stock that are not included in the diluted net loss per share calculation above because to do so would be anti-dilutive for the periods indicated (in thousands):

	Six Months Ended
	June 30,
	2006	2005

Weighted average effect of anti-dilutive securities:
Employee stock options (using the treasury stock method)	4	143
Unvested restricted stock	581	—

Total	585	143

NOTE 5.	Comprehensive Loss

Comprehensive loss is comprised of net loss and other comprehensive gain/loss such as foreign currency translation gains and losses and unrealized gains or losses on available-for-sale securities. Our total comprehensive loss was as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Net Loss	$(3,644)	$(6,009)	$(7,869)	$(8,426)
Other comprehensive income (loss):
Foreign currency translation adjustment	(35)	14	(43)	(22)
Unrealized gain on securities	15	36	28	50

Comprehensive loss	$(3,664)	$(5,959)	$(7,884)	$(8,398)

The components of accumulated other comprehensive incomes (loss) are as follows (in thousands):

	June 30,	December 31,
	2006	2005

Foreign currency translation adjustment	$518	561
Unrealized loss on securities	(18)	(46)

Total accumulated other comprehensive gain	$500	$515

Vitria Technology, Inc.

Notes to the Condensed Consolidated Financial Statements — (Continued)

NOTE 6.	Stock Benefit Plans and Stock-Based Compensation

Stock Benefit Plans

We have two plans that provide for the granting of stock-based awards and stock purchase at a discount to employees, including officers, directors, and consultants. These two plans are as follows:

1999 Employee Stock Purchase Plan

In June 1999, the Board of Directors adopted, and in July 1999 the stockholders approved, the 1999 Employee Stock Purchase Plan, or the Purchase Plan. Under the Purchase Plan, eligible employees can have up to 10% of their earnings withheld to be used to purchase shares of common stock on specified dates determined by the Board of Directors. The price of common stock purchased under the Purchase Plan will be equal to 85% of the lower of the fair market value of the common stock on the commencement date of each offering period or the specified purchase date. The Board of Directors may specify a look-back period of up to 27 months.

Equity Incentive Plans

In June 1999, the Board of Directors adopted and, in July 1999 the stockholders approved, the 1999 Equity Incentive Plan, which amended the 1995 Equity Incentive Plan, and amended the 1998 Executive Incentive Plan, collectively the Amended Plans. The Amended Plans provide for the granting of stock options, stock appreciation rights, stock bonuses, and restricted stock purchase awards to employees, including officers, directors or consultants. Options under the Amended Plans may be granted for periods of up to ten years and at prices no less than 85% of the estimated fair value of the shares on the date of grant as determined by the Board of Directors, provided, however, that (i) the exercise price of an Incentive Stock Option, or ISO and Non-Statutory Option, or NSO, shall not be less than 100% and 85% of the estimated fair value of the shares on the date of grant, respectively, and (ii) the exercise price of an ISO granted to a 10% shareholder shall not be less than 110% of the estimated fair value of the shares on the date of grant.

In the quarter ended June 30, 2006, we granted shares of restricted stock under the 1999 Equity Incentive Plan to executive officers and non-executive employees. A portion of the awards of restricted stock to executive officers vested within a week from the grant date and the remaining portion vests pro-rata on each anniversary of the grant date and become fully vested two years from the grant date, provided that the executive officer has completed the specified continuous period requirement. They vest earlier if the employee dies, is permanently and totally disabled, retires under certain grant, age, and service conditions or terminates employment under certain conditions. The awards of restricted stock to non-executive employees in the quarter ended June 30, 2006, vest pro-rata on each anniversary of the grant date and become fully vested after two years from the grant date, provided the specific conditions, similar to the executive awards, are met.

The activities under the Equity Incentive Plan are summarized as follows (in thousands, except weighted average exercise price):

	Six Months Ended June 30,
	2006
		Weighted Average
	Options	Exercise Price

Outstanding as of December 31, 2005	5,775	$6.11
Granted	141	2.89
Exercised	(1)	1.04
Canceled	(809)	6.23

Outstanding options at end of period	5,106	$6.00

Options exercisable	3,328	$7.40

Vitria Technology, Inc.

Notes to the Condensed Consolidated Financial Statements — (Continued)

	Six Months Ended June 30,
	2006
	Restricted	Weighted Average
	Stock Awards	Exercise Price

Outstanding as of December 31, 2005	100	$3.42
Awarded	541	2.69
Released	(52)	3.14
Forfeited	—	—

Outstanding awards at end of period	589	$2.77

The following table summarizes information about outstanding stock options issued pursuant to the Equity Incentive Plan as of June 30, 2006:

		Weighted	Weighted		Weighted
		Average	Average		Average
	Number	Remaining	Exercise		Exercise
Range of Exercise Prices	Outstanding	Contractual Term	Price	Exercisable	Price

$ 0.25 - $ 2.99	609,051	8.50	$2.82	161,897	$2.79
$ 3.00 - $ 3.09	515,212	8.34	3.03	218,428	3.03
$ 3.12 - $ 3.41	382,118	8.29	3.31	151,792	3.31
$ 3.42 - $ 3.42	623,500	8.77	3.42	164,333	3.42
$ 3.43 - $ 4.59	244,733	7.80	3.79	131,471	3.91
$ 4.60 - $ 4.60	600,000	4.66	4.60	508,332	4.60
$ 4.65 - $ 7.92	507,006	6.70	4.75	368,009	4.74
$ 8.00 - $ 8.00	758,250	3.03	8.00	758,250	8.00
$ 8.12 - $ 10.00	215,323	4.17	9.35	215,143	9.35
$12.04 - $188.00	651,030	5.29	15.03	650,053	15.02

$ 0.25 - $188.00	5,106,223	6.43	$6.00	3,327,708	$7.40

Stock-based compensation

On January 1, 2006, we adopted SFAS 123(R) using the modified prospective transition method. SFAS 123(R) requires the measurement and recognition of compensation expense for all stock-based awards made to our employees and directors including employee stock options, employee stock purchase plans, and other stock-based awards based on estimated fair values. The following table summarizes the impact of the adoption of SFAS 123(R) on stock-based compensation costs for employees on our Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2006 and 2005 (in thousands):

			Six Months Ended
	Three Months Ended June 30,		June 30,
	2006	2005	2006	2005
	(SFAS 123(R))	(APB 25)	(SFAS 123(R))	(APB 25)

Employee stock-based compensation in:
Cost of revenue: service and other	63	—	119	—
Research and development	137	—	238	—
Sales and marketing	212	21	385	28
General and administrative	190	—	362	55

Total employee stock-based compensation:	$602	$21	$1,104	$83

Vitria Technology, Inc.

Notes to the Condensed Consolidated Financial Statements — (Continued)

The following table illustrates the effect on net loss and net loss per share as if the fair value recognition provisions of SFAS No. 123 had been applied to all outstanding and unvested awards for the three and six months ended June 30, 2006 and 2005 (in thousands, except loss per share amount):

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Net Loss(2)	$(3,644)	$(6,009)	$(7,869)	$(8,426)
Add: stock-based compensation included in reported net loss	602	21	1,104	83
Deduct: total stock based compensation expense determined under fair value based method for all awards(1)	(602)	(529)	(1,104)	(1,531)

Pro forma net loss	$(3,644)	$(6,517)	$(7,869)	$(9,874)

Basic and diluted net loss per share(2)	$(0.11)	$(0.18)	$(0.23)	$(0.25)

Pro forma basic and diluted net loss per share(3)	$(0.11)	$(0.19)	$(0.23)	$(0.30)

Weighted-average shares used in calculation	33,613	33,480	33,599	33,427

(1)	Stock-based compensation expense prior to 2006 is calculated based on the pro forma application of SFAS 123.

(2)	Net loss and net loss per share prior to 2006 did not include stock-based compensation expense for employee stock-based awards under SFAS 123 because we had not adopted the recognition provisions of SFAS 123.

(3)	Net loss and net loss per share prior to 2006 represents pro forma information based on SFAS 123.

Fair Value Disclosure

Upon adoption of SFAS 123(R), we selected the Black-Scholes option pricing model as the most appropriate model for determining the estimated fair value for stock-based awards. The use of the Black-Scholes model requires the use of extensive actual employee exercise behavior data and the use of a number of complex assumptions including expected volatility, risk-free interest rate, and expected dividends. The following table summarizes the assumptions used to value options granted in the respective periods, and the grant-date fair value of the stock options granted during the respective periods:

	Stock Option Plan		ESPP		Stock Option Plan		ESPP
	Three Months Ended June 30,				Six Months Ended June 30,
	2006	2005	2006	2005	2006	2005	2006	2005

Expected term (in years)	6.25	3.0	1.0	1.0	6.25	3.0	1.0	1.0
Expected Volatility	71%	74%	43%	91%	69%	66%	43%	91%
Dividend yield	—	—	—	—	—	—	—	—
Risk free interest rate	5.11%	3.67%	5.21%	2.73%	5.04%	3.92%	5.21%	2.73%
Forfeiture rate	8.86%	—	—	—	8.86%	—	—	—

NOTE 7.	Restructuring, Impairments and Other Charges

In 2002 and 2003, we initiated actions to reduce our cost structure due to sustained negative economic conditions that impacted our operations and resulted in lower than anticipated revenue. The plan was a combination of a reduction in workforce of approximately 385 employees, consolidations of facilities in the United States and

Vitria Technology, Inc.

Notes to the Condensed Consolidated Financial Statements — (Continued)

United Kingdom and the related disposal of leasehold improvements and equipment. As a result of these restructuring actions, we incurred charges of $19.5 million and $16.1 million in 2002 and 2003, respectively.

In 2004 and 2005, we incurred $1.1 million and $746,000, respectively, in restructuring costs. These costs consisted of accretion expense due to the fair value treatments for those leases restructured in 2003, in accordance with SFAS 146, and adjustments we made to our estimates for future sublease income and other assumption of future costs, which we revise periodically based on current market conditions.

For the three and six months ended June 30, 2006, we incurred $950,000 and $1.1 million, respectively, in restructuring costs. These costs consisted of accretion expense due to the fair value treatments for those leases restructured in 2003 under SFAS 146 and adjustments we made to our estimates for future sublease income and other assumption of future costs, which we revise periodically based on current market conditions.

As of June 30, 2006, $6.5 million of restructuring and other costs remained accrued for payment in future periods. The table below includes our 2002 and 2003 accrual for restructured facilities, which was discounted at fair value, in accordance with SFAS 146 (in thousands):

	Facilities Consolidation	Serverance	Total

Balance at December 31, 2003	$18,482	$330	$18,812
Cash Payments	(6,295)	(330)	(6,625)
Facility adjustments	1,236		1,236

Balance at December 31, 2004	13,423	—	13,423
Cash Payments	(6,400)	—	(6,400)
Facility adjustments	397	—	397

Balance at December 31, 2005	7,420	—	7,420
Cash Payments	(2,020)	—	(2,020)
Facility adjustments	1,094	—	1,094

Balance at June 30, 2006	$6,494	$—	$6,494

The facilities consolidation charges for all of our restructuring actions were calculated using management’s best estimates and were based upon the remaining future lease commitments for vacated facilities from the date of facility consolidation, net of estimated future sublease income. We have engaged brokers to locate tenants to sublease all of the excess facilities and, to date, have a signed sublease agreement for one of the two remaining buildings. The estimated costs of vacating these leased facilities were based on market information and trend analyses, including information obtained from third-party real estate sources. Our ability to generate estimated sublease income is highly dependent upon the existing economic conditions, particularly lease market conditions in certain geographies, at the time the sublease arrangements are negotiated with third parties. While the amount we have accrued is our best estimate at this time, these estimates are subject to change and may require routine adjustment as conditions change through the implementation period. If conditions related to the commercial real estate market continue to worsen, we may be required to increase our estimated cost to exit certain facilities.

The future contractual lease payments, net of contractual future sublease income, amount to $7.5 million. The payments primarily consisting of lease obligations that will be made through 2013.

In the estimated lease payout schedule in the table below (in thousands), future lease payments are undiscounted and future sublease income is estimated base on third party estimates derived from prevailing market rates.

Vitria Technology, Inc.

Notes to the Condensed Consolidated Financial Statements — (Continued)

							Total
						2011 and	Estimated
	2006	2007	2008	2009	2010	Thereafter	Net Payments

Undiscounted future lease payments and estimated operating costs for restructured facilities	$1,256	$2,163	$903	$903	$903	$2,210	$8,338
Less: contractual future sublease income	(322)	(512)					(834)

Gross estimated future payments	$934	$1,651	$903	$903	$903	$2,210	$7,504

Less: Discount factor due to fair value treatment of facilities restructured in 2003							(1,010)

Net future payments on restructured facilities							$6,494

NOTE 8.	Deferred Revenue

Deferred revenue is comprised primarily of deferred license, maintenance, consulting and training revenue. Deferred maintenance revenue is not recorded until it has been supported by a formal commitment to pay or until it has been collected. Deferred maintenance is recognized in the consolidated statement of operations over the term of the arrangement, which is most commonly twelve months but can be as long as 18 or 24 months. Consulting and training revenue is generally recognized as the services are performed. Total long term and short term deferred revenue was $13.5 million as of June 30, 2006 and $11.5 million as of December 31, 2005, respectively.

NOTE 9.	Related Party Transactions

In December 2003, we sold our interest in our China operations to QilinSoft LLC (formerly referred to as ChiLin LLC). QilinSoft is owned and controlled by Dr. JoMei Chang, a director and a significant stockholder, and Dr. Dale Skeen, a director and our Chief Executive Officer and Chief Technology Officer, the spouse of Dr. Chang and a significant stockholder.

At the time of the sale, Vitria and QilinSoft entered into a license agreement whereby QilinSoft received a royalty-bearing license to distribute our products in China. In addition, Vitria and QilinSoft executed a development agreement in December 2003 pursuant to which QilinSoft performs development work and other fee-bearing services for us. In April 2004, Dr. Chang and Dr. Skeen entered into a confirmation agreement with us confirming the nature of their involvement and/or investment in QilinSoft including obligations with respect to non-solicitation and hiring of our employees and non-competition with Vitria. In July 2004, we entered into a professional services agreement with QilinSoft pursuant to which QilinSoft may order professional services from us. In November 2004, we entered into a two year marketing agreement with QilinSoft governing the marketing and sales relationship between the parties.

Vitria Technology, Inc.

Notes to the Condensed Consolidated Financial Statements — (Continued)

The following table is a summary of our related party revenue and service fees for the three and six months ended June 30, 2006 and 2005 (in thousands):

	Three Months Ended
	June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Revenue from QilinSoft LLC	$74	$50	$148	$100
Research, Development, and Consulting expense incurred with QilinSoft LLC	$666	$580	$1,522	$1,000

	As of	As of
	June 30, 2006	December 31, 2005

Trade Accounts Receivables and accruals with QilinSoft LLC	$—	$300
Trade Accounts Payable and accruals with QilinSoft LLC	$223	$441

We experienced a significant increase in outsourced research and development costs incurred with QilinSoft LLC, during 2005, and we expect another substantial increase in 2006 over 2005 levels. This is because we are continuing to conduct more of our engineering, support and professional services work offshore and QilinSoft is an important provider of offshore engineering talent.

NOTE 10.	Credit Facilities with Silicon Valley Bank

We entered into a Loan and Security Agreement with Silicon Valley Bank dated June 28, 2002, for the purpose of establishing a revolving line of credit. We modified this agreement on June 24, 2005 and reduced the line of credit from $12.0 million to $6.5 million. The modification requires us to maintain minimum cash, cash equivalents, and short-term investments balance of $12.0 million. The agreement also requires us to maintain our primary depository and operating accounts with Silicon Valley Bank and invest all of our investments through Silicon Valley Bank. The line of credit serves as collateral for letters of credit and other commitments, even though these items do not constitute draws on the line of credit. Available advances under the line of credit are reduced by the amount of outstanding letters of credit and other commitments. Interest on outstanding borrowings on the line of credit accrues at the bank’s prime rate of interest.

On June 23, 2006 we modified this agreement and reduced the line of credit from $6.5 million to $2 million with the same conditions as stated above.

As of June 30, 2006, we had not borrowed against this line of credit. In connection with the line of credit agreement, we have outstanding letters of credit of approximately $1.1 million related to certain office leases at June 30, 2006. Fees related to our outstanding letters of credit totaled $15,000 and $25,000 for the six months ended June 30, 2006 and 2005, respectively.

NOTE 11.	Segment Information

We recognized approximately 37% of our revenue from customers outside the United States in the three months ended June 30, 2006, compared to 54% in the three months ended June 30, 2005. We recognized approximately 38% of our revenue from customers outside the United States in the six months ended June 30, 2006, compared to 46% in the six months ended June 30, 2005. No one country other than the United States accounted for more than 10% of the total revenue in the three months ended June 30, 2006 or the six months ended June 30, 2006. Revenue from Germany accounted for 12% of total revenue in the three months ended June 30, 2005 and no one country other than the United States accounted for more than 10% of the total revenue in the six months ended June 30, 2006.

Revenue from our ten largest customers accounted for 46% of total revenue in the three months ended June 30, 2006 and 45% of total revenue in the three months ended June 30, 2005. Revenue from our ten largest customers

Vitria Technology, Inc.

Notes to the Condensed Consolidated Financial Statements — (Continued)

accounted for 41% of total revenue in the six months ended June 30, 2006 and 45% of total revenue in the six months ended June 30, 2005. In the three months ended June 30, 2006, one customer accounted for 14% of total revenue and for the six months ended June 30, 2006, no customer accounted for more than 10% of total revenue. In the three months ended June 30, 2005, no customer accounted for more than 10% of total revenue, and in the six months ended June 30, 2005, one customer accounted for 15% of total revenue. We expect that revenue from a limited number of customers will continue to account for a large percentage of total revenue in future quarters. Therefore, the loss or delay of individual orders could have a significant impact on revenue. Our ability to attract new customers will depend on a variety of factors, including the reliability, security, scalability and the overall cost-effectiveness of our products. To date, we have not experienced significant seasonality of revenue. However, we expect that future results may be affected by the fiscal or quarterly budget cycles of our customers.

NOTE 12.	Cash, Cash Equivalents and Short-term Investments

The following is a summary of cash, cash equivalents and available-for-sale securities (in thousands):

	As of June 30, 2006				As of December 31, 2005
	Carrying	Unrealized	Unrealized	Estimated	Carrying	Unrealized	Unrealized	Estimated
	Value	Gains	Losses	Fair Value	Value	Gains	Losses	Fair Value

Cash	$8,369	$—	$—	$8,369	$7,679	$—	$—	$7,679
Money market funds	2,192	—	—	2,192	1,285	—	—	1,285
Government securities	—	—	—	—	800	—	—	800
Commercial paper	32,456	5	—	32,461	16,739	—	—	16,739

Total cash equivalents	34,648	5	—	34,653	18,824	—	—	18,824

Total cash and cash equivalents	43,017	5	—	43,022	26,503	—	—	26,503

Government securities	6,008	—	(17)	5,991	13,754	—	(23)	13,731
Corporate bonds	4,946	—	(6)	4,940	13,794	—	(26)	13,768
Commercial paper	—	—	—	—	7,477	3	—	7,480

Total short-term investments	10,954	—	(23)	10,931	35,024	3	(49)	34,979

Total cash, cash equivalents, and short-term investments	$53,971	$5	$(23)	$53,953	$61,527	$3	$(49)	$61,482

ITEM 2:	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information in this discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 which are subject to the “safe harbor” created by those sections. These forward-looking statements are generally identified by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “hope,” “assume,” “estimate” and other similar words and expressions. These forward-looking statements involve risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including, without limitation, the risks outlined in Part II, Item 1A., “Risk Factors” of this quarterly report on Form 10-Q. These business risks should be considered in evaluating our prospects and future financial performance. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Overview

Vitria provides business process integration software and services for corporations in telecommunications, manufacturing, healthcare and insurance, finance and other industries. Our offerings include business process applications as well as a business process integration platform.

Our software products orchestrate interactions between isolated software systems, automate manual process steps, facilitate both manual and automated resolution of process exceptions and manage data exchanges between companies. Our software products also provide operational staff and managers with real-time and historical views of individual transactions as well as of large-scale processes spanning multiple systems and organizations.

Our customers use our software products to pursue new revenue opportunities, cut operating costs, reduce process cycle times, decrease process errors, improve customer service, increase supply chain efficiencies and more easily adapt their business processes to changing requirements and conditions.

Our strategy is to help our customers manage complex business processes, particularly those that require enterprise-class reliability from their underlying software infrastructure. These targeted business processes typically use multiple software applications, involve a series of steps occurring over a period of time, include both system-to-system interactions and manual workflow and require end-to-end visibility and benefit from a Service Oriented Architecture (SOA) approach to integration. Our experience is that such process requirements are most common in Global 2000 companies in telecommunications, manufacturing, healthcare and insurance, and finance, although we have customers in other industries as well.

We execute our strategy in two ways. First, we offer a software platform for business process integration that supports both SOA and other integration approaches. Customers use our platform to create and deploy process and integration content (such as process models and data transformations) to meet their unique needs. Second, we offer pre-built process applications with our platform to support selected business processes in specific industries. By providing Vitria-built content, based on industry standards and best practices, our applications are designed to reduce customer implementation time while providing an adaptable business process integration framework for meeting future needs.

Product Overview

BusinessWare is our business process integration platform and flagship product. It uses graphically modeled business process and integration logic as the foundation for orchestrating complex interactions among dissimilar software applications, databases, web services, people, and companies over corporate networks and the Internet. Our platform is typically used by information technology professionals to support complex business processes like order management and fulfillment, insurance claims and securities trade processing, supply chain management, and customer service.

BusinessWare includes a business process integration server and various options that extend the business process integration server’s functionality.

Some specific capabilities in our core BusinessWare product include:

•	Process automation

•	Management of human workflow

•	Message transport and routing

•	Data transformation and vocabulary management

•	Web services integration and orchestration

•	Enterprise Service Bus (ESB)

•	Other SOA integration capabilities

•	Compatibility with specific data transport protocols

•	Tools for building custom connectors

•	Various pre-built services for business process integration

•	Modeling environment for development

•	Solution life cycle management

Some optional capabilities we offer for our core BusinessWare product include:

•	Connectors for various packaged software applications (e.g., SAP, Siebel, Oracle Applications, Peoplesoft) and databases (e.g., Oracle, Microsoft SQL Server, Sybase, DB2)

•	Connectors for various technology standards and transport protocols (e.g., Java Messaging Service, WebSphere MQ, IBM CICS)

•	Specialized data transformation and validation products (e.g., HIPAA, HL7, SWIFT)

•	Business process monitoring and analysis

•	EDI and various other business-to-business integration standards

Our business process integration platform products have faced increasing competition over the past few years, and we expect this trend to continue as market adoption of lower-level integration technologies like messaging, transformation, and web services continues to shift towards evolving industry standards supported by a broad range of software vendors. Consequently, we expect our pre-built process applications product line to be an important source of our revenue in the years ahead. By combining the capabilities and flexibility of the BusinessWare platform with pre-built content for specific types of business process, we believe that our pre-built process applications can provide significant business value to customers. Vitria currently offers four process applications that run on the BusinessWare platform:

•	Order Accelerator — This process application, initially released in March 2004, automates business processes across a telecommunications service provider’s existing systems and is designed to provide faster, more cost-effective, and more accurate order management. Order Accelerator includes pre-built business processes and other content based on the Telemanagement Forum’s eTOM (Enhanced Telecom Operations Map) standard.

•	Resolution Accelerator — This process application, initially released in June 2005, manages the resolution of business process exceptions. Such exceptions occur when automated business transactions are diverted from their normal process path due to incomplete or erroneous data, specific business policies, or factors external to the process. Resolution Accelerator provides capabilities to automatically fix many problems, guide manual resolution of other problems, and reinsert affected transactions back into the normal process flow. While a majority of our sales to date of this product have been to the telecommunications sector, it is applicable to other sectors as well. We released an enhanced version of Resolution Accelerator in April 2006.

•	Smart Claims — This process application for health insurance payers was initially released in late 2003. Smart Claims augments existing claims processing systems by applying automated business rules to reduce off-line manual processing, by intelligently routing claims between different systems, and by providing a unified view of the claims processing lifecycle across multiple systems. Potential benefits to Smart Claims customers include fewer delays in claims processing and payment, reduced errors, faster changes to claims processing logic, and faster response to customer and partner inquiries.

•	Smart Gateway for Healthcare — This new process application manages the intake, splitting, validation, transformation, aggregation, and routing of health insurance claims and other electronic business documents exchanged with multiple external parties. By consolidating multiple document exchange processes into a single electronic document gateway, this product can reduce operational complexity and costs, increase visibility within a complex document exchange process, and make the automated business logic governing these processes easier to implement, manage and modify. Vitria released the first part of this solution in December 2005 and released the complete product in June 2006.

In 2006, we continue to market our current pre-built process applications to existing Vitria customers as well as new prospects. We are also working on new process applications for planned release in 2007.

We are also continuing to enhance our business process integration platform products. In response to growing market interest in web services and service-oriented architectures (SOA), we released an enhanced version of BusinessWare with expanded capabilities for service-oriented integration in June 2006. Other enhancements to BusinessWare are planned.

For the longer term, we are developing new technologies and products for our planned next generation business process integration platform and associated business process applications . While applying our own expertise in process modeling, application frameworks, and other integration technologies, we expect that our next generation products will also better leverage application servers and other third party products based on technology standards that are increasingly important to our customers.

The challenges on which our executives are most focused in 2006 include increasing sales of our existing pre-built process applications, enhancing our platform products, developing new process applications, improving execution in sales and marketing, expanding our strategic alliances to increase our revenue opportunities and renewing enterprise license agreements with some of our most important customers. In addition, we plan to selectively invest in research and development and sales and marketing to strengthen our future growth and at the same time, contain overall costs in order to reduce our net cash outflow. We regularly consider a full range of strategic alternatives, including strategic alliances, collaborations, partnerships, mergers and other transactions, some of which may involve a change in control in Vitria. We have retained Jefferies Broadview to assist us in evaluating our strategic alternatives.

CRITICAL ACCOUNTING POLICIES

Our discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosures. We evaluate our estimates on an on-going basis, including those related to revenue recognition, allowances for doubtful accounts, stock-based compensation and restructuring charges. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting policies are described in Item 7 to the annual consolidated financial statements as of and for the year ended December 31, 2005, included in our Annual Report on Form 10-K filed with the SEC on March 31, 2006 and notes to condensed consolidated financial statements as of and for the six months ended

June 30, 2006, included herein. Our most critical accounting policies have not changed since the filing of our Annual Report on Form 10-K on March 31, 2006 and include the following:

•	Revenue Recognition

•	Allowances for Doubtful Accounts

•	Restructuring Costs

Our accounting policy for stock-based compensation for employee stock-based awards was recently modified due to the adoption of SFAS 123(R) and is described below.

We adopted the provisions of, and now account for stock-based compensation in accordance with SFAS No. 123 (revised 2004), Share-Based Payment, during the first quarter of fiscal 2006. We elected the modified-prospective method, under which prior periods are not revised for comparative purposes. Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which is the vesting period.

We currently use the Black-Scholes option pricing model to determine the fair value of stock options and employee stock purchase plan shares. The determination of the fair value of stock-based payment awards on the date of grant using an option-pricing model is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. These variables include our expected stock price volatility over the term of the awards, actual and projected employee stock option exercise behaviors, risk-free interest rate and expected dividends.

We use the simplified method to determine expected term of options as prescribed by Staff Accounting Bulletin No. 107. We base the risk-free interest rate that we use in the option pricing model on Federal Reserve interest rates with remaining terms similar to the expected term on the options. We do not anticipate paying any cash dividends in the foreseeable future and therefore use an expected dividend yield of zero in the option pricing model. We are required to estimate forfeitures at the time of grant and revise those estimates in subsequent periods if actual forfeitures differ from those estimates. We use historical data to estimate pre-vesting option forfeitures and record stock-based compensation expense only for those awards that are expected to vest. All share based payment awards are amortized on a straight-line basis over the requisite service periods of the awards, which are generally the vesting periods.

If factors change and we employ different assumptions for estimating stock-based compensation expense in future periods or if we decide to use a different valuation model, the future periods may differ significantly from what we have recorded in the current period and could materially affect our operating statement, net loss and net loss per share.

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable, characteristics not present in our option grants and employee stock purchase plan shares.

Existing valuation models, including the Black-Scholes and lattice binomial models, may not provide reliable measures of the fair values of our stock-based compensation. Consequently, there is a risk that our estimates of the fair values of our stock-based compensation awards on the grant dates may bear little resemblance to the actual values realized upon the exercise, expiration, early termination or forfeiture of those stock-based payments in the future. Certain stock-based payments, such as employee stock options, may expire worthless or otherwise result in zero intrinsic value as compared to the fair values originally estimated on the grant date and reported in our financial statements. Alternatively, value may be realized from these instruments that are significantly higher than the fair values originally estimated on the grant date and reported in our financial statements. There currently is not any market-based mechanism or other practical application to verify the reliability and accuracy of the estimates stemming from these valuation models, nor is there a means to compare and adjust the estimates to actual values.

The guidance in SFAS 123(R) and SAB 107 is relatively new. The application of these principles may be subject to further interpretation and refinement over time. There are significant differences among valuation models, and there is a possibility that we will adopt different valuation models in the future. This may result in a lack of consistency in future periods and materially affect the fair value estimate of stock-based payments. It may also result in a lack of comparability with other companies that use different models, methods and assumptions.

See Note 6 to the condensed consolidated financial statements for further information regarding the SFAS 123(R) accounting and disclosures.

RESULTS OF OPERATIONS

For the three and six months ended June 30, 2006 and June 30, 2005

The following table sets forth the components of our results of operations as a percentage of total revenue for the periods indicated.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenue
License	24%	17%	24%	26%
Service and other	76%	83%	76%	74%

Total revenue	100%	100%	100%	100%

Cost of revenue
License	1%	2%	1%	1%
Service and other	32%	43%	35%	38%

Total cost of revenue	33%	45%	36%	39%

Gross profit	67%	55%	64%	61%
Operating expenses
Sales and marketing	38%	39%	39%	34%
Research and development	39%	39%	39%	33%
General and administrative	19%	24%	24%	22%
Restructuring	9%	4%	5%	2%

Total operating expenses	105%	106%	107%	91%

Loss from operations	(38)%	(51)%	(43)%	(30)%
Interest income	5%	4%	5%	3%
Other income (expense), net	1%	(1)%	1%	(1)%

Net loss before income taxes	(32)%	(48)%	(37)%	(28)%
Provision for income taxes	0%	0%	0%	0%

Net loss	(32)%	(48)%	(37)%	(28)%

Revenue

Total revenue, which is comprised of license revenue and service revenue, declined 10% from $12.3 million in the three months ended June 30, 2005 to $11.2 million in the three months ended June 30, 2006. Total revenue declined 24% from $28.9 million in the six months ended June 30, 2005 to $21.9 million in the six months ended June 30, 2006.

License.  The license revenue that we recognize in any given period is directly related to the number and size of our license orders. A few large license orders usually comprise a large percentage of our sales and as such our average license order size fluctuates significantly from period to period. Due to the rapidly changing business environment, we expect that we will continue to see fluctuations in the size of our average license order.

License revenue increased 26% from $2.1 million in the three months ended June 30, 2005 to $2.7 million in the three months ended June 30, 2006. During the second quarter of 2006, our license order volume increased 13% while our average license order size increased 30% compared to the second quarter of 2005. License revenue decreased 31% from $7.6 million in the six months ended June 30, 2005 to $5.2 million in the six months ended June 30, 2006. During the first half of 2006, our license order volume decreased 17% while our average license order size decreased 14% compared to the first half of 2005. The decrease in our license order volume in the first half of 2006 compared to the first half of 2005 was due to the continuing maturation of the market in which we compete for our platform products, which has resulted in fewer total orders as competition has increased for these products. Because we typically receive a few, relatively large orders in any period, quarter over quarter comparisons of license order volume or size do not necessarily indicate a trend in the demand for our products. Over the last several years we have experienced a decline in our order volume due to the continuing maturation of the market and as competition has increased.

Service and other.  The level of service revenue is highly affected by the number and size of license sales in a given and preceding period. Customers typically purchase maintenance for the first year as part of each license sale. Most of our consulting revenue and customer training revenue is also affected by the size and number of license deals. Service and other revenue also includes revenue from support renewals, which are dependent upon our installed license base. Service revenue decreased 17% from $10.2 million in the three months ended June 30, 2005 to $8.5 million in the three months ended June 30, 2006. This decrease was due to a decrease in consulting revenue of $1.4 million due to more fixed price, variable length engagements and a decrease in training revenue of $301,000 due to our lower license sales. Service revenue decreased 22% from $21.3 million in the six months ended June 30, 2005 to $16.7 million in the six months ended June 30, 2006. This decrease was due to a decrease in consulting revenue of $3.5 million due to more fixed price, variable length engagements and a decrease in support and training revenues of $1.2 million due to our lower license sales.

We recognized approximately 37% of our revenue from customers outside the United States in the three months ended June 30, 2006, compared to 54% in the three months ended June 30, 2005. We recognized approximately 38% of our revenue from customers outside the United States in the six months ended June 30, 2006, compared to 46% in the six months ended June 30, 2005. No one country other than United States accounted for more than 10% of the total revenue in the three months ended June 30, 2006 or the six months ended June 30, 2006. Revenue from Germany accounted for 12% of total revenue in the three months ended June 30, 2005 and no one country other than the United States accounted for more than 10% of the total revenue in the six months ended June 30, 2006

Revenue from our ten largest customers accounted for 46% of total revenue in the three months ended June 30, 2006 and 45% of total revenue in the three months ended June 30, 2005. Revenue from our ten largest customers accounted for 41% of total revenue in the six months ended June 30, 2006 and 45% of total revenue in the six months ended June 30, 2005. In the three months ended June 30, 2006 one customer accounted for 14% of total revenue and for the six months ended June 30, 2006, no customer accounted for more than 10% of total revenue. In the three months ended June 30, 2005 no customer accounted for more than 10% of total revenue, in the six months ended June 30, 2005 one customer accounted for 15% of total revenue. We expect that revenue from a limited number of customers will continue to account for a large percentage of total revenue in future quarters. Therefore, the loss or delay of individual orders could have a significant impact on revenue. Our ability to attract new customers will depend on a variety of factors, including the reliability, security, scalability and the overall cost-effectiveness of our products. To date, we have not experienced significant seasonality of revenue. However, we expect that future results may be affected by the fiscal or quarterly budget cycles of our customers.

Cost of Revenue

License.  Cost of license revenue consists of royalty payments to third parties for technology incorporated into our products. Fluctuations in cost of license revenue is generally due to the buying patterns of our customers, as cost of license revenue is dependent upon which products our customers purchase, and which of those purchased products have third-party technology incorporated into them. Cost of license revenue decreased 63% from $286,000 in the three months ended June 30, 2005 to $106,000 in the three months ended June 30, 2006.

Cost of license revenue decreased 44% from $407,000 in the six months ended June 30, 2005 to $229,000 in the six months ended June 30, 2006. We expect that future fluctuations in cost of license revenue will be dependent upon increases or decreases in the sales of those particular products which incorporate third-party technology.

Service and other.  Cost of service and other revenue consists of salaries, facility costs, travel expenses and third party consultant fees incurred in providing customer support, training and implementation related services. Cost of service and other revenue decreased 32% from $5.3 million in the three months ended June 30, 2005 to $3.6 million in the three months ended June 30, 2006. This decrease was primarily due to an $837,000 decrease in salary-related expense due to lower average headcount for the period, a $94,000 decline in external consulting expense, a $186,000 decrease in travel expense, a $197,000 decrease in facility and related expense and an increase in the use of resources for internal projects that resulted in decreased expense of $381,000. The decreases were offset by an increase of $63,000 in stock-based compensation.

Cost of service and other revenue decreased 31% from $11 million in the six months ended June 30, 2005 to $7.6 million in the six months ended June 30, 2006. This decrease was primarily due to a $1.8 million decrease in salary-related expense due to lower average headcount for the period, a $219,000 decline in external consulting expense, a $375,000 decrease in travel expense, a $278,000 decrease in facility and related expense, a decrease of $41,000 in recruiting expense and an increase in the use of resources for internal projects that resulted in decreased expense of $550,000, as well as other expense reductions as the result of our cost containment efforts. The decreases were offset by an increase of $119,000 in stock-based compensation.

For the next quarter, we expect that cost of service revenue will remain flat compared to the three months ended June 30, 2006.

Operating Expenses

Sales and marketing.  Sales and marketing expenses consist of salaries, stock-based compensation expense, commissions, field office expenses, travel and entertainment, and promotional expenses. Sales and marketing expenses decreased 12% from $4.9 million in the three months ended June 30, 2005 to $4.3 million in the three months ended June 30, 2006. This decrease was primarily due to a decrease in salary and related expense of $485,000 resulting from lower headcount, a decrease of $182,000 in outside consulting fees, a decrease of $89,000 in travel related spending, a decrease of $23,000 in recruiting expense and a decrease of $114,000 in depreciation and facilities related expense, offset by an increase of $186,000 in stock-based compensation, and an increase of $93,000 in marketing expense.

Sales and marketing expenses decreased 15% from $9.9 million in the six months ended June 30, 2005 to $8.4 million in the six months ended June 30, 2006. This decrease was primarily due to a decrease in salary and related expense of $1.1 million resulting from lower headcount, a decrease of $394,000 in outside consulting fees, a decrease of $170,000 in travel related spending, a decrease of $244,000 in depreciation and facilities related expense, a decrease of $79,000 in recruiting expense, offset by an increase of $337,000 in stock-based compensation, an increase of $37,000 in training expense and an increase of $132,000 in marketing expense.

For the next quarter, we expect that sales and marketing expenses will remain flat compared to the three months ended June 30, 2006.

Research and development.  Research and development expenses include costs associated with the development of new products, enhancements to existing products, and quality assurance activities. These costs consist primarily of employee salaries, stock-based compensation expense, benefits, and the cost of consulting resources that supplement the internal development team. Research and development expenses decreased 9% from $4.8 million in the three months ended June 30, 2005 to $4.4 million in the three months ended June 30, 2006. This decrease was primarily due to a decrease in salary and related expense of $890,000 resulting from lower headcount, a decrease of $200,000 in depreciation and facility related expense, a decrease of $37,000 in third party software expense and a decrease of $32,000 in travel expense, offset by an increase of $123,000 in stock-based compensation, an increase of $82,000 in equipment expense, an increase of $331,000 in offshore development expense and an increase of $284,000 related to use of internal consulting resources on development projects.

Research and development expenses decreased 8% from $9.4 million in the six months ended June 30, 2005 to $8.6 million in the six months ended June 30, 2006. This decrease was primarily due a decrease in salary and related expense of $1.5 million resulting from lower headcount, a decrease of $354,000 in depreciation and facility related expense and a decrease of $43,000 in third party software expense, offset by an increase of $223,000 in stock-based compensation, an increase of $65,000 in equipment expense, an increase of $682,000 in offshore development expense and an increase of $400,000 related to use of internal consulting resources on development projects.

For the next quarter, we expect that research and development expenses will remain flat compared to the three months ended June 30, 2006.

General and administrative.  General and administrative expenses consist of salaries and stock-based compensation for administrative, executive and finance personnel, information systems costs, outside professional service fees and our provision for doubtful accounts. General and administrative expenses decreased 27% from $2.9 million in the three months ended June 30, 2005 to $2.1 million in the three months ended June 30, 2006. This decrease was primarily attributable to a decrease of $853,000 in salaries and related expenses due to lower headcount, a decrease of $149,000 in consulting and outside professional service expense, a decrease of $38,000 in travel expense and a $14,000 decrease in insurance expense, offset by an increase of $173,000 in stock-based compensation, an increase of $84,000 in bad debt expense and an increase of $132,000 related to a decreased allocation of general and administrative employee expenses to other departments.

General and administrative expenses decreased 21% from $6.5 million in the six months ended June 30, 2005 to $5.2 million in the six months ended June 30, 2006. This decrease was primarily attributable to a decrease of $1.4 million in salaries and related expenses due to lower headcount, a decrease of $62,000 in facility related expense, a decrease of $137,000 in travel expense, a decrease of $46,000 in bad debt expense and a $57,000 decrease in insurance expense, offset by an increase of $345,000 in stock-based compensation, an increase of $322,000 in consulting and outside professional service expense.

For the next quarter, we expect that general and administrative expenses will remain flat when compared to the three months ended June 30, 2006.

Restructuring charges.  We recorded $471,000 and $607,000 for the three and six months ended June 30, 2005, respectively, in restructuring costs. These costs consisted of accretion expense due to the fair value treatments for those leases restructured in 2003, in accordance with SFAS 146, and adjustments we made to our estimates for future sublease income and other assumption of future costs, which we revise periodically based on current market conditions.

For the three and six months ended June 30, 2006, we incurred $950,000 and $1.1 million, respectively, in restructuring costs. These costs consisted of accretion expense due to the fair value treatments for those leases restructured in 2003 under SFAS 146 and adjustments we made to our estimates for future sublease income and other assumption of future costs, which we revise periodically based on current market conditions.

Only costs resulting from a restructuring plan that are not associated with, or that do not benefit activities that will be continued, are eligible for recognition as liabilities at the commitment date. These charges represent expenses incurred in connection with certain cost reduction programs that we have undertaken and consist primarily of the cost of involuntary termination benefits and remaining contractual lease payments and other costs associated with closed facilities net of anticipated sublease income. Information regarding sublease income estimates for the amount of sublease income we are likely to receive and the timing of finding a tenant has been obtained from third party experts and is based on prevailing market rates.

Until December 31, 2002 a liability for the restructuring costs was recognized at the date of our commitment in accordance with EITF No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activities. In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which addresses accounting for restructuring and similar costs. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred and not at the date of our commitment to the exit plan. This statement also establishes that fair value is the objective for initial measurement of the liability. We have adopted the provisions of SFAS No. 146 for restructuring costs initiated after December 31, 2002.

The recognition of the restructuring charges for facility closure costs require the extensive use of estimates, including estimates and assumptions related to future maintenance costs, our ability to secure sub-tenants and anticipated sublease income to be received in the future. If we fail to make accurate estimates or to complete planned activities in a timely manner, we might record additional charges or reverse previous charges in the future. Such additional charges or reversals will be recorded to the restructuring charges line in our statement of operations in the period in which additional information becomes available to indicate our estimates should be adjusted. Since April 2002, we have revised our sublease income estimates at least semi-annually due to significant downward trends in the real estate markets in the United States and in the United Kingdom.

Interest income and other income (expenses), net.  The largest component of interest and other income is interest earned on cash, cash equivalents and investments, but interest and other income also includes interest expense, gains and losses on sale of fixed assets and foreign exchange transactions. Interest and income (expenses) increased 92% from $341,000 to $655,000 in the three months ended June 30, 2005 and June 30, 2006. Interest and income (expenses) increased 141% from $579,000 to $1.4 million in the six months ended June 30, 2005 and June 30, 2006, respectively. These increases were due primarily to the effect of rising interest rates on our investments and the gain on foreign currency exchange fluctuations.

Stock-based Compensation.  Total stock-based compensation expense was $602,000 and $1.1 million for the three and six months ended June 30, 2006, respectively.

In the first quarter of 2005, we issued a restricted stock award. The expense related to this stock award is being recognized over a four year period as service is rendered. In June 2006, we issued additional restricted stock awards to our executive officers and employees, to be recognized over a two year period as service is rendered. We recorded $58,000 and $79,000 in stock-based compensation expense related to these stock awards for the three and six months ended June 30, 2006. Stock-based compensation recognized under SFAS 123(R) is included in the appropriate line item of our consolidated statement of operations. In addition, we recorded $545,000 in stock-based compensation expense related to the employee stock options and stock purchases pursuant to our employee stock purchase plan.

The breakdown of stock-based compensation is as follows (in thousands):

			Six Months Ended
	Three Months Ended June 30,		June 30,
	2006	2005	2006	2005
	(SFAS 123(R))	(APB 25)	(SFAS 123(R))	(APB 25)

Employee stock-based compensation in:
Cost of revenue: service and other	63	—	119	—
Research and development	137	—	238	—
Sales and marketing	212	21	385	28
General and administrative	190	—	362	55

Total employee stock-based compensation:	$602	$21	$1,104	$83

Provision for Income Taxes

Our effective tax rate is based on the estimated annual effective tax rate in accordance with SFAS No. 109, Accounting for Income Taxes. A provision for income taxes of $5,000 and $55,000 was recorded for the three months ended June 30, 2006 and 2005, respectively. The effective income tax rate was (0.1%) and (0.9%), respectively, for the three months ended June 30, 2006 and 2005 for accrued liability of foreign income taxes. The effective tax rate for 2006 differed from the statutory federal income tax rate primarily due to an estimated increase in valuation allowances. A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. We have established a valuation allowance equal to our deferred tax assets including our net operating loss carryforward and credits due to uncertainty of realizing future benefits.

LIQUIDITY AND CAPITAL RESOURCES

	June 30,	December 31,		Percent
	2006	2005	Change	Change

Cash, cash equivalents and short-term investments	$53,953	$61,482	$(7,529)	(12)%
Working capital	$43,150	$49,513	$(6,363)	(13)%
Stockholders’ equity	$39,406	$46,102	$(6,696)	(15)%

As of June 30, 2006 we had cash, cash equivalents and short term investments of $54 million compared to $61.5 million at December 31, 2005.

Our primary source of cash is receipts from revenue. To a much lesser extent we also receive cash from interest on our cash balance and from employee participation in stock option and employee stock purchase plans. The primary uses of cash are payroll (salaries, bonuses, commission and benefits) and general operating expenses.

Net cash used in operations for the six months ended June 30, 2006, was $7.5 million. Working capital sources of cash for the six months ended June 30, 2006 included an increase in deferred revenue of $2.1 million due to increased maintenance and support obligations as prior year support contracts expired and were renewed in the first half of 2006, and a decrease of $742,000 in other current assets as insurance and prepaid royalties amortized. Working capital uses of cash included a increase in accounts receivable of $2.0 million. Because we rely on a few, relatively large transactions in any quarter our accounts receivable balance can fluctuate significantly in any particular period. Other working capital uses of cash included a $5,000 decrease in accounts payable, a $495,000 decrease in payroll related accruals, a $628,000 decrease in other accrued liabilities primarily related to payment of obligations incurred in the six months ended June 30, 2006 as a result of audit and SOX Section 404 compliance efforts, a $1.1 million decrease in our short-term restructuring reserve which occurs normally as payments are made on restructured leases and a $122,000 decrease in other long-term liabilities.

Net cash provided by investing activities for the six months ended June 30, 2006 was $24.1 million. This resulted from $32.6 million in investments maturing, offset by $8.6 million in investments purchased, and $11,000 in capital expenditures.

Net cash provided by financing activities for the six months ended June 30, 2006 was $9,000 comprised of $84,000 from the issuance of stock and the repayment of an equipment lease for $75,000.

Contractual Cash Obligations and Commitments

As of June 30, 2006, there was no material change in our long-term debt obligations, capital lease obligations, operating lease obligations, purchase obligations, or any other long-term liabilities reflected on our condensed consolidated balance sheets as compared to such obligations and liabilities as of December 31, 2005.

Off-Balance Sheet Arrangements

At June 30, 2006, we did not have any off-balance sheet arrangements or relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which are typically established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Credit Facilities with Silicon Valley Bank

We entered into a Loan and Security Agreement with Silicon Valley Bank dated June 28, 2002, for the purpose of establishing a revolving line of credit. We modified this agreement on June 24, 2005 and reduced the line of credit from $12.0 million to $6.5 million. The modification requires us to maintain minimum cash, cash equivalents, and short-term investments balance of $12.0 million. The agreement also requires us to maintain our primary depository and operating accounts with Silicon Valley Bank and invest all of our investments through Silicon Valley Bank. The line of credit serves as collateral for letters of credit and other commitments, even though these items do not constitute draws on the line of credit. Available advances under the line of credit are reduced by the amount of outstanding letters of credit and other commitments. Interest on outstanding borrowings on the line of credit accrues at the bank’s prime rate of interest.

On June 23, 2006 we modified this agreement and reduced the line of credit from $6.5 million to $2 million with the same conditions as stated above.

As of June 30, 2006, we had not borrowed against this line of credit. In connection with the line of credit agreement, we have outstanding letters of credit of approximately $1.1 million related to certain office leases at June 30, 2006. Fees related to our outstanding letters of credit totaled $15,000 and $25,000 for the six months ended June 30, 2006 and 2005, respectively.

Operating Capital and Capital Expenditure Requirements

Estimated future uses of cash over the next twelve months are primarily to fund operations and to a lesser extent to fund capital expenditures. For the next twelve months, we expect to fund these uses from cash generated from operations, interest generated from cash and investment balances and cash and investment balances. Our ability to generate cash from operations is dependent upon our ability to sell our products and services and generate revenue, as well as our ability to manage our operating costs. In turn, our ability to sell our products is dependent upon both the economic climate and the competitive factors in the marketplace in which we operate.

In the past, we have invested significantly in our operations. We plan to selectively invest in research and development and sales and marketing in next two quarters of 2006 to strengthen our future growth and at the same time, contain overall costs in order to reduce our net cash outflow. For the next year, we anticipate that operating expenses and planned capital expenditures will continue to constitute a material use of our cash resources. We expect our capital expenditures for the remaining six months of 2006, to be insignificant. We believe that our available cash, cash equivalents and short-term investments will be sufficient to meet our working capital and operating expense requirements for at least the next twelve months. At some point in the future we may require additional funds to support our working capital and operating expense requirements or for other purposes such as funding acquisitions or investments in other businesses. We may also explore strategic alternatives, such as alliances, partnerships and collaborations. If such funds are needed, we may seek to raise these additional funds through public or private debt or equity financings. If we need to seek additional financing, there is no assurance that this additional financing will be available, or if available, will be on reasonable terms and not dilutive to our stockholders.

We believe our success requires expanding our customer base and continuing to enhance and expand our product offerings. Our revenue, operating results and cash flows depend upon the volume and timing of customer orders and payments and the date of product delivery. Historically, a substantial portion of revenue in a given quarter has been recorded in the third month of that quarter, with a concentration of this revenue in the last two weeks of the third month. We expect this trend to continue and, therefore, any failure or delay in the closing of orders would have a material adverse effect on our quarterly operating results and cash flows. Since our operating expenses are based on anticipated revenue and because a high percentage of these expenses are relatively fixed, a delay in the recognition of revenue from one or more license transactions could cause significant variations in operating results from quarter to quarter and cause unexpected results. Revenue from contracts that do not meet our revenue recognition policy requirements for which we have been paid or have a valid receivable are recorded as deferred revenue. While a portion of our revenue in each quarter is recognized from deferred revenue, our quarterly performance will depend primarily upon entering into new contracts to generate revenue for that quarter. New contracts may not result in revenue during the quarter in which the contract was signed, and we may not be able to predict accurately when revenue from these contracts will be recognized. Our future operating results and cash flows will depend on many factors, including the following:

•	size and timing of customer orders and product and service delivery;

•	level of demand for our professional services;

•	changes in the mix of our products and services;

•	ability to protect our intellectual property;

•	actions taken by our competitors, including new product introductions and pricing changes;

•	costs of maintaining and expanding our operations;

•	timing of the development and release of new products or enhanced products;

•	costs and timing of hiring qualified personnel;

•	success in maintaining and enhancing existing relationships and developing new relationships with system integrators;

•	technological changes in our markets, including changes in standards for computer and networking software and hardware;

•	deferrals of customer orders in anticipation of product enhancements or new products;

•	delays in our ability to recognize revenue as a result of the decision by our customers to postpone software delivery, or because of changes in the timing of when delivery of products or services is completed;

•	customer budget cycles and changes in these budget cycles;

•	external economic conditions;

•	availability of customer funds for software purchases given external economic factors;

•	costs related to acquisition of technologies or businesses;

•	ability to successfully integrate acquisitions;

•	changes in strategy and capability of our competitors; and

•	liquidity and timeliness of payments from international customers.

As a result of these factors, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. It is likely that in some future quarter our operating results may be below the expectations of public market analysts and investors. In this event, the price of our common stock would likely decline.

Related Party Transactions

In December 2003, we sold our interest in our China operations to QilinSoft LLC (formerly referred to as ChiLin LLC). QilinSoft is owned and controlled by Dr. JoMei Chang, a director and a significant stockholder, and Dr. Dale Skeen, a director and our Chief Executive Officer and Chief Technology Officer, the spouse of Dr. Chang and a significant stockholder.

At the time of the sale, Vitria and QilinSoft entered into a license agreement whereby QilinSoft received a royalty-bearing license to distribute our products in China. In addition, Vitria and QilinSoft executed a development agreement in December 2003 pursuant to which QilinSoft performs development work and other fee-bearing services for us. In April 2004, Dr. Chang and Dr. Skeen entered into a confirmation agreement with us confirming the nature of their involvement and/or investment in QilinSoft including obligations with respect to non-solicitation and hiring of our employees and non-competition with Vitria. In July 2004, we entered into a professional services agreement with QilinSoft pursuant to which QilinSoft may order professional services from us. In November 2004, we entered into a two year marketing agreement with QilinSoft governing the marketing and sales relationship between the parties.

The following table is a summary of our related party revenue and service fees for the three and six months ended June 30, 2006 and 2005 (in thousands):

	Three Months Ended
	June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Revenue from QilinSoft LLC	$74	$50	$148	$100
Research, Development, and Consulting expense incurred with QilinSoft LLC	$666	$580	$1,522	$1,000

	As of	As of
	June 30,	December 31,
	2006	2005

Trade Accounts Receivables and accruals with QilinSoft LLC	$—	$300
Trade Accounts Payable and accruals with QilinSoft LLC	$223	$441

We experienced a significant increase in outsourced research and development costs incurred with QilinSoft LLC during 2005, and we expect another substantial increase in 2006 over 2005 levels. This is because we are continuing to do more of our engineering, support and professional services work offshore and QilinSoft is an important provider of offshore engineering talent.

ITEM 3.	QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Interest Rate Risk

Our exposure to market risk for changes in interest rates relates to our investment portfolio, which consists of short-term money market instruments and debt securities with maturities between 90 days and one year. We do not use derivative financial instruments in our investment portfolio. We place our investments with high credit quality issuers and, by policy and we limit the amount of credit exposure to any one issuer.

We mitigate default risk by investing in high credit quality securities and by monitoring the credit rating of investment issuers. The portfolio includes only marketable securities with active secondary or resale markets to ensure portfolio liquidity. These securities are generally classified as available for sale, and consequently, are recorded on the balance sheet at fair value with unrealized gains or losses reported, as a separate component of stockholders’ equity, net of tax. Unrealized gains for the six months ended June 30, 2006 was $18,000.

We have no cash flow exposure due to rate changes for cash equivalents and short-term investments as all of these investments are at fixed interest rates.

There has been no material change in our interest rate exposure since June 30, 2006.

The table below presents the principal amount of related weighted average interest rates for our investment portfolio. Short-term investments are all in fixed rate instruments and have maturities of one year or less. Cash equivalent consist of money market funds and short-term investments which have an original maturity date of 90 days or less from the time of purchase.

Table of investment securities (in thousands):

		June 30, 2006		June 30, 2005
		Weighted Average		Weighted Average
	Fair Value	Interest Rate	Fair Value	Interest Rate

Cash and Cash Equivalents	$43,022	0.10%	$32,454	0.05%
Short-term Investments	10,931	3.28%	38,692	1.13%

Total Cash, Cash Equivalents and Short-term Investments	$53,953		$71,146

Foreign Exchange Risk

As a global concern, we face exposure to adverse movements in foreign currency exchange rates. These exposures may change over time as business practices evolve and could have a material adverse impact on our financial position and results of operations. Historically, our primary exposures have related to non-U.S. dollar-denominated currencies, receivables, and inter-company receivables or payables with our foreign subsidiaries. Additionally, we provide funding to our foreign subsidiaries in Europe, Asia Pacific and Latin America. Currently, short-term intercompany balances with our foreign subsidiaries are in a net liability position with the U.S. corporate headquarters. The net liability position primarily comes from our subsidiary in Japan, and the remaining foreign subsidiaries are in a net intercompany receivable position with the U.S. corporate headquarters. A 10% strengthening of foreign exchange rates against the U.S. dollar with all other variables held constant would result in an increase in the net intercompany payable, which is denominated in foreign currencies and due to corporate headquarters, of approximately $300,000. A 10% weakening of foreign exchange rates against the U.S. dollar with all other variables held constant would result in a decrease in the net intercompany payable due to corporate headquarters, which is denominated in foreign currencies and due to corporate headquarters, of approximately $300,000. At June 30, 2006, our foreign subsidiaries had a net asset position of close to zero and thus a 10% change in foreign exchange rates would not have materially affected our financial position.

In order to reduce the effect of foreign currency fluctuations, from time to time we utilize foreign currency forward exchange contracts (forward contracts) to hedge certain foreign currency transaction exposures outstanding during the period. The gains and losses on the forward contracts help to mitigate the gains and losses on our outstanding foreign currency transactions. We do not enter into forward contracts for trading purposes. All foreign currency transactions and all outstanding forward contracts are marked-to-market at the end of the period with unrealized gains and losses included in other income, net.

We had no outstanding forward contacts as of June 30, 2006, and did not enter into any forward contracts during the three months ended June 30, 2006.

ITEM 4.	CONTROLS AND PROCEDURES

Disclosure controls and procedures

We maintain “disclosure controls and procedures” as this term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, or the Exchange Act. Our disclosure controls and procedures are designed to provide reasonable, not absolute, assurance that the objectives of our control system are met to ensure that information required to be disclosed by us in reports that we file under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer, (CEO) and Chief Financial Officer, (CFO), as appropriate, to allow timely decisions regarding required disclosure. In designing disclosure controls and procedures, our management has necessarily applied its judgment in evaluating the costs versus the benefits of the possible disclosure controls and procedures. The design of any disclosure controls and procedures also is based in part upon certain assumptions about the likelihood of future events, but there can be no assurance that any design will succeed in achieving its stated goal under all potential future conditions.

A material weakness is a control deficiency or combination of control deficiencies that result in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. As of December 31, 2005, the following material weaknesses were identified by management:

Vitria didn’t have adequate staffing to perform needed reviews.  Deficiencies were noted in the review of documentation, reconciliations, and assumptions used to prepare the financial statements, review of equity-based compensation disclosures, and the review of journal entries. Although these deficiencies were not considered to be material weaknesses when considered individually, taken together they were deemed to be a material weakness. This combination of deficiencies required us to record several year-end adjusting journal entries prior to finalizing the 2005 consolidated financial statements.

Documentation supporting our control assessment was not adequate.  Our documentation did not include enough evidence of compensating controls, of the extent, timing, and results of test work, of the impact on related account balances or geographic locations, or of the testing of certain spreadsheet-based calculations. In addition, management’s deficiency analyses did not sufficiently identify control gaps, pervasive deficiencies, or minor documentation deficiencies. Although these deficiencies were not considered to be material weaknesses when considered individually, taken together they were deemed to be a material weakness. This combination of deficiencies did not result in errors in our financial statements.

Internal controls over our subsidiary in Japan were not proven to be effective as of December 31, 2005.  Our review and supervision procedures over the recording of activity at its Japanese subsidiary were judged to be deficient because certain sales-related agreements were not translated from Japanese into English so that the company’s English-speaking revenue recognition personnel could adequately review them. Also, there was not enough testing to show that certain payroll and accounts payable processes were adequately controlled, and finally, certain controls were put into place too late during 2005 to be tested and judged effective as of December 31, 2005. Although these deficiencies were not considered to be material weaknesses when considered individually, taken together they were deemed to be a material weakness. This combination of deficiencies did not result in errors in our financial statements.

Under supervision of Vitria management, we performed an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2006. Due to the material weaknesses discussed above, our CEO and CFO have concluded that our disclosure controls and procedures were not effective in providing reasonable assurance that the objectives of our control system were met as of June 30, 2006.

Changes in Internal Control over Financial Reporting

There was no change in our internal control over financial reporting that occurred during the second quarter of 2006 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

PART II. OTHER INFORMATION

ITEM 1.	LEGAL PROCEEDINGS

In November 2001, Vitria and certain of our officers and directors were named as defendants in a class action shareholder complaint filed in the United States District Court for the Southern District of New York, now captioned In re Vitria Technology, Inc. IPO Securities Litigation, Case No. 01-CV-10092. In the amended complaint, the plaintiffs allege that Vitria, certain of our officers and directors, and the underwriters of our initial public offering, or the IPO, violated federal securities laws because Vitria’s IPO registration statement and prospectus contained untrue statements of material fact or omitted material facts regarding the compensation to be received by, and the stock allocation practices of, the IPO underwriters. The plaintiffs seek unspecified monetary damages and other relief. Similar complaints were filed in the same court against hundreds of public companies, or the Issuers, which first sold their common stock since the mid-1990s, or the IPO Lawsuits.

The IPO Lawsuits were consolidated for pretrial purposes before United States Judge Shira Scheindlin of the Southern District of New York. Defendants filed a global motion to dismiss the IPO-related lawsuits on July 15, 2002. In October 2002, Vitria’s officers and directors were dismissed without prejudice pursuant to a stipulated dismissal and tolling agreement with the plaintiffs. On February 19, 2003, Judge Scheindlin issued a ruling denying in part and granting in part the Defendants motions to dismiss.

In June 2003, Vitria’s Board of Directors approved a resolution tentatively accepting a settlement offer from the plaintiffs according to the terms and conditions of a comprehensive Memorandum of Understanding negotiated between the plaintiffs and the Issuers. Under the terms of the settlement, the plaintiff class will dismiss with prejudice all claims against the Issuers, including Vitria and our current and former directors and officers, and the Issuers will assign to the plaintiff class or its designee certain claims that they may have against the IPO underwriters. In addition, the tentative settlement guarantees that, in the event that the plaintiffs recover less than

$1.0 billion in settlement or judgment against the underwriter defendants in the IPO Lawsuits, the plaintiffs will be entitled to recover the difference between the actual recovery and $1.0 billion from the insurers for the Issuers.

In June 2004, Vitria executed a final settlement agreement with the plaintiffs consistent with the terms of the Memorandum of Understanding. On February 15, 2005, the Court issued a decision certifying a class action for settlement purposes and granting preliminary approval of the settlement subject to modification of certain bar orders contemplated by the settlement. On August 31, 2005, the Court reaffirmed class certification and preliminary approval of the modified settlement in a comprehensive Order, and directed that Notice of the settlement be published and mailed to class members beginning November 15, 2005. On February 24, 2006, the Court dismissed litigation filed against certain underwriters in connection with the claims to be assigned to the plaintiffs under the settlement. On April 24, 2006, the Court held a Final Fairness Hearing to determine whether to grant final approval of the settlement. A decision is expected this summer.

ITEM 1A.	RISK FACTORS

Our operating results fluctuate significantly and an unanticipated decline in revenue may result in a decline in our stock price and may disappoint securities analysts or investors, and may also harm our relationship with our customers.

Our quarterly operating results have fluctuated significantly in the past and may vary significantly in the future. If our operating results are below the expectations of securities analysts or investors, our stock price is likely to decline. Period-to-period comparisons of our historical results of operations are not necessarily a good predictor of our future performance.

Our revenue and operating results depend upon the volume and timing of customer orders and payments and the date of product delivery. Historically, a substantial portion of revenue in a given quarter has been recorded in the third month of that quarter, with a concentration of this revenue in the last two weeks of the third month. We expect this trend to continue and, therefore, any failure or delay in the closing of orders would have a material adverse effect on our quarterly operating results. Since our operating expenses are based on anticipated revenue and because a high percentage of these expenses are relatively fixed, a delay in the recognition of revenue from one or more license transactions could cause significant variations in operating results from quarter to quarter and cause unexpected results.

Our quarterly results depend primarily upon entering into new or follow-on contracts to generate revenue for that quarter. New contracts may not result in revenue in the quarter in which the contract was signed, and we may not be able to predict accurately when revenue from these contracts will be recognized. Our operating results are also dependent upon our ability to manage our cost structure.

We have incurred substantial operating losses since inception and we cannot guarantee that we will become profitable in the future.

We have incurred substantial losses since inception as we funded the development of our products and the growth of our organization. We have an accumulated deficit of $237.7 million as of June 30, 2006. Since the beginning of 2002, we have reduced our workforce and consolidated certain facilities as part of our restructuring plans. As a result of these actions, we incurred a year to date charge of $1.1 million in 2006, $746,000 in 2005, $1.1 million in 2004, and $16.1 million in 2003. In order to remain competitive we intend to continue investing in sales and marketing and research and development. As a result, we may report future operating losses and cannot guarantee whether we will report net income in the future.

Our operating results are substantially dependent on license revenue from BusinessWare and our business could be materially harmed by factors that adversely affect the pricing and demand for BusinessWare.

Since 1998, a majority of our total revenue has been, and is expected to be, derived from the licensing and support of our BusinessWare platform product and for applications built for that platform. Accordingly, our future operating results will depend on the demand for BusinessWare by existing and future customers, including new and enhanced releases that are subsequently introduced. If our competitors release new products that are superior to

BusinessWare in performance or price, or we fail to enhance BusinessWare and introduce new products in a timely manner, demand for our products may decline. A decline in demand for BusinessWare as a result of competition, technological change or other factors would significantly reduce our revenue.

Failure to raise additional capital or generate the significant capital necessary to expand our operations and invest in new products could reduce our ability to compete and result in lower revenue.

During six months ended June 30, 2006, we had a net loss of $7.9 million and our operating activities used $7.5 million of cash. As of June 30, 2006, we had approximately $53.9 million in cash and cash equivalents and short-term investments, $43.2 million in working capital, $21.9 million in short-term liabilities, and $5.4 million in long-term liabilities. We may need to raise additional funds, and we cannot be certain that we will be able to obtain additional financing on favorable terms, or at all. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

•	develop or enhance our products and services;

•	acquire technologies, products or businesses;

•	expand operations, in the United States or internationally;

•	hire, train and retain employees; or

•	respond to competitive pressures or unanticipated capital requirements.

Our failure to do any of these things could result in lower revenue and could seriously harm our business.

The reluctance of companies to make significant expenditures on information technology could reduce demand for our products and cause our revenue to decline.

There can be no assurance that the level of spending on information technology in general, or on business integration software by our customers and potential customers, will increase or remain at current levels in future periods. Lower spending on information technology could result in reduced license sales to our customers, reduced overall revenue, diminished margin levels, and could impair our operating results in future periods. Any general delay in capital expenditures may cause a decrease in sales, may cause an increase in our accounts receivable and may make collection of license and support payments from our customers more difficult. A general slow-down in capital spending, if sustained in future periods, could result in reduced sales or the postponement of sales to our customers.

We experience long and variable sales cycles, which could have a negative impact on our results of operations for any given quarter.

Our products are often used by our customers to deploy mission-critical solutions used throughout their organization. Customers generally consider a wide range of issues before committing to purchase our products, including product benefits, ability to operate with existing and future computer systems, ability to accommodate increased transaction volume and product reliability. Many customers will be addressing these issues for the first time. As a result, we or other parties, including system integrators, must educate potential customers on the use and benefits of our product and services. In addition, the purchase of our products generally involves a significant commitment of capital and other resources by a customer. This commitment often requires significant technical review, assessment of competitive products, and approval at a number of management levels within the customer’s organization. Because of these issues, our sales cycle has ranged from six to nine months, and in some cases even longer, and it is very difficult to predict whether and when any particular license transaction might be completed.

Because a small number of customers have in the past accounted for a substantial portion of our revenue, our revenue could decline due to the loss or delay of a single customer order.

Sales to our ten largest customers accounted for 46% of total revenue in period ended June 30, 2006. Our license agreements do not generally provide for ongoing license payments. Therefore, we expect that revenue from a limited number of customers will continue to account for a significant percentage of total revenue in future quarters. Our ability to attract new customers will depend on a variety of factors, including the reliability, security, scalability, breadth and depth of our products, and the cost-effectiveness of our products. The loss or delay of individual orders could have a significant impact on revenue and operating results. Our failure to add new customers that make significant purchases of our product and services would reduce our future revenue.

If we are not successful in developing industry specific pre-built process applications based on our business process integration platform, our ability to increase future revenue could be harmed.

We have developed and intend to continue to develop pre-built process applications based on our business process integration platform which incorporate business processes, connectivity and document transformations specific to the needs of particular industries, including healthcare and insurance, telecommunications, manufacturing, finance and other industries. This presents technical and sales challenges and requires collaboration with third parties, including system integrators and standard organizations, and the commitment of significant resources. Specific industries may experience economic downturns or regulatory changes that may result in delayed spending decisions by customers or require changes to our products. If we are not successful in developing these targeted pre-built process applications or these pre-built process applications do not achieve market acceptance, our ability to increase future revenue could be harmed.

To date we have concentrated our sales and marketing efforts toward companies in the healthcare and insurance, financial services, telecommunication and other vertical markets. Customers in these vertical markets are likely to have different requirements and may require us to change our product design or features, sales methods, support capabilities or pricing policies. If we fail to successfully address the needs of these vertical markets we may experience decreased sales in future periods.

Our products may not achieve market acceptance, which could cause our revenue to decline.

Deployment of our products requires interoperability with a variety of software applications and systems and, in some cases, the ability to process a high number of transactions per second. If our products fail to satisfy these demanding technological objectives, our customers will be dissatisfied and we may be unable to generate future sales. Failure to establish a significant base of customer references will significantly reduce our ability to license our product to additional customers.

Our markets are highly competitive and, if we do not compete effectively, we may suffer price reductions, reduced gross margins and loss of market share.

The market for our products and solutions is intensely competitive, evolving and subject to rapid technological change. The intensity of competition is expected to increase in the future. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any one of which could significantly reduce our future revenue. Our current and potential competitors include, BEA, Cape Clear, Fiorano, FileNet, IBM Corporation, IONA, Intalio, Microsoft Corporation, Oracle, PolarLake, SAP, Savvion, Software AG, Sonic Software, Sun Microsystems, TIBCO Software, Telcordia, TriZetto, webMethods and others. In the future, some of these companies may expand their products to provide or enhance existing business process management, business analysis and monitoring, and business vocabulary management functionality, as well as integration solutions for specific business problems. These or other competitors may merge to attempt the creation of a more competitive entity or one that offers a broader solution than we provide. In addition, “in-house” information technology departments of potential customers have developed or may develop systems that provide for some or all of the functionality of our products. We expect that internally developed application integration and process automation efforts will continue to be a principal source of competition for the foreseeable future. In particular, it can be difficult to sell our product to a potential customer whose internal development group has already made large investments in and progress towards completion of systems that our product is intended to replace. Finally, we face direct and indirect competition from major enterprise software developers that offer integration products as a complement to their other enterprise software products. These companies may also modify their applications to be more easily integrated with other applications through web services or other means. Some of these companies include Oracle and SAP AG.

Many of our competitors have more resources and broader customer and partner relationships than we do. In addition, many of these competitors have extensive knowledge of our industry. Current and potential competitors have established or may establish cooperative relationships among themselves or with third-parties to offer a single solution and increase the ability of their products to address customer needs. Although we believe that our solutions generally compete favorably with respect to these factors, our market is relatively new and is evolving rapidly. We may not be able to maintain our competitive position against current and potential competitors, especially those with significantly greater resources.

The cost and difficulty in implementing our product could significantly harm our reputation with customers, diminishing our ability to license additional products to our customers.

Our products are often purchased as part of large projects undertaken by our customers. These projects are complex, time consuming and expensive. Failure by customers to successfully deploy our products, or the failure by us or third-party consultants to ensure customer satisfaction, could damage our reputation with existing and future customers and reduce future revenue. In many cases, our customers must interact with, modify, or replace significant elements of their existing computer systems. The cost of our products and services represent only a portion of the related hardware, software, development, training and consulting costs. The significant involvement of third parties, including system integrators, reduces the control we have over the implementation of our products and the quality of customer service provided to organizations which license our software.

In some circumstances we provide consulting services for significant production, customization or modification of software for customers. Such services may be quite complex and it may be difficult to predict the level of resources needed and the timing of completion, particularly in light of changes in customer requirements or resources. As a result, we have experienced claims by customers alleging that we have not properly performed such services. In the event we are not able to resolve such claims to the satisfaction of such a customer, we may be subject to litigation or other actions that could adversely impact our financial results and our ability to license products or provide services to this or other customers.

If our products do not operate with the many hardware and software platforms used by our customers, our business may fail.

We currently serve a customer base with a wide variety of constantly changing hardware, packaged software applications and networking platforms. If our products fail to gain broad market acceptance, due to their inability to support a variety of these platforms, our operating results may suffer. Our business depends, among others, on the following factors:

•	our ability to integrate our product with multiple platforms and existing, or legacy, systems and to modify our products as new versions of packaged applications are introduced;

•	the portability of our products, particularly the number of operating systems and databases that our products can source or target;

•	our ability to anticipate and support new standards, especially Internet standards;

•	the integration of additional software modules under development with our existing products; and

•	our management of software being developed by third parties for our customers or use with our products.

If we fail to introduce new versions and releases of our products in a timely manner, our revenue may decline.

We may fail to introduce or deliver new products on a timely basis, if at all. In the past, we have experienced delays in the commencement of commercial shipments of our BusinessWare products. To date, these delays have not had a material impact on our revenue. If new releases or products are delayed or do not achieve market acceptance, we could experience a delay or loss of revenue and cause customer dissatisfaction. In addition, customers may delay purchases of our products in anticipation of future releases. If customers defer material orders in anticipation of new releases or new product introductions, our revenue may decline.

Our products rely on third-party programming tools and applications. If we lose access to these tools and applications, or are unable to modify our products in response to changes in these tools and applications, our revenue could decline.

Our programs utilize Java programming technology provided by Sun Microsystems. We also depend upon access to the interfaces, known as “APIs,” used for communication between external software products and packaged application software. Our access to APIs of third-party applications are controlled by the providers of these applications. If the application provider denies or delays our access to APIs, our business may be harmed. Some application providers may become competitors or establish alliances with our competitors, increasing the likelihood that we would not be granted access to their APIs. We also license technology related to the connectivity of our product to third-party database and other applications and we incorporate some third-party technology into our product offerings. Loss of the ability to use this technology, delays in upgrades, failure of these third parties to support these technologies, or other difficulties with our third-party technology partners could lead to delays in product shipment and could cause our revenue to decline.

The use of Open Source Software in our products may expose us to additional risks and harm our intellectual property our intellectual property position.

“Open Source Software” is software that is covered by a license agreement which permits the user to liberally copy, modify and distribute the software for free. Certain Open Source Software is licensed pursuant to license agreements that require a user who intends to distribute the Open Source Software as a component of the user’s software to disclose publicly part or all of the source code to the user’s software. This effectively renders what was previously proprietary software Open Source Software. As competition in our markets increases, we must reduce our product development costs. Many features we may wish to add to our products in the future may be available as Open Source Software and our development team may wish to make use of this software to reduce development costs and speed up the development process. While we monitor the use of all Open Source Software and try to ensure that no Open Source Software is used in such a way as to require us to disclose the source code to the related product, such use could inadvertently occur. Additionally, if a third party has incorporated certain types of Open Source Software into its software, has not disclosed the presence of such Open Source Software and we embed that third party software into one or more of our products, we could, under certain circumstances, be required to disclose the source code to our product. This could have harmed our business and intellectual property position.

We could suffer losses and negative publicity if new versions and releases of our products contain errors or defects.

Our products and their interactions with customers’ software applications and IT systems are complex, and accordingly, there may be undetected errors or failures when products are introduced or as new versions are released. We have in the past discovered software errors in our new releases and new products after their introduction that has resulted in additional research and development expenses. To date, these additional expenses have not been material. We may in the future discover errors in new releases or new products after the commencement of commercial shipments. Since many customers are using our products for mission-critical business operations, any of these occurrences could seriously harm our business and generate negative publicity.

If we fail to attract and retain qualified personnel, our ability to compete will be harmed.

We depend on the continued service of our key technical, sales and senior management personnel. None of these employees are bound by an employment agreement. The loss of senior management or other key research, development, sales and marketing personnel could harm our future operating results. We have experienced over the past few years turnover in our sales and marketing and finance organizations. In addition, we must attract, retain and motivate highly skilled employees. We face significant competition for individuals with the skills required to develop, market and support our products and services. We cannot assure that we will be able to recruit and retain sufficient numbers of these highly skilled employees.

If we fail to adequately protect our proprietary rights, we may lose these rights and our business may be seriously harmed.

We depend upon our ability to develop and protect our proprietary technology and intellectual property rights to distinguish our products from our competitors’ products. The use by others of our proprietary rights could materially harm our business. We rely on a combination of copyright, patent, trademark and trade secret laws, as well as confidentiality agreements and licensing arrangements, to establish and protect our proprietary rights. Despite our efforts to protect our proprietary rights, existing laws afford only limited protection. Attempts may be made to copy or reverse engineer aspects of our products or to obtain and use information that we regard as proprietary. Accordingly, there can be no assurance that we will be able to protect our proprietary rights against unauthorized third party copying or use. Furthermore, policing the unauthorized use of our products is difficult and expensive litigation may be necessary in the future to enforce our intellectual property rights.

Our products could infringe the intellectual property rights of others causing costly litigation and the loss of significant rights.

Software developers in our market are increasingly being subject to infringement claims as the number of products in different software industry segments overlap. Any claims, with or without merit, could be time-consuming, result in costly litigation, prevent product shipment or cause delays, or require us to enter into royalty or licensing agreements, any of which could harm our business. Patent litigation in particular involves complex technical issues and inherent uncertainties. In the event an infringement claim against us is successful and we cannot obtain a license on acceptable terms or license a substitute technology or redesign our product to avoid infringement, our business would be harmed. Furthermore, former employers of our current and future employees may assert that our employees have improperly disclosed to us or are using confidential or proprietary information.

Our significant international operations may fail to generate significant product revenue or contribute to our drive toward profitability, which could result in slower revenue growth and harm our business.

We have international presence in Australia, Canada, France, Germany, Italy, Japan, Korea, Singapore, Spain and the United Kingdom. During the six months ended June 30, 2006, 37% of our revenue was derived from international markets. There are a number of challenges to establishing and maintaining operations outside of the United States and we may be unable to continue to generate significant international revenue. If we fail to successfully establish or maintain our products in international markets, we could experience slower revenue growth and our business could be harmed. In addition, it also may be difficult to protect our intellectual property in certain international jurisdictions.

We are at risk of securities class action litigation due to our expected stock price volatility.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially acute for us because technology companies have experienced greater than average stock price volatility in recent years and, as a result, have been subject to, on average, a greater number of securities class action claims than companies in other industries. In November 2001, Vitria and certain of our officers and directors were named as defendants in a class action shareholder complaint. This litigation could result in substantial costs and divert management’s attention and resources, and could seriously harm our business. See Item 1 of Part II “Legal Proceedings” for more information regarding this litigation.

We have implemented anti-takeover provisions which could discourage or prevent a takeover, even if an acquisition would be beneficial to our stockholders.

Provisions of our amended and restated certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even if doing so would be beneficial to our stockholders. These provisions include:

•	establishment of a classified Board of Directors requiring that not all members of the Board of Directors may be elected at one time;

•	authorizing the issuance of “blank check” preferred stock that could be issued by our Board of Directors to increase the number of outstanding shares and thwart a takeover attempt;

•	prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;

•	limitations on the ability of stockholders to call special meetings of stockholders;

•	prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders; and

•	establishing advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

ITEM 2.	Unregistered Sales of Equity Securities and Use of Proceeds

None.

ITEM 3.	Defaults Upon Senior Securities

None.

ITEM 4.	Submission of Matters to Vote of Security Holders

The annual meeting of stockholders of Vitria Technology, Inc. was held on June 16, 2006 for the purpose of:

(1) electing one Class I director to serve until the 2009 annual meeting of stockholders;

(2) to ratify the selection of BDO Seidman, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006; and

(3) to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition of management’s solicitations. The final vote on the proposals was recorded as follows:

Proposal 1:

Election of one director for three-year term expiring at the 2009 annual meeting:

Nominee	For	Withheld

M. Dale Skeen, Ph.D.	32,139,664	406,402

Proposal 2:

The selection of BDO Seidman, LLP as our independent registered accounting firm for our fiscal year ending December 31, 2006 was ratified by the following vote:

For	Against	Abstain

32,516,376	19,635	10,055

ITEM 5.	Other Information

None.

ITEM 6.	Exhibits

a) Exhibits

Exhibit 31.1	Certification of Chief Executive Officer as required by Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended.
Exhibit 31.2	Certification of Chief Financial Officer as required by Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended.
Exhibit 32.1	Certification of Chief Executive Financial Officer as required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended. *
Exhibit 32.2	Certification of Chief Financial Officer as required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended. *

*	The certifications attached as Exhibits 32.1 and 32.2 accompany this Quarterly Report on Form 10-Q, are not deemed filed with the Securities and Exchange Commission and are not to be incorporated by reference into any filing of Vitria Technology, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Form 10-Q, irrespective of any general incorporation language contained in such filing.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized on August 9, 2006.

Vitria Technology, Inc.

By:	/s/ MICHAEL D. PERRY
Michael D. Perry
Senior Vice President and
Chief Financial Officer

Date: August 9, 2006

EXHIBIT INDEX

Exhibit 31.1	Certification of Chief Executive Officer as required by Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended.
Exhibit 31.2	Certification of Chief Financial Officer as required by Rule 13a-14(a) of the Securities Exchange Act of 1934, as amended.
Exhibit 32.1	Certification of Chief Executive Financial Officer as required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended. *
Exhibit 32.2	Certification of Chief Financial Officer as required by Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended. *

*	The certifications attached as Exhibits 32.1 and 32.2 accompany this Quarterly Report on Form 10-Q, are not deemed filed with the Securities and Exchange Commission and are not to be incorporated by reference into any filing of Vitria Technology, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Form 10-Q, irrespective of any general incorporation language contained in such filing.

Annex F

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE

On August 17, 2004, Ernst & Young LLP informed us that Ernst & Young LLP would resign as our independent registered public accounting firm following completion of services related to the review of our interim financial statements for the quarter ending September 30, 2004. This event was disclosed in our Form 8-K filed on August 24, 2004.

The reports of Ernst & Young LLP on our consolidated financial statements for the years ended December 31, 2002 and 2003 did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with its audit of our consolidated financial statements for the years ended December 31, 2002 and 2003, and through the subsequent interim periods, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused it to make reference thereto in its report. During the years ended December 31, 2002 and 2003, and through the subsequent interim periods, there were no “reportable events” requiring disclosure pursuant to paragraphs (a)(1)(v) of Section 304 of Regulation S-K. The term “reportable event” means any of the items listed in paragraphs (a)(1)(v)(A)-(D) of Section 304 of Regulation S-K.

We requested Ernst & Young LLP to furnish us a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated August 20, 2004 is filed as Exhibit 16.1 to our Current Report on Form 8-K filed on August 24, 2004.

* * *

On September 22, 2004, Vitria Technology, Inc. (“Vitria”) engaged BDO Seidman, LLP (“BDO”) as Vitria’s new independent registered public accounting firm. The engagement of BDO was approved by the Audit Committee of the Board of Directors.

During Vitria’s two most recently completed fiscal years which ended December 31, 2002 and 2003, and through the subsequent interim period, neither Vitria nor anyone on its behalf consulted BDO regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Vitria’s consolidated financial statements nor has BDO provided to Vitria a written report or oral advice regarding such principles or audit opinion; or (ii) any matter that was either the subject of a disagreement (as that term is defined in paragraph (a)(1)(iv) of Section 304 of Regulation S-K and the related instructions to that item) or a reportable event (as that term is defined in paragraph (a)(1)(v) of Section 304 of Regulation S-K).

Vitria requested that BDO review this Form 8-K and provided BDO with the opportunity to furnish Vitria with a letter addressed to the U.S. Securities and Exchange Commission containing any new information, clarification of Vitria’s expression of its views, or the respects in which it does not agree with the statements made by Vitria. BDO has advised Vitria that it has reviewed this Form 8-K and has no basis on which to submit a letter to the U.S. Securities and Exchange Commission in response to Item 304 of Regulation S-K.

F-1

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MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	000004 Least Address Line	000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 J N T

☐	Mark this box with an X if you have made changes to your name or address details above.

Special Meeting Proxy Card	C0123456789	12345

A	Proposals	PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1

	For	Against	Abstain
Proposal 1: To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of September 20, 2006, among Innovation Technology Group, Inc., ITG Acquisition, Inc., a wholly-owned subsidiary of Innovation Technology Group, Inc., and Vitria Technology, Inc., as it may be amended from time to time (the “merger agreement”).
	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2

	For	Against	Abstain
Proposal 2: To vote to adjourn the Special Meeting, if necessary, for the purpose of soliciting additional proxies to vote in favor of adoption of the merger agreement.	☐	☐	☐

B	Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.
Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer. If signing for a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy)	Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box

/ /

■	0 1 1 0 2 9 2	3 U P X	C O Y	+

Proxy - Vitria Technology, Inc.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD <DATE>, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VITRIA TECHNOLOGY, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON <DATE>, 2006
The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held <DATE>, 2006 and the Proxy Statement and hereby appoints Michael D. Perry and <NAME>, and each of them, each with the power to appoint his or her substitute and hereby authorizes them, as attorneys-in-fact and proxies of the undersigned, to represent and to vote as designated below, all shares of common stock of Vitria Technology, Inc. (the “Company”) held of record by the undersigned on <DATE>, 2006 at the Special Meeting of Stockholders to be held at 945 Stewart Drive, California on <DATE>, 2006 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.
UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND,
IF NECESSARY, PROPOSAL 2, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT.
IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.
Telephone and Internet Voting Instructions
You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.	•	Go to the following web site: WWW.COMPUTERSHARE.COM/EXPRESSVOTE

•	Follow the simple instructions provided by the recorded message.	•	Enter the information requested on your computer screen and follow the simple instructions.

VALIDATION DETAILS ARE LOCATED ON THE FRONT OF THIS FORM IN THE COLORED BAR.
If you vote by telephone or the Internet, please DO NOT mail back this proxy card.
Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Standard Time, on XXXXXX XX, 200X.
THANK YOU FOR VOTING